Exhibit 1

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Approved on 27th July 2012	Registered on 11 September 2012
State Registration No.
by Resolution of the Board of Directors of JSC “INTER RAO UES”	1-03-33498-E-007D

Registered on 11 September 2012
State Registration No.
1-03-33498-E-008D
(provide the State Registration Number assigned to the securities issue (additional issue))

Minutes No. 75	Federal Financial Markets Service
Date: 30 July 2012	(name of registering authority)

(title and signature of the registering authority’s authorized official)

Official seal of registering authority

PROSPECTUS

Open Joint Stock Company “INTER RAO UES”

628,538,084,315 common registered non-certificated shares with a par value of 0.02809767 rubles each, placed through a swap of common registered non-certificated shares of “Bashenergoaktiv” Open Joint Stock Company for common registered non-certificated shares of Open Joint Stock Company “INTER RAO UES” during affiliation

22,933,372,217 common registered non-certificated shares with a par value of 0.02809767 rubles each, placed through a swap of preferred registered non-certificated type A shares of “Bashenergoaktiv” Open Joint Stock Company for common registered non-certificated shares of Open Joint Stock Company “INTER RAO UES” during affiliation

Information contained in this Prospectus is disclosable under securities laws of the Russian Federation

THE REGISTERING AUTHORITY IS NOT RESPONSIBLE FOR THE ACCURACY OF INFORMATION PROVIDED IN THIS PROSPECTUS AND ITS REGISTRATION DOES NOT EXPRESS THE AUTHORITY’S ATTITUDE TOWARD SECURITIES TO BE PLACED

This is to certify the reliability of the 2009 Issuer’s accounting (financial) reports prepared in accordance with Russian Accounting Standards, excludign the effect of circumstances referred to in paragraph 4 of our Audit Report dated 22nd March 2010 attached hereto and the 2009 consolidated financial reports of the Issuer prepared in accordance with the International Financial Reporting Standards. Other information about the Issuer’s financial position offered in Sections III, IV, V and VIII of this Prospectus has been verified and proven to correspond to details of audited accounting (financial) reports in all material aspects, except as explained in paragraph 3.1 of this prospectus, other information regarding the financial position of the Issuer for 2009.

PricewaterhouseCoopers Audit Closed Joint-Stock Company

Director acting under the Power of Attorney
as of 07/01/2011 # GA-01295-0711 zao		T.V.
Sirotinskaya
September 5, 2012
Seal

This is to certify the reliability of:

•                                          the Issuer’s financial statements prepared in accordance with the rules established in the Russian Federation for 2010-2011. Without changing an opinion on these financial statements, we pay attention to the information provided in section III of the explanatory note to the financial statements of the Issuer for the year 2011, is presented in Appendix III to this prospectus, as well as the information contained in paragraphs 3.1, 5.1, 5.2 and 5.3.1 of this Prospectus;

•                                          the consolidated financial statements of the Issuer prepared in accordance with International Financial Reporting Standards for 2010-2011. Without changing our opinion on reliability of these consolidated financial statements, we pay attention to the information given in section 2 (d), 2 (h), 2 (i) and 2 (a) of the notes to the consolidated financial statements for the year ended 12/31/2011 presented in Appendix VII to this prospectus.

Other information on the financial position of the Issuer contained in Sections III, IV, V and VIII of this prospectus, has been tested in all material respects for compliance with the financial statements which has been audited, as well as with regards to the comparable data for 2009 as this disclosed in paragraphs 3.1 of this Prospectus and subject to the explanations given in Section III of the explanatory note to the financial statements of the Issuer for 2011.

Ernst & Young Limited Liability Company

General Manager
D.E.
September 5, 2012	Lobachev

Seal

Chairman of the Management Board of
JSC “INTER RAO UES”		B.Yu. Kovalchuk

(signature)

Seal

September 5, 2012

Chief Accountant of JSC “INTER RAO UES”		A.O. Chesnokova

(signature)

September 5, 2012

TABLE OF CONTENTS

Introduction

I

SUMMARY OF INDIVIDUAL MEMBERS OF THE ISSUER’S MANAGEMENT BODIES, DETAILS OF BANK ACCOUNTS, THE AUDITOR, THE APPRAISER AND THE FINANCIAL CONSULTANT OF THE ISSUER AND OTHER INDIVIDUAL SIGNATORIES OF THIS PROSPECTUS

1.1.	Individual members of the Issuer’s management bodies

1.2.	The Issuer’s bank account details

1.3.	Information about the Issuer’s auditor(s)

1.4.	Information about the Issuer’s appraiser

1.5.	Information about the Issuer’s consultants

1.6.	Information about other individual signatories of this Prospectus

II	SUMMARY OF PLACEMENT SCOPE, DATES, PROCEDURE AND CONDITIONS BY EACH TYPE, AND CATEGORY (KIND) OF ISSUED SECURITIES TO BE PLACED

2.1.	Type, category (kind) and form of securities to be placed

2.2.	Par value of each type, category (kind), and series of securities to be placed

2.3.	Expected scope of issuance in monetary terms and the number of issued securities expected to be placed

2.4.	Price (pricing method) for placement of issued securities

2.5.	Procedure and dates for placement of issued securities

2.6.	Procedure and terms of payment for issued securities to be placed

2.7.	Procedure and terms for execution of contracts during placement of issued securities

2.8.	Pool of potential buyers for the issued securities to be placed

2.9.	Procedure for disclosure on placement and the results of placement of issued securities

III	BASIC INFORMATION ABOUT THE FINANCIAL AND ECONOMIC CONDITION OF THE ISSUER

3.1.	Figures on financial and economic operations of the Issuer

3.2.	Market capitalization of the Issuer

3.3.	Liabilities of the Issuer

3.3.1. Loans and accounts payable

3.3.2. Credit history of the Issuer

3.3.3. The Issuer’s liabilities related to security provided to third parties

3.3.4. Other liabilities of the Issuer

3.4.	Goals for the issuance and areas for utilization of proceeds from the placement of issued securities

3.5.	Risk inherent to acquisition of issued securities to be placed

3.5.1. Sectoral risks

3.5.2. Country and regional risks

3.5.3. Financial risks

3.5.4. Legal risks

3.5.5. Risks of the Issuer’s operations

3.5.6. Banking risks

IV	DETAILED INFORMATION ABOUT THE ISSUER

4.1.	History of the Issuer’s creation and development

4.1.1. Issuer’s business name details

4.1.2. Issuer’s state registration details

4.1.3. Details on the Issuer’s creation and development

4.1.4. Contact details

4.1.5. Taxpayer identification number

4.1.6. The Issuer’s branches and representative offices

4.2.	Core operations of the Issuer

4.2.1. Sector of the Issuer’s operations

4.2.2. Core operations of the Issuer

4.2.3. The Issuer’s materials, goods and suppliers

4.2.4. Markets for the Issuer’s products (work, services)

4.2.5. Details on authorizations (licenses) or permits available to the Issuer for certain types of work

4.2.6. Details about the category of operations of those issuing securities

4.2.7. Further details on issuers with mining operations as their core activity

4.2.8. Further details on issuers with communication services as their core activity

4.3.	The Issuer’s plans for future activity

4.4.	The Issuer’s membership in industrial, banking and financial groups, holdings, concerns and associations

4.5.	Subsidiary and associated companies of the issuer

4.6.

Composition, structure and cost of the Issuer’s fixed assets, information about the plans concerning the acquisition, substitution, and removal of the fixed assets, as well as about all facts regarding encumbrance of the Issuer’s fixed assets

4.6.1. Fixed assets

4.7.	Organizations that are under the Issuer’s control and have substantial significance to it

V	DATA ON THE FINANCIAL AND ECONOMIC ACTIVITY OF THE ISSUER

5.1.	Financial and economic performance of the issuer

5.2.	Issuer’s liquidity, sufficiency of capital and current assets

5.3.	Size and structure of issuer’s capital and current assets

5.3.1. Size and structure of issuer’s capital and current assets

5.3.2. Issuer’s financial investments

5.3.3. Issuer’s intangible assets

5.4.	Data on the Issuer’s policy and expenditure in the field of sci-tech development, with regard to licenses and patents, new developments and research

5.5.	Analysis of developmental trends in the scope of the issuer’s main activity

5.5.1. Analysis of factors and terms affecting the issuer’s activity

5.5.2. The Issuer’s competitors

VI	DETAILED DATA ON PERSONS COMPRISING THE ISSUER’S MANAGERIAL BODIES, THE ISSUER’S BODIES FOR THE CONTROL OF FINANCIAL AND ECONOMIC ACTIVITY, AND BRIEF DATA REGARDING OFFICIALS (EMPLOYEES)

6.1.	Data on the structure and competence of the issuer’s managerial bodies

6.2.	Information on persons that are members of the issuer’s managerial bodies

6.3.	Information on the amount of remuneration, benefits and/or compensation of expenses with regard to each of the Issuer’s governing bodies

6.4.	Information on the structure and competence of the bodies auditing the issuer’s financial and economic operations

6.5.	Information on the persons forming a part of the bodies auditing the issuer’s financial and economic operations

6.6.	Information on the amount of remuneration, benefits and/or reimbursement of expenses related to bodies auditing the issuer’s financial and economic operations

6.7.	Information on the headcount and generalized information on the education and structure of the issuer’s staff (employees), as well as changes in the issuer’s staff (employee) headcount

6.8.	Information on any obligations of the issuer to staff (employees) concerning their possible participation in the authorized (share) capital (share fund) of the issuer

VII	INFORMATION ON THE ISSUER’S PARTICIPANTS (SHAREHOLDERS) AND ON THE ISSUER’S INTERESTED PARTY TRANSACTIONS

7.1.	Information on the Issuer’s total amount of shareholders (participants)

7.2.

Information on the Issuer’s participants (shareholders) holding not less than 5 percent of its authorized (share) capital (share fund) or not less than 5 percent of its ordinary shares, as well as information on the entities controlling the same, and in the absence of such entities, on their participants (shareholders) holding not less than 20 percent of the authorized (share) capital (share fund) or not less than 20 percent of their ordinary shares

7.3.	Information on the share of the state or municipal entity in the Issuer’s authorized (share) capital (share fund), and on the presence of the special right (“Golden Share”)

7.4.	Information on restrictions with respect to participation in the Issuer’s authorized (share) capital (share fund)

7.5.	Information on changes in the structure and amount of participation by shareholders (participants) of the Issuer holding at least 5 percent of the authorized (share) capital (share fund) or at least 5 percent of its ordinary shares

7.6.	Information on the interested party transactions performed by the issuer

7.7.	Information on the amount of receivables

VIII	THE ISSUER’S FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION

8.1.	The Issuer’s annual accounting (financial) statements

8.2.	The Issuer’s quarterly accounting (financial) statements

8.3.	The Issuer’s consolidated accounting (consolidated financial) statements

8.4.	Information on the Issuer’s accounting policy

8.5.	Information on the export amount as well as on the share constituted by exports in the overall sales volume

8.6.	Information on material changes in the issuer’s assets after the end of the last financial year

8.7.	Information on the Issuer’s involvement in court proceedings if such involvement may significantly affect the Issuer’s financial and economic operations

IX	DETAILED INFORMATION ON THE PROCEDURE AND CONDITIONS FOR PLACING EQUITY SECURITIES

9.1.	Information on the securities being placed

9.1.1. General information

9.1.2. Additional information on the bonds being placed

9.1.3. Additional information on the convertible securities

9.1.4. Additional information on the issuer’s options being placed

9.1.5. Additional information on the mortgage-backed bonds

9.1.6. Additional information on the Russian depositary receipts being placed

9.2.	Price (procedure for determining the price) of placement of equity securities

9.3.	Existing pre-emptive rights to purchase equity securities being placed

9.4.	Existing limitations on purchase and turnover of equity securities being placed

9.5.	Information on the price history for the Issuer’s equity securities

9.6.	Information about the entities, rendering services for the organization of trade and/or the placement of equity securities

9.7.	Information about potential buyers of equity securities

9.8.	Information about the securities market operators, including stock exchanges which have been selected for the placement and/or trade of the floated equity securities

9.9.	Information about the possible change in the share participation of shareholders in the Issuer’s authorized capital as a result of trade of equity securities

9.10.	Information about expenses related to the issuance of securities

9.11.

Information about the means and procedure for the repayment of funds received as payment for the equity securities traded in case of recognition of the issuance (additional issuance) of securities as void or invalid, as well as in other cases, as provided for by legislation of the Russian Federation

X	ADDITIONAL INFORMATION ABOUT THE ISSUER AND ABOUT THE EQUITY SECURITIES TRADED BY THE LATTER

10.1.	Additional information about the Issuer

10.1.1. Information about the amount and structure of the Issuer’s authorized (share) capital (share fund)

10.1.2. Information about the change in the amount of the Issuer’s authorized (share) capital (share fund)

10.1.3. Information about the formation and use of the reserve fund, as well as other funds of the Issuer

10.1.4. Information about the procedure for calling and holding meetings (discussions) of the Issuer’s supreme management body

10.1.5. Information about commercial organizations in which the Issuer holds at least 5 percent of the authorized (share) capital (share fund) or at least 5 percent of ordinary shares

10.1.6. Information about significant transactions commissioned by the Issuer

10.1.7. Information about the Issuer’s credit ratings

10.2.	Information about each category (type) of the Issuer’s shares

10.3.	Information about the Issuer’s previous issuances of securities, excluding the Issuer’s shares

10.3.1. Information about issuances for which all securities have matured

10.3.2. Information about issuances for which all securities have not yet matured

10.4.

Information about the person (persons), who provided security for the bonds of the Issuer with the security, as well as the terms of securing the execution of the obligations on the bonds of the Issuer with security

10.4.1. Terms of security for fulfillment of the obligations on the mortgage-backed bonds

10.5.	Information about the organizations, which carry out record-keeping for the rights to the Issuer’s equity securities

10.6.	Information about the legislative acts, regulating the matters of import and export of capital, which may influence the payment of dividends, interest and other payments to non-residents

10.7.	Description of the profit tax procedures on the Issuer’s equity securities that are traded and to be traded

10.8.	Information about the declared (accrued) and paid dividends on the Issuer’s shares, as well as yield on the Issuer’s bonds

10.8.1. Information about the declared and paid dividends on the Issuer’s shares

10.8.2. Information about the accrued and paid yield on the Issuer’s bonds

10.9.	Other information

Attachment I

Attachment II

Attachment III

Attachment IV

Attachment V

Attachment VI

Attachment VII

INTRODUCTION

a) Main details of securities to be placed by the Issuer under the prospectus to be registered:

1) For 628,538,084,315 common registered non-certificated shares with a par value of 0.02809767 rubles each, placed through a swap of common registered non-certificated shares of “Bashenergoaktiv” Open Joint Stock Company for common registered non-certificated shares of Open Joint Stock Company “INTER RAO UES” during affiliation (hereinafter the “Shares placed by swap of common shares in OJSC ‘Bashenergoaktiv’”):

Type, category (kind), other identification features of securities: common registered non-certificated shares.

Number of securities to be placed: 628,538,084,315 shares.

Par value (if par value is required by laws of the Russian Federation): 0.02809767 rubles.

Procedure and dates of placement (placement commencement date, completion date or procedure for their determination):

Date of placement of securities:

The date of securities placement is the date when an entry is made in the Unified State Register of Legal Entities to the effect that the affiliated legal entity (“Bashenergoaktiv” Open Joint Stock Company, hereinafter also OJSC “Bashenergoaktiv”) is liquidated.

Procedure for placement of securities:

Pursuant to Agreement No.n/a of Affiliation of “Bashenergoaktiv” Open Joint Stock Company with Open Joint Stock Company “INTER RAO UES” dated 27th July 2012 and a resolution to increase the authorized capital of JSC “INTER RAO UES” through placement of additional common registered non-certificated shares (Minutes No. 11 of the Extraordinary General Shareholders Meeting of JSC “INTER RAO UES” dated 28th April 2012):

During affiliation of OJSC “Bashenergoaktiv” with JSC “INTER RAO UES”, all common registered non-certificated shares of OJSC “Bashenergoaktiv” are swapped for additional common registered non-certificated shares of JSC “INTER RAO UES” to be placed for purposes of the swap.

Share swap ratios:

0.0016588785046729 of a common registered non-certificated share of OJSC “Bashenergoaktiv” with a par value of 0.5 rubles each is swapped for one (1) common registered non-certificated share of JSC “INTER RAO UES” with a par value of Zero point two million, eight hundred nine thousand, seven hundred sixty-seven one hundred millionths (0.02809767) rubles each.

The number of common registered non-certificated shares of JSC “INTER RAO UES” that each shareholder of OJSC “Bashenergoaktiv” should receive is calculated by dividing the number of common registered non-certificated shares of OJSC “Bashenergoaktiv” held by a shareholder by the swap ratio.

If the estimated number of shares of any shareholder of OJSC “Bashenergoaktiv” appears fractional during calculation of the estimate number of common registered non-certificated shares of JSC “INTER RAO UES” to be received by a shareholder of OJSC “Bashenergoaktiv”, the fractional part of the number should be rounded under mathematical rounding rules that are understood as follows:

• when the digit following the decimal point is 5 to 9 inclusive, the integer is increased by one and digits after the decimal point are disregarded; and

• when the digit following the decimal point is 0 to 4 inclusive, the integer remains intact and digits after the decimal point are disregarded.

If any shareholder is not entitled to a single common registered non-certificated share of JSC “INTER RAO UES” as a result of such rounding, this shareholder shall receive one common registered non-certificated share of JSC “INTER RAO UES”.

Additional common registered non-certificated shares of JSC “INTER RAO UES” should grant shareholders rights equal to those under placed common registered non-certificated shares of JSC “INTER RAO UES” subject to the Articles of Association of JSC “INTER RAO UES” and laws of the Russian Federation.

Common registered non-certificated shares of OJSC “Bashenergoaktiv” are recognized as swapped for common registered non-certificated shares of JSC “INTER RAO UES” on the date when an entry is made in the Unified State Register of Legal Entities to the effect that OJSC “Bashenergoaktiv” is liquidated based on information in the share register of OJSC “Bashenergoaktiv” as of said date.

Common registered non-certificated shares of OJSC “Bashenergoaktiv” to be swapped are redeemed during the swap.

Placement price or the procedure for its determination are not applicable to this manner of placement.

Security conditions (for secured bonds): This Prospectus is not registered with respect to bonds.

Conversion conditions (for convertible securities): This Prospectus is not registered with respect to convertible securities.

2) For 22,933,372,217 common registered non-certificated shares with a par value of 0.02809767 rubles each, placed through a swap of preferred registered non-certificated Type A shares of “Bashenergoaktiv” Open Joint Stock Company into common registered non-certificated shares of “INTER RAO UES” Joint-Stock Company during affiliation (hereinafter “Shares placed by swap of preferred shares in OJSC “Bashenergoaktiv””)

Type, category (kind), or other identification features of securities: common registered non-certificated shares.

Number of securities to be placed: 22,933,372,217 shares.

Par value (if par value is required by laws of the Russian Federation): 0.02809767 rubles.

Procedure and dates of placement (placement commencement date, completion date or procedure for their determination):

Date of placement of securities:

The date of securities placement is the date when an entry is made in the Unified State Register of Legal Entities to the effect that the affiliated legal entity (OJSC “Bashenergoaktiv”) is liquidated.

Procedure for placement of securities:

Pursuant to Agreement No.n/a Regarding the Affiliation of “Bashenergoaktiv” Open Joint Stock Company with Open Joint Stock Company “INTER RAO UES” dated 27th July 2012 and a resolution to increase the authorized capital of JSC “INTER RAO UES” through placement of additional common registered non-certificated shares (Minutes No. 11 of the Extraordinary General Shareholders’ Meeting of JSC “INTER RAO UES” dated 28 April 2012):

During affiliation of OJSC “Bashenergoaktiv” with JSC “INTER RAO UES”, all preferred registered non-certificated Type A shares of OJSC “Bashenergoaktiv” are swapped into additional common registered non-certificated shares of JSC “INTER RAO UES” to be placed for purposes of the swap.

Share swap ratios:

0.00218293620292083 of a preferred registered non-certificated Type A share of OJSC “Bashenergoaktiv” with a par value of 0.5 rubles each is swapped for 1 (one) common registered non-certificated share of JSC “INTER RAO UES” with a par value of 0.02809767 (zero point two million, eight hundred nine thousand, seven hundred sixty-seven one hundred millionths) rubles each.

The number of common registered non-certificated shares of JSC “INTER RAO UES” that each shareholder of OJSC “Bashenergoaktiv” should receive is calculated by dividing the number of preferred registered non-certificated shares of OJSC “Bashenergoaktiv” held by the shareholder by the swap ratio.

If the estimated number of shares of any shareholder of OJSC “Bashenergoaktiv” appears to be fractional during calculation of the estimated number of common registered non-certificated shares of JSC “INTER RAO UES” to be received by a shareholder of OJSC “Bashenergoaktiv”, the fractional part of the number should be rounded under mathematical rounding rules that are understood as follows:

• when the digit following the decimal point is 5 to 9 inclusive, the integer is increased by one and digits after the decimal point are disregarded; and

• when the digit following the decimal point is 0 to 4 inclusive, the integer remains intact and digits after the decimal point are disregarded.

If any shareholder is not entitled to a single common registered non-certificated share of JSC “INTER RAO UES” as a result of such rounding, this shareholder shall receive one common registered non-certificated share of JSC “INTER RAO UES”.

Additional common registered non-certificated shares of JSC “INTER RAO UES” should grant shareholders rights equal to those under placed common registered non-certificated shares of JSC “INTER RAO UES”, subject to the Articles of Association of JSC “INTER RAO UES” and laws of the Russian Federation.

Preferred registered non-certificated Type A shares of OJSC “Bashenergoaktiv” are recognized as swapped for common registered non-certificated shares of JSC “INTER RAO UES” on the date when an entry is made in the Unified State Register of Legal Entities to the effect that OJSC “Bashenergoaktiv” is liquidated based on information in the share register of OJSC “Bashenergoaktiv” as of said date.

Preferred registered non-certificated Type A shares of OJSC “Bashenergoaktiv” to be swapped are redeemed during the swap.

Placement price or the procedure for its determination are not applicable to this manner of placement.

Security conditions (for secured bonds): This Prospectus is not registered with respect to bonds.

Conversion conditions (for convertible securities): This Prospectus is not registered with respect to convertible securities.

b) Main details of securities to be placed by the issuer under the Prospectus to be registered (in case of subsequent registration of the Prospectus after state registration of the securities issuance (additional issuance) summary report):

This Prospectus is registered with respect to placed securities with detailed information given in sub-clause a) of the Introduction, and Sections II and IX of this Prospectus in parallel with said securities.

c) Main goals of the issuance and areas for utilization of proceeds from placement of securities issued when and if the Prospectus is registered with respect to securities to be placed by a public or private offering: This Prospectus is not registered with respect to securities to be placed by a public or private offering.

d) Other information:

Estimates and forecasts contained in this Prospectus are given as of the date of approval of this Prospectus by the issuer’s Board of Directors.

Definitions and interpretation:

Unless otherwise required by the context, this Prospectus uses the following terms in meanings described in this Prospectus:

Shares placed by swap of common shares in OJSC “Bashenergoaktiv” means 628,538,084,315 common registered non-certificated shares with a par value of 0.02809767 rubles each placed through a swap of common registered non-certificated shares of “Bashenergoaktiv” Open Joint Stock Company for common registered non-certificated shares of Open Joint Stock Company “INTER RAO UES” during affiliation.

Shares placed by swap of preferred shares in OJSC “Bashenergoaktiv” means 22,933,372,217 common registered non-certificated shares with a par value of 0.02809767 rubles each placed through a swap of preferred registered non-certificated Type A shares of “Bashenergoaktiv” Open Joint Stock Company for common registered non-certificated shares of Open Joint Stock Company “INTER RAO UES” during affiliation.

Shares of the issuer’s additional issuances means, collectively, shares placed by swap of common shares in OJSC “Bashenergoaktiv” and shares placed by swap of preferred shares in OJSC “Bashenergoaktiv”.

BIC means Bank Identification Code.

RF CC means the Civil Code of the Russian Federation.

Russian UES means the Unified Energy System of Russia.

RF Subsoil Law means RF Law No. 2395-1 On Subsoil dated 21 February 1992.

INN means the Taxpayer’s Individual Number.

Newsfeed means the newsfeed of a news agency that represents an information online resource used by the Issuer to publish disclosable information, such as Interfax or ANO AZIPI or any other news agency authorized by the Russian FFMS to disseminate information disclosed in the securities market.

VAT means the value-added tax charged subject to the Tax Code of the Russian Federation (in the existing version).

RF TC means the Tax Code of the Russian Federation.

OJSC “Bashenergoaktiv” means “Bashenergoaktiv” Open Joint Stock Company.

OGRN means the Primary State Registration Number of a legal entity.

WECM means the Wholesale Electricity and Capacity Market.

Disclosure Regulation, in which the Regulation means the Regulation on Disclosure by Issuers of Issued Securities approved by Order No. 11-46/pz-n of the Russian FFMS dated 4 October 2011.

Prospectus means this prospectus for securities with respect to additional common registered shares of JSC “INTER RAO UES”.

The Issuer’s website means the Issuer’s website used for publication of disclosable information at http://interrao.ru/.

Competent authority means a state authority with powers, in accordance with the laws of the Russian Federation, to make decisions to suspend securities placement.

RF FAS means the Federal Antitrust Service of the Russian Federation.

Federal Law on Auditing means Federal Law No. 307-FZ on Auditing dated 30 December 2008 (as amended).

Federal Law on Foreign Currency Regulation means Federal Law No. 173-FZ On Foreign Currency Regulation dated 10 December 2003 (as amended).

Federal Law on Companies means Federal Law No. 208-FZ On Companies dated 26 December 1995 (as amended).

Federal Law on the Protection of Investor Rights and Legal Interests of Investors in the Securities Market means Federal Law No. 46-FZ on the Protection of Investor Rights and Legal Interests of Investors in the Securities Market dated 5 March 1999 (as amended).

Federal Law on the Securities Market means Federal Law No. 39-FZ on the Securities Market dated 22 April 1996 (as amended).

Issuer, Company or JSC “INTER RAO UES” means Open Joint Stock Company “INTER RAO UES”.

THIS PROSPECTUS INCLUDES ESTIMATES AND FORECASTS OF THE ISSUER’S AUTHORIZED MANAGEMENT BODIES REGARDING FUTURE EVENTS AND/OR ACTIONS, PROSPECTS FOR DEVELOPMENT OF THE ECONOMIC SECTOR IN WHICH THE ISSUER CARRIES OUT (THE ISSUER AND THE ENTITY THAT GRANTS SECURITY UNDER THE ISSUER’S BONDS CARRY OUT) CORE OPERATIONS AND RESULTS OF THE ISSUER’S OPERATIONS (THE ISSUER AND THE ENTITY THAT GRANTS SECURITY UNDER THE ISSUER’S BONDS), INCLUDING ITS (THEIR) PLANS, THE LIKELIHOOD OF THE OCCURRENCE OF CERTAIN EVENTS AND PERFORMANCE OF CERTAIN ACTIONS. INVESTORS SHOULD NOT ENTIRELY RELY ON ESTIMATES AND FORECASTS OF THE ISSUER’S MANAGEMENT BODIES AS ACTUAL RESULTS OF THE ISSUER’S OPERATIONS (THE ISSUER AND THE ENTITY THAT GRANTS SECURITY UNDER THE ISSUER’S BONDS) IN THE FUTURE MAY BE DIFFERENT FROM FORECAST RESULTS FOR A VARIETY OF REASONS. ACQUISITION OF THE ISSUER’S SECURITIES IS EXPOSED TO RISKS DESCRIBED IN THIS PROSPECTUS.

I. A SUMMARY OF INDIVIDUAL MEMBERS OF THE ISSUER’S MANAGEMENT BODIES AND DETAILS REGARDING BANK ACCOUNTS, THE AUDITOR, THE APPRAISER AND THE FINANCIAL CONSULTANT OF THE ISSUER AND OTHER INDIVIDUAL SIGNATORIES OF THIS PROSPECTUS

1.1. Individual members of the Issuer’s management bodies

Pursuant to the Issuer’s Articles of Association, the Company’s management bodies include:

•                  the Company’s General Shareholders Meeting;

•                  the Company’s Board of Directors;

•                  the Company’s Management Board (a collective executive body);

•                  the Chairman of the Management Board (the Company’s sole executive body).

Membership of the Issuer’s Board of Directors:

Full name	Year of birth
Oleg Mikhaylovich Budargin	1960
Vladimir Aleksandrovich Dmitriev	1953
Boris Yuryevich Kovalchuk	1977
Vyacheslav Mikhailovich Kravchenko	1967
Grigoriy Markovich Kurtser (Chairman)	1980
Aleksandr Markovich Lokshin	1957
Kirill Gennadyevich Seleznev	1974
Vladimir Igorevich Strazhlkovsky	1954
Denis Vladimirovich Fedorov	1978
Dmitriy Evgenyevich Shugaev	1965
Ferdinando Falco Beccalli	1949

Membership of the Issuer’s collective executive body (Management Board):

Full name	Year of birth
Vyacheslav Yuryevich Artamonov	1957
Aleksandr Gennadyevich Boris	1959

Boris Yuryevich Kovalchuk (Chairman)	1977
Ilnar Ilbatyrovich Mirsiyapov	1982
Pavel Ivanovich Oklei	1970
Dmitriy Nikolaevich Palunin	1969
Aleksandr Aleksandrovich Pakhomov	1973
Sergey Yuryevich Rumyantsev	1956
Yury Vladimirovich Sharov	1959
Karina Valerievna Tsurkan	1974

Information about the individual holding the position of (acting as) the Issuer’s sole executive body (the Chairman of the Management Board).

Full name	Year of birth
Boris Yuryevich Kovalchuk	1977

1.2. The Issuer’s bank account details

1.2.1.

Full business name of the credit organization:	Sberbank of Russia

Abbreviated business name of the credit organization:	Sberbank

Location of the credit organization:	19 Vavilova St., Moscow, 117997

INN of the credit organization:	7707083893

Account number and type:	40702810600020106051, settlement (in Russian rubles)

BIC of the credit organization:	044525225

Correspondent account number of the credit organization:	30101810400000000225

1.2.2.

Full business name of the credit organization:	Sberbank of Russia

Abbreviated business name of the credit organization:	Sberbank

Location of the credit organization:	19 Vavilova St., Moscow, 117997

INN of the credit organization:	7707083893

Account number and type:	40702840900020106051, current (US

dollars)

BIC of the credit organization:	044525225

Correspondent account number of the credit organization:	30101810400000000225

1.2.3.

Full business name of the credit organization:	Sberbank of Russia

Abbreviated business name of the credit organization:	Sberbank

Location of the credit organization:	19 Vavilova St., Moscow, 117997

INN of the credit organization:	7707083893

Account number and type:	40702840800020206051, transit (US dollars)

BIC of the credit organization:	044525225

Correspondent account number of the credit organization:	30101810400000000225

1.2.4.

Full business name of the credit organization:	Open Joint-Stock Company Sberbank of Russia

Abbreviated business name of the credit organization:	OJSC Sberbank of Russia

Location of the credit organization:	19 Vavilova St., Moscow, 117997

INN of the credit organization:	7707083893

Account number and type:	40702978500020106051, current (euros)

BIC of the credit organization:	044525225

Correspondent account number of the credit organization:	30101810400000000225

1.2.5.

Full business name of the credit organization:	Sberbank of Russia

Abbreviated business name of the credit organization:	Sberbank

Location of the credit organization:	19 Vavilova St., Moscow, 117997

INN of the credit organization:	7707083893

Account number and type:	40702978400020206051, transit

(euros)

BIC of the credit organization:	044525225

Correspondent account number of the credit organization:	30101810400000000225

1.2.6

Full business name of the credit organization:	Gazprombank (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	GPB (OJSC)

Location of the credit organization:	Bldg. 1, 16 Nametkina St., Moscow, 117420

INN of the credit organization:	774400149

Account number and type:	40702810792000000704, settlement (in RF rubles)

BIC of the credit organization:	044525823

Correspondent account number of the credit organization:	30101810200000000823

1.2.7.

Full business name of the credit organization:	Gazprombank (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	GPB (OJSC)

Location of the credit organization:	Bldg. 1, 16 Nametkina St., Moscow, 117420

INN of the credit organization:	774400149

Account number and type:	40702810892000010704, compensation (in RF rubles)

BIC of the credit organization:	044525823

Correspondent account number of the credit organization:	30101810200000000823

1.2.8.

Full business name of the credit organization:	Gazprombank (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	GPB (OJSC)

Location of the credit organization:	Bldg. 1, 16 Nametkina St., Moscow, 117420

INN of the credit organization:	774400149

Account number and type:	40702840092000000704, current (US dollars)

BIC of the credit organization:	044525823

Correspondent account number of the credit organization:	30101810200000000823

1.2.9.

Full business name of the credit organization:	Gazprombank (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	GPB (OJSC)

Location of the credit organization:	Bldg. 1, 16 Nametkina St., Moscow, 117420

INN of the credit organization:	774400149

Account number and type:	40702840192007000704, current (US dollars)

BIC of the credit organization:	044525823

Correspondent account number of the credit organization:	30101810200000000823

1.2.10.

Full business name of the credit organization:	Gazprombank (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	GPB (OJSC)

Location of the credit organization:	Bldg. 1, 16 Nametkina St., Moscow, 117420

INN of the credit organization:	774400149

Account number and type:	40702978692000000704, current (euros)

BIC of the credit organization:	044525823

Correspondent account number of the credit organization:	30101810200000000823

1.2.11.

Full business name of the credit organization:	Gazprombank (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	GPB (OJSC)

Location of the credit organization:	Bldg. 1, 16 Nametkina St., Moscow, 117420

INN of the credit organization:	774400149

Account number and type:	40702978792007000704, transit (euros)

BIC of the credit organization:	044525823

Correspondent account number of the credit organization:	30101810200000000823

1.2.12.

Full business name of the credit organization:	Gazprombank (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	GPB (OJSC)

Location of the credit organization:	Bldg. 1, 16 Nametkina St., Moscow, 117420

INN of the credit organization:	774400149

Account number and type:	40702949692000000704, current (Turkish lira)

BIC of the credit organization:	044525823

Correspondent account number of the credit organization:	30101810200000000823

1.2.13.

Full business name of the credit organization:	Gazprombank (Open Joint-Stock Company)

Abbreviated business name the credit organization:	GPB (OJSC)

Location of the credit organization:	Bldg. 1, 16 Nametkina St., Moscow, 117420

INN of the credit organization:	774400149

Account number and type:	40702949792007000704, transit (Turkish lira)

BIC of the credit organization:	044525823

Correspondent account number of the credit organization:	30101810200000000823

1.2.14.

Full business name of the credit organization:	Open Joint-Stock Company ALFA-BANK

Abbreviated business name of the credit	OJSC ALFA-BANK

organization:

Location of the credit organization:	27 Kalanchevskaya St., Moscow, 107078

INN of the credit organization:	7728168971

Account number and type:	40702810101200001208, primary (in RF rubles)

BIC of the credit organization:	044525593

Correspondent account number of the credit organization:	30101810200000000593

1.2.15.

Full business name the credit organization	Open Joint-Stock Company ALFA-BANK

Abbreviated business name the credit organization	OJSC ALFA-BANK

Location of the credit organization:	27 Kalanchevskaya St., Moscow, 107078

INN of the credit organization:	7728168971

Account number and type:	40702810401200001209, trade (in RF rubles)

BIC of the credit organization:	044525593

Correspondent account number of the credit organization:	30101810200000000593

1.2.16.

Full business name of the credit organization:	Open Joint-Stock Company ALFA-BANK

Abbreviated business name of the credit organization:	OJSC ALFA-BANK

Location of the credit organization:	27 Kalanchevskaya St., Moscow, 107078

INN of the credit organization:	7728168971

Account number and type:	40702810801200005083, primary (in RF rubles)

BIC of the credit organization:	044525593

Correspondent account number of the credit organization:	30101810200000000593

1.2.17.

Full business name of the credit organization:	Open Joint-Stock Company ALFA-BANK

Abbreviated business name of the credit	OJSC ALFA-BANK

organization:

Location of the credit organization:	27 Kalanchevskaya St., Moscow, 107078

INN of the credit organization:	7728168971

Account number and type:	40702810101200005084, trade (in RF rubles)

BIC of the credit organization:	044525593

Correspondent account number of the credit organization:	30101810200000000593

1.2.18.

Full business name of the credit organization:	Open Joint-Stock Company ALFA-BANK

Abbreviated business name of the credit organization:	OJSC ALFA-BANK

Location of the credit organization:	27 Kalanchevskaya St., Moscow, 107078

INN of the credit organization:	7728168971

Account number and type:	40702810101200001703, settlement (in RF rubles)

BIC of the credit organization:	044525593

Correspondent account number of the credit organization:	30101810200000000593

1.2.19.

Full business name of the credit organization:	Open Joint-Stock Company ALFA-BANK

Abbreviated business name of the credit organization:	OJSC ALFA-BANK

Location of the credit organization:	27 Kalanchevskaya St., Moscow, 107078

INN of the credit organization:	7728168971

Account number and type:	40702840701200000349, current (US dollars)

BIC of the credit organization:	044525593

Correspondent account number of the credit organization:	30101810200000000593

1.2.20.

Full business name of the credit organization:	Open Joint-Stock Company ALFA-BANK

Abbreviated business name of the credit	OJSC ALFA-BANK

organization:

Location of the credit organization:	27 Kalanchevskaya St., Moscow, 107078

INN of the credit organization:	7728168971

Account number and type:	40702840901200000385, transit (US dollars)

BIC of the credit organization:	044525593

Correspondent account number of the credit organization:	30101810200000000593

1.2.21.

Full business name of the credit organization:	Open Joint-Stock Company ALFA-BANK

Abbreviated business name of the credit organization:	OJSC ALFA-BANK

Location of the credit organization:	27 Kalanchevskaya St., Moscow, 107078

INN of the credit organization:	7728168971

Account number and type:	40702978701200000101, current (euros)

BIC of the credit organization:	044525593

Correspondent account number of the credit organization:	30101810200000000593

1.2.22.

Full business name of the credit organization:	Open Joint-Stock Company ALFA-BANK

Abbreviated business name of the credit organization:	OJSC ALFA-BANK

Location of the credit organization:	27 Kalanchevskaya St., Moscow, 107078

INN of the credit organization:	7728168971

Account number and type:	40702978701200000130, transit (euros)

BIC of the credit organization:	044525593

Correspondent account number of the credit organization:	30101810200000000593

1.2.23.

Full business name of the credit organization:	MOSCOW CREDIT BANK (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	OJSC MOSCOW CREDIT BANK

Location of the credit organization:	Bldg. 1, 2 Lukov Lane, Moscow, 107045

INN of the credit organization:	7734202860

Account number and type:	40702810700760001193, settlement (rubles)

BIC of the credit organization:	04458659

Correspondent account number of the credit organization:	30101810200000000659

1.2.24.

Full business name of the credit organization:	MOSCOW CREDIT BANK (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	OJSC MOSCOW CREDIT BANK

Location of the credit organization:	Bldg. 1, 2 Lukov Lane, Moscow, 107045

INN of the credit organization:	7734202860

Account number and type:	40702840000760001193, current (US dollars)

BIC of the credit organization:	04458659

Correspondent account number of the credit organization:	30101810200000000659

1.2.25.

Full business name of the credit organization:	MOSCOW CREDIT BANK (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	OJSC MOSCOW CREDIT BANK

Location of the credit organization:	Bldg. 1, 2 Lukov Lane, Moscow, 107045

INN of the credit organization:	7734202860

Account number and type:	40702840100767001193, transit (US dollars)

BIC of the credit organization:	04458659

Correspondent account number of the credit organization:	30101810200000000659

1.2.26.

Full business name of the credit organization:	MOSCOW CREDIT BANK (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	OJSC MOSCOW CREDIT BANK

Location of the credit organization:	Bldg. 1, 2 Lukov Lane, Moscow, 107045

INN of the credit organization:	7734202860

Account number and type:	40702978600760001193, current (euros)

BIC of the credit organization:	04458659

Correspondent account number of the credit organization:	30101810200000000659

1.2.27.

Full business name of the credit organization:	MOSCOW CREDIT BANK (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	OJSC MOSCOW CREDIT BANK

Location of the credit organization:	Bldg. 1, 2 Lukov Lane, Moscow, 107045

INN of the credit organization:	7734202860

Account number and type:	40702978700767001193, transit (euros)

BIC of the credit organization:	04458659

Correspondent account number of the credit organization:	30101810200000000659

1.2.28.

Full business name of the credit organization:	State Corporation “The Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

Abbreviated business name of the credit organization:	Vnesheconombank

Location of the credit organization:	9 Akademika Sakharova Prospekt, Moscow, 101999

INN of the credit organization:	7750004150

Account number and type:	40702810280794030917, settlement (in Russian rubles)

BIC of the credit organization:	044525060

Correspondent account number of the credit organization:	30101810500000000060

1.2.29.

Full business name of the credit organization:	State Corporation “The Bank for

Development and Foreign Economic Affairs (Vnesheconombank)”

Abbreviated business name of the credit organization:	Vnesheconombank

Location of the credit organization:	9 Akademika Sakharova Prospekt, Moscow, 101999

INN of the credit organization:	7750004150

Account number and type:	40702840580794030917, current (US dollars)

BIC of the credit organization:	044525060

Correspondent account number of the credit organization:	30101810500000000060

1.2.30.

Full business name of the credit organization:	State Corporation “The Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

Abbreviated business name of the credit organization:	Vnesheconombank

Location of the credit organization:	9 Akademika Sakharova Prospekt, Moscow, 101999

INN of the credit organization:	7750004150

Account number and type:	40702840280794110917, transit (US dollars)

BIC of the credit organization:	044525060

Correspondent account number of the credit organization:	30101810500000000060

1.2.31.

Full business name of the credit organization:	State Corporation “The Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

Abbreviated business name of the credit organization:	Vnesheconombank

Location of the credit organization:	9 Akademika Sakharova Prospekt, Moscow, 101999

INN of the credit organization:	7750004150

Account number and type:	40702978180794030917, current (euros)

BIC of the credit organization:	044525060

Correspondent account number of the credit organization:	30101810500000000060

1.2.32.

Full business name of the credit organization:	State Corporation “The Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

Abbreviated business name of the credit organization:	Vnesheconombank

Location of the credit organization:	9 Akademika Sakharova Prospekt, Moscow, 101999

INN of the credit organization:	7750004150

Account number and type:	40702978880794110917, transit (euros)

BIC of the credit organization:	044525060

Correspondent account number of the credit organization:	30101810500000000060

1.2.33.

Full business name of the credit organization:	VTB Bank (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	OJSC VTB Bank

Location of the credit organization:	29 Bolshaya Morskaya St., Saint Petersburg, 190000

INN of the credit organization:	7702070139

Account number and type:	40702810600030003686, settlement (in Russian rubles)

BIC of the credit organization:	044525187

Correspondent account number of the credit organization:	30101810700000000187

1.2.34.

Full business name of the credit organization:	VTB Bank (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	OJSC VTB Bank

Location of the credit organization:	29 Bolshaya Morskaya St., Saint Petersburg, 190000

INN of the credit organization:	7702070139

Account number and type:	40702840300030002193, current (US dollars)

BIC of the credit organization:	044525187

Correspondent account number of the credit organization:	30101810700000000187

1.2.35.

Full business name of the credit organization:	VTB Bank (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	OJSC VTB Bank

Location of the credit organization:	29 Bolshaya Morskaya St., Saint Petersburg, 190000

INN of the credit organization:	7702070139

Account number and type:	40702840600030002194, transit (US dollars)

BIC of the credit organization:	044525187

Correspondent account number of the credit organization:	30101810700000000187

1.2.36.

Full business name of the credit organization:	VTB Bank (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	OJSC VTB Bank

Location of the credit organization:	29 Bolshaya Morskaya St., Saint Petersburg, 190000

INN of the credit organization:	7702070139

Account number and type:	40702978300030002007, current (euros)

BIC of the credit organization:	044525187

Correspondent account number of the credit organization:	30101810700000000187

1.2.37.

Full business name of the credit organization:	VTB Bank (Open Joint-Stock Company)

Abbreviated business name of the credit organization:	OJSC VTB Bank

Location of the credit organization:	29 Bolshaya Morskaya St., Saint-Petersburg, 190000

INN of the credit organization:	7702070139

Account number and type:	40702978600030002008, transit (euros)

BIC of the credit organization:	044525187

Correspondent account number of the credit organization:	30101810700000000187

1.2.38.

Full business name of the credit organization:	Central Branch of Open Joint-Stock Company Joint Stock Bank ROSSIYA

Abbreviated business name of the credit organization:	Central Branch of JSB ROSSIYA

Location of the credit organization:	Business Center, village of Gazoprovod, Leninsky District, Moscow Region 142770

INN of the credit organization:	7831000122

Account number and type:	40702810500010004954, settlement (in RF rubles)

BIC of the credit organization:	044599132

Correspondent account number of the credit organization:	30101810400000000132

1.2.39.

Full business name of the credit organization:	Central Branch of Open Joint-Stock Company Joint Stock Bank ROSSIYA

Abbreviated business name of the credit organization:	Central Branch of JSB ROSSIYA

Location of the credit organization:	Business Center, village of Gazoprovod, Leninsky District, Moscow Region 142770

INN of the credit organization:	7831000122

Account number and type:	40702810735010005634, settlement (in RF rubles)

BIC of the credit organization:	044599132

Correspondent account number of the credit organization:	30101810400000000132

1.2.40.

Full business name of the credit organization:	Joint Stock Commercial Bank for Promotion of Charity and Spiritual Development of the Fatherland “PERESVET” (Closed Joint-Stock Company)

Abbreviated business name of the credit organization:	JSCB PERESVET (CJSC)

Location of the credit organization:	14 Krasnopresnenskaya Naberezhnaya, Moscow 123100

INN of the credit organization:	7703074601

Account number and type:	40702810200000008421, settlement (in RF rubles)

BIC of the credit organization:	044585259

Correspondent account number of the credit organization:	30101810400000000132

1.2.41.

Full business name of the credit organization:	HSBC Bank (RR) (Limited Liability Company)

Abbreviated business name of the credit organization:	LLC HSBC Bank (RR)

Location of the credit organization:	Bldg. 2, 2 Paveletskaya Square, Moscow, 115054

INN of the credit organization:	7707115538

Account number and type:	40702810500101100256, settlement (in RF rubles)

BIC of the credit organization:	044525351

Correspondent account number of the credit organization:	30101810400000000351

1.2.42.

Full business name of the credit organization:	HSBC Bank (RR) (Limited Liability Company)

Abbreviated business name of the credit organization:	LLC HSBC Bank (RR)

Location of the credit organization:	Bldg. 2, 2 Paveletskaya Square, Moscow, 115054

INN of the credit organization:	7707115538

Account number and type:	40702840100102100256, current (US dollars)

BIC of the credit organization:	044525351

Correspondent account number of the credit organization:	30101810400000000351

1.2.43.

Full business name of the credit organization:	HSBC Bank (RR) (Limited Liability Company)

Abbreviated business name of the credit organization:	LLC HSBC Bank (RR)

Location of the credit organization:	Bldg. 2, 2 Paveletskaya Square, Moscow, 115054

INN of the credit organization:	7707115538

Account number and type:	40702840300103200256, transit (US dollars)

BIC of the credit organization:	044525351

Correspondent account number of the credit organization:	30101810400000000351

1.2.44.

Full business name of the credit organization:	HSBC Bank (RR) (Limited Liability Company)

Abbreviated business name of the credit organization:	LLC HSBC Bank (RR)

Location of the credit organization:	Bldg. 2, 2 Paveletskaya Square, Moscow, 115054

INN of the credit organization:	7707115538

Account number and type:	40702978300104100256, current (euros)

BIC of the credit organization:	044525351

Correspondent account number of the credit organization:	30101810400000000351

1.2.45.

Full business name of the credit organization:	HSBC Bank (RR) (Limited Liability Company)

Abbreviated business name of the credit organization:	LLC HSBC Bank (RR)

Location of the credit organization:	Bldg. 2, 2 Paveletskaya Square, Moscow, 115054

INN of the credit organization:	7707115538

Account number and type:	40702978500105200256, transit (Euros)

BIC of the credit organization:	044525351

Correspondent account number of the credit organization:	30101810400000000351

1.2.46.

Full business name of the credit organization:	Open Joint-Stock Company Russian Regional Development Bank

Abbreviated business name of the credit organization:	OJSC RRDB

Location of the credit organization:	Bldg. 1, 65 Suschevsky Val, Moscow, 129594

INN of the credit organization:	7736153344

Account number and type:	40702810900000003677, settlement (rubles)

BIC of the credit organization:	044525880

Correspondent account number of the credit organization:	30101810900000000880

1.3. Information about the Issuer’s auditor(s)

Information about the auditor(s) that conducted an independent audit of the Issuer’s accounting (financial) reports and consolidated accounting (consolidated financial) reports of the Issuer and/or group of entities that are both controlling and controlled with respect to each other or obligated to prepare such reports on other grounds in a manner required by federal laws if the Issuer is among such entities (hereinafter the Issuer’s consolidated accounting (consolidated financial) reports) where such consolidated accounting (consolidated financial) reports are part of the prospectus for the last three complete financial years or for each complete financial year if the Issuer has been operating for under three years or, if the period for submission of the Issuer’s accounting (financial) reports for the first reporting has not expired yet, has conducted an independent audit of the initial accounting (financial) reports of the Issuer or the quarterly accounting (financial) reports of the Issuer (if the statutory period for submission of the quarterly accounting (financial) reports of the Issuer has expired as of the date of approval of the prospectus or if such quarterly accounting (financial) reports of the Issuer are prepared before said period expires) and prepared relevant audit reports included in the prospectus.

1.3.1.

Full business name:	Ernst & Young Limited Liability Company

Abbreviated business name:	Ernst & Young LLC

Location:	Bldg. 1, 77 Sadovnicheskaya Naberezhnaya., Moscow 115035 Russia

INN:	7709383532

OGRN:	1027739707203

Telephone number:	(495) 755-9700

Fax number:	+7 (495) 755-9701

Email address:	Sophia.Azizian@ru.ey.com

Details regarding the auditor’s membership in self-regulating auditor organizations:

Full name:	Non-profit Partnership “Audit Chamber of Russia”

Location:	Bldg. 3, Corp. 9, 3 3rd Syromiatnichesky Lane, Moscow 105120 Russia

Additional information:	Certificate of Membership in the Non-profit Partnership “Audit Chamber of Russia” No. 3028 dated 20 May 2009, Entry Reg. No. 10201017420

Financial year(s) or another reporting period for which the auditor conducted an independent audit of the Issuer’s accounting (financial) reports:

Ernst & Young LLC conducted an audit of the Issuer’s 2010 and 2011 accounting (financial) reports prepared under the Russian Accounting Standards.

Ernst & Young LLC conducted an audit of the Issuer’s 2010 and 2011 consolidated financial reports prepared under the International Financial Reporting Standards (IFRS).

Ernst & Young LLC conducted an audit of the Issuer’s interim consolidated financial reports for 6 months ending on 30 June 2010 and for 6 months ending on 30 June 2011 prepared under the International Financial Reporting Standards (IFRS).

The Issuer’s Annual General Shareholders Meeting (Minutes No. 12 dated 27 June 2012) approved Ernst & Young LLC as the Issuer’s 2012 auditor.

Factors potentially affecting the auditor’s independence from the Issuer, including information on any material interests connecting the auditor (the auditor’s officials) and the Issuer (the Issuer’s officials):

Interest in the Issuer’s authorized capital held by the auditor (the auditor’s officials): no such interest indicated.

Loans to the auditor (the auditor’s officials) granted by the Issuer: no loans were granted.

Close business relations (involvement in the promotion of the Issuer’s products (services), joint business operations, etc.) and family relations: no such relations indicated.

Information regarding the Issuer’s officials holding parallel positions with the auditor (acting as the auditor): no such officials indicated.

Measures taken by the Issuer and the auditor to reduce the impact of the factors abpve:

The auditor is entirely independent from the Issuer’s management bodies in accordance with the requirements of Article 8 of the Federal Law On Auditing; the auditor’s consideration was not dependent on the outcomes of the audit.

The selection process for the Issuer’s auditor:

An auditor selection bidding procedure and main terms and conditions:

In order to select the auditor for the audit of RAS and IFRS 2010 accounting reports, the Issuer prepared a request for estimate quotes from the Big Four audit firms (Deloitte, CJSC KPMG, CJSC PricewaterhouseCoopers Audit, Ernst & Young LLC). It was noted during the examination of offers received that the cost of services of the then auditor (PricewaterhouseCoopers) significantly exceeded that of others (by over 30%).

In consideration thereof, the Board of Directors of JSC “INTER RAO UES” (Minutes No. 27 dated 22 May 2010) recommended that the Annual General Shareholders Meeting of JSC “INTER RAO UES” approve Ernst & Young LLC as the Issuer’s auditor.

Closed competitive negotiations were held in order to select the auditor for the audit of the RAS and IFRS 2011 accounting reports pursuant to the Decision of the Central Procurement Committee of JSC “INTER RAO UES” (Minutes No. 2 dated 26 January 2011) and Order No. IRAO/103 of JSC “INTER RAO UES” dated 16 February 2011. A request for bids was sent to the following participants: Deloitte, CJSC KPMG, CJSC PricewaterhouseCoopers Audit, and Ernst & Young LLC. Bids were sent before the deadline for submission of bids by CJSC KPMG, CJSC PricewaterhouseCoopers Audit, and Ernst & Young LLC. The bid by Ernst & Young LLC appeared to be the most elaborate and attractive in terms of price figures after examination of bids received. Ernst & Young LLC was approved as the Issuer’s auditor for the 2011 consolidated IFRS reports (Minutes No. IR-59/ZKP-PVP of the POTC meeting on selection of the winner of competitive negotiations dated 28 March 2011 at JSC “INTER RAO UES”).

As the cost of audit procedures related to auditing adequacy of recognition of the Issuer’s economic transactions in accounting is included in the cost the consolidated reporting audit, the cost of RAS audit is relatively low. The cost of audit for the Group’s IFRS reporting and the Company’s RAS reporting was similarly distributed in 2010.

In consideration thereof, the Board of Directors of JSC “INTER RAO UES” recommended that the Annual General Shareholders Meeting of JSC “INTER RAO UES” approve Ernst & Young LLC as the Company’s auditor for 2011.

The procedure of auditor nomination for approval by the shareholders (members) meeting, including the management body that makes the relevant decision:

The Issuer’s General Shareholders Meeting approves the Issuer’s auditor on an annual basis to have its annual accounting reports audited and validated.

Pursuant to Article 53 of the Federal Law on Companies, the shareholders (shareholder) that collectively own at least 2 percent of the company’s voting shares may include issues in the agenda of the general shareholders meeting, including a proposal to approve the Issuer’s auditor.

Pursuant to Article 86 of the Federal Law on Companies, the Issuer’s auditor is approved at the Annual General Shareholders Meeting. The resolution to approve the Issuer’s auditor is made by a majority of votes of shareholders that hold the Company’s voting shares and attend the meeting.

The Issuer’s auditor approved by the General Shareholders Meeting conducts the audit of the Issuer’s financial and business operations in accordance with requirements of laws of the Russian Federation based on the contract executed with it.

Ernst & Young LLC was approved as the Issuer’s auditor for 2010 and 2011 by the Annual General Shareholders Meetings of JSC “INTER RAO UES” (Minutes No. 5 dated 25 June 2010 and Minutes No. 8 dated 24 June 2011, respectively).

Information about work performed by the auditor within special audit assignments:

No work was performed within special audit assignments.

Determination of the auditor’s fee, the actual amount of the fee paid by the Issuer to the auditor for each financial year or another reporting period for which the auditor conducted an independent audit of books and financial (accounting) reports of the Issuer and details of any deferred and overdue payments for services provided:

The payment and amount of the monetary fee for audit organizations and individual auditors for an audit (including statutory audit) and related services are defined in audit services contracts and cannot be made dependent upon meeting any requirements of auditees in any manner whatsoever regarding the substance of findings that may result from the audit.

The Issuer’s Articles of Association includes determination of consideration for the auditor’s services in the terms of reference of the Issuer’s Board of Directors.

	2010 disbursements (thousand of rubles)		2011 disbursements (thousand of rubles)		2012 disbursements (thousand of rubles)
Description of audit services	Amount excl. VAT	VAT	Amount excl. VAT	VAT	Amount excl. VAT	VAT
Audit of interim IFRS reporting for the INTER RAO UES Group as of 30 June 2010	12,512	2,252	0	0	0	0
Audit of annual RAS reporting for JSC “INTER RAO UES” as of 31 December 2010	1,000	180	538	97	0	0
Audit of annual IFRS reporting for the INTER RAO UES Group as of 31 December 2010	20,509	3,692	12,443	2,240	0	0

	2010 disbursements (thousand of rubles)		2011 disbursements (thousand of rubles)		2012 disbursements (thousand of rubles)
Description of audit services	Amount excl. VAT	VAT	Amount excl. VAT	VAT	Amount excl. VAT	VAT
Audit of interim IFRS reporting for the INTER RAO UES Group for 6 months of 2011	0	0	13,500	2 430	0	0
Consulting services within the preparation of RAS and IFRS reporting for the INTER RAO UES Group for 2011	0	0	19,660	5103,539	507	91
Audit of annual IFRS reporting for the INTER RAO UES Group as of 31 December 2011	0	0	25,415	4,573	13,685	2,463
Audit of annual RAS reporting for JSC “INTER RAO UES” as of 31 December 2011	0	0	975	176	525	95
TOTAL:	34,021	6,124	72,531	13,055	14,717	2,649

Details regarding deferred and overdue payments for services provided by the auditor: no deferred and overdue payments for services provided by the auditor indicated.

1.3.2

Full business name:	Closed Joint-Stock Company PricewaterhouseCoopers Audit

Abbreviated business name:	CJSC PricewaterhouseCoopers Audit

Location:	10 Butyrsky Val, Moscow 125047

INN / OGRN:	1027700148431 / 7705051102

Telephone number:	+7 (495) 967-60-00

Fax number:	+7 (495) 967-60-01

Email address:	n/a

Details regarding the auditor’s membership in self-regulating auditor organizations:

Full name:	Non-profit Partnership “Audit Chamber of Russia” (NPP ACR)

Location:	Bldg. 3, 3/9 3rd Syromiatnichesky Lane, Moscow 105120

Financial years for which the auditor conducted an independent audit of the Issuer’s books and financial (accounting) reports:

CJSC PriceWaterhouseCoopers Audit conducted an audit of the Issuer’s accounting reports prepared under the Russian Accounting Standards for 2009. CJSC PriceWaterhouseCoopers Audit conducted an audit of the Issuer’s consolidated financial reporting prepared under the International Financial Reporting Standards for 2009.

Factors potentially affecting the auditor’s independence from the Issuer, including information on any material interests connecting the auditor (the auditor’s officials) and the Issuer (the Issuer’s officials):

interest in the Issuer’s authorized capital held by the auditor (the auditor’s officials) — no such interest indicated;

loans to the auditor (the auditor’s officials) granted by the Issuer — no loans were granted;

close business relations (involvement in promotion of the Issuer’s products (services), joint business operations, etc.) and family relations — no such relations and connections indicated;

information regarding the Issuer’s officials holding parallel positions with the auditor (acting as the auditor) — no such officials indicated.

Measures taken by the Issuer and the auditor to reduce the impact of the factors above:

The auditor is entirely independent from the Issuer’s management bodies in accordance with the requirements of Article 8 of the Federal Law on Auditing; the auditor’s consideration was not made dependent on the outcomes of the audit.

The selection for the Issuer’s auditor:

an auditor selection bidding procedure and main terms and conditions:

A one-stage tender without pre-qualification.

According to the tender terms and conditions:

•                                the bidder’s technical proposal should describe its approach to provision of audit services, including whether services can be performed in the territory of a number of countries, such as Russia, Moldova (Pridnestrovian Moldavian Republic), the Republic of Kazakhstan, the Republic of Georgia, the Republic of Armenia, Finland, and the Netherlands;

•                                the financial proposal should include the cost (price) of the auditor’s services, including all overhead costs, during the first year of the audit in Russian rubles. The cost (price) of the auditor’s services during the second and third years of the audit is based on the cost (price) of the audit for the preceding year adjusted for the following indicators:

•                                the inflation rate based on figures from the RF Bureau of Statistics;

•                                changes in the number of hours necessary to conduct the audit in the second and third year resulting from changes in the membership of the auditee.

The procedure of auditor nomination for approval by the shareholders (members) meeting, including the management body that makes the relevant decision:

No auditor nomination procedure is required for an audit of accounting reports prepared in accordance with the International Financial Reporting Standards (IFRS) because an audit of the Issuer’s IFRS financial (accounting) reports is not mandatory under Russian laws.

The Issuer’s General Shareholders Meeting approves the Issuer’s auditor on an annual basis to have its annual financial reports audited and validated.

Pursuant to Article 53 of the Federal Law on Companies, the shareholders (shareholder) that collectively own at least 2 percent of the company’s voting shares may include issues on the agenda of the General Shareholders Meeting, including a proposal to approve the Issuer’s auditor.

Pursuant to Article 86 of Federal Law on Companies, the Issuer’s auditor is approved at the Annual General Shareholders General Meeting. The resolution to approve the Issuer’s auditor is made by a majority of votes of shareholders that hold the Company’s voting shares and attend the meeting.

The Issuer’s auditor approved by the General Shareholders Meeting conducts the audit of the Issuer’s financial and business operations in accordance with requirements of laws of the Russian Federation based on a contract executed with it.

Closed Joint-Stock Company PricewaterhouseCoopers Audit was approved by the Annual General Shareholders Meeting of JSC “INTER RAO UES” on 25 June 2009 as the Issuer’s auditor for 2009 (Minutes No. 3 dated 25 June 2009).

Information about work performed by the auditor within special audit assignments:

No work performed by the auditor within special audit assignments.

Determination of the auditor’s fee and details regarding deferred and overdue payments for services provided by the auditor:

The payment and amount of the monetary fee for audit organizations and individual auditors for an audit (including statutory audit) and related services are defined in audit services contracts and cannot be made dependent upon meeting any auditee requirements whatsoever about the substance of findings that may result from the audit.

Actual amount of fees paid by the Issuer to the Auditor:

	2009 disbursements in thousand of rubles		2010 disbursements in thousand of rubles
Description of audit services	Amount excl. VAT	VAT	Amount excl. VAT	VAT
2008 IFRS reporting	52,100	9,378	0	0
IFRS reporting for 6 months of 2009	33,500	6,030	0	0
2009 IFRS reporting	0	0	31,847	5,733
2009 RAS reporting	2,754	496	1,644	296
Total:	88,354	15,904	33,491	6,029

Details regarding deferred and overdue payments for services provided by the auditor: no deferred and overdue payments for services provided by the auditor indicated.

1.4. Information about the Issuer’s appraiser

The Issuer does not engage an appraiser(s) for determination of:

•                  the market value of securities to be placed;

•                  the market value of property that may be used as payment for securities to be placed.

Securities to be placed are not secured bonds; therefore, no appraiser(s) was engaged to determine the market value of property pledged under the Issuer’s secured bonds.

The Issuer is not a joint-stock investment fund.

1.5. Information about the Issuer’s consultants

No financial consultant in the securities market or any other entities that provide the Issuer with consulting services related to the issuance of securities and have signed the Prospectus submitted for registration were engaged.

1.6. Information about other individual signatories of this Prospectus

Information about the Issuer’s Chief Accountant who has signed this Prospectus:

Name, patronymic, surname: Aleksandra Olegovna Chesnokova;

year of birth: 1961;

full-time employment and position: JSC “INTER RAO UES”;

position: Chief Accountant.

No other signatories of the Prospectus not listed in previous clauses of this Section are indicated.

II. SUMMARY OF PLACEMENT SCOPE, DATES, PROCEDURE AND CONDITIONS BY EACH TYPE, AND CATEGORY (KIND) OF ISSUED SECURITIES TO BE PLACED

2.1. Type, category (kind) and form of securities to be placed

For shares of the Issuer’s additional issuances:

Type of securities to be placed: shares.

Category: common.

Form of securities: registered non-certificated.

The securities to be placed are not convertible securities, options of the Issuer or Russian Depositary Receipts.

2.2. Par value of each type, category (kind), and series of securities to be placed

For Shares of the Issuer’s additional issues:

Par value of securities to be placed: 0.02809767 rubles.

The securities to be placed are not convertible securities or options of the Issuer.

2.3. Expected scope of issuance in monetary terms and the number of issued securities expected to be placed

1) For shares placed by the swap of preferred shares in OJSC “Bashenergoaktiv”

Number of securities to be placed: 628,538,084,315 shares.

Number of securities to be placed at par value: 17,660,455,675.51504605 rubles.

The Issuer has no plans, in parallel with the placement of shares, to offer the purchase, including outside the Russian Federation, through placement of relevant depositary securities of a foreign Issuer of previously placed (outstanding) securities of the Issuer of the same type or category (kind).

2) For Shares placed by swap of preferred shares in OJSC “Bashenergoaktiv”

Number of securities to be placed: 22,933,372,217 shares.

Number of securities to be placed at par value: 644,374,324.54043439 rubles.

The Issuer has no plans, in parallel with the placement of shares, to offer the purchase, including outside the Russian Federation, through placement of relevant depositary securities of a foreign issuer of previously placed (outstanding) securities of the Issuer of the same type or category (kind).

2.4. Price (pricing method) of placement for the issued securities

For shares of the Issuer’s additional issuances:

Does not apply to this form of placement.

2.5. Procedure and dates of placement of issued securities

1) For shares placed by the swap of preferred shares in OJSC “Bashenergoaktiv”

The commencement date of securities placement or the procedure for determination of the securities placement date:

The date of securities placement is the date when an entry is made in the Unified State Register of Legal Entities to the effect that the affiliated legal entity (OJSC “Bashenergoaktiv”) is liquidated.

Manner of placement of securities:

Swap of common registered non-certificated shares in OJSC “Bashenergoaktiv” for common registered non-certificated shares in Open Joint Stock Company “INTER RAO UES” during affiliation.

Preemption rights in securities to be placed and the date for listing individuals that have these preemption rights:

No preemption rights available.

Potential acquisition of securities outside the Russian Federation, including through acquisition of foreign securities:

Shares are not placed through a public offering.

Other essential material, in the Issuer’s opinion, regarding securities placement conditions:

Pursuant to Agreement No. (unnumbered) of Accession of “Bashenergoaktiv” Open Joint Stock Company to Open Joint Stock Company “INTER RAO UES” dated 27 July 2012 and a resolution to increase the authorized capital of JSC “INTER RAO UES” through placement of additional common registered non-certificated shares (Minutes No. 11 of the Extraordinary General Shareholders Meeting of JSC “INTER RAO UES” dated 28 April 2012):

During accession of OJSC “Bashenergoaktiv” to JSC “INTER RAO UES”, all common registered non-certificated shares of OJSC “Bashenergoaktiv” are swapped for additional common registered non-certificated shares of JSC “INTER RAO UES” to be placed for purposes of the swap.

Share swap ratios:

0.0016588785046729 of a common registered non-certificated share of OJSC “Bashenergoaktiv” with a par value of 0.5 rubles each is swapped for 1 (one) common registered non-certificated share of JSC “INTER RAO UES” with a par value of 0.02809767 (zero point two million, eight hundred nine thousand, seven hundred sixty-seven one hundred millionths) rubles each.

The number of common registered non-certificated shares of JSC “INTER RAO UES” that each shareholder of OJSC “Bashenergoaktiv” should receive is calculated by dividing the number of common registered non-certificated shares of OJSC “Bashenergoaktiv” held by the shareholder by the swap ratio.

If the estimated number of shares of any shareholder of OJSC “Bashenergoaktiv” appears to be fractional during calculation of the estimated number of common registered non-certificated shares of JSC “INTER RAO UES” to be received by the shareholder of OJSC “Bashenergoaktiv”, the fractional part of the number should be rounded under mathematical rounding rules that are understood as follows:

• when the digit following the decimal point is 5 to 9 inclusive, the integer is increased by one and digits after the decimal point are disregarded;

• when the digit following the decimal point is 0 to 4 inclusive, the integer remains intact and digits after the decimal point are disregarded.

If any shareholder is not entitled to a single common registered non-certificated share of JSC “INTER RAO UES” as a result of such rounding, this shareholder shall receive one common registered non-certificated share of JSC “INTER RAO UES”.

Additional common registered non-certificated shares of JSC “INTER RAO UES” should grant shareholders rights equal to those under placed common registered non-certificated shares of JSC “INTER RAO UES” subject to the Articles of Association of JSC “INTER RAO UES” and the laws of the Russian Federation.

Common registered non-certificated shares of OJSC “Bashenergoaktiv” are recognized as swapped for common registered non-certificated shares of JSC “INTER RAO UES” on the date when an entry is made in the Unified State Register of Legal Entities to the effect that OJSC “Bashenergoaktiv” is liquidated, based on information in the share register of OJSC “Bashenergoaktiv” as of said date.

Common registered non-certificated shares of OJSC “Bashenergoaktiv” to be swapped are redeemed during the swap.

Information about providers of services involving securities placement and/or arrangement for securities placement:

Securities are placed by the Issuer without engagement of providers of services involving securities placement and/or arrangement for securities placement.

2) For Shares placed by swap of preferred shares in OJSC “Bashenergoaktiv”

The commencement date of securities placement or the procedure for determination of the securities placement date:

The date of securities placement is the date when an entry is made in the Unified State Register of Legal Entities to the effect that the affiliated legal entity (OJSC “Bashenergoaktiv”) is liquidated.

Manner of placement of securities:

Swap of preferred registered non-certificated Type A shares in OJSC “Bashenergoaktiv” for common registered non-certificated shares in Open Joint Stock Company “INTER RAO UES” during affiliation.

Preemption rights in securities to be placed and the date for listing individuals that have these preemption rights:

No preemption rights available.

Potential acquisition of securities outside the Russian Federation, including through acquisition of foreign securities:

Shares are not placed through a public offering.

Other essential material, in the Issuer’s opinion, regarding securities placement conditions:

Pursuant to Agreement No. (unnumbered) of Accession of “Bashenergoaktiv” Open Joint Stock Company to Open Joint Stock Company “INTER RAO UES” dated 27 July 2012 and a resolution to increase the authorized capital of JSC “INTER RAO UES” through placement of additional common registered non-certificated shares (Minutes No. 11 of the Extraordinary General Shareholders Meeting of JSC “INTER RAO UES” dated 28 April 2012):

During the accession of OJSC “Bashenergoaktiv” to JSC “INTER RAO UES”, all preferred registered non-certificated Type A shares of OJSC “Bashenergoaktiv” are swapped into additional common registered non-certificated shares of JSC “INTER RAO UES” to be placed for purposes of the swap.

Share swap ratios:

0.00218293620292083 of a preferred registered non-certificated Type A share of OJSC “Bashenergoaktiv” with a par value of 0.5 rubles each is swapped for 1 (one) common registered non-certificated share of JSC “INTER RAO UES” with a par value of 0.02809767 (zero point two million, eight hundred nine thousand, seven hundred sixty-seven one hundred millionths) rubles each.

The number of common registered non-certificated shares of JSC “INTER RAO UES” that each shareholder of OJSC “Bashenergoaktiv” should receive is calculated by dividing the number of preferred registered non-certificated shares of OJSC “Bashenergoaktiv” held by the shareholder by the swap ratio.

If the estimated number of shares of any shareholder of OJSC “Bashenergoaktiv” appears to be fractional during calculation of the estimated number of common registered non-certificated shares of JSC “INTER RAO UES” to be received by a shareholder of OJSC “Bashenergoaktiv”, the fractional part of the number should be rounded under mathematical rounding rules that are understood as follows:

• when the digit following the decimal point is 5 to 9 inclusive, the integer is increased by one and digits after the decimal point are disregarded;

• when the digit following the decimal point is 0 to 4 inclusive, the integer remains intact and digits after the decimal point are disregarded.

If any shareholder is not entitled to a single common registered non-certificated share of JSC “INTER RAO UES” as a result of such rounding, this shareholder shall receive one common registered non-certificated share of JSC “INTER RAO UES”.

Additional common registered non-certificated shares of JSC “INTER RAO UES” should grant shareholders rights equal to those under placed common registered non-certificated shares of JSC “INTER RAO UES” subject to the Articles of Association of JSC “INTER RAO UES” and the laws of the Russian Federation.

Preferred registered non-certificated Type A shares of OJSC “Bashenergoaktiv” are recognized as swapped for common registered non-certificated shares of JSC “INTER RAO UES” on the date when an entry is made in the Unified State Register of Legal Entities to the effect that OJSC “Bashenergoaktiv” is liquidated based on information in the share register of OJSC “Bashenergoaktiv” as of said date.

Preferred registered non-certificated Type A shares of OJSC “Bashenergoaktiv” to be swapped are redeemed during the swap.

Information about providers of services involving securities placement and/or arrangement for securities placement:

Securities are placed by the Issuer without engagement of providers of services involving securities placement and/or arrangement for securities placement.

2.6. Procedure and terms of payment for issued securities to be placed

For shares of the Issuer’s additional issuances:

Does not apply to this form of placement.

2.7. Procedure and terms of execution of contracts during placement of issued securities

For shares of the Issuer’s additional issuances:

Does not apply to this form of placement.

2.8. Pool of potential buyers of the issued securities to be placed

For shares of the Issuer’s additional issuances:

Does not apply to this form of placement.

2.9. Procedure for disclosure on placement and the results of placement of issued securities

For shares of the Issuer’s additional issuances:

The Issuer makes disclosure at each stage of the procedure for additional issuance of shares in a manner and by dates established by the Federal Law on the Securities Market, on Companies and the Disclosure Regulation. If a different disclosure procedure and dates are established in case of occurrence of the event disclosable by the Issuer in accordance with applicable federal laws and regulatory acts of the federal government agency for the securities market, as compared to the procedure and dates stipulated in the Resolution on an additional issuance of securities and the Prospectus, the event is disclosed in a manner and by dates required by federal laws and regulatory acts of the federal government agency in effect on the date of occurrence of the event.

The Issuer submits a copy of each statement, including a copy of each statement of material fact published by the Issuer in accordance with the Regulation and a copy of the registered Resolution on an additional issuance of securities, Prospectus and any amendments thereto, the Report/Notice on the outcomes of the additional issuance of securities, a copy of the quarterly report, a copy of consolidated accounting (consolidated financial) reports, and copies of other documents disclosable under Chapter VIII of the Regulation to owners of the Issuer’s securities and other stakeholders at their request for a fee which should not exceed the cost of making such a copy within 7 (seven) days of receipt (filing) of the request in question.

Disclosure sources:

•                                                   the Issuer’s website; and

•                                                   the newsfeed.

When the Regulation requires that the Issuer publish information in the Newsfeed such publication should be made by 10:00 of the last day on or by which the Regulation requires that such a publication should be made.

If the Regulation requires that information should be disclosed by publication in the Newsfeed such disclosure may not be disclosed in any other manner, including as may be required by the Regulation, prior to publication in the Newsfeed.

1) After the Issuer’s Extraordinary General Shareholders Meeting resolves to increase the Issuer’s authorized capital through placement of additional common registered non-certificated shares, the Issuer publishes the statement of material fact entitled “Details on Stages of the Procedure for Issuance of the Issuer’s Securities” (information about the resolution made on securities placement) by the dates below following the date of execution of the minutes (expiry date of the period established by laws of the Russian Federation for execution of the minutes) of the said Issuer’s General Shareholders Meeting:

•              in the Newsfeed – within 1 (one) day; and

•              on the Issuer’s website – within 2 (two) days.

2) Information regarding approval by the Issuer’s Board of Directors of the Resolution on additional issuance of securities is disclosed by the Issuer through publication of athe statement of material fact entitled “Details on Approval of Additional Issuance of Securities) by the dates below following the date of execution of the minutes (expiry date of the period established by laws of the Russian Federation for execution of the minutes) of the Issuer’s Board of Directors Meeting that resolves to approve the Resolution regarding the additional issuance of securities:

•              in the Newsfeed – within 1 (one) day; and

•              on the Issuer’s website – within 2 (two) days.

3) Details on state registration of the additional issuance of securities are disclosed by the Issuer through publication of the statement of material fact entitled “Details on Stages of the Procedure for Issuance of the Issuer’s Securities” (details on state registration of the additional issuance of securities) and publication of the Resolution on the additional issuance of securities and the Prospectus at the Issuer’s website.

Statements of material fact on “Details on Stages of the Procedure for Issuance of the Issuer’s Securities” (details on state registration of additional issuance of securities) are published by the Issuer by the dates below following the earlier of: publication of details on state registration of additional issuance of the Issuer’s securities on the website of the registering authority or the Issuer’s receipt of the registering authority’s written notice on state registration of additional issuance of securities delivered by mail, fax, email, or in person:

•              in the Newsfeed – within 1 (one) day; and

•              on the Issuer’s website – within 2 (two) days.

Within 2 (two) days of the earlier of: publication of details on state registration for additional issuance of the Issuer’s securities on the website of the registering authority; or the Issuer’s receipt of the registering authority’s written notice on state registration for additional issuance of securities delivered by mail, fax, email, or in person; the Issuer publishes the text of the registered Resolution on additional issuance of securities and the Prospectus on the Issuer’s website.

The state registration number of the additional issuance of securities, the date of its state registration and name of the registering authority that carried out state registration for the additional issuance of securities should be indicated during publication of the Resolution text on additional issuance of securities and the Prospectus on the Issuer’s website.

The text of the registered Resolution on the additional issuance of securities should be available online starting on the expiry date of the period required by the Regulation for its online publication or, if it is published online after the expiry date, starting on the date of its online publication and before redemption of all securities within the additional issue.

The text of the registered Prospectus should be available online starting on the expiry date of the period required by the Regulation for its online publication or, if it is published online after the expiry date, starting on the date of its online publication and within at least 5 (five) years of the date of online publication of the registered Report text on outcomes of the additional issuance of securities.

4) During share placement the Issuer makes disclosures in:

1)                                              the statement of material fact entitled “Details on Stages of the Procedure for Issuance of Securities by the Issuer” in accordance with requirements of Chapter VI of the Regulation;

2)                                              a statement of suspended placement of securities; and

3)                                              a statement of resumed placement of securities.

4.1) The Issuer makes disclosure on commencement and completion of securities placement through statements of material facts entitled “Details on Stages of the Procedure for Issuance of Securities by the Issuer.”

Commencement and completion of securities placement are disclosed by the Issuer by the following dates after the date when securities placement commences and the date when securities placement is completed, respectively:

•              in the Newsfeed – within 1 (one) day; and

•              on the Issuer’s website – within 2 (two) days.

4.2) If the Issuer resolves during the securities placement period to amend the Resolution on the additional issuance of securities and/or the Prospectus and/or during the securities placement period the Issuer receives a written request (direction, ruling) from a stage agency authorized under laws of the Russian Federation to make decisions to suspend securities placement (hereinafter the Authorized Agency), the Issuer suspends securities placement and publishes a statement of suspended securities placement within the following period constituting the earlier of: the date of execution of minutes (the expiry date of the period established by laws of the Russian Federation for execution of minutes) of the meeting of the Issuer’s authorized management body that resolves to amend the Resolution on the additional issuance of securities and/or the Prospectus, or, in case of any amendments to conditions listed in the Resolution on securities placement, the date of execution of minutes (the expiry date of the period established by laws of the Russian Federation for execution of minutes) of the meeting of the Issuer’s authorized management body that resolves to amend such conditions, or the date when the Issuer receives the written request (direction, ruling) from the Authorized Agency to suspend securities placement delivered by mail, fax, email, or in person:

•              in the Newsfeed – within 1 (one) day; and

•              on the Issuer’s website – within 2 (two) days.

If securities placement is suspended upon a decision made by the registering authority to suspend securities issue, suspended securities placement is disclosed by the Issuer in a statement of material fact pursuant to the requirements of Chapter VI of the Regulation.

4.3) The Issuer publishes a statement of resumed securities placement in the Newsfeed and on the Issuer’s website following registration of amendments to the Resolution on the additional issuance of securities and/or the Prospectus, and the decision made to deny registration of such amendments or receipt of a written notice (ruling, decision) during the securities placement period from the

Authorized Agency to authorize resumed securities placement (terminate the basis for suspended securities placement).

The statement of resumed securities placement should be published by the Issuer within the following period constituting the earlier of: the date of publication of information regarding registration of amendments to the Resolution on the additional issuance of securities and/or the Prospectus or denial of registration of such amendments on the website of the registering authority; or the Issuer’s receipt of a written notice from the registering authority on registration of amendments to the Resolution on the additional issuance of securities and/or the Prospectus; or denial of registration of such amendments or a written notice (ruling, decision) from the Authorized Agency to resume securities placement (terminate the basis for suspended securities placement) delivered by mail, fax, email, or in person:

•              in the Newsfeed – within 1 (one) day; and

•              on the Issuer’s website – within 2 (two) days.

In case of registration of amendments to the Resolution on the additional issuance of securities and/or the Prospectus the Issuer publishes amendment texts to the Resolution on the additional issuance of securities and/or the Prospectus on the Issuer’s website within 2 (two) days of the earlier of: publication of details on registration of said amendments on the registering authority’s website or the Issuer’s receipt of the registering authority’s written notice of registration of said amendments delivered by mail, fax, email, or in person. During publication of the amendment texts to the Resolution on the additional issuance of securities and/or the Prospectus on the Issuer’s website, the date of registration of said amendments and the name of the registering authority that carried out their registration should be indicated.

The text of registered amendments to the Resolution on the additional issuance of securities should be available online starting on the expiry date of the period required by the Regulation for its online publication or, if it is published online after the expiry date, starting on the date of its online publication and within the period established by the Regulation for online access to the text of the registered Resolution on the additional issuance of securities.

The text of registered amendments to the Prospectus should be available online starting on the expiry date of the period required by the Regulation for its online publication or, if it is published online after the expiry date, starting on the date of its online publication and within the period established by the Regulation for online access to the text of the registered Prospectus.

If securities placement is resumed upon a decision made by the registering authority to resume issuance of securities, resumed securities placement is disclosed by the Issuer in a statement of material fact pursuant to the requirements of Chapter VI of the Regulation.

5) Details on state registration of the Report on the outcomes of additional issuance of securities are disclosed by the Issuer through publication of the statement of material fact entitled “Details on Stages of the Procedure for Issuance of Securities by the Issuer (details on state registration of the Report on the outcomes of additional issuance of securities) and the Report on the outcomes of additional issuance of securities published on the Issuer’s website.

Statements of material fact Details on Stages of the Procedure for Issuance of Securities by the Issuer (details on state registration of the Report on the outcomes of additional issuance of securities) are disclosed by the Issuer by the dates below following the date of publication of details on state registration of the Report on the outcomes of additional issuance of the Issuer’s securities on the website of the registering authority or the date of the Issuer’s receipt of the registering authority’s written notice of state registration of the Report on the outcomes of additional issuance of securities sent by mail, fax, email, whichever occurs first:

•              in the Newsfeed – within 1 (one) day;

•              on the Issuer’s website – within 2 (two) days.

Within 2 (two) days of the earlier of: publication of details on state registration of the Report on the outcomes of additional issuance of the Issuer’s securities on the website of the registering authority or the date of the Issuer’s receipt of the registering authority’s written notice of state registration of the Report on the outcomes of additional issuance of securities sent by mail, fax, or email the Issuer publishes the text of the registered Report on the outcomes of additional issuance of securities on the Issuer’s website.

The text of the registered Report on the outcomes of additional issuance of securities should be available on the Issuer’s website for at least 12 (twelve) months from the expiry date of the period required by the Regulation for its online publication or, if it is published online after the expiry date, starting on the date of its online publication.

6) Pursuant to sub-clause 15, clause 2.1 of the List of Insider Information for entities listed in clauses 1–4, 11 and 12 of Article 4 of the Federal Law on Preventing Unlawful Use of Insider Information and Market Manipulation and Amending Certain Legislative Acts of the Russian Federation approved by Order No. 11-18/pz-n of RF FFMS dated 12 May 2011 the Issuer also prepared a statement of material fact to disclose the Issuer’s delivery (submission) of an application for state registration of additional issuance of securities, registration of the prospectus, registration of amendments to the resolution on additional issuance of securities and/or their prospectus, and state registration of the report on the outcomes of additional issuance of securities.

7) The Issuer makes disclosures in statements of material fact when so required by the Regulation.

Disclosure is made by the Issuer in a statement of material fact through publication of the statement of material fact within the following period of the date of occurrence of the material fact:

•              in the Newsfeed – within 1 (one) day; and

•              on the Issuer’s website – within 2 (two) days.

The text of the statement of material fact should be available on the Issuer’s website for at least 12 (twelve) months of the expiry date of the period required by the Regulation for its online publication, or, if it is published online after the expiry date, starting on the date of its online publication.

8) The Issuer makes disclosures in a quarterly report as required by the Regulation.

The quarterly report is prepared after the close of each quarter.

The Issuer publishes the text of the quarterly report online within 45 (forty-five) days of the close of the relevant quarter.

The text of the quarterly report should be available on the Issuer’s website for at least 5 (five) years from the expiry date of the period required by the Regulation for its online publication, or, if it is published online after the expiry date, starting on the date of its online publication.

The Issuer discloses submission of its quarterly report in a statement of material fact Details of the Issuer’s Disclosure of Quarterly Reports within the following periods of publication of the text of the Issuer’s quarterly report on the Issuer’s website:

•              in the Newsfeed – within 1 (one) day; and

•              on the Issuer’s website – within 2 (two) days.

9) The Issuer discloses the substance of its Articles of Association and internal documents regulating the activity of the Issuer’s bodies by publishing said documents on the Issuer’s website.

If any amendments are made to the Articles of Association (a new version of the Issuer’s Articles of Association is adopted), the amended text of the Articles of Association (the text of the new version of the Articles of Association) should be published on the Issuer’s website within 2 (two) days of the Issuer’s receipt of a written notice (certificate) from the authorized government agency on state registration of such amendments (state registration of the new version of the Articles of Association) or within 2 days of such notice for cases established by federal laws when amendments made to the Issuer’s Articles of Association become applicable to third parties as of the date of notice from the authorized government agency.

If any amendments are made to internal documents regulating the activity of the Issuer’s bodies (a new version of internal documents regulating the activity of the Issuer’s bodies is adopted) amended texts of said documents (texts of the new version of said internal documents) should be published on the Issuer’s website within 2 (two) days of execution of the minutes (the expiry date of the period established by laws of the Russian Federation for execution of minutes) of the Issuer’s authorized management body meeting that resolves to amend (adopt a new version of) said internal documents.

10) The Issuer makes disclosures in consolidated accounting (consolidated financial) reports as required by the Regulation.

11) The Issuer should also disclose:

1)                                              the Issuer’s annual report;

2)                                              the Issuer’s annual accounting (financial) reports;

3)                                              details on the Issuer’s affiliates;

4)                                              the resolution on the issuance (additional issue) of the Issuer’s securities; and

5)                                              additional details required by Chapter VIII of the Regulation.

The Issuer makes such disclosures as required by the Regulation.

The Issuer and/or the registrar that maintains the Issuer’s share register shall, upon a stakeholder’s request, provide a copy of the Resolution on additional issuance of securities for a fee that should not exceed the cost of making the copy.

III. GENERAL INFORMATION ON THE FINANCIAL AND ECONOMIC PERFORMANCE OF THE ISSUER

3.1. The Issuer’s financial and economic performance indicators

Dynamics of the indicators characterizing the Issuer’s financial performance for the last 5 completed financial years, or for each completed financial year, if the Issuer has been performing its financial activities less than 5 years, and for the last accounting period completed before the date of approval of the Prospectus.

In accordance with the order of the Ministry of Finance of 12/24/2010 No 186n, the regulations on accounting have been amended with effect from 2011, which resulted in a change in accounting policy of the Issuer for 2011. Detailed changes in the accounting policy of the Issuer in 2011 are provided in the explanatory note to the financial statements of the Issuer for 2011 (Section II "Significant accounting policies" section "Changes in accounting policy").

In addition, beginning with the annual financial statements for 2011, the order of the Ministry of Finance 07/02/2010 No 66n "Forms of accounting organizations" has entered into force according to which the figures of the balance sheet of the Issuer have been given as of the three reporting periods. This has allowed the Issuer to reflect adjustments resulting from changes in the accounting policy of the Issuer, in respect of financial performance as of 31.12.2010 and 31.12.2009.

In respect of the year 2009, where applicable, the comparative figures as of 31.12.2009 have been used. These figures were presented in the financial statements of the Issuer for 2011. Details of the adjustment and reflection of the changed figures caused by  such adjustments in 2009, are provided in Section III "Changes in the opening balance sheet" of the explanatory note to the financial statements of the Issuer for 2011. Thus, information on the financial position of the Issuer contained in Sections III, IV, V and VIII of this Prospectus for 2009, falls in line in all material respects with the  Issuer's financial statements for 2009, except for the above-adjusted data, which correspond in all material respects to the financial information of the Issuer for they year 2011.

Name of the indicator	2007	2008	2009	2010	2011	March 31, 2012
Labor productivity, in millions of rubles/person	4,638.69	21,428.14	23,195.31	27,817.54	32,201.82	23,838.26
The ratio of the amount of indebtedness to the equity capital	0,19	0,36	0,60	0,46	0,14	0,13
Ratio of the amount of long-term indebtedness to the sum of the long-term indebtedness and equity capital	0,01	0,17	0,33	0,27	0,11	0,10
Coverage of the debt by the current income (profit)	0,64	1,17	0,28	0,67	0,19	-2,66
Amount of overdue indebtedness, %	0	0	0	0	0	0

The above indicators were calculated by use of the method recommended by the Regulation, considering the following peculiarities:

The indicators stated in this clause of the Prospectus were calculated based on the values given in the financial statements (accounting reports) of the Issuer made according to the Russian Accounting Standards (RAS), considering the following:

•                               The Issuer’s fixed assets were reassessed as of the end of the fiscal year 2007; in connection therewith, the said indicators were determined according to data from 2007, considering reassessment, that are given in the accounting reports of the Issuer as of 2008 in the respective sections relating to the previous accounting period (comparatives);

•                                In connection with reduction of the income tax rate from 24% to 20%, starting from January 01, 2009, reassessment was made with regard to the indicators of deferred tax assets and deferred tax liabilities as of the end of 2008, which resulted in adjustment of such indicators as the book value and long-term liabilities used for the calculation of indicators in this clause of the Prospectus. In addition, the Issuer performed reclassification of part of the other costs to the production-related costs (additional payments to the employees within the framework of collective agreements), which resulted in the necessity to adjust the prime cost indicator of 2008. The adjustments performed were confirmed by the Issuer’s auditor, and this is the reason for the use of comparatives for 2008 given in the financial statements (accounting reports) of the Issuer for 2009 for the calculation of indicators stated in this clause of the Prospectus.

•                                All indicators for 2009 and 2010 were calculated based on the data given in the Issuer’s financial statements for the year 2011, in the respective sections relating to the previous accounting periods (comparatives). The accounting balance sheet data as of December 31, 2009, and December 31, 2010, are reflected in the financial statements of 2011 based on the grouping of the balance figures approved by Order No. 66n of the Ministry of Finance of the Russian Federation, dated July 02, 2010, and the procedure for forming the balance figures adopted by the Company. In connection therewith, some figures given in the financial statements of the Issuer may differ from similar indicators given in the Issuer’s financial statements for 2010 and 2009. The change of grouping for the balance figures is depicted in detail in the Explanatory Note to the Financial Statements of JSC “INTER RAO UES” for 2011.

•                                Adjustment of the balance figures for the amounts of operations of a capital nature and exerting no economic influence on the Issuer’s liquidity figures were also taken into account; namely, Article 662 “Target Financing”, equaling 14,429,645,000 rubles as of December 31, 2010, the amount of which is allocated for the construction of the 2nd power unit of Kaliningradskaya TEC (Article “Construction in Progress”), was transferred to Section IV “Long-Term Liabilities”. As of 31.12.2010, this liability was represented in the “Short-Term Liabilities” section due to forthcoming transfer of the facility in compliance with the Russian Accounting Standards (RAS).

Analysis of the Issuer’s solvency and financial position based on an economic analysis of dynamics of the above indicators:

Labor productivity in 2007–2008 showed a trend towards increase. The rapid growth of the indicator to 21,428,140 rubles per person in 2008 is due to the first stage of reorganization of JSC “INTER RAO UES”, which took place on May 01, 2008, in the form of incorporation of the following companies into JSC “INTER RAO UES”: JSC “North-West Thermal Power Plant”, JSC “Ivanovo Thermal-Gas Plant”, JSC “INTER RAO UES”, followed by the second stage of reorganization of the Issuer on July 01, 2008, in the form of incorporation of JSC “Kaliningradskaya TEC 2” and JSC “INTER RAO UES Holding”. In 2009, the indicator equaled 23,195,310 rubles per person. In 2010–2011, the indicator was increasing; it constituted 27,817,540 rubles/person and 32,201,820 rubles/person, respectively. Labor productivity, as of the end of the 1st quarter of 2012, was 23 838,26 rubles/person.  It should be borne in mind that the value of the indicator is not comparable to the 31/03/2012 with the value on 31.12.2011, since its calculation applies the value of revenue for the three months in 2012, and not for the entire year. To compare the performance on 31.12.2011 and 31.03.2012, 31.03.2012 value of the index should increase by a factor of 4, which shows the growth of this indicator, due to the decrease in the average number of employees in 1st quarter 2012 due to the reorganization within the transformations of JSC “INTER RAO UES” and the transfer of employees to another employer

(JSC “INTER RAO – Electric Power Plants”).

The ratio of the amount of indebtedness to the equity capital and the ratio of the amount of long-term indebtedness to the sum of the long-term indebtedness and equity capital are financial leverage indicators. If these indicators are equal to zero, the company’s financial leverage is minimal.

During the period from 2007 to 2009, correlation between the amount of indebtedness and equity capital showed a tendency for growth from 0.19 to 0.60. But due to refinancing of existing and attraction of new long-term credits in the end of 2009, the Issuer’s debt structure was improved (increase in the share of long-term credits and loans). As of the end of 2010, this indicator decreased by 23.3%, compared to the similar indicator as of the end of 2009, and constituted 0.46, due to the measures taken in connection with additional issuance of shares placed by private subscription, performed in accordance with the decision of the General Meeting of Shareholders of JSC “INTER RAO UES” of June 25, 2009. The 70% decrease of the indicator in 2011 as compared to 2010 is due to the growth of the Issuer’s equity capital due to completion of additional issuance of the shares of the Issuer on May 17, 2011, which resulted in obtaining the blocks of shares of energy, sales, and other companies. As of the end of the 1st quarter of 2012, the ratio of the amount of indebtedness to the equity capital decreased from 0.14 to 0.13 when compared to the similar indicator as of December 31, 2011.

The other indicator, the ratio of the long-term indebtedness to the sum of the long-term indebtedness and equity capital, also shows the tendency for growth from 2007 to 2009 and ranges from 0.01 to 0.33. Starting from 2010, this indicator tends to decrease from 0.27 to 0.10. The decrease in the indicators is due, first of all, to the decrease in long-term borrowed funds in connection with the early and planned redemption of the credit portfolio.

The indicator regarding coverage of the debt by current income (profit) represents the company’s ability to cover current liabilities with the current income. During the period from 2007 to 2008, this indicator showed a tendency for growth, from 0.64 to 1.17. In 2009, the indicator decreased by 76.0% and constituted 0.28. In 2010, it increased more than twice and constituted 0.67. In 2011, there was a decrease to 0.19. These jumps are due preimuschesvenno by increasing short-term debt and cash at the end of 2010 and the decline in short-term liabilities at the end of 2011. As of the end of the 1st quarter of 2012, this indicator equaled -2.66, against the figure of 0.19 fixed as of December 31, 2011. The decrease of the indicator by 2.85 is primarily due to the increase of monetary funds from 4,868,696,000 rubles as of December 31, 2011, to 9,744,547,000 rubles as of the end of the 1st quarter of 2012, due to which the value of the indicator became negative.

The Issuer had no overdue indebtedness in the period from 2007 to the 1st quarter of 2012.

In general, analysis of the Issuer’s solvency revealed the company’s credit quality to be at a high level. The Issuer can use external financing without significant prejudice to its financial sustainability; its operating activity ensures a sufficient flow of funds necessary for debt service, which is evidence of highly efficient company performance.

3.2. Market Capitalization of the Issuer

Market capitalization of the Issuer for the last 5 completed financial years, or for each completed financial year, if the Issuer has been performing its activities less than 5 years, providing information on the market capitalization as of the expiry date of each financial year and expiry date of the last accounting period completed before the date of approval of the Prospectus.

The Issuer is not an open joint-stock company, and its ordinary registered shares are listed by the following securities market operator: Closed Joint-Stock Company “MICEX Stock Exchange” (MICEX SE CJSC).

Market capitalization is calculated as a multiplication of the amount of shares of the respective category (class) by the market price of a share, reported by the securities market operator and determined in accordance with the Procedure for Determination of the Market Price of Securities, Accounting Price of Securities, and the Ultimate Limit of Variation in the Market Price of Securities for the Purposes of Article 23 of the Tax Code of the Russian Federation, approved by Order No. 10-65/pz-n of the Federal Service for Financial Markets of the Russian Federation, dated November 09, 2010.

Up to 2008, the shares of the Issuer had not been listed on a stock exchange, and for this reason the Issuer’s market capitalization was not calculated.

Ordinary registered shares of the Issuer were listed by the securities market operators in 2008, so the information related to market capitalization is provided as of December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011, and March 31, 2012.

The market price of the share is calculated based on the information obtained as a result of trading held by Closed Joint-Stock Company “MICEX Stock Exchange”.

The market capitalization of JSC “INTER RAO UES” as of December 31, 2008, was equal to 14,326,917,220 rubles (market price of a share 0.0063 rubles; amount of shares 2,274,113,845,013).

The market capitalization of JSC “INTER RAO UES” as of December 31, 2009, was equal to 109,157,464,560 rubles (market price of a share 0.048 rubles; amount of shares 2,274,113,845,013).

The market capitalization of JSC “INTER RAO UES” as of December 31, 2010, was equal to 138,865,313,770 rubles (market price of a share 0.048 rubles; amount of shares 2,893,027,370,229).

The market capitalization of JSC “INTER RAO UES” as of December 31, 2011, was equal to 355,673,612,000 rubles (market price of a share 0.036607 rubles; amount of shares 9,716,000,000,000).

Market capitalization of JSC “INTER RAO UES” as of March 31, 2012, was equal to 300,224,400,000 rubles (market price of a share 0.0309 rubles; amount of shares 9,716,000,000,000).

3.3. Liabilities of the Issuer

3.3.1. Borrowed Funds and Payables

Total amount of the Issuer’s borrowed funds, detailing the total amount of overdue indebtedness for the funds borrowed in the last 5 completed financial years, or in each completed financial year, if the Issuer has been performing its activities for less than 5 years.

Name of the indicator	As of December 31, 2007	As of December 31, 2008	As of December 31, 2009	As of December 31, 2010	As of December 31, 2011
Total amount of borrowed funds, in thousand of rubles	581,656	15,103,823	25,188,639	20,392,427	18,305,464
Overdue indebtedness related to the loans, in rubles	0	0	0	0	0

* Including the amount of  24 228 thousand rubles representing the amount of accrued but unpaid interest, which are recorded on paper “short-term loans and credits”.

Structure of the Issuer’s borrowed funds for the last completed financial year and the last completed accounting period before the date of approval of the Prospectus

Name of the indicator	As of December 31, 2011	As of March 31, 2012
Long-term loans, in thousand of rubles	17,965,196	15,418,718
Including:
Credit	10,900,000	8,900,000
Loans, except for bonded loans	7,065,196	6,518,718
Bonded loans	0	0
Short-term loans	316,040	316,040
Including:
Credit	0	0

Name of the indicator	As of December 31, 2011	As of March 31, 2012
Loans, except for bonded loans	316,040,000	316,040,000
Bonded loans	0	0
Total amount of overdue indebtedness related to the loans	0	0
Including:
On credit	0	0
On loans, except for bonded loans	0	0
On bonded loans	0	0

Total amount of the Issuer’s payables, detailing the total amount of overdue payables for the last 5 completed financial years, or for each completed financial year, if the Issuer has been performing its activities for less than 5 years:

Name of the indicator	As of December 31, 2007	As of December 31, 2008	As of December 31, 2009	As of December 31, 2010	As of December 31, 2011
Total amount of payables	214,300	7,345,076	13,008,2393	6,811,969	23,750,872
Total amount of overdue payables	0	0	0	0	0
Including:
The total amount of short-term payables, thousand rubles	214,300	2,590,665	3,605,961	6,811,969	4,481,858
The total amount of outstanding short-term payables, thousand rubles	0	0	0	0	0
The total amount of long-term payables, thousand rubles	0	4,754,411	9,402,278	0	19,269,014
The total amount of outstanding long-term payables, thousand rubles	0	0	0	0	0

Structure of the Issuer’s payables for the last completed financial year and the last completed accounting period before the date of approval of the Prospectus

Structure of short-term payables:

Name of the indicator	As of December 31, 2011	As of March 31, 2012
Total amount of payables, in thousand of rubles	4,481,858	6,211,745
including overdue payables, in thousand of rubles	0	0
Including:
Tax due and debt to the state non-budgetary funds, in thousand of rubles	50,722	365,590
including overdue payables, in thousand of rubles	0	0
To the suppliers and contractors, in thousand of rubles	3,584,965	4,873,002
including overdue payables, in thousand of rubles	0	0
To the company’s staff, in thousand of rubles	234	58,499
including overdue payables, in thousand of rubles	0	0
Other payables, in thousand of rubles	845,937	914,654
including overdue payables, in thousand rubles	0	0

Structure of long-term payables:

Name of the indicator	As of December 31, 2011	As of March 31, 2012
Total amount of payables, in thousand of rubles	19,269,014	19,303,733
including overdue payables, in thousand of rubles	0	0
Including:
Tax due and debt to the state non-budgetary funds, in thousand of rubles	0	0
including overdue payables, in thousand of rubles	0	0
To the suppliers and contractors, in thousand of rubles	0	0
including overdue payables, in thousand of rubles	0	0
To the company’s staff, in thousand of rubles	0	0
including overdue payables, in thousand of rubles	0	0
Other payables, in thousand of rubles	19,269,014	19,303,733
including overdue payables, in thousand rubles	0	0

No overdue payables, including those related to borrowed funds, are registered for the period under review.

The creditors that provided at least 10 percent of the total amount of payables or at least 10 percent of the total amount of borrowed (long-term and short-term) funds in the last completed accounting period before the date of approval of the Prospectus:

1. Full trade name: Joint-Stock Company “INTER RAO Capital”

Abbreviated trade name: JSC “INTER RAO Capital”

Location: Bolshaya Pirogovskaya St. 27, 119435 Moscow

INN: 7701296415

OGRN: 1027700091286

Total amount of payables, in rubles: 16,930,47,000

Amount and conditions of overdue payables (interest rate, punitive sanctions, penalty fees): No overdue payables are registered.

The Creditor is an affiliated company of the Issuer (information is provided as of the end of the last completed accounting period)

The share of the Issuer in the authorized (joint-stock) capital (share fund) of the commercial organization, %: 100

Amount of the ordinary shares of the joint-stock company owned by the Issuer, %: 100

Share of the firm in the authorized capital of the Issuer, %: 12.54

Amount of the ordinary shares of the Issuer, owned by the firm, %: 12.54

2. Full trade name: Joint-Stock Company ““BANK “ROSSIYA”.

Abbreviated trade name: ““BANK “ROSSIYA”.

Location: Rastreli str., 2 А. 191124, Saint-Petersburg.

Taxpayer number: 7831000122.

Primary State Registration Number: 1027800000084.

Total amount of payables, in thousands of rubles: 2,000,000.

Amount and conditions of overdue payables (interest rate, punitive sanctions, penalty fees):  No overdue payables are registered.

The Creditor is not an affiliated company of the Issuer.

3. Full trade name: Open Joint Stock Company “ALFA-BANK”.

Abbreviated trade name: OAO “ALFA-BANK”.

Location: Moscow, Kalanchevskaya str., 27, 107078, Moscow.

Taxpayer number: 7728168971.

Primary State Registration Number: 1027700067328.

Total amount of payables, in thousands of rubles: 3,704,271.

Amount and conditions of overdue payables (interest rate, punitive sanctions, penalty fees): No overdue payables are registered.

The Creditor is not an affiliated company of the Issuer.

4. Full trade name: Sberbank of Russia.

Abbreviated trade name: Sberbank.

Location: Vavilova str., 19, 117997, Moscow.

Taxpayer number: 7707083893.

Primary State Registration Number: 1027700132195.

Total amount of payables, in thousands of rubles: 2,004,372.

Amount and conditions of overdue payables (interest rate, punitive sanctions, penalty fees):  No overdue payables are registered.

The Creditor is not an affiliated company of the Issuer.

5. Full trade name: INTER RAO Credit Besloten Vennootschap.

Abbreviated trade name: INTER RAO Credit B.V.

Location: Strawinskylaan 655, 1077XX Amsterdam.

Taxpayer number: не применимо.

Taxpayer number: не применимо.

Total amount of payables, in thousands of rubles.: 7,333,466.

Amount and conditions of overdue payables (interest rate, punitive sanctions, penalty fees): No overdue payables are registered..

The Creditor is an affiliated company of the Issuer.

The share of the Issuer in the authorized (joint-stock) capital (share fund) of the commercial organization, %: 0.

Amount of the ordinary shares of the joint-stock company owned by the Issuer, %: 0.

Share of the firm in the authorized capital of the Issuer, %: 0.

Amount of the ordinary shares of the Issuer, owned by the firm, %: 0.

3.3.2. Credit History of the Issuer

Fulfillment by the Issuer of its obligations under credit contracts and/or loan agreements effective during the last 5 completed financial years, or from the date of the Issuer’s state registration, if the Issuer has been performing its activities for less than 5 years, and during the last completed accounting period, up to the date of approval of the Prospectus, including those concluded by means of issuance and sale of bonds, for which the amount of the principal debt constituted 5 or more percent of the book value of the Issuer’s assets as of the expiry date of the last completed accounting period (quarter, year) preceding the date of conclusion of the respective contract, with respect to which the established term of presentation of financial statements (accounting reports) expired, as well as other credit contracts and/or loan agreements, which are significant to the Issuer:

Considering the changes that took place within the framework of reorganization of JSC “RAO UES of Russia”, undertaken in accordance with the state program of reforming the electrical energy complex of the Russian Federation, namely:

•                                Renaming JSC “Sochinskaya TPS” as JSC “INTER RAO UES”, registered on April 09, 2008;

•                                Reorganization of JSC “INTER RAO UES” in the form of incorporation of:

Stage I: incorporation of JSC “INTER RAO UES”, JSC “North-West Thermal Power Plant”, and JSC “Ivanovo Thermal-Gas Plant”, effected on May 01, 2008;

Stage II: incorporation of JSC “INTER RAO UES Holding” and JSC “Kaliningradskaya TEC 2”, effected on July 01, 2008;

and considering the existence of indebtedness on credits and loans, as of the date or reorganization, with the amount of principal debt constituting no less than 5 percent of the book value of the Issuer as of the expiry date of the last completed accounting period preceding the conclusion of the respective contract, on the part of JSC “INTER RAO UES” only, the credit history of the Issuer can be represented as follows:

•                  The credit history of JSC “INTER RAO UES” from May 01, 2008, to March 31, 2012, consolidated on the basis of the credit portfolio of JSC “INTER RAO UES” and JSC “Sochinskaya TPS” (after reorganization of JSC “INTER RAO UES”) as of the date of reorganization (May 01, 2008)

•                  The credit history of JSC “INTER RAO UES” from January 01, 2007, to April 30, 2008, presented disregarding the credit portfolio that passed to JSC “INTER RAO UES” in the course of reorganization.

The credit history of JSC “INTER RAO UES” from May 01, 2008, to March 31, 2012:

1.

Type and Identification Characteristics of the Liability

Credit in the amount of 50,000,000 USD, provided on June 24, 2005

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	Credit Suisse International (formerly Credit Suisse First Boston International), One Cabot Square, London E14 4QJ, United Kingdom

Amount of the principal debt as of the moment of creation of liability	50,000,000 USD

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	0

Term of the credit (loan) in years	4.5

Average rate of interest for the credit (loan) as a percent per annum	8.5

Number of interest (coupon) periods	7

Occurrence of delays in payment of interest on the credit (loan), and, if any, the total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	December 28, 2009

Actual date of credit (loan) repayment	May 30, 2008

Other information related to the liability, specified by the Issuer at its discretion	None

2.

Type and Identification Characteristics of the Liability

Revolving credit facility in the amount of 2,000,000,000 rubles, provided on April 25, 2007

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	Open Joint-Stock Company “Sberbank of Russia”, Vavilova St. 19, Moscow, 117997 Russian Federation

Amount of the principal debt as of the moment of creation of liability	303,960,000 rubles

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	0

Term of the credit (loan) in years	3

Average rate of interest for the credit (loan) as a percent per annum	9.4

Number of interest (coupon) periods	35

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	April 23, 2010

Actual date of credit (loan) repayment	April 23, 2010

Other information related to the liability, specified by the Issuer at its discretion	None

3.

Type and Identification Characteristics of the Liability

Revolving credit facility in the amount of 50,000,000 USD, provided on December 14, 2007

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	VTB Capital plc 14, Cornhill, London EC3V 3ND, United Kingdom

Amount of the principal debt as of the moment of creation of liability	25,000,000 USD

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	0

Term of the credit (loan) in years	1

Average rate of interest for the credit (loan) as a percent per annum	4.5

Number of interest (coupon) periods	14

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	March 21, 2011

Actual date of credit (loan) repayment	December 19, 2008

Other information related to the liability, specified by the Issuer at its discretion	None

4.

Type and Identification Characteristics of the Liability

Term credit facility in the amount of 50,000,000 USD, provided on December 14, 2007

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	VTB Capital plc 14, Cornhill, London EC3V 3ND, United Kingdom

Amount of the principal debt as of the moment of creation of liability	50,000,000,000 USD

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	0

Term of the credit (loan) in years	3.2

Average rate of interest for the credit (loan) as a percent per annum	3.9

Number of interest (coupon) periods	39

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	March 21, 2011

Actual date of credit (loan) repayment	March 21, 2011

Other information related to the liability, specified by the Issuer at its discretion	None

5.

Type and Identification Characteristics of the Liability

Credit in the amount of 130,000,000 USD, provided on February 29, 2008

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	VTB Capital plc 14, Cornhill, London EC3V 3ND, United Kingdom

Amount of the principal debt as of the moment of creation of liability	130,000,000 USD

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	0

Term of the credit (loan) in years	1

Average rate of interest for the credit (loan) as a percent per annum	3.8

Number of interest (coupon) periods	12

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	March 06, 2009

Actual date of credit (loan) repayment	March 06, 2009

Other information related to the liability, specified by the Issuer at its discretion	None

6.

Type and Identification Characteristics of the Liability

Credit in the amount of 50,000,000 USD, provided on April 14, 2008

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	Commerzbank Aktiengesellschaft, 60261 Frankfurt/Main, Germany

Amount of the principal debt as of the moment of creation of liability	50,000,000 USD

Amount of the principal debt as of the expiry date of the last completed accounting period	0

before the date of approval of the Prospectus

Term of the credit (loan) in years	1

Average rate of interest for the credit (loan) as a percent per annum	4.4

Number of interest (coupon) periods	4

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	April 14, 2009

Actual date of credit (loan) repayment	April 14, 2009

Other information related to the liability, specified by the Issuer at its discretion	None

7.

Type and Identification Characteristics of the Liability

Credit facility in the amount of 50,000,000 USD, provided on May 28, 2008

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	Commerzbank Aktiengesellschaft, 60261 Frankfurt/Main, Germany

Amount of the principal debt as of the moment of creation of liability	25,000,000 USD

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus, rubles/foreign currency	0

Term of the credit (loan) in years	1

Average rate of interest for the credit (loan) as a percent per annum	4.0

Number of interest (coupon) periods	4

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	May 29, 2009

Actual date of credit (loan) repayment	May 29, 2009

Other information related to the liability, specified by the Issuer at its discretion	None

8.

Type and Identification Characteristics of the Liability

Promissory note in the amount of 164,222,500 USD, provided on July 25, 2008

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	Limited Liability Company “Region-Finance Brokerage Company”, Shabolovka St. 10, Apt. 2, Moscow, 119049 Russian Federation

Amount of the principal debt as of the moment of creation of liability	164,222,500 USD

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	0

Term of the credit (loan) in years	0.25

Average rate of interest for the credit (loan) as a percent per annum	7.8

Number of interest (coupon) periods	1

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	Upon presentation, on or after October 24, 2008

Actual date of credit (loan) repayment	November 24, 2008

Other information related to the liability, specified by the Issuer at its discretion	None

9.

Type and Identification Characteristics of the Liability

Credit in the amount of 163,000,000 USD provided on November 12, 2008

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	State Corporation “Bank for Development and Foreign Economic Affairs (Vnesheconombank)”, Akademika Sakharova Prospekt 9, Moscow, 107996, Russian Federation

Amount of the principal debt as of the moment of creation of liability	163,000,000 USD

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	0

Term of the credit (loan) in years	7

Average rate of interest for the credit (loan) as a percent per annum	6.3

Number of interest (coupon) periods	7

Occurrence of delays in payment of interest on	No delays

the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)

Scheduled credit (loan) maturity (date)	November 12, 2015

Actual date of credit (loan) repayment	December 23, 2011

Other information related to the liability, specified by the Issuer at its discretion	None

10.

Type and Identification Characteristics of the Liability

Credit facility in the amount of 220,000,000 euros provided on January 15, 2009

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	Gazprombank (Open Joint-Stock Company), Nametkina St. 16, Bldg. 1, Russian Federation 1.

Amount of the principal debt as of the moment of creation of liability	220,000,000 euros

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	0

Term of the credit (loan) in years	3

Average rate of interest for the credit (loan) as a percent per annum	12.2

Number of interest (coupon) periods	10

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	January 16, 2012

Actual date of credit (loan) repayment	September 30,2009

Other information related to the liability, specified by the Issuer at its discretion	None

11.

Type and Identification Characteristics of the Liability

Non-revolving* credit facility in the amount of 10,000,000,000 rubles, provided on August 31, 2009

Conditions of the liability and information on its discharge

Name and location or surname, name, and	Open Joint-Stock Company “Sberbank of

patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	Russia”, Vavilova St. 19, Moscow, 117997 Russian Federation

Amount of the principal debt as of the moment of creation of liability	10,000,000,000 rubles

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	2,000,000,000 rubles

Term of the credit (loan) in years	3

Average rate of interest for the credit (loan) as a percent per annum	10.4

Number of interest (coupon) periods	31

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	June 14, 2013

Actual date of credit (loan) repayment	The credit has not been repaid.

Other information related to the liability, specified by the Issuer at its discretion	None

* The credit facility became revolving on June 15, 2010.

12.

Type and Identification Characteristics of the Liability

Credit facility in the amount of 8,000,000,000 rubles, provided on November 24, 2009

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	State Corporation “Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

Amount of the principal debt as of the moment of creation of liability	700,000,000 rubles

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	0

Term of the credit (loan) in years	10

Average rate of interest for the credit (loan) as a percent per annum	11.0

Number of interest (coupon) periods	6

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	October 15, 2019

Actual date of credit (loan) repayment	June 30, 2010

Other information related to the liability, specified by the Issuer at its discretion	None

The credit history of JSC “INTER RAO UES” (reorganized within the framework of incorporation into JSC “INTER RAO UES” of May 01, 2008) from January 01, 2007, to April 30, 2008:

1.

Type and Identification Characteristics of the Liability

Credit facility in the amount of 30,000,000 USD, provided on July 20, 2005

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	Joint-Stock Commercial Bank “POSTBANK” (open joint-stock company), Mashi Poryvaevoy St. 11, Moscow, 107078 Russian Federation

Amount of the principal debt as of the moment of creation of liability	30,000,000 USD

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	0

Term of the credit (loan) in years	2

Average rate of interest for the credit (loan) as a percent per annum	10

Number of interest (coupon) periods	21

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	April 30, 2007

Actual date of credit (loan) repayment	April 30, 2007

Other information related to the liability, specified by the Issuer at its discretion	None

2.

Type and Identification Characteristics of the Liability

Credit facility – term credit (part 1) in the amount of 15,000,000 USD, provided on December 22, 2005

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	VTB Capital plc 14, Cornhill, London EC3V 3ND, United Kingdom

Amount of the principal debt as of the moment of creation of liability	15,000,000 USD

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	0

Term of the credit (loan) in years	0.6

Average rate of interest for the credit (loan) as a percent per annum	7.7

Number of interest (coupon) periods	7

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	March 22, 2009

Actual date of credit (loan) repayment	December 21, 2007

Other information related to the liability, specified by the Issuer at its discretion	None

3.

Type and Identification Characteristics of the Liability

Credit facility – (part 1) in the amount of 30,000,000 thousand USD, provided on December 22, 2005

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	VTB Capital plc 14, Cornhill, London EC3V 3ND, United Kingdom

Amount of the principal debt as of the moment of creation of liability	15,000,000 USD

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	0

Term of the credit (loan) in years	2

Average rate of interest for the credit (loan) as a percent per annum	7.29

Number of interest (coupon) periods	34

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	December 24, 2007

Actual date of credit (loan) repayment	December 24, 2007

Other information related to the liability, specified by the Issuer at its discretion	None

4.

Type and Identification Characteristics of the Liability

Revolving credit facility in the amount of 1,000,000,000 rubles, provided on 17.03.06

Conditions of the liability and information on its discharge

Name and location or surname, name, and patronymic of the creditor (lender), name and location or surname, name, and patronymic of the creditor (lender)	Open Joint-Stock Company “Sberbank of Russia”, Vavilova St. 19, Moscow, 117997 Russian Federation

Amount of the principal debt as of the moment of creation of liability	249,913,000 rubles

Amount of the principal debt as of the expiry date of the last completed accounting period before the date of approval of the Prospectus	0

Term of the credit (loan) in years	1.7

Average rate of interest for the credit (loan) as a percent per annum	8

Number of interest (coupon) periods	20

Occurrence of delays in payment of interest on the credit (loan), and, if any, total amount of registered delays and the term thereof (in days)	No delays

Scheduled credit (loan) maturity (date)	March 14, 2008

Actual date of credit (loan) repayment	March 14, 2008

Other information related to the liability, specified by the Issuer at its discretion	None

3.3.3. Liabilities of the Issuer related to the Security provided to third parties

Total amount of liabilities of the Issuer related to the security provided by the Issuer, and total liabilities of third parties for which a security was provided by the Issuer, including in the form of pledge or guarantee, taking into account limited responsibility of the Issuer with respect to such third party liabilities, determined based on the conditions of the security and the actual balance of debt for the third party liability as of the expiry date of each of the 5 last completed financial years, or as of the expiry date of each completed financial year, if the Issuer has been performing its activities less than 5 years, as well as the expiry date of the last completed accounting period before the date of approval of the Prospectus.

Name of the indicator	2007	2008	2009	2010	2011	2012, 3 months
Total liabilities of the Issuer related to the security provided by it, in thousand of rubles	0	0	910,850	27,940,423	66,136,457	59,617,915
Total liabilities of the third parties for which a security was provided by the Issuer to the third parties, including in the form of pledge or guarantee, in thousand of rubles	0	0	910,850	27,940,423	66,136,457	59,617,915

Information about each liability of the Issuer related to the security provided within the last completed financial year and within the last completed accounting period before the date of approval of the Prospectus, constituting no less than 5 percent of the book value of the Issuer’s assets as of the expiry date of the last completed accounting period (quarter, year) preceding the date of provision of security:

No liabilities of the Issuer related to provision of security to third parties and constituting less than 5 percent of the book value of the Issuer’s assets are registered within the last completed financial year, as well as at the expiry date of the last completed quarter preceding the date of provision of security.

3.3.4. Other Liabilities of the Issuer

Agreements of the Issuer, including forward transactions, that are not represented in its financial statements (accounting reports), and that might have a significant impact on the financial condition of the Issuer, its liquidity, sources of financing and terms of their use, performance results and expenses:

The Issuer concluded derivative transactions with counteragent banks with the purpose of hedging the currency and interest risks.

As of March 31, 2012, all the other liabilities of the Issuer that are not represented in its balance sheet and have arisen as a result of performance of operations on transactions with a deferred term of execution constituted 6,149,800 thousand rubles.

Factors predetermining occurrence of the said changes due to the aforementioned liabilities and the probability of their coming into existence:

The said transactions can influence the financial condition of the Issuer in case of violation of commitments by the counteragent banks. All liabilities of the Issuer related to the transactions concluded and reflected in the off-balance accounts are supported by the respective counter commitments of the counteragent banks. Due to the fact that the said transactions are concluded with banks of a sufficient financial sustainability and level of reliability, the Issuer considers the probability of violation of commitments by the counteragent banks to be low. Thus, these transactions cannot significantly change the financial condition of the Issuer.

The reasons for conclusion of the said agreements by the Issuer, anticipated profit obtained by the Issuer under such agreements, and the reasons for which the agreements are not represented in financial statements (accounting reports) of the Issuer:

The purpose of conclusion of transactions with a deferred term of execution is minimization of the cash flow currency risk and currency risk of the asset revaluation. As a result of the said transactions, the Issuer’s exposure to the currency risk significantly decreased. The Issuer expects neither significant loss, nor profit as a result of these transactions. Such transactions are represented in the financial statements (accounting reports) as of the date of execution of transactions, subject to the terms thereof.

There are no agreements of the Issuer, including forward transactions, that are not represented on its balance sheet and that might have a significant impact on the financial condition of the Issuer, its liquidity, sources of financing, and terms of their use, performance results and expenses.

3.4. Purposes of issuance and areas of use for the funds obtained as a result of distribution of equity securities

The securities, with respect to which this Prospectus is registered, are not distributed by means of subscription.

Securities are not distributed with the purpose of financing a certain transaction (interrelated transactions) or another operation.

State or municipal unitary enterprises cannot be provided with a loan.

The securities, with respect to which this Prospectus is registered, are distributed within the framework of the reorganization of JSC “INTER RAO UES”, with the purpose of conversion of shares in the course of affiliation of “Bashenergoaktiv” Open Joint Stock Company (OJSC “Bashenergoaktiv”), established as a result of reorganization of Bashkir Energetics and Electrification Joint-Stock Company “Bashkirenergo” (OJSC “Bashkirenergo”).

The Issuer shall receive no share premium as a result of issuance.

3.5. The risks connected with the acquisition of distributed equity securities

Investments in the Issuer’s securities imply certain risks. Therefore, potential investors should thoroughly examine the below given factors before making decisions with respect to investments. Each of these factors can have an adverse impact on economic activity and the financial condition of the Issuer.

When making investments in emerging markets, including the Russian market, the investors shall bear in mind the level of current risks and carefully analyze their own risks, in order to make a reasonable and grounded decision as to the practicability of investments, taking into account all the risks existing at the time being. When making a decision with respect to investing, investors are advised to consult with their legal and financial advisors before making investments in Russian securities.

The key risks identified by the Issuer in the course of its activities of which the potential investor should be aware (in the opinion of the Issuer) in order to make a grounded decision with respect to acquisition of the Issuer’s shares are specified below. It should be taken into account that the list is based only on the information available to the Issuer and therefore cannot be complete.

A detailed analysis of the risk factors related to acquisition of the distributed equity securities, with respect to which this Prospectus is prepared, namely:

•                  industry risks;

•                  country and regional risks;

•                  financial risks;

•                  legal risks; and

•                  risks connected with the activities of the Issuer.

The Issuer’s policy in the area of risk management:

The Issuer deems a risk management system to be one of the most essential elements and seeks to integrate risk management mechanisms at all levels of corporate management. Within the framework of the risk management policy, the Issuer reveals and estimates the threats and critical events, that might hinder the company’s goal achievement, and/or disturb operational or investment activities of the company, and/or constitute a menace to its financial sustainability. The Issuer implements a conservative policy in the area of risk management, based on the recommendations of the world’s best practices and in compliance with the legislative requirements. Basic risk management techniques applied by the Issuer include abstention from risky investments, abstention from unreliable counteragents, insurance of activities, and development of internal control systems.

3.5.1. Industry risks

The influence the possible deterioration of the situation in the industry in which the Issuer is engaged might have on its activities and fulfillment of commitments related to securities, and the most significant — in the Issuer’s opinion — possible changes in the industry (domestic and foreign markets taken separately), as well as actions to be performed by the Issuer in such event

The Issuer’s field of activity is the power industry. The main lines of the Issuer’s activity as of the beginning of 2012 are production and realization of electricity and power produced on the Issuer’s generation equipment, as well as export and import of electricity, and investment activities.

The power industry is an infrastructural sector of the Russian economy. The dynamics of industry development are conditioned by the general dynamics of social and economic development for all sectors of the Russian economy and, to a certain extent, by climatic and weather conditions in Russia and the neighboring countries.

The events that have occurred in the electrical power industry in the last 5 years, which have the most significant influence on the Issuer:

•                                continuing reforms in the electrical power sector, including liquidation of JSC “RAO UES of Russia”, liberalization of the internal electricity market (WECM), and functioning of the power market; starting from July 01, 2009, 50% of the production (consumption) volume of electrical power is supplied to WECM at regulated prices (rates). Since January 2010, the free sector of WECM has constituted 60%;

•                                the influence of the financial crisis on electrical energy (power) consumption and the pricing environment of energy markets in Russia and neighboring states, as well as the solvency of consumers;

•                                the start of the trade in electricity derivatives;

•                                activation of work related to launch of the long-term power market (LTPM); signature of the Russian Federation Government Decree on the Long-Term Power Market; and

•                                conclusion of new power supply contracts (PSC); the start of work by the Russian Federation Government related to putting in order the PSC of generating companies.

The following events happened in the electrical power industry in the first quarter of 2012, preceding the date of approval of the Prospectus, and were most significant for the Issuer:

•                                issue of the Russian Federation Government Order No. 163-r “On the Appointment of JSC “INTER RAO UES” as an Organization Authorized To Act as a Commercial Agent when Performing Interstate Transmission of Electricity”, dated February 09, 2012;

•                                approval of the Long-Term Coal Industry Development Program, effective until 2030 (Russian Federation Government Order No. 14-4, dated January 24, 2012);

•                                signature, in the 1st quarter of 2012, of a long-term contract between JSC “Eastern Energy Company”, a member of INTER RAO UES Group, and the State Grid Corporation of China, with respect to supply of electrical power to China via the power lines with a voltage of 110, 220 and 500 kV. The contract was concluded for 25 years; the total volume of supply during the entire term shall comprise approximately 100 billion kWh. Supply under the new contract has been carried out since March 01, 2012;

•                                commissioning of the PGU-800 generating unit at Kirishskaya GRES in March 2012.

Domestic market

One of the most important areas of reform in the Russian power industry is development of electricity markets by means of transformation of the existing wholesale electricity and capacity market (WECM) into the fully functional competitive wholesale electricity market and formation of effective retail electricity markets ensuring safe energy supply to consumers.

Retail market functioning rules imply gradual liberalization of retail electricity markets, followed by the parallel liberalization of the wholesale market, provided that the population is supplied with electricity at the regulated rates within the transition period.

Economic growth slowdown in the Russian Federation results in a reduction of electricity and power consumption in some branches of industry, which, in turn, has an influence on the price conjuncture related to electrical energy and power in the free sector of the Russian WECM.

The pricing environment of the electricity markets in which the Issuer performs its activities is currently rather unclear.

Foreign markets

Today, the power systems of Belarus, Estonia, Latvia, Lithuania, Georgia, Azerbaijan, Kazakhstan, Moldova, Mongolia, Ukraine, Kyrgyzstan, Tajikistan, and Uzbekistan work in parallel with UES of Russia. Electrical energy is also supplied to Finland through the direct current line.

The Issuer takes into account geographical features of the countries in which it acts, the peculiarities of legislation and degree of liberalization of electricity markets of these countries, and all the risks connected with the said factors. Most countries where the Issuer performs its activities, especially the European ones, have a well-developed infrastructure, so the Issuer deems that exposure to risks connected with disturbance of transport connection due to remoteness, and/or inaccessibility, and/or other similar risks, is minimal. However, due to the influence and consequences of the global financial crisis, the pricing environment of electricity markets where the Issuer performs its activities is unclear.

The most liberalized European electricity market in which the Issuer performs its activities is NordPool - the Scandinavian power exchange.

The success of the Issuer’s export and import operations is to a great extent conditioned by active collaboration with the Non-Commercial Partnership “Market Council”, participation in interagency working parties, and initiation of offers concerning the change of the normative base and model of WECM, including in the part of amendments made to the Government Decrees, considering specific features of organizations performing export and import operations.

According to the Issuer’s estimates, the following risks are the most significant to production activities:

Production and technical risks

These risks are determined by the Issuer as those connected with unplanned changes in the functioning of generation equipment. The main sources of risks are: degradation in the reliability of equipment functioning as a result of its moral and physical depreciation; insufficient quality of repairs; violation of terms of repairs; disturbance of fuel supply; changes in the schemes of adjacent grids accounted on the balance of network organizations (including breakdowns).

Measures taken by the Issuer to lower such risks:

•                                optimization of the program for repairs in order to ensure safe operation and decrease the number of unplanned shutoffs;

•                                technical upgrade and reconstruction of capital funds, based on the principle of maximum support of the safety of equipment function and effective use thereof;

•                                fuel supply management; and

•                                insurance of property and reparation of damages under insurance contracts.

Risks of reduction in the sales volume of electrical and heat energy

The actual risk in the electrical energy sale market is the possible damping of electrical energy demand. The possible consequence of the risk is a reduction in yield from the sale of electrical energy and power.

Measures taken by the Issuer to lower the risk:

•                                lowering the cost of production, including increase of operational efficiency by means of realization of programs relating to reduction of production costs and fuel savings;

•                                conclusion of long-term electricity supply contracts; and

•                                diversification of non-regulated electricity supply contracts according to industry branches and regions.

The risk of displacement by alternative sources of heat energy

The actual risk in the heat energy sale market is declining volumes of heat energy sales due to displacement by alternative sources of heat energy.

Measures taken by the Issuer to lower the risk:

•                                implementation of measures aimed at the Issuer’s competitive growth in the heat energy market and increasing client appeal;

•                                implementation of measures aimed at extending the existing heat energy sale markets and attracting new consumers; and

•                                enhancement of the heat supply system’s reliability and installation of new heating lines.

Within the existing trade activity conditions, the Issuer gives special importance to risk management at all levels of business management.

Risks connected with the possible change of prices for raw materials and services used by the Issuer in its activities (domestic and foreign markets taken separately), and their influence on the Issuer’s activities and fulfillment of commitments relating to securities

Risks connected with the increase of fuel prices

The cost of fuel is the main object of expenditure in the prime cost of electrical energy production, so the risks connected with an increase of prices for fuel and utilities, as well as their transportation, both in domestic and foreign markets, can have an adverse impact on the Issuer’s financial and economic condition and hinder fulfillment of its commitments related to the securities.

Measures taken by the Issuer to lower such risks:

•                                diversification of fuel suppliers;

•                                participation in organization and performance of exchange trade of gas, elaboration of the trade function;

•                                conclusion of long-term contracts with suppliers in accordance with the agreed prices taken into account in the process of rating;

•                                short-term and medium-term forecasting of developments at the DAM, adjustment of monthly fuel supply volumes, active interaction with the suppliers as to the conditions of delivery; and

•                                lowering the cost of production, including increasing operational efficiency by means of realization of the programs related to reduction of production costs and fuel savings.

The risks connected with a possible change in prices for the Issuer’s products and/or services (domestic and foreign markets taken separately), their influence on the Issuer’s activities and fulfillment of commitments related to securities

The risks connected with fluctuation of electricity (power) prices at the WECM.

The pricing environment of electricity markets in which the Issuer performs its activities, is currently rather unclear. Thus, for example, in comparison with the average price in January and February 2011, electricity prices at the Day-Ahead Market of the Wholesale Market (DAM WECM) in the first price zone decreased when compared to the same period in 2012 by 12.9%, and in the second price zone increased by 16.4%.

In connection with constantly changing prices and energy consumption volumes in the domestic market, the Issuer constantly takes efforts in order to retain strategic presence markets. The export and import activities of JSC “INTER RAO UES” comprise an economic factor ensuring the safety of UES’ work in the Russian Federation and other energy systems interconnected with it, including with the purpose of ensuring energy security for the peripheral regions of Russia. In the spot segments of WECM, the Issuer pays great attention to elaboration of measures aimed at lowering the negative impact of certain factors on the trading activities of Group companies.

The Issuer uses different methods for management of the above risks, including:

•                                redistribution of risks or hedging;

•                                avoiding risks. When making decisions in its trading activities, the Issuer estimates correlation of risks and profitability of transactions and trade operations;

•                                limiting, i.e., imposing restrictions on the trade operations of the Issuer in order to prevent exceeding the preset parameters of financial losses.

In general, JSC “INTER RAO UES” performs management of the trading portfolio in domestic and foreign markets in order to ensure the level of profitability of the trading activity stipulated by the business plan.

Foreign markets

The most liberalized European electricity market in which the Issuer performs its activities, is NordPool – the Scandinavian power exchange.

Gradual increase of electricity prices is expected in the Finland zone in the Nord Pool Scandinavian electricity market based on the price statistics starting from 1999, as well as on the basis of the actual quotations of electricity forward contracts on the NASDAQ OMX exchange, dynamics regarding prices for fuel and utilities, and forecasted hydrobalance up to the end of 2012, which will facilitate the reduction of price risks in the Issuer’s trading activity in this area. The Issuer deems the Nord Pool electricity market in the Finland zone to be the most significant foreign market. Other foreign markets are less significant to the Issuer, for which reason the risks connected with the possible change in prices for the Issuer’s products and/or services in these markets cannot influence the activities or financial condition of the Issuer.

3.5.2. Country and regional risks

The risks connected with the political and economic situation in the country (countries) and the region where the Issuer is registered as a taxpayer and/or performs its principal activities, provided that the principal activity of the Issuer in such country (region) brought 10 or more percent interest for the last completed accounting period preceding the date of approval of the Prospectus.

The Issuer is registered as a taxpayer in the Russian Federation. The Issuer performs its activities in the territory of Russia, as well as in countries in the Baltic states, Scandinavia, Central and Eastern Europe, the Black Sea region, Central Asia and the Far East.

As the crisis phenomenon still exists in the Russian economy, which fact is revealed, inter alia, through the significant volatility of quotations for securities and rates of exchange, the Issuer constantly performs monitoring and analysis of the key indicators regarding the macroeconomic position of the country.

The most significant regional risks regarding performance of foreign economic activities:

The Baltics, Belarus, Ukraine

In conditions of significant reduction of consumption in foreign energy systems release of the regional, economically efficient generation takes place, which entails the attempts to re-divide the existing market.

Kazakhstan

Analysis of dynamics characterizing relations in the power industry sphere and performance of trade operations with the energy system of Kazakhstan in the last several years, along with the possible consequences of the adopted strategy for development of the energy system of Kazakhstan with a tendency to build high-capacity (500 MW or more) carbon units with low regulating capability, as well as the existence of unsettled problems in the power industry field in Central Asia, suggest a worsening of the situation, connected with the growth of the amplitudes of deviation values arising in the Russia-Kazakhstan section, which has a significant influence on the safe functioning of the Russian energy system in the service areas of the Urals and Siberia.

Prospective actions of the Issuer aimed at minimization of the negative impact of risks and actions taken in case the changes in the situation in the country or region have an adverse impact on the Issuer’s activities:

When working in the regions of its strategic presence, the Issuer shall take the following measures in order to minimize the risks connected with its activities:

•                                market performance analysis, including regulatory framework of the markets of the Issuer’s presence;

•                                analysis of performance of the new markets, including regulatory framework applied to the markets, and information concerning business contacts needed to assess the possibility for the Issuer to start the work;

•                                consulting with competent authorities as to the risks connected with penetration into a new market;

•                                organization of interaction with the bodies of state power and major companies in the states where the Issuer is performing or planning to perform its activities;

•                                a well-adjusted method of assessing risks connected with overseas investments;

•                                diversification of different kinds of activities and investments;

•                                periodical inventory accounting of the investment portfolio and contract portfolio made in order to ensure the balance of the strategic set of capabilities and liabilities of the Issuer; and

•                                development of scenarios for future conditions of work in strategic areas of operations based on the global forecast of economic, political, and technological factors, and dynamics of their change.

In case of occurrence of risks connected with the political, economic, or social situation in Russia, as well as the risks connected with fluctuations in the world economy, the Issuer shall use its best efforts to lessen their negative impact. These efforts can include optimization of production costs, reduction of expenses, reduction of investment plans, and implementation of deliberate policy in the sphere of debt financing. The particular features of the said measures shall depend on the existing situation in each specific case.

The risks connected with possible conflicts, imposition of a state of emergency, and strikes in the country and in the region where the Issuer is registered as a taxpayer and/or performs principal activities:

The Issuer cannot entirely exclude the risks connected with the possible imposition of a state of emergency in the regions of its presence.

The Issuer does not exclude the risk of occurrence of military conflicts, imposition of the state of emergency and strikes in the countries neighboring Russia, where the Issuer performs its activities. The Issuer takes into account the possible negative impact of such factors on its financial and economic activities in these countries and regions.

The risks connected with geographic features of the country and region where the Issuer is registered as a taxpayer and/or performs its principal activities, including the increased risk of force majeure, possible disturbance of transport connection due to remoteness and/or inaccessibility, etc.:

The Issuer takes into account geographic features of the countries and regions where it performs its activities, as well as the risks connected therewith. Most countries, where the Issuer performs its activities, especially those in Europe, have a well-developed infrastructure, so the Issuer deems that exposure to risks connected with disturbance of transport connection due to remoteness, and/or inaccessibility, and/or other similar risks is minimal.

3.5.3. Financial Risks

In case of occurrence of one or more of the below listed risks, the Issuer shall take all possible measures to minimize their negative consequences. The particular features of the said measures shall depend on the existing situation in each specific case. The Issuer cannot guarantee that its actions aimed at overcoming the negative consequences of the risks shall remedy the situation, since the said factors are out of the Issuer’s control.

The Issuer has approved the Regulation on the Financial Risks Management System and the suite of respective local normative acts.

The Issuer’s exposure to the risks connected with a change of interest rates or foreign currency exchange rates in connection with the activities of the Issuer or due to the hedging, and performed by the Issuer in order to decrease adverse consequences of the said risks:

The entirety of 2011 and the beginning of 2012 are characterized by the heightened volatility of the key national measures – interest rates and foreign exchange rates; the cost of the credit resources provided to the Russian borrowers was on a large scale determined in accordance with the tendency typical for international financial markets.

The cost of maintenance of some of the Issuer’s financial liabilities was sensitive to changes in the market interest rates, and particularly to the changes in LIBOR (London Interbank Offered Rate) and the refinancing rate of the Central Bank of the Russian Federation. Additionally, the Issuer is subject to the interest risk arising as a result of revision of crediting rates for the borrowed funds at the moment of their refinancing. The Issuer undertakes regular assessment and monitoring of this risk.

In the risk management of interest rates, the Issuer coordinates the assets and liabilities sensitive to change in the interest rates, enlarges the term of loans, optimizes the periodicity of revision of the interest rates related to the loans, provides options for early redemption of the debt financing in the contracts, uses derivatives for hedging the interest risk, and performs other actions aimed at decreasing the impact of the market interest rates on the Issuer’s activities.

The debt burden of the Issuer is low-level. In a situation where there is increased volatility of interest rates, the likelihood of interest rate risk as the average estimated by the Issuer, but given the current liquidity position and the lack of short-term needs to attract additional credit resources, the Issuer’s exposure to interest rate risk is low.

In the conditions of economic downturn in world markets, the risks are heightened inside the country - obtaining credit can become harder for Russian banks and, consequently, the real sector companies, which can have a negative influence on the Issuer’s counteragents with a significant debt burden.

In order to prevent the risk of violation of commitments by the counteragents, the Issuer shall perform management of the credit risk in collaboration with external counteragents (purchasers and suppliers), its affiliated companies (in case of intragroup financing), and financing organizations, including banks and insurance companies.

In order to minimize the losses, the Issuer takes the following preventive measures: analysis of the position of counteragents with respect to their solvency, creditworthiness, financial soundness, and regular monitoring of accounts receivable. In addition, when concluding the contracts, the Company applies mechanisms facilitating decrease of credit risks (advance payments, the use of letters of credit, bank guarantees, and guarantees). Analogous measures are also taken in the course of procurement activity.

The Company pays special attention to the credit risks of the counteragents’ banks. Based on the credit surveillance of the banks, performed by the operating unit of the Company in accordance with the accepted procedure, inner credit ratings are assigned to the banks, and limits are established for operations with counteragent banks, with subsequent regular monitoring of observance of the said limits.

Exposure of the Issuer’s financial condition, its liquidity, sources of financing, results of activities, etc., to exchange rate shifts (currency risks)

Foreign economic activity and realization of international energy projects are part of the Issuer’s main activities. The Issuer carries out transboundary electricity supply, performs the management of foreign assets and realization of international investment projects. Therefore, currency risks are unavoidable when the Issuer performs its activities.

Performance indicators of the Issuer are subject to the influence of exchange rates as a result of change of the ruble equivalent to the exchange export earnings. Additionally, the change in currency exchange rates results in reassessment of the Issuer’s exchange commitments, monetary funds, and other monetary assets and liabilities of the Company, which entails increase or decrease of profit.

The Issuer considers volatility of the exchange value of the ruble, as well as the dollar to euro rate to be the key sources of the currency risk with respect to its activities.

Within the framework of currency risk management, the Company regularly performs analysis and forecasting of potential losses due to unfavorable dynamics of exchange rates using the Value-at-Risk and Earnings-at-Risk methods, scenario modeling, and stress testing. The applied methods of risk assessment comply with up-to-date and generally accepted approaches.

Within the framework of planning its activities, the Company seeks to ensure conformity of the exchange liabilities with the respective exchange earnings, which is a natural way to lower the Company’s currency risks. Additionally, for the purpose of lowering exposure to currency risk, the Company sustains a sufficient amount of liquid assets in foreign currencies in order to optimize the volume of FOREX transactions, and carries out hedging operations with the use of derivatives.

Prospective actions of the Issuer in case of the negative influence of changes in the exchange rate and interest rates on the Issuer’s activities

The Issuer shall take the following measures for management of the currency risk:

•                                perform the planning based on the principle of synchronization of volumes and time of receipt for the cash flows and outflows represented in the same foreign currency;

•                                perform management of the debt structure and financial investments;

•                                keep a sufficient level of open credit facilities represented in different foreign exchanges in order to ensure the flexibility of its currency position;

•                                keep a sufficient amount of liquidity assets represented in foreign exchanges in order to provide optimization of the volume of FOREX operations; and

•                                perform operations in the derivative market with the purpose of hedging the currency risk.

In conditions of high volatility of the ruble against the euro and U.S. dollar currency risk likelihood estimated by the Issuer as moderately high. However, in the opinion of the Issuer currency risk, given the actions taken to reduce it, at the moment can not substantially disrupt the liquidity of the Issuer or to influence its financial strength and ability to meet its obligations.

In case of a steep increase of exposure to currency risk, the Issuer shall make due adjustments to the measures related to the currency risk management, including additional gain in the volume of hedging operations.

The impact of inflation on payments related to securities, critical (in the opinion of the Issuer) ratios of inflation, and prospective actions of the Issuer meant for decrease of the said risk

According to Federal State Statistics Service data, the inflation rate was 11.9% in 2007, 13.3% in 2008, 8.8% in 2009, 8.8% in 2010, and 6.1% in 2011. According to the forecast by the Ministry of Economic Development of the Russian Federation, the degree of inflation in 2012 shall be about 5–6%.

The decrease of inflation compared to the data from previous years has a positive influence on the Issuer’s activities, since it facilitates a decrease in the value of credit resources and lowers a number of other risks, which are listed below.

The following inflation risks can have a negative impact on the financial and economic performance of the Issuer:

•                                risk of losses connected with loss in the real value of receivables in case of material postponement or delay in payment;

•                                risk of an increase in interest expenses due to rate increase;

•                                risk of increase in the prime cost of goods, products, work and services due to an increase in the price for fuel and utilities, transportation charges, wages, etc.; and

•                                risk of a reduction in the real value of funds raised for realization of the investment program.

The risk of significant excess in the forecasted rates of inflation by the actual rates and formation of runaway inflation (25—30% per annum) could have a negative influence on the Issuer’s efficiency, which allows makes this range of values a critical level. The Issuer deems that a critical level of inflation is unlikely to be reached.

In case of material excess in the forecasted levels of inflation, the Issuer shall take necessary measures to optimize the costs, as well as the structure of assets.

In case of occurrence of one or more of the above risks, the Issuer shall take all possible measures to minimize their negative consequences. The particular features of the said measures shall depend on the existing situation in each specific case. The Issuer cannot guarantee that its actions aimed at overcoming the negative consequences of the risks shall remedy the situation, since the said factors are beyond the Issuer’s control.

Indicators given in the financial statements of the Issuer that are most likely to change as a result of influence of the above financial risks, including the risks, the probability of their occurrence, and the changes made in the financial statements

Risks	Probability of occurrence	Changes in the financial statements
Interest risk	medium

The items on the profit and loss statement representing the interest payable and net profit are the most sensitive values of the Issuer’s financial statements with respect to the interest risk. An increase in the market interest rates increases the interest expenses of the Issuer and therefore lowers its net profit.

Since the share of the Issuer’s assets and liabilities that is highly sensitive to change in interest rates is now rather small, the Issuer considers its exposure to interest risk to be medium.

Currency risk	medium high

On-balance sheet items represented in a foreign currency, including short-term and long-term liabilities and financial investments, as well as proceeds and net profit, are the most sensitive values of the Issuer’s financial statements with respect to currency risk. A decrease in the rates of foreign currencies against the ruble has a negative impact on

Risks	Probability of occurrence	Changes in the financial statements

the proceeds and financial investments. Increase in the rates of foreign currencies against the ruble has a negative impact on the short-term and long-term liabilities.

Considering the measures taken in order to lower the exposure of the Issuer’s activities to changes in the rate of exchange, and according to the Issuer’s estimates, currency risk does not have a material influence on the Issuer’s ability to discharge its commitments at present.

Impact of inflation	medium	Net profit is the most sensitive value in the Issuer’s financial statements with respect to the risk of inflation growth.

3.5.4. Legal Risks

The Issuer can face legal risks arising in the course of performance of activities in domestic and foreign markets, which is typical for most commercial entities working in the Russian Federation and foreign states. With the purpose of minimization of legal risks, almost all of the Issuer’s operations are subject to obligatory preliminary legal analysis.

In the Issuer’s opinion, the risks connected with changes in the currency, tax, customs and other laws, which might result in the worsening of the Issuer’s financial condition, shall be insignificant in the foreseeable future. The Issuer plans and performs its activities in strict compliance with the tax, customs and currency law, monitors and responds to any changes thereof, and seeks to have a constructive dialogue with the regulating authorities on matters of interpretation of legislative norms.

Legal risks connected with the Issuer’s activities (domestic and foreign markets taken separately), including:

Risks connected with changes in the currency regulation

At present, regulation of currency relations is carried out based on Federal Law No. 173-FZ “On Currency Regulation and Currency Control” (as amended and supplemented), dated December 10, 2003.

The currency law of the Russian Federation is considerably liberalized. It is conditioned by the general policy of the State tending to ensure free convertibility of the ruble. The main purposes of currency control can be summarized as follows: creation of the most favorable conditions for the development of foreign trade; insuring financial stability; attracting foreign investments (both direct and portfolio); and stimulating investment activities. In the Issuer’s opinion, the tendencies toward liberalization of currency regulation reduce the risk of negative consequences for the Issuer’s activities.

The Issuer takes part in foreign economic relations. The above law, as well as legal acts of the Russian Federation Government and the Central Bank of the Russian

Federation, do not contain any norms or regulations worsening the Issuer’s financial condition. At the same time, part of the assets and liabilities of the Issuer is represented in foreign currency; therefore, change of the state currency control mechanisms in general could have an influence on the financial and economic activities of the Issuer and its affiliated companies.

During the first quarter of 2012, there were no substantial changes in the currency legislation that could influence the Issuer’s activities. On the whole, taking into account the conduct of liberalization policies in currency control and regulation with respect to exchange operations, the Issuer does not expect the occurrence of risks connected with possible changes in the currency regulation. In case of a change to the currency legislation, the Issuer shall take all measures needed to comply with the new norms.

Risks connected with changes in the tax legislation

As a commercial entity, the Issuer is a party to legal tax relations. The Tax Code of the Russian Federation and other legislative acts establish and regulate the order of application of different taxes and levies on the federal level, the level of federal subjects, and the local level. Applicable taxes include, inter alia, the value added tax, corporate profit tax, property tax, excises, and other taxes and levies.

The Issuer admits that there is no dead certainty that the Tax Code of the Russian Federation shall be amended, so that such amendments would have a negative effect on the predictability and stability of the Russian tax system. At present, the Issuer deems that the probability of occurrence of such risk is very insignificant. The Issuer shall constantly perform monitoring of changes made to the tax legislation, assess and forecast the degree of their possible influence on its activities, and, in case of need, defend its interests in the court.

In the opinion of the Issuer’s senior management, the Issuer observes the effective tax legislation to the full extent. However, notwithstanding the fact that the Issuer seeks to comply strictly with the requirements of the tax legislation, taking into account the changeability of the tax legislation and judicial practice, the risk of tax claims being issued against the Issuer cannot be excluded.

When performing its activities in foreign markets, the Issuer assesses the risks connected with changes in the tax legislation of the foreign market and considers them to be insignificant, as the Issuer is resident in the Russian Federation, which is party to a wide range of agreements avoiding double taxation on residents of Russia.

Risks Connected with Changes in the Customs Regulations and Duties

The Issuer takes part in foreign economic relations. The tax legislation has a predominantly stable nature; the probability of its amendment and importance of such amendments to the Issuer is assessed to be extremely low.

Nevertheless, in case of implementation of measures aimed at the toughening of customs treatment with respect to export and import supplies of electricity, the terms of the customs clearing shall be significantly extended, which is likely to have an adverse impact on the Issuer’s activities.

Due to the fact that at the present time the Republic of Belarus, the Republic of Kazakhstan, and the Russian Federation have adopted the Customs Code of the Customs Union, the Issuer shall take part in preparation of offers with respect to making amendments to the said document, establishing temporary directions for the use of metering devices located in the territory of the neighboring states, and in development of documents within the framework of execution of the Customs Code of the Customs Union.

On December 16, 2011, the Protocol on the Accession of the Russian Federation to the WTO was signed; after ratification of the protocol, Russia shall become a full member of the WTO. In connection therewith, the new rates of customs duties related to customs formalities, established by Russian Federation Government Decree No. 724, dated August 31, 2011, shall come into force for certain types of goods, including electrical power. The Issuer considers that such changes could have a positive influence on the Issuer’s activities.

Risks connected with a change in requirements for the licensing of the Issuer’s principal activity or licensing of the rights of use for objects with limited transferability (including natural resources)

A change of requirements related to the licensing of the Issuer’s principal activity or licensing of the rights of use for objects with a limited transferability (including natural resources) could result in prolongation of the term established for the preparation of documents needed to extend the duration of license and necessity for the Issuer to comply with the changed requirements. However, in general, this risk shall be deemed insignificant, except for cases when extension of the license duration or performance of activities subject to licensing is conditioned by certain requirements, which either cannot be met by the Issuer, or can be met with excess expenditures, which might result in cessation of such activity by the Issuer. As of the date of approval of this Prospectus, the Issuer does not have any special permits (licenses) that are significant to the economic and financial activities of the Issuer.

Risks connected with a change in judicial practice with respect to matters involving the Issuer’s activities (including matters of licensing), which might have a negative impact on the results of its activities, as well as results of the current judicial proceedings with the participation of the Issuer

The Issuer shall thoroughly examine any changes in the judicial practice connected with the Issuer’s activities (including those related to matters of licensing) with the purpose of real-time accounting of such changes in its activities. Judicial practice is analyzed both on the level of the Supreme Court of the Russian Federation, Supreme Arbitration Court of the Russian Federation, and on the level of district federal arbitration courts; the subject of analysis is the legal views of the Constitutional Court of the Russian Federation with respect to certain law enforcement matters.

Possible changes in judicial practice related to matters connected with the Issuer’s activities cannot have a significant influence on the results of its activities. The probability of changes occurring that might have an adverse impact on the activities of the Issuer is insignificant.

Management of legal risks is based on optimization of the process of legal registration of documents and support of the Issuer’s activities. With the purpose of minimization of legal risks, a legal review is carried out with respect to any of the Issuer’s business processes that are subject to risk (e.g., conclusion of contracts); mediation settlement for disputes with the Issuer’s counteragents is widely applied.

The risk of influence from a change in judicial practice in foreign markets is insignificant, since it has the same influence on the Issuer as on the other market participants.

3.5.5. Risks connected with the Issuer’s activity

Risks typical only of the Issuer or connected with the Issuer’s primary financial and economic activity, including:

Risks connected with current legal trials in which the Issuer is participating

Plaintiff	Respondent	Subject of stated claims	Stage of the trial	Probability of a negative outcome
JSC “INTER RAO UES”	NPO Saturn JSC	Recovery of a forfeiture of 69.41 million rubles in connection with delay in delivery of GTD-110 engines	By the decision of the Arbitration Court of Ivanovo Region 40 million rubles have been forfeited from NPO Saturn JSC	low
JSC “INTER RAO UES”	Capital Insurance JSC	Recovery of a forfeiture of 176.7 million rubles of insurance indemnity in connection with the occurrence of an insured event	Statement of claim has been admitted for examination by the Arbitration Court of Khanty-Mansiysk Autonomous District. A preliminary hearing is scheduled for 07.08.2012	medium
JSC “INTER RAO UES”	MI Tax Service No 4	Recognition solutions No 03-1-21/349 of prosecutions for tax offenses in the amount of 37 100 thousand rubles from 12/27/2011 illegal.	Claim was partially met. Declared illegal tax authorities’ decision to involve JSC “INTER RAO UES” to the tax liability in the amount of 14.7 million rubles.	medium
JSC “INTER RAO UES”	JSC “Power Machines”	Recovery of costs in the amount of 19 000 thousand. to eliminate product defects	Claim was partially met. In favor of JSC “INTER RAO UES” collected 12.6 million rubles.	medium
JSC “INTER RAO UES”	Ltd. “Novogradstroy”	Recovery of unjust enrichment in the amount of 13 700 thousand rubles.	The hearing is scheduled for 21.08.2012	medium
NP “INVEL”	JSC “INTER RAO UES”	Collection of membership fees. Price Search 11,000 rubles.	The claim is granted in part, with the JSC “INTER RAO UES” collected 4,500 rubles. Appeal hearing is scheduled for 08.08.2012	medium

Risks connected with the impossibility of extending the validity of the Issuer’s license for a certain type of activity or for operation of objects for which turnover is restricted (including natural resources):

The Issuer performs its activity on the basis of a number of licenses. Therefore, there is a risk that such licenses will not be extended or reissued. If regulatory authorities detect violations of license terms by the Issuer, they may result in suspension, withdrawal or refusal to extend licenses and permissions issued to the Issuer. Taking into account that the Issuer fulfills all license requirements on time and in full, no difficulties are expected in extending the Issuer’s licenses. The probability of occurrence of the named risks is considered by the Issuer to be insignificant, also taking into account that on the date of approval of these securities Prospectus the Issuer has no specific permissions (licenses) of significant financial and economic importance.

Risks connected with the Issuer’s possible liability for third-party debts, including the Issuer’s subsidiary companies:

The Issuer may be liable for third-party debts (including the Issuer’s subsidiary companies) in the following cases:

•                                insolvency (bankruptcy) of the Issuer’s subsidiary company; the Issuer’s subsidiary companies are not in insolvency proceedings; and

•                                in virtue of default on obligations by third parties (including the Issuer’s subsidiary companies) to other third parties, for which the Issuer provided securities.

The possibility of occurrence of such factors is regarded by the Issuer to be low. The Issuer’s obligations for the debts of subsidiary companies are within reasonable limits.

Securities provided to third parties not being the Issuer’s subsidiary companies comprise less than 5% of all securities provided. Risks connected with a possible liability for the debts of these companies are considered by the Issuer to be low.

Risks connected with the possibility of losing consumers, the turnover of which comprises at least 10% of the total proceeds from the Issuer’s product sales (work, services).

The probability of occurrence of the risks connected with the possibility of losing consumers, the turnover of which comprises at least 10% of the total proceeds from the Issuer’s product sales (works, services), is considered by the Issuer to be low.

3.5.6. Bank risks

The Issuer is not a credit institution.

IV. DETAILED INFORMATION ABOUT THE ISSUER

4.1. The history of the Issuer’s establishment and development

4.1.1. Information on the Issuer’s firm name (name)

The Issuer’s full corporate name:

•                      in Russian — Открытое акционерное общество “ИНТЕР РАО ЕЭС”;

•                      in English — Open Joint Stock Company “INTER RAO UES”.

Effective date of the current full corporate name: 28.03.2008.

The Issuer’s short corporate name:

•                  in Russian — ОAO “ИНТЕР РАО ЕЭС”;

•                  in English — JSC “INTER RAO UES”.

Effective date of the short corporate name: 28.03.2008.

Information on legal entities with full or short names similar to the Issuer’s full or short names and the Issuer’s explanations required to avoid confusion of the said names:

The Issuer’s full or short corporate name s are partially similar to full or short corporate name s of different legal entities established in the course of the reorganization of RAO UES of Russia OJSC and/or used to be subsidiary/associated companies of RAO UES of Russia OJSC. There is a similarity with the firm names of such legal entities as INTER RAO Capital Closed Joint-Stock Company, INTER RAO Invest Limited Liability Company, “INTER RAO UES FINANCE” Limited Liability Company, INTER RAO SERVICE Limited Liability Company, etc. With that such legal entities are included into the Issuer’s group.

For the avoidance of confusion of the aforementioned firm names it is required to pay attention to differences related to the legal form, presence of other words, letters, figures, abbreviations in addition to the word combination “INTER RAO UES” in the firm name of the said company. In official contracts and documents for their own identification the Issuer uses the place of location: INN and/or OGRN.

Information on registration of the Issuer’s firm name as a trade or service mark:

The Issuer’s firm name in Russian and in English is registered as a trademark (a service mark) by the Russian Federation Federal Service for Intellectual Property, Patents and Trademarks.

Information on the registration of named trademarks:

Trademark “ИНТЕР РАО ЕЭС”, registered on 13.03.2009, reg. No. 374442, registration valid until 11.07.2016

Trademark “INTER RAO UES”, registered on 13.03.2009, reg. No. 374443, registration valid until 11.07.2016

Information on change of the Issuer’s firm name:

The Issuer’s previous names:

The Issuer’s full corporate name:

•                  in Russian: Открытое акционерное общество “Сочинская ТЭС”;

•                  in English: Open Joint-Stock Corporation “Sochinskaya TPS”.

The Issuer’s short corporate name:

•                  in Russian: ОАО “Сочинская ТЭС”;

•                  in English: JSC “Sochinskaya TPS”.

The Issuer’s legal form has not changed during the period of the Issuer’s existence.

4.1.2. Information on the Issuer’s state registration

OGRN (Primary state registration number of the legal entity):	1022302933630

Date of state registration:	01.11.2002

Name of the registering authority according to the data in the certificate of entry in the Unified State Register of Legal Entities concerning a legal entity:	Inspectorate of the Ministry for Taxes and Levies for Sochi, Krasnodar Region (3)

4.1.3. Information on the Issuer’s establishment and development

Period of the Issuer’s existence: The Issuer has been set up for an unlimited period of time.

A brief description of the Issuer’s establishment and development:

Open joint-stock corporation “Sochinskaya TPS” was established on 01.11.2002. The Issuer’s only founder at the moment of establishment was RAO UES of Russia OJSC (Decree of Management Board Chairman of RAO UES of Russia OJSC dated 23.10.2002 No. 79p.)

In March 2008 the Issuer’s name was changed to Open Joint Stock Company “INTER RAO UES”. On May 01, 2008, JSC “INTER RAO UES” was reorganized in the form of a merger with Severo-Zapadnaya TPP JSC, Ivanovo Thermal-Gas Plant JSC and “INTER RAO UES” Closed Joint-Stock Company, on July 01, 2008 — of Kaliningradskaya TEC 2 JSC and “INTER RAO UES” Holding JSC.

In 2009 the Company’s shares were included into index MSCI EM. The Company signed a contract with OGK-1 OJSC concerning transfer of powers of the single executive body of OGK-1 OJSC to the Company. A second 10-year contract for power supply to Lithuania was concluded.

In 2010 JSC “INTER RAO UES” approved a medium-term development strategy, where the challenge was issued to become one of the ten leaders in the international energy market by 2020. The Company was rapidly developing related businesses, primarily engineering and power engineering. In the same year a contract was concluded concerning acquisition of the “Quartz” group of companies. The Company set up several joint ventures together with world-leading energy mechanical-engineering alliances, including General Electric and WorleyParsons. For the purpose of consolidating power generating assets, shareholders of the Company decided to place additional shares by closed subscription. By the Decree of the President of the Russian Federation of 30.09.2010 No.1190, the Company is included in the list of strategic enterprises and strategic joint companies, approved by the Decree of the President of the Russian Federation of 04.08.2004 No.1009 “On approval of the list of strategic enterprises and strategic joint companies.”

In the first half of 2011 the Company fulfilled an additional issuance of shares as approved by the shareholders: The Federal Service for Financial Markets of the Russian Federation registered the Report on the results of the additional issuance of the ordinary registered shares of JSC “INTER RAO UES”, state registration number 1-03-33498-Е-002D. 6,822,972,629,771 extra shares with a nominal value of RUB 0.02809767 each were placed by private subscription at the total amount of more than RUB 365 billiard (based on the placement price equal to RUB 0.0535 per share) in the course of additional issuance of shares. The Authorized Capital of the Company was increased by 3.36 times and amounted to RUB 272.997 bln. On 24.06.2011 the Annual General Shareholders Meeting decided to pay out dividends for the ordinary shares of JSC “INTER RAO UES” as of the end of 2010.

On September 21, 2011 the ordinary registered shares of JSC “INTER RAO UES” were transferred to the first-level “A” quotation list in accordance with the Resolution of MICEX SE JSC No. 1058-r.

On November 28, 2011, global depository receipts for the Issuer’s shares were admitted for trade at the London Stock Exchange in the IOB segment without listing.

By now a diversified energy holding has been established. It is present in different segments of power engineering in Russia and other countries. The installed capacity of power plants included in INTER RAO UES Group and managed by it amounts approximately to 28,000 MW.

Purposes of the Issuer’s establishment: profit-making.

The Issuer’s mission: The Issuer’s long-term strategy is based on the acquisition of energy assets from target energy markets and to increase its own installed capacity. This will give the Issuer the opportunity to obtain a significant position in these target markets (the Baltic states, Scandinavia, Central and Eastern Europe, the Black Sea region, Central Asia and the Far East).

Other information on the Issuer’s activity important for making a decision concerning acquiring the Issuer’s securities: none.

4.1.4. Contact details

The Issuer’s location:	27 Bolshaya Pirogovskaya St., Bldg. 3, Moscow 119435, Russian Federation

The Issuer’s postal address:	Entrance 7, 12 Krasnopresnenskaya Embankment, Moscow, 123610 Russian Federation

Telephone:	+7 (495) 967-05-27

Fax:	+7 (495) 967-05-26

E-mail:	office@interrao.ru

Website on the Internet with information on the Issuer and securities issued or being issued by the Issuer:	www.interrao.ru

Information on the Issuer’s special subdivision responsible for cooperation with the Issuer’s shareholders and investors:

1.

Subdivision name:	1. Division for cooperation with shareholders of the Corporate Relations Department

Subdivision location:	Entrance 7, 12 Krasnopresnenskaya Embankment, Moscow, 123610 Russian Federation

Telephone:	+7 (495) 967-05-27

Fax:	+7 (495) 967-05-26

E-mail:	office@interrao.ru

Subdivision website on the Internet:	www.interrao.ru

2.

Subdivision name:	2. Investment relations department.

Subdivision location:	Entrance 7, 12 Krasnopresnenskaya Embankment, Moscow, 123610 Russian Federation

Telephone:	+7 (495) 967-05-27

Fax:	+7 (495) 967-05-26

E-mail:	office@interrao.ru

Subdivision website on the Internet:	www.interrao.ru

4.1.5. Taxpayer Identification Number

Taxpayer Identification Number (INN) 2320109650.

4.1.6. The Issuer’s branches and offices

Item No.	Name and establishment date of the branch/office	Location	Full name of the Head	Term of power of attorneys
1.	“Sochinskaya TPS” Branch (May 1, 2008)	133 Transportnaya St., Sochi, 354000 Russia	Oleg Alexandrovich Saveliev	until December 31, 2012
2.	“North-West Thermal Power Plant” Branch (May 1, 2008)	34 Tretya Konnaya Lakhta, Olgino Settlement, Saint-Petersburg	Viktor Alekseyevich Mishkin	until December 31, 2012
3.	“Ivanovo Thermal-Gas Plant” Branch (October 23, 2008)	1 Komsomolskaya Street, Komsomolsk, Ivanovo Region, 155150 Russia, Ivanovo Thermal-Gas Plant	Mikhail Anatolievich Alexeyev	until December 31, 2012
4.	“Kaliningradskaya TEC 2” Branch (October 23, 2008)		Oleg Yurievich Gurylev	until December 31, 2012
5.	Orel Branch (October 23, 2008)	Office 29, 137 Moskovskoe Highway, Orel, 302025, Russia	Yury Nickolaevich Yuriev	until December 31, 2012
6.	Office within the territory of the Republic of Cuba (April 20, 2010)	3rd Avenida between 70th and 80th streets, Santa Clara Building,	Viktor Stepanovich Efremkin	until December 31, 2012

Item No.	Name and establishment date of the branch/office	Location	Full name of the Head	Term of power of attorneys
Miramar, Playa, Havana, the Republic of Cuba
7.	Office within the territory of the Republic of Ecuador (September 30, 2010)	Office 403, Tower B, World Trade Center Building, 12 October Prospect No. 24-528 and Louis Cordero, Quito, the Republic of Ecuador	Georgy Vladimirovich Vasilenkov	until January 20, 2013
8.	Office within the territory of the Kingdom of Belgium (May 16, 2011)	6 Rond-point Schuman, 1040, Brussels, the Kingdom of Belgium	Mikalayunas Dangiras	until September 01, 2012

4.2. The Issuer’s main business activity

4.2.1. The Issuer’s industrial field

Code of the Issuer’s main activity according to OKVED: 40.10.11

The Issuer’s other codes: 40.10.14, 40.30.3, 51.18.26, 72.40, 40,10.3, 45.21.1, 51.56.4, 74.14, 40.10.44, 45.21.3, 51.70, 74.20.12, 40.30.11.

4.2.2. The Issuer’s main business activity

Main business activities (types of activity, types of products (works, services), providing at least 10% of the Issuer’s proceeds from the Issuer’s product sales (work, services) for the last 5 completed financial years or for each completed financial year, if the Issuer has performed its activity for less than 5 years, and for the last completed accounting period before the date of approval of the securities Prospectus:

	2007	2008	2009	2010	2011	The 1st quarter of 2012
Type of business activity: Sale of electricity (power) in the domestic market

	2007	2008	2009	2010	2011	The 1st quarter of 2012
Volume of sales proceeds (sales volume) from this type of activity, in thousand of rubles	742,190	12,571,315	23,502,049	30,765,097	35,264,217	5,323,586
The share of sales proceeds (sales volume) from this type of activity in the Issuer’s total volume of sales (sales volume), %	100	38	50	50	48	36
Type of business activity: Export sales of electricity
Volume of sales proceeds (sales volume) from this type of activity, in thousand of rubles	0	20,248,959	22,255,710	29,016,605	36,919,150	8,969,846
The share of sales proceeds (sales volume) from this type of activity in the Issuer’s total volume of sales (sales volume), %	0	61	48	47	50	61

Changes to the Issuer’s volume of sales proceeds (sales volume) from the main business activity by 10% or more as compared to the corresponding previous accounting period and reasons for such changes

The Issuer’s proceeds from the sale of electrical energy in the domestic market for 2007 amounted to 742,190,000 rubles. In 2008 the Issuer’s activity was performed under the conditions of the Issuer’s reorganization: during the first six months of 2008, “INTER RAO UES” CJSC, Severo-Zapadnaya TPP JSC, Ivanovo Thermal-Gas Plant JSC, Kaliningradskaya TEC 2 JSC and “INTER RAO UES” Holding OJSC (which was reorganized in the form of a spin-off from “INTER RAO UES” of Russia OJSC simultaneously with the merger) merged with JSC “Sochinskaya TPS”. In accordance with the rules of drawing up accounting statements, financial data of the merged companies in the accounting of the associate company (JSC “INTER RAO UES”) are taken into account from the date of the merger, and the financial results of the company with which the other companies are merged (JSC “Sochinskaya TPS”) are reflected in the accounting of the associate company from the beginning of the financial year. Therefore, the increase of the Issuer’s proceeds in 2008 compared to 2007 is connected with an inflow of proceeds in the result of the Issuer’s reorganization.

Proceeds from sales of electricity (power) in the domestic market for 2009 amounted to 23,502,049,000 rubles. This is 87% higher compared to 2008. The increase of proceeds in 2010 compared to 2009 was 7,263,048,000 rubles, or 30.9%, and in 2011 when compared to 2010 it was 4,499,120,000 rubles, or 14.6%. The increase in proceeds can be explained by improvement of the environment for energy markets. It resulted in a growth of sales volumes of electrical energy in Russian and foreign markets and in price growth. In the 1st quarter of 2012, proceeds from sales of electricity (power) in the domestic market decreased by 4,405,162,000 rubles compared to the same period of the previous year. The decrease is conditioned by the reduction of supply volumes for securing obligations in the domestic market, the reduction of proceeds from the power sales in connection with the reduction of the average demand charge when compared to the 1st quarter of 2011, and absence of proceeds from the sales activity in connection with its transfer to INTER RAO — Orel energy distribution, LLC from January 1, 2012.

The Issuer started the export sales of electricity in 2008. In connection with this the Issuer started obtaining proceeds for this type of activity.

Changes to the amount of proceeds from the export sales of electrical energy by 10% compared to the previous accounting period in 2009 did not take place. At the same time, in 2010 the proceeds for this type of activity increased by 6,760,895,000 rubles or by 30.4%, which is conditioned by an increase of supply volumes to Lithuania and a general increase in the sales price. The increase in proceeds in 2011 compared to 2010 was 7,902,545,000 rubles, or 27.2%. This increase is conditioned by resumption of supplies to Belarus and an increase in supply volumes to Lithuania, Kazakhstan and Georgia. In the 1st quarter of 2012, proceeds from the export sales of electricity decreased by 1,166,003,000 rubles, or 11.5% when compared to the same period of the previous year, in connection with the reduction of volumes and sales prices to Finland, as well as in connection with the transfer of the generating assets of the Issuer (Northwest Cogeneration (SZTETS), Sochi thermal power plant (PECC), Kaliningrad combined heat and power (KTETs)) in JSC “INTER RAO - Electric Power” in connection with the termination of the lease 29/02/2012.

Geographical areas bringing 10% or more of proceeds for each accounting period, changes in the amount of the Issuer’s proceeds in the said geographical areas by 10% or more when compared to the corresponding previous accounting period, and reasons for such changes.

1.              Russia

Name of the indicator	2007	2008	2009	2010	2011	1st quarter of 2012
Volume of proceeds from this type of activity in the geographical area/country, in thousand of rubles	742,190	12,724,026,	24,055,707	742,190	12,724,026,	24,055,707
The share of the total volume of proceeds, %	100	39	51	52	50	39

Until 2008, the Issuer carried out its main business activity only in the Russian Federation.

The proceeds from sales grew annually in the geographical area of Russia. In 2009 an increase in the Issuer’s proceeds in Russia compared to 2008 was obtained due to an increase in volumes of electricity supplies. In 2011 the increase in the proceeds from sales of electricity (power) in the domestic market compared to previous years is connected with development of the trade and production activities of the Company, increase in sales volumes of electricity, and power of its own production and purchased electrical energy and power at WECM. In the 1st quarter of 2012 the decrease in proceeds from the sales of electrical energy is conditioned by transfer (from March 1, 2012) of the generating branches to INTER RAO — Electric Power Plants, OJSC and from January 1, 2012 also by absence of retail sales of electrical energy in connection with transfer of activities in the sale of electrical energy to INTER RAO — Orel energy distribution, LLC.

2.              Finland

Name of the indicator	2007	2008	2009	2010	2011	The 1st quarter of 2012
Volume of proceeds from this type of activity in the geographical area/country, in thousand of rubles	0	10,123,845	14,687,838	19,099,153	18,314,219	3,016,052
The share of the total volume of proceeds, %	0	31	31	31	25	21

In 2011 supplies to the geographical area of Finland were slightly reduced when compared to 2010 due to a decrease in prices in the Scandinavian market.

3.              Lithuania

Name of the indicator	2007	2008	2009	2010	2011	1st quarter of 2012
Volume of proceeds from this type of activity in the geographical area/country, in thousand of rubles	0	2,001,706	558,861	7,185,090	9,116,217	2,393,890
The share of the total volume of proceeds, %	0	6	1	12	12	16

In the geographical area of Lithuania the increase in sales proceeds from 2009 to 2011 was due to the increase in supply volumes in connection with an increase in demand for Russian electricity.

4.              Belarus

Name of the indicator	2007	2008	2009	2010	2011	1st quarter of 2012
Volume of proceeds from this type of activity in the geographical area/country, in thousand of rubles	0	2,214,734	4,706,512	46,640	5,553,083	1,881,276
The share of the total volume of proceeds a percent	0	7	10	0,1	8	13

In the geographical area of Belarus the increase in sales proceeds by 5,506,443 thousand rubles for 2011 when compared to 2010 is due to an increase in supply volumes (in 2010 there was practically no supply in connection with repairs of the interstate power transmission line VL 750 kV Smolensk NPP — Belarus).

5.              Other countries

Name of the indicator	2007	2008	2009	2010	2011	1st quarter of 2012
Volume of proceeds from this type of activity in the geographical area/country, in thousand of rubles	0	5,977,879	2,822,417	3,012,973	3,967,861	1,678,628
The share of the total volume of proceeds, %	0	18	6	5	5	11

In 2011 the sales proceeds in other geographical areas increased when compared to the same period of 2010 and 2009. In the 1st quarter of 2012, the proceeds increased by 637,886,740 rubles (or 61.3%) when compared to the same period of the previous year. This is connected with an increase in proceeds from the sales of electrical energy to Kazakhstan, Georgia and South Ossetia.

The seasonal nature of the Issuer’s main business activity:

The Issuer carries out its business activity year round. However there is a noticeable increase in production and sales of electrical energy in autumn and in winter. At the same time, repair activities in summer during the lowest sales of production predetermine the increase in the net cost of production for the 2nd and 3rd quarters and a drop in profit as a consequence.

A general structure of the Issuer’s net cost for the last completed financial year, and for the last completed accounting period before the date of approval of the securities Prospectus for the reference items in % of the total net cost

Name of the cost item	2011	The 1st quarter of 2012
Raw materials and stock, %	0.2	0.0
Purchased component parts and semi-finished products, %	0.0	0.0
Production works and services performed by outside companies, %	0.4	5.7
Fuel, %	15.6	14.7
Energy, %	0.0	0.0
Expenses for labor remuneration, %	1.7	0.1
Interest on credit, %	0.0	0.1
Rental payments, %	0.0	6.8
Allocations for social needs, %	0.4	0.1
Fixed assets depreciation, %	3.9	1.3
Taxes included in net cost of production, %	1.0	0.3
Other expenses, %	76.7	70.9
including: cost of purchased electric energy	74.1	70.8
Total production expenses and product sales (work, services) expenses (net cost), %	100.0	100.0
As reference data: product sales (works, services), % in reference to net cost	120.8	123.3

Significant new types of product (work, services) offered by the Issuer in the market of their main business activity (to the extent it corresponds to open access information about such types of product (work, services)). Identify the state of development of such types of product (work, services):

The Issuer has no new types of product.

Accounting statements and calculations reflected in this item are performed in accordance with the following standards (regulations)

Accounting and indication in accounting statements of data concerning the main types of activities and expenditures connected with them are performed in accordance with the following regulatory documents:

•                                Federal Law No. 402-FZ as of December 06, 2011 on Accounting;

•                                Rules of Accounting “Inventory Accounting” PBU 5/01, approved by the Order of the RF Ministry of Finance as of June 09, 2001, No. 44n;

•                                Rules of Accounting “Accounting Statements of the Organization” PBU 4/99, approved by the Order of the RF Ministry of Finance as of July 06, 1999, No.

43n;

•                                Rules of Accounting “Expenditures of the Organization” PBU 10/99, approved by the Order of the RF Ministry of Finance as of May 06, 1999, No. 33n;

•                                Rules of Accounting “Accounting for Fixed Assets” PBU 6/01, approved by the Order of the RF Ministry of Finance as of March 30, 2001, No. 26n;

•                                Rules of Accounting “Events after the Reporting Date” PBU 7/98, approved by the Order of the RF Ministry of Finance as of November 25, 2001, No. 56n;

•                                Rules of Accounting “Accounting of Loans and Credit and Expenditures Connected Servicing Them” PBU 15/01, approved by the Order of the RF Ministry of Finance as of August 02, 2001, No. 60n;

•                                Rules of Accounting “Incomes of the Organization” PBU 9/99, approved by the Order of the RF Ministry of Finance as of May 06, 1999, No. 32n;

•                                Rules of Accounting “Accounting for Intangible Assets” PBU 14/01, approved by the Order of the RF Ministry of Finance as of December 27, 2007, No. 153n;

•                                Rules of Accounting “Accounting Policy of Organization” PBU 1/2008, approved by the Order of the RF Ministry of Finance as of October 06, 2008, No. 106n;

•                                Rules of Accounting “Expenditure accounting for loans and credits” PBU 15/2008, approved by the Order of the RF Ministry of Finance as of October 06, 2008, No. 107n; and

•                                other regulations on accounting statements.

4.2.3. The Issuer’s materials, goods and suppliers

Name, location, INN (if any), and OGRN (if any) of the Issuer’s suppliers who supply at least 10% of all materials and goods, and their shares in the total volume of supplies for the last completed financial year, and for the last completed accounting period before the date of approval of the securities Prospectus

For 2011:

1.

Full corporate name: Joint-Stock Company “Center of Financial Settlements”

Location: 629850Krasnopresnenskaya naberezhnaya, entrance 7, floor 7-8, 123610, Moscow, Russian Federation

INN: 7705620038.

OGRN: 1047796723534.

Share in the total volume of supplies for the last completed financial year, %: 50,22

2.

Full corporate name: “First Generation Company of the Wholesale Electricity Market” Open Joint-Stock Company

Location: 19000027, bld.1, Bolshaya Pirogovskaya str., 119435 , Moscow, Russian Federation

INN: 7203158282.

OGRN: 105720059796

Share in the total volume of supplies for the last completed financial year, %: 13,87.

The first three months of 2012:

Full corporate name: Joint-Stock Company “Center of Financial Settlements”

Location: naberezhnaya, entrance 7, floor 7-8, 123610, Moscow, Russian Federation.

INN: 7705620038.

OGRN: 1047796723534.

Share in the total volume of supplies for the last completed accounting year, %: 64,50.

Changes in prices for the main materials and goods for the last completed financial year, and for the last completed accounting period before the date of approval of the securities Prospectus

For 2011

An increase in the cost of purchase of electricity (capacity) in 2011 compared to 2010 by more than 10%. This is due to an increase in prices on the domestic Russian market for electricity and power. Rising costs for services infrastructure organizations (JSC “UES FGC”, JSC “UES”, JSC “ATS”, JSC “CFR”).

The Issuer uses gas as a fuel for power stations.

In 2011 the weighted average price for gas increased by 10.05% compared to the price of 2010. At the same time the minimum limit price set by the Federal Tariff Service and electricity rate increased on average by 15%. Reduction of the gas price index growth can be explained by a resolution of the Russian Government reflected in the order of the Federal Tariff Service concerning exemption of Kaliningrad Region from the price indexation in 2011. Additionally, there was a price reduction for gas supplied by Ivanovo Thermal-Gas Plant due to a gas transportation refusal by BELF — GAS Ltd. in 2011 and transfer of a gas pipeline and GRS 1, 2 (gas-distributing stations) for maintenance to Gazprom Transgaz Nizhny Novgorod Ltd.

In 2011 the change in prices for other basic materials and goods was not significant and cannot influence the Issuer’s activity.

The actual price for gas supply with a breakdown into branches in 2010—2011:

	2010	2011	Price change
Branches	Price including transportation (thou. rubles/thou. m3)	Price including transportation (thou. rubles/thou. m3)%
“Sochinskaya TPS” Branch	3.21	3.65	13.71
“Kaliningradskaya TEC 2” Branch	3.06	3.10	1.31
“Ivanovo Thermal-Gas Plant” Branch	2.94	3.13	6.46
“North-West Thermal Power Plant” Branch	2.65	3.09	16.60

	2010	2011	Price change
Branches	Price including transportation (thou. rubles/thou. m3)	Price including transportation (thou. rubles/thou. m3)%
Total:	2.85	3.14	10.18

The 1st quarter of 2012

In Q1 2012, the cost of purchased electricity decreased compared to Q1 2011, slightly more than 10% primarily due to a structural change in the purchasing power in the watch section for export purposes. Also reducing the purchase price of electricity in the domestic market in Q1 2012 compared to Q1 2011 was due to the fact that the marginal price of electricity on the wholesale market in the first price zone formed on the lower level. In addition, the indexation of tariffs for the purchase of energy and capacity in the domestic market by the decision of the Government was moved from 01/01/2012 to 07/01/2012.

Price change is also associated with changes in the composition of assets of the Company (01/03/2012 production activities of branches of the Sochi thermal power station (STEC), North-West combined heat and power (SZTETS), Kaliningrad combined heat and power (KTETs) transferred to JSC “INTER RAO - Electric Power”).

Because of the decision by the Russian Government to index prices for energy products from June 01, 2012, the gas prices in the 1st quarter of 2012 changed insignificantly when compared to the prices in the 1st quarter 2011 due to a change in gas energy value.

The actual price for gas supply with a breakdown into branches in the 1st quarter of 2011 and the 1st quarter of 2012:

	1st quarter of 2011	1st quarter of 2012	Price change
Branches	Price including transportation (thou. rubles/thou. m3)	Price including transportation (thou. rubles/thou. m3)%
“Sochinskaya TPS” Branch	3.67	3.64	-0.82
“Kaliningradskaya TEC 2” Branch	3.08	3.10	0.65
“Ivanovo Thermal-Gas Plant” Branch	3.13	3.16	0.96
“North-West Thermal Power Plant” Branch	3.07	3.10	0.98
Total:	3.13	3.14	0.32

Share of the Issuer’s supplies for the indicated import periods

Period	Share of import, %
2011	6
3 months of 2012	5

* In connection with transfer of production assets of JSC “INTER RAO UES” branches into “INTER RAO — Electric Power Plants”, OJSC, data for the 1st quarter of 2012 are represented for JSC “INTER RAO UES” excluding the deliveries made to ensure operations of branches of “INTER RAO - Electric Power Plants”, OJSC.

The Issuer’s forecast concerning the accessibility of these sources in the future and possible alternative sources

The availability of sources of raw materials in the future is based on long-term contract relations with suppliers. In this connection the Issuer considers the risks of their unavailability to be minimal. In the Issuer’s opinion there are alternative sources of raw materials in the market.

4.2.4. Distribution area for the Issuer’s product (work, services)

The main markets of the Issuer’s activity

The internal market of the Russian Federation.

At the moment, in the Russian Federation WECM functions in price and non-price areas, as well as a market of derivative financial instruments for forward transactions (electricity futures) on the Moscow Energy Exchange. In non-price areas there is a regulated market. Markets of the first and second price areas:

•                                an electricity day-ahead spot market for electrical energy (day-ahead market) on the trading platform of ATS OJSC;

•                                an electricity balancing market on the trading platform of SO UPS JSC;

•                                a capacity market (short-term market) in the form of a competitive procedure for the coming year with monthly specifications (the organizer is SO UPS JSC);

•                                a market for free bilateral off-stock contracts on electricity and capacity (non-regulated bilateral contracts, non-regulated capacity contracts);

•                                a marker for stock non-regulated bilateral contracts and non-regulated capacity contracts. The exchange market is organized on the Moscow Energy Exchange;

•                                Capacity Supply Contracts (DPM). Usage of DPM in the capacity market greatly influences rates and completeness of implementation of the branch investment program, since it includes schemes for returning investments into new, commissioned power generation facilities.

All markets are coordinated in accordance with volume, planned and actual electricity and capacity indicators of WECM entities, among other things due to usage of the UES of Russia unified calculation model. Calculations of physical and cost indicators of trade operations of electricity and capacity market entities are performed by infrastructural organizations (SO UPS JSC, ATS OJSC, FSC CJSC, FGC UES JSC, Moscow Energy Exchange OJSC).

Foreign markets

The main foreign markets in which the Issuer (the Issuer’s group of companies) carries out its activities: Belarus, Estonia, Latvia, Lithuania, Georgia, Azerbaijan, Kazakhstan, Moldova, Mongolia, China, Ukraine, Kyrgyzstan, Tajikistan, Finland, Norway, Armenia, and Turkey.

The Issuer carries out trade activities in the Russian and foreign energy markets. Trade operations are carried out within available technical feasibilities of UES of Russia and power systems of other countries, including interstate electrical communication with which trade in electricity is performed, taking into account specific features of the technological process of electricity production and consumption.

Influence of risks conditioned by the presence of technological limits (mainly net) may be reduced by accomplishing a number of measures directed to control a trading book in the domestic and external energy markets, analyses of system and operation conditions for operation of energy systems and optimization of electricity supply schedules, risk hedging in the market of derivative financial instruments. Parallel (combined) operation of UES of Russia and foreign energy systems is one of the significant technological conditions of export/import electricity supply performed by the Issuer.

Market sales of heat

In addition to activities in electricity sales markets, Issuer’s group companies carry out activity in the sales market of thermal energy. Until July 1, 2012, production and sales of thermal energy were carried out by the Issuer’s Branch “Ivanovo Thermal-Gas Plant”, Komsomolsk, Ivanovo Region.

Its share of the thermal energy sales proceeds is not significant in the total volume of proceeds for the Issuer’s group of companies.

The Issuer and the Issuer’s group companies perform output of thermal energy for providing settlements located in close vicinity to the Issuer’s power plants with electrical heating load:

1.                             WGC-3 OJSC

•                                Kostroma GRES (Volgorechensk, Kostroma Region);

•                                Pechora GRES (Pechora, Komi Republic);

•                                Gusinoozersk GRES (Gusinoozersk, Republic of Buryatia);

•                                Kostroma GRES (Yuzhnouralsk, Chelyabinsk Region);

•                                Cherepet GRES (Suvorov, Tula region);

•                                Kharanorskaya GRES (Yasnogorsk Settlement, Olovyanninsky District, Trans-Baikal Region).

2.                             INTER RAO — Electric Power Plants OJSC

•                                Kaliningradskaya TEC 2 (Kaliningrad);

•                                North-West Thermal Power Plant (Saint Petersburg);

•                                Since July 01, 2012, Ivanovo Thermal-Gas Plant (Komsomolsk, Ivanovo Region).

3.                             OGK-1 OJSC

•                                Iriklinskaya GRES (Energetik Settlement, Orenburg Region);

•                                Kashira GRES (Kashira, Moscow Region);

•                                Verkhnetagilskaya GRES (Verkhny Tagil, Sverdlovsk Region);

•                                Urengoy GRES (Novy Urengoy, Limbyayakha, Tyumen Region);

•                                Perm GRES (Dobryanka, Perm Region).

4.                             TGK-11 OJSC

•                                Omsk Branch (Omsk, Omsk Region);

•                                Tomsk Branch (Tomsk, Tomsk Region);

•                                Nizhnevartovsk GRES CJSC (Izluchinsk Settlement, Nizhnevartovsk District, Khanty-Mansiysk Autonomous District-Yugra).

Possible factors which may affect the Issuer’s product sales (work, services) and the Issuer’s possible actions to eliminate such influences

Negative factors	The Issuer’s actions to minimize the influence of a negative factor
Risk of loss of presence or difficulties in penetrating into new target sales markets (reasons: efforts of states directed to energy independence by means of construction of a sufficient amount of	In these conditions the Issuer performs systematic actions directed to retention of presence in strategic markets. Additionally, the Issuer’s export/import activity is an economic factor proving the generating capacities, increase in business competition in the presence regions, political risks in presence countries.)

performance reliability of UES of Russia with energy systems working in parallel (especially for reliable electrical power supply in peripheral regions of Russia due to reciprocal reservation with adjoining energy systems.)

Risk for deviation of actual volumes of export supplies compared to the planned volumes due to failure to perform contract obligations by transit providers because of reasons related to infrastructure (reasons — net limitations, especially in network maintenance schemes, including emergency repairs, and technology factors connected with insufficient maneuverable capacities.)

The Issuer is consistently increasing the accuracy of planning for export and import transactions (schedules of electrical energy supply) in order to use network infrastructure capacities maximally, and cooperating with WECM infrastructural organizations with regard to planning and implementation of electrical power supply.

Increase in prices for electrical power acquired for export connected with an increase in prices of primary energy products and rates for services of infrastructural organizations, the price of Russian electricity transit via electrical networks of foreign energy systems, price fluctuations in import energy systems, irregular payments for export and import electrical energy, and in case of import capacity unpaid by the market.

The Issuer performs overall estimates of planned financial results of activity and pays special attention to development of measures for minimization of trading activity risks in energy markets.
Risk of sales volume reduction for thermal energy due to displacement by alternative sources of thermal energy and municipal generating assets.

Implementation of actions directed to increase of the Issuer’s competitiveness in the thermal energy market and to increase of attractiveness for customers (reliability of supply, low thermal energy rates). Implementation of actions directed toward expansion of the existing sales markets for thermal energy, and connection of new consumers.

The deterioration of thermal network equipment.	Implementation of actions directed to reconstruction and improvement of the energy efficiency of the thermal and network system.

4.2.5. Information on the Issuer’s permissions (licenses) or permits for individual work items

The Issuer has no permissions (licenses) for:

•                                banking operations;

•                                insurance activities;

•                                professional security market participant activities;

•                                incorporated investment fund activities;

•                                activities of strategic importance to the support of state defense and safety in accordance with the legislation of the Russian Federation concerning foreign investments into economic entities with strategic importance for the support of state defense and safety.

On the date of approval of these securities Prospectus the Issuer has no specific permissions (licenses) of significant financial and economic importance.

The Issuer’s forecast concerning extension of a special permission (license):

The Issuer assesses the risk that special permissions (licenses) will not be extended to be minimal, because the Issuer has no specific permissions (licenses) of significant financial and economic importance.

4.2.6. Information on the activities of separate categories of issuers of equity securities

The Issuer is not an incorporated investment fund, insurance company, credit institution or mortgage company.

4.2.7. Additional requirements for issuers whose main activity is mining operation

a) Mineral reserves

List of mineral deposits of significant financial and economic importance to the Issuer with a right to use belonging to the Issuer or subordinated companies, and an indication of the mineral type, amount of proven reserves (if such information is available) or preliminary reserve evaluation with an indication of evaluation methods

Field name: Okino-Klyuchevskoe brown coal field

Information on the right holder of the field:

Full corporate name: Limited Liability Company Ugolny Razrez

Short corporate name: Ugolny Razrez Ltd.

Location: 10 Oktyabrskaya Street, Okino-Klyuchi Settlement, Bichursky District, Republic of Buryatia, Russian Federation

INN: 0318015873

OGRN: 1080318000663

Mineral type: brown coal

Amount of proven reserves: Brown coal proven resources within the limits of the licensed site as of January 01, 2012: 66,674,000 tons, including License UDE/УДЭ/ 01328 TP — 65,817,000 tons; UDE/УДЭ/ 01423 TE/ТЭ/ — 857,000 tons

Production capacity: 2010 — 80,8000 tons; 2011 — 359,800 tons; 2012 — 385,100 tons; 2013-2017 — 7,457,900 tons

1)      License to use subsurface resources received by the Issuer or Issuer-controlled organizations for the utilization of the specified deposits.

Legal entity which received the license:

Full company name: Ugolny Razrez Limited Liability Company

Short company name: Ugolny Razrez LLC

Location: 10 Oktyabrskaya Street, Okino-Klyuchi Village, Bichursky Region, Republic of Buryatia, Russian Federation

INN (Taxpayer Identification Number): 0318015873

OGRN (Primary State Registration Number): 1080318000663

License number: UDE 01328 TP

Date of licensing: June 1, 2010

Duration of license: March 21, 2028

Possibility and grounds for license renewal: The license is valid until March 21, 2028, so the issuance of license renewal will be dealt with after 2020.

Grounds for licensing: Order of the Subsurface Management Department of the Republic of Buryatia (Buryatnedra) dated June 1, 2010 No. 132 “On the Renewal of UD 01221 TP License with the Third Generation Company of the Wholesale Electricity Market JSC on Ugolni Razrez LLC.”

Description of chartered subsurface resources site: The site of the Okino-Klyuchevskoye brown coalfield in Bichursky District, Republic of Buryatia. The subsurface site has the status of a mining allotment.

License type: License to use subsurface resources (exploration and mining of brown coal).

Principal provisions of the license pertaining to the obligations of the subsurface user with the indicated deadlines for the specified obligations:

1. The subsurface user shall perform exploration and mining of coal on the licensed site in accordance with the following principal conditions regarding the utilization of the subsurface site.

1.1. By volumes, principal activity types, and their timing, the subsurface user shall:

a) start exploration works on the licensed site no later than October 29, 2009;

b) complete exploration of the field and provide a geological report with a recalculation of the brown coal resources to the federal examination of mineral resources in accordance with the established procedure no later than July 29, 2011;

c) prepare and approve in accordance with the established procedure the technical project for the exploration of the licensed site no later than July 29, 2012, and in doing so the project must receove positive conclusions from the State Environmental Expertise Committee and expert examination of industrial safety;

d) start construction of the infrastructure facilities for the mining enterprise no later than January 29, 2013;

e) start industrial mining no later than July 29, 2013;

f) commission the mining enterprise with the production capacity in accordance with the technical project no later than May 29, 2014 (the capacity of the mining enterprise is adjusted after the completion of exploration and completion of the technical project but shall not be less than 300,000 tons); and

g) prepare and obtain all approvals for the project liquidating the mining enterprise, site structures and facilities and the project for activities that need to be performed to eliminate negative influences on the mineral resources and the environment in accordance with the established procedure no later than 6 months before the expected date of the completion of mining on the licensed site.

1.2. The subsurface user shall provide for the rational exploration and utilization of mineral resources as well as the protection of subsurface resources on the licensed site.

1.3. The subsurface user shall ensure the observance of requirements for industrial safety and protection of labor.

1.4. The subsurface user shall ensure the protection of the environment.

2. The subsurface user shall participate in the social-economic development of the region, including the provision of jobs for the population inhabiting the territory near the mining area, and reimburse any damages to the owners of land and property utilized for the mining purposes in the time and order specified by the legislation of the Russian Federation.

Obligatory payments to be made by the subsurface user under the terms of the license:

•                                tax on the extraction of commercial minerals;

•                                regular payments for the utilization of mineral resources for the purpose of exploration of the licensed site;

•                                payments for access to geological information on the licensed site;

•                                state tax for the granting of license;

•                                water tax for the incidental extraction of subsurface waters.

A description of the specified subsurface user’s performance of obligations with an indication of any factors which may adversely affect the performance of the obligations under the license and their potential occurrence:

Any and all payments and taxes are made (paid) by the subsurface user in accordance with the established procedure.

If the requirements for licensing of the mining activity change, all necessary measures will be taken to obtain the relevant licenses and permissions, whereupon the probability of legal risks for Ugolny Razrez LLC in this respect will be minimized.

2)      Legal entity which received the license:

Full company name: Ugolny Razrez Limited Liability Company

Short company name: Ugolny Razrez LLC

Location: 10 Oktyabrskaya St., Okino-Klyuchi Village, Bichursky Region, Republic of Buryatia, Russian Federation

INN (Taxpayer Identification Number): 0318015873

OGRN (Primary State Registration Number): 1080318000663

License number: UDE014283TEyu

Date of licensing: 11/7/2011

Duration of license: 1/13/2013

Possibility and grounds for license renewal: An application was filed and all necessary documents were submitted for the renewal of the license up to the year 2028 with the Subsurface Management Department of the Republic of Buryatia in May 2012.

Grounds for licensing: Order of the Subsurface Management Department of the Republic of Buryatia (Buryatnedra) dated October 31, 2011 No. 114 132 “On the Renewal of UD 11344 TE (mining of the Okino-Klyuchevskoye brown coalfield) license with the Razrez Okino-Klyuchevsky LLC on Ugolni Razrez LLC.”

Description of chartered subsurface resources site: The site of the Okino-Klyuchevskoye brown coalfield in the Bichursky District, Republic of Buryatia. The subsurface site has the status of a mining allotment. The geological allotment area constitutes 0.32 sq. km.

License type: License to use subsurface resources (mining of brown coal).

Principal provisions of license pertaining to the obligations of the subsurface user with the indicated deadlines for the specified obligations:

1. The subsurface user shall perform exploration and mining of coal on the licensed site in accordance with the following principal conditions for the utilization of the subsurface site.

1.1. Deadline for preparation of the technical plan with parts on liquidation/conservation of mining and land recultivation — December 1, 2002;

1.2. Deadline for attainment of projected capacity — January 1, 2008;

1.3. Exploitation rate of mineral resources (projected capacity) — no less than 55,000 tons a year;

1.4. Exploitation rate of mineral resources by year: 2003 — 20,000; 2004 — 20,000; 2005 — 20,000; if this level is not reached within the time period set herein the right to use subsurface resources will be revoked;

1.5. Stages of work: the start of mining — January 1, 2003; the end of mining — January 13, 2013;

1.6. Types and volume of work by year: opencast mining: 2003 — 20,000; 2004 — 20,000; and 2005 — 20,000.

1.7. In terms of environmental protection the subsurface user shall:

a) comply with effective environmental protection requirements;

b) not discharge polluted water in reservoirs and rivers or pollute the environment.

1.8. Social commitments: participate in the social-economic development of the region in coordination with the regional administration.

Obligatory payments to be made by the subsurface user under the terms of the license

The subsurface user pays tax on the extraction of commercial minerals (the tax rate is defined by the tax legislation of the Russian Federation). Other payments and taxes, stipulated by the effective legislation of the Russian Federation, are made (paid) by the subsurface user in accordance with the established procedure.

A description of the specified subsurface user’s performance of obligations with an indication of any factors which may adversely affect the performance of the obligations under the license and their potential occurrence

If the requirements for licensing of the mining activity change all necessary measures will be taken to obtain the relevant licenses and permissions, whereupon the probability of legal risks for Ugolni Razrez LLC in this respect will be minimized.

b) Processing of mineral resources

The Issuer and its subsidiaries and affiliates do not perform full or partial processing of mineral resources before they are sold.

c) The sale of products

Information about permissions and quotas granted by competent authorities for the sale of mineral resources and the derived products, export included:

The products are generally shipped to Gusinoozersk SDPP — a branch of JSC “WGC-3”. A small amount is sold to the general population. There are no export quotas.

4.2.8. Additional requirements for issuers whose main activity is the provision of communication services

The Issuer’s main activity is not related to communication services.

4.3. Issuer’s plans for future activity

A short description of the Issuer’s plans for future activity and sources of future income, including plans for the establishment of new manufacturing facilities, expansion or contraction in manufacturing, development of new products, modernization and reconstruction of fixed assets, and possible change of the principal activity.

By 2020 JSC “INTER RAO UES” should become one of key players in the world energy market, which will be characterized by the following:

•                                JSC “INTER RAO UES” is a global company, one of the world’s largest electric companies by the volume of set capacity and business scale, and is an equal partner to the world’s largest energy companies;

•                                JSC “INTER RAO UES” manages a diversified asset portfolio and is guided by the purposes of its shareholders and by Russia’s energy policy;

•                                the company provides confident growth of shareholder value in the long-term perspective.

Strategic targets

Strategic targets that guide the Issuer’s vision of the future include:

•                                the expansion of presence in key international markets and the promotion of Russian practice and solutions in the energy field in international markets;

•                                arrangement of conditions for energy security and implementation of strategic interests of the Russian Federation;

•                                provision of leadership in the Russian energy field;

•                                provision of leadership among Russian energy companies in terms of effective management of energy assets and an emphasis on the introduction of innovations and energy efficiency improvement; and

•                                growth of shareholder value.

Development directions

The desired goals will be achieved by realization of strategic initiatives on the following main issues:

•                                assurance of reliability, security and operational efficiency of working assets;

•                                development and realization of a single technical policy for the Company and long-term technical re-equipment and reconstruction programs will be paramount measures to ensure reliable and secure operation of production facilities. The Company will take measures to increase the energy efficiency of electrical and thermal energy production and to achieve a leading position in operational efficiency among Russian companies;

•                                further growth in the heat generation segment of the RF. The Company is planning to consolidate the controlling interests of power suppliers, conducting electrical and thermal energy production activities;

•                                expansion of the external asset components and base. The external policy of the Company aims at expanding market presence, ensuring the economic effectiveness of external assets management, and improvement of their profitability;

•                                development of foreign trade activities and tightening of relations among energy markets. Key tasks in this regard are the growth of volume in foreign trade operations with electrical energy, produced in the territory of Russia, and increase of the amount of economically efficient directions of trade. The Company is also planning to expand the product line in the future;

•                                diversification of the Issuer’s fuel balance; expansion of the Company’s presence in the renewable energy and nuclear power generation segments in the Russian and foreign markets that ensure the share growth of non-fuel generation in the total generation volume of the Company is a strategic task that needs, among other things, implementation of necessary reforms in regulatory, corporate and technological fields. The key aspect of activity in this regard must be cooperation with larger Russian state companies that work in the RER and nuclear power generation fields;

•                                retail trade development. The Company must become a leader in the Russian retail market, which includes the formation of integrated multi-product clusters in the regions of presence on the principle of a “single window” for a consumer. One of the priority segments of the Russian retail market for the Company must become the service market in the field of energy efficiency and energy power supply;

•                                fuel business development. The dominance of fuel generation in the Company’s fuel balance will continue through 2020. Expansion of presence in the fuel extraction and delivery segment and development of its fuel base are the most promising tasks that must ensure a synergistic effect with other links of the value-creation chain;

•                                engineering development, technology transfer and establishment of manufacturing for new types of power-generating equipment;

•                                a key priority is to form a full-cycle engineering complex that can deliver services from designing to the operation of power facilities of different types and compete in the global markets. The internal task of the engineering complex will be to optimize timeframes and the cost of the new, realizable construction projects. The Company will take efforts to encourage development of the Russian power engineering industry and creation of typical technological solutions in the thermal energy field, including for the transfer of these technologies abroad;

•                                development of activities related to energy savings, energy efficiency and implementation of innovations. The Company aims to become a corporate platform for realization of state policy in the field of energy efficiency and development of innovations, and to hold the leading positions in the service market in the field of Russian energy efficiency;

•                                control of minority interests of power suppliers. The Company implements the main principles of control of minority interests that are owned or controlled by JSC “INTER RAO UES” with regard to power suppliers’ non-controlling (minority) interests (less than 50% of the authorized capital), bought by JSC “INTER RAO UES” within the framework of the additional issuance. They are planned to be used for exchange of assets and sale for the purpose of funding its own capital investment projects on construction of new generating assets;

•                                one of the priority activities of JSC “INTER RAO UES” is the completion of work and startup of power generating unit No. 2 PGU - 325 Mwatt at the JSC “INTER RAO UES” Ivanovskiye PGU Branch in 2012. Within the framework of the project, the construction of new gas pipelines has been finished for the purpose of providing the Ivanovskiye PGU and the Ivanovo Regional Power Plant Test Bench with the process fuel;

•                                future technological directions of investments will include renovation of fixed assets of JSC “INTER RAO UES” in order to maintain sustainable manufacturing activity and to increase labor productivity of the Company’s staff.

4.4 Participation of the Issuer in banking groups, bank holdings, holdings and bank associations

The Issuer does not participate in banking groups, bank holdings, holdings and bank associations

4.5. Subsidiary and Associated Companies of the Issuer

1)            Full corporate name: Hrazdan Power Company, Public Joint-Stock Company

Short corporate name: “HrazTES”, PJSC

Location: Gortsaranayin 1, Hrazdan, 378550, Armenia

INN: Not Applicable

OGRN: Not Applicable

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 100

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0.

2)            Full corporate name: JSC Stantsiya Ekibastuzskaya GRES-2.

Short corporate name: JSC Stantsiya Ekibastuzskaya GRES-2.

Location: Solnechny Village, Pavlodar Territory, 141216, Kazakhstan

INN: Not Applicable

OGRN: Not Applicable

Subsidiary Company: No

Associated Company: Yes

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: The Issuer owns more than 20% of the voting shares of the Company.

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 50

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 50

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

3)            Full corporate name: “Kambarata-1 Hydro Power Plant” Closed Joint-Stock Company.

Short corporate name: “Kambartinskaya GES-1” CJSC

Location: 326, Jibek Jolu, Bishkek, Kyrgyzstan

INN: Not Applicable

OGRN: Not Applicable

Subsidiary Company: No

Associated Company: Yes

Reason to Recognize the Company as the Subsidiary or Associated Company of the Issuer: The Issuer owns more than 20% of the voting shares of the Company

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 50

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 50

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

4)            Full corporate name: INTER RAO Finance B.V.

Short corporate name: INTER RAO Finance B.V.

Location: Strawinskylaan 3105, 1077 XX Amsterdam, the Netherlands

INN: Not Applicable

OGRN: Not Applicable

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

5)            Full corporate name: RAO Nordic Oy

Short corporate name: RAO Nordic Oy

Location: Tammasaarenkatu 1, FI-00180 Helsinki, Finland

INN: Not Applicable

OGRN: Not Applicable

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100.

Share of the Issuer-Owned Common Shares of the Joint Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

6)            Full corporate name: “Moldavskaya GRES” Closed Joint-Stock Company

Short corporate name: “MGRES” CJSC

Location: 1 Limannaya St, Dnestrovsc, Transdniestria, MD3352, Moldova

INN: Not Applicable

OGRN: Not Applicable

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 80.9

Share of the Issuer-Owned Common Shares of the Joint Stock Company, %: 80.9

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

7)            Full corporate name: “First Generation Company of the Wholesale Electricity Market” Open Joint-Stock Company

Short corporate name: OGK-1 OJSC

Location: 27/1 Bolshaya Pirogovskaya St., Moscow 119435, Russia

INN: 7203158282

OGRN: 1057200597960

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: power to appoint (elect) the sole executive body

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 31.02

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 31.02

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

8)            Full corporate name: “Third Generation Company of the Wholesale Electricity Market” Open Joint-Stock Company

Short corporate name: WGC-3 OJSC

Location: 28, 50 Let Oktyabrya Propekt, Ulan-Ude, 670034, Buryatia, Russia

INN: 0326023099

OGRN: 1040302983093

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: power to appoint (elect) the sole executive body

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 38.93

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 38.93

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

9)            Full corporate name: “Territorial Generation Company No. 11” Open Joint-Stock Company

Short corporate name: TGK-11 OJSC

Location: 5 Sovetskaya St., Novosibirsk, 630007, Russia

INN: 5406323202

OGRN: 1055406226237

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 67.53

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 67.53

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

10)          Full corporate name: “INTER RAO - Electric Power Plants” Open Joint-Stock Company

Short corporate name: INTER RAO — Electric Power Plants OJSC

Location: 27/1, Bolshaya Pirogovskaya St., Moscow 119435, Russia

INN: 7704784450

OGRN: 1117746460358

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 100

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

11)          Full corporate name: Testing stand of Ivanovo GRES, Open Joint-Stock Company

Short corporate name: “Stand” OJSC

Location: 1 Komsomolskaya St., Komsomolsk, Ivanovo Region, 155150, Russia

INN: 3714083495

OGRN: 1043700611778

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 82.84

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 82.84

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

12)          Full corporate name: “RN-Energo Ltd” Limited Liability Company

Short corporate name: RN-Energo LLC

Location: 19 Malaya Kaluzhskaya St, bld.1, Moscow 119071, Russia

INN: 7706525041

OGRN: 1047796118182

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization.

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

13)          Full corporate name: “Saint-Petersburg Sale Company” Open Joint-Stock Company.

Short corporate name: Saint-Petersburg Sale Company OJSC

Location: 11 Mikhaylova St., Saint Petersburg, 195009, Russia

INN: 7841322249

OGRN: 1057812496818

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 78.61

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 92.09

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

14)          Full corporate name: Open Joint-Stock Company “Mosenergosbyt”

Short corporate name: JSC “Mosenergosbyt”

Location: 9 Vavilova St., Moscow 117312, Russia

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

INN: 7736520080

OGRN: 1057746557329

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 50.92

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 50.92

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

15)          Full corporate name: Open Joint-Stock Company “Altayenergosbyt”

Short corporate name: JSC “Altayenergosbyt”

Location: 75/B Krasnoarmeysky Prospekt, Barnaul 656000, Altay Territory, Russia

INN: 2224103849

OGRN: 1062224065166

Subsidiary Company: Yes

Associated Company: No

Reason to Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 100

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

16)          Full corporate name: Open Joint-Stock Company “SARATOVENERGO”

Short corporate name: JSC “SARATOVENERGO”

Location: 124 Chernyshevkogo St., Saratov, 410028, Russia

INN: 6450014808

OGRN: 1026402199636

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 56.97

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 56.97

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

17)          Full corporate name: Open Joint-Stock Company “Tambov Energy Retailing Company”

Short corporate name: JSC “Tambov Energy Retailing Company”

Location: 176 A, K. Marx St., Tambov 392000, Russia

INN: 6829010210

OGRN: 1056882285129

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 59.38

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 67.87

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

18)          Full corporate name: Open Joint-Stock Company “Eastern Energy Company”

Short corporate name: JSC “Eastern Energy Company”

Location: 13/1 50 Let Oktyabrya St., Blagoveshchensk, 675000, Russia

INN: 7728615980

OGRN: 5077746441560

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 100

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

19)          Full corporate name: Closed Joint-Stock Company “INTER RAO Capital”

Short corporate name: JSC “INTER RAO Capital”

Location: 27 Bolshaya Pirogovskaya St., Moscow 119435, Russia

INN: 7701296415

OGRN: 1027700091286

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 100

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 8.37

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 8.37

20)          Full corporate name: “INTER RAO -Export” Limited Liability Company

Short corporate name: INTER RAO — Export LLC

Location: 27/1 Bolshaya Pirogovskaya St., Moscow, 119435, Russia

INN: 7704793285

OGRN: 1117746835480

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

21)          Full corporate name: “INTER RAO Engineering” Limited Liability Company

Short corporate name: LLC “INTER RAO Engineering”

Location: 12 Krasnopresnenskaya Nab., entrance 3, office 508, Moscow, 123610, Russia

INN: 5036101347

OGRN: 1095074008545

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

22)          Full corporate name: “Power Efficiency Center “INTER RAO UES”” Limited Liability Company

Short corporate name: “Power Efficiency Center “INTER RAO UES”” LLC

Location: 27/1 Bolshaya Pirogovskaya St., Moscow, 119435, Russia

INN: 7704765961

OGRN: 1107746808256

Subsidiary Company: No

Associated Company: Yes

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: The Issuer owns more than 20% of the voting shares in the Company.

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 50

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

23)          Full corporate name: “RT-Energy Trading” Limited Liability Company

Short corporate name: “RT-ET” LLC

Location: 1A Udaltsov St., Moscow 119415, Russia

INN: 7729667652

OGRN: 1107746905650

Subsidiary Company: No

Associated Company: Yes

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: The Issuer owns more than 20% of the voting shares in the Company.

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 50

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

24)          Full corporate name: “INTER RAO — Orel Energy Distribution” Limited Liability Company

Short corporate name: INTER RAO — Orel energy distribution, LLC

Location: 137 Moskovskoye Shosse, suite 29, Orel, 302030, Russia

INN: 5754020600

OGRN: 1115742001682

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

25)          Full corporate name: “Energoconnect” Joint Stock Limited Company

Short corporate name: ENERGOCONNECT JSLC

Location: 14 K. Marx St., Office 205, Minsk, 220030, Belarus

INN: Not Applicable

OGRN: Not Applicable

Subsidiary Company: No

Associated Company: Yes

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: The Issuer owns more than 20% of the voting shares in the Company.

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 50

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

26)          Full corporate name: TGR ENERJI ELEKTRIK TOPTAN TICARET ANONIM SIRKETI

Short corporate name: TGR Enerji

Location: Ufuk Üniversitesi dzhaddesi, No. 18, Office 51, Chukurambar, Kızılırmak Mahallesi, 06550 Ankara (Çankaya), Turkey

INN: Not Applicable

OGRN: Not Applicable

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 70

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

27)          Full corporate name: INTER RAO Holding B.V.

Short corporate name: INTER RAO Holding B.V.

Location: Strawinskylaan 655, 1077 XX Amsterdam, the Netherlands

INN: Not Applicable

OGRN: Not Applicable

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

28)          Full corporate name: Freecom Trading Limited

Short corporate name: Freecom Trading Limited

Location: 1 Poseidonos St, 2406 Nicosia, Cyprus

INN: Not Applicable

OGRN: Not Applicable

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization Owned Common Shares of the Issuer, %: 0

29)          Full corporate name: “Industrial Energy Company” Closed Joint-Stock Company

Short corporate name: “Industrial Energy Company” CJSC

Location: 12 Krasnopresnenskaya Naberezhnaya, Moscow 123610, Russia

INN: 7703642533

OGRN: 1077759251570

Subsidiary Company: No

Associated Company: Yes

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: The Issuer owns more than 20% of the voting shares in the Company.

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 50

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 50

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization Owned Common Shares of the Issuer, %: 0

30)          Full corporate name: INTER RAO Middle East B.V.

Short corporate name: INTER RAO Middle East B.V.

Location: Strawinskylaan 655, 1077 XX Amsterdam, the Netherlands

INN: Not Applicable

OGRN: Not Applicable

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

31)          Full corporate name: RAO Intertech B.V.

Short corporate name: RAO Intertech B.V.

Location: Strawinskylaan 655, 1077ZX Amsterdam, the Netherlands

INN: Not Applicable

OGRN: Not Applicable

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

32)          Full corporate name: “InterRAO-WorleyParsons” Limited Liability Company

Short corporate name: “Inter RAO-WorleyParsons” LLC

Location: 27/1 Bolshaya Pirogovskaya St., Moscow, 119435, Russia

INN: 7704763354

OGRN: 1107746706220

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 51

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

33)          Full corporate name: Limited Liability Company “INTER RAO Procurement Center”

Short corporate name: LLC “INTER RAO Procurement Center”

Location: 27/1 Bolshaya Pirogovskaya St., Moscow, 119435, Russia

INN: 7705203228

OGRN: 1077759373768

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

34)          Full corporate name: Open Joint-Stock Company “ELECTROLUCH”

Short corporate name: OJSC “Elektroluch”

Location: 27 Bolshaya Pirogovskaya St., Moscow 119435, Russia

INN: 7704015750

OGRN: 1027739183812

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 99.82

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 99.82

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

35)          Full corporate name: Limited Liability Partnership “INTER RAO Central Asia”

Short corporate name: LLP “INTER RAO Central Asia”

Location: 25 Beibitshilik, Office 403, Saryarkin District, 010000 Astana, Kazakhstan

INN: Not Applicable

OGRN: Not Applicable

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

36)          Full corporate name: “INTERENERGOEFFECT” Limited Liability Company

Short corporate name: “INTERENERGOEFFECT” LLC

Location: 27/1 Bolshaya Pirogovskaya St., Moscow, 119435, Russia

INN: 7704755875

OGRN: 1107746451427

Subsidiary Company: No

Associated Company: Yes

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: The Issuer owns more than 20% of the voting shares in the Company.

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 50

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

37)          Full corporate name: “INTER RAO — Management of Electric Power Plants” Limited Liability Company

Short corporate name: INTER RAO — Management of Electric Power Plants, LLC

Location: 27/1 Bolshaya Pirogovskaya St., Moscow, 119435, Russia

INN: 7704775342

OGRN: 1117746083432

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: Not Applicable

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

38)          Full corporate name: Bashkir Open Joint-Stock Company of Power Industry and Electrification “Bashkirenergo”

Short corporate name: “Bashkirenergo” OJSC

Location: 126, Komsomolskaya St, Ufa, 450096, Russia

INN: 0275000990

OGRN: 1020202769146

Subsidiary Company: No

Associated Company: Yes

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: The Issuer owns more than 20% of the voting shares in the Company.

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 25.19

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 25.31/

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

39)          Full corporate name: Open Joint Stock Company “Territorial Generating Company No 6.”

Short corporate name: JSC “TGC-6”.

Location: 603950, Russia, Nizhny Novgorod, str. Alekseevskaya, 10/16.

INN: 5257072937.

OGRN: 1055230028006.

Subsidiary Company: No

Associated Company: Yes

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: The Issuer owns more than 20% of the voting shares in the Company

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 20

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 20

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

40)          Full corporate name: Irkutsk Open Joint-Stock Company of Power Generation and Electrification

Short corporate name: “Irkutskenergo” OJSC

Location: 3 Sukhe-Bator St., Irkutsk, Irkutsk Territory, 664025, Russia

INN: 3800000220

OGRN: 1023801003313

Subsidiary Company: No

Associated Company: Yes

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: The Issuer owns more than 20% of the voting shares in the Company

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 40.01

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 40.01

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

41)          Full corporate name: Open Joint-Stock Company “United Energy Retailing Company”

Short corporate name: JSC “United Energy Retailing Company”

Location: 17/1 Presnensky Val St., Moscow 123557, Russia

INN: 7719726482

OGRN: 1097746376793

Subsidiary Company: Yes

Associated Company: No

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: majority interest in the authorized capital of the organization

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 100

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 100

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

42)          Full corporate name: Open Joint-Stock Company “Tomsk Energy Retail Company”

Short corporate name: “Tomskenergosbyt” OJSC

Location: 19 Kotovskogo St., Tomsk, 634034, Russia

INN: 7719263354

OGRN: 1037719000384

Subsidiary Company: No

Associated Company: Yes

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: The Issuer owns more than 20% of the voting shares in the Company.

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 24.99

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 21.04

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

43)          Full corporate name: Open Joint-Stock Company “INTER RAO LED Systems”

Short corporate name: “INTER RAO LED Systems”, OJSC

Location: 27 Engelsa St., Saint Peterburg, 194156, Russia

INN: 7802736711

OGRN: 1117847001470

Subsidiary Company: No

Associated Company: Yes

Reason To Recognize the Company as the Subsidiary or Associated Company of the Issuer: The Issuer owns more than 20% of the voting shares in the Company.

Share of the Issuer in the Authorized (Share) Capital (Share Fund) of the Commercial Organization, %: 35.1699

Share of the Issuer-Owned Common Shares of the Joint-Stock Company, %: 35.1699

Share of the Commercial Organization in the Authorized (Share) Capital (Share Fund) of the Issuer, %: 0

Share of the Commercial Organization-Owned Common Shares of the Issuer, %: 0

4.6. The composition, structure, and cost of the issuer’s fixed assets, information about plans concerning the acquisition, substitution, and removal of fixed assets, as well as about all facts regarding encumbrance of the Issuer’s fixed assets

4.6.1. Fixed assets

Information on the initial (replacement) value of fixed assets and the sum of accumulated depreciation. The specified information is given for the last 5 completed financial years or for each completed financial year, if the issuer has carried out the activity for less than 5 years. The value of the indices is given on the date of finishing the corresponding completed financial year, and grouping of the fixed assets is performed based on the accountancy data.

Fixed assets as of December 31, 2007

Name of the group of fixed assets	Initial (replacement) value, thd rubles	Sum of the accumulated depreciation, thd rubles
Production buildings	1,207,058,000	82,246,000
Buildings	797,974,000	55,582,000
Machines and equipment	2,313,791,000	389,567,000
Other types of fixed assets	22,122,000	7,153,000
TOTAL:	4,340,945,000	534,548,000

Fixed assets as of December 31, 2008

Name of the group of fixed assets	Initial (replacement) value, thd rubles	Sum of the accumulated depreciation, thd rubles
Buildings	9,380,578,000	489,311,000
Structures and transmitting equipment	7,210,808,000	923,859,000
Machines and equipment	26,214,776,000	5,449,842,000
Transport vehicles	116,204,000	52,809,000
Production and economic equipment	64,699,000	11,344,000
Land plots and natural resources	600,000	0
Other types of fixed assets (including perennial plantations)	36,869,000	6,569,000
TOTAL:	43,024,534,000	6,933,734,000

Fixed assets as of December 31, 2009

Name of the group of fixed assets	Initial (replacement) value, thd rubles	Sum of the accumulated depreciation, thd rubles
Buildings	10,568,697,000	663,083,000
Structures and transmitting equipment	8,223,762,000	1,315,438,000
Machines and equipment	30,290,807,000	8,350,684,000
Transport vehicles	127,642,000	66,960,000
Production and economic equipment	84,960,000	55,729,000
Land plots and natural resources	600,000	0
Other types of fixed assets (including perennial plantations)	5,928,000	978,000
TOTAL:	49,302,396,000	10,452,872,000

Fixed assets as of December 31, 2010

Name of the group of fixed assets	Initial (replacement) value	Sum of accumulated depreciation
Buildings and constructions	20,757,703	2,574,411
Machines and equipment	31,732,635	10,608,981
Tools and utility accessories	91,681	67,102
Transport vehicles	127,144	73,500
Land plots and natural resources	41,647	0
Other types of fixed assets (including perennial plantations)	6,089	1,686
TOTAL:	52,756,899	13,325,681

Fixed assets as of December 31, 2011

Name of the group of fixed assets	Initial (replacement) value, thd rubles	Sum of the accumulated depreciation, thd rubles
Buildings and constructions	8,947,713	1,021,248
Machines and equipment	11,784,814	641,483
Tools and utility accessories	50,422	35,264

Name of the group of fixed assets	Initial (replacement) value, thd rubles	Sum of the accumulated depreciation, thd rubles
Transport vehicles	30,286	12,353
Land plots and natural resources	22,763	0
Other types of fixed assets	1,374	1,010
TOTAL:	20,837,372	1,711,358

Information regarding the methods used to calculate depreciation deductions in accordance with the fixed assets: The method used to calculate depreciation in accordance with all types of fixed assets was the straight-line depreciation method.

The results of the last reappraisal of fixed assets and long-term lease of the fixed assets carried out within the last 5 completed financial years or starting from the date of state registration of the Issuer, if the Issuer has carried out activities for at least 5 years, providing the date of the reappraisal, the overall and residual (net of depreciation) replacement value of the fixed assets subject to this reappraisal is specified. This information shall be given according to the groups of the fixed assets:

The issuer carried out the reappraisal as of Jenuary 01, 2009.

Name of the group of fixed assets	Overall value before the reappraisal, thd rubles	Residual (net of depreciation) value before the reappraisal, thd rubles	Date of the reappraisal	Overall value after the reappraisal, thd rubles	Residual (net of depreciation) value before the reappraisal, thd rubles
Steam generators, except boilers for central heating, power distributing and supervisory equipment, and equipment for control over engineering procedures.	10,584,302,000	8,055,314,000	November 2009	13,616,982,000	10,145,220,000

The method of reappraisal for fixed assets (in accordance with the coefficients of the federal executive body with regard to statistics, and the market value of the corresponding fixed assets, confirmed by documents or expert opinions. If an expert opinion will be provided, it is necessary to indicate the methodology for the evaluation):

In 2009 the Company reappraised separate fixed assets in the “machines and equipment” group in accordance with the current replacement value determined by an independent appraiser. The reappraisal was performed with regard to steam generators, except for boilers for central heating, power distributing and supervisory equipment, and equipment for controlling technological processes.

The Appraisers used the index method for the determination of the current (replacement) value. The index method involves calculation of the value of objects included in the property under appraisal by means of indexation of the overall book (initial) value of the given objects. The basic formula for the calculation is as follows:

ECO = TBV x CA	(1)

where: ECO — the expenses for the creation of the appraisal object in accordance with the prices as of the date of reappraisal in rubles;

TBV - the overall book (initial) value in accordance with the prices as of the date of their registration or last reappraisal in rubles;

CA — the coefficient considering the change in the value of the appraisal object from the moment of registration or its last reappraisal.

As an indicator of price change, the data regarding the dynamics of changes in indices for manufacturing equipment in the composition of capital investments published monthly by CO-INVEST in “Price Indices in Construction” Interregional Informational and Analytical Bulletin (Section I) were used by the Appraisers in the calculations. The values of the named indices are based on the Federal State Statistics Service of the Russian Federation (Rosstat) data and are differentiated according to the types of economic activity. In the course of calculation of the current (replacement) value of the property under reappraisal the Appraisers used the indices for such types of economic activity as “The production, transfer and distribution of electrical power, gas, steam and hot water”.

The calculation index for overall book value in the current (replacement) value of the object as of the date of reappraisal is determined in the following manner:

CCh = RVD / RED	(2)

where: CCh - the coefficient for reappraisal of the overall book value as of the date of reappraisal;

RVD — the index for the given type of property as of the date of appraisal concerning the basic level of prices (Source document: “CO-INVEST” Informational and Analytical Bulletin. “Price indices in Construction”, No. 68, 2009);

RED — the index for the given type of property as of the entrance date (reappraisal date) with respect to the basic price level.

The current (replacement) value of the foreign manufactured equipment (according to the Customer’s data) that was purchased with foreign currency was determined by means of recalculation of overall book (initial) value according to the correlation of the euro exchange rate as of the date of registration on the balance to the euro exchange rate as of the date of reappraisal.

Additionally, the Appraisers considered the price changes of European manufacturers of industrial equipment for the same period. The data for these changes in accordance with the equipment groups were taken from EUROSTAT’s website.

Information about plans concerning the acquisition, replacement, and removal of fixed assets, the value of which is at least 10% of the value of the Issuer’s fixed assets, and other fixed assets at the Issuer’s discretion, as well as data on all factors regarding encumbrance of the issuer’s fixed assets (specifying the character of the encumbrance, the date of the encumbrance occurrence, term of its effect and other terms at the Issuer’s discretion.

Details about plans concerning the removal of the fixed assets:

No	Name of the Object	Planned Term of Encumbrance	in billions of rubles
1.	Ivanovo Thermal-Gas Plant, Unit No. 2, 325 MW	4th qtr. of 2012	10.1
2.	Remaining fixed assets of Severo-Zapadnaya TPP, Kaliningradskaya TEC 2, and Sochinskaya TPS that are planned for transfer to INTER RAO - Electric Power Plants, OJSC	4th qtr. of 2012	4.4

Data on encumbrance:

No	Name of the Object	Date of the Start of Encumbrance	Date of the End of Encumbrance	in billions of rubles
1.	fixed assets of Severo-Zapadnaya TPP, Kaliningradskaya TEC 2, and Sochinskaya TPS that are being transferred to INTER RAO - Electric Power Plants, OJSC, for lease	01.03.2012	31.12.2012	3.9

4.7. Organizations under the Issuer’s control that have substantial significance

The Issuer shall determine the organizations that have substantial significance to it in accordance with the Issuer’s last consolidated financial report, as well as based on the criteria confirmed by the Issuer’s board.

1)      Full corporate name: “Nizhnevartovskaya GRES” Closed Joint-Stock Company

Short corporate name: Nizhnevartovskaya GRES, CJSC

Location: Nizhnevartovskaya GRES, Promzona, Izluchinsk, Khanty-Mansi Autonomous Okrug (Yugra), 628634 Russia

INN: 8620018330

OGRN: 1078603011321

Type of Control: indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

The Issuer’s share in the authorized capital of the organization under its control, %: 0

Share of the Issuer-Owned Common Shares, %: 0

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 31.02% of the shares of “First Generation Company of the Wholesale Electricity Market” Open Joint-Stock Company (JSC “OGK-1”, located at: 27/1, Bolshaya Pirogovskaya St., Moscow, 119435, Russia; INN: 7203158282, OGRN: 1057200597960), in addition, JSC “INTER RAO UES” holds 100% of JSC “INTER RAO Capital” (JSC “INTER RAO Capital”, located at: 27 Bolshaya Pirogovskaya St., Moscow, 119435, Russia; INN: 7701296415, OGRN: 1027700091286), which owns 27.99% of shares of JSC “OGK-1”), which owns 75% — 1 share of NVGRES Holding Limited (located at: Poseidonos, 1, Ledra Business Centre, Egkomi, 2406, Nicosia, Cyprus, registration number: HE 224727) that owns more than 100% of the shares of Nizhnevartovsk GRES, OJSC.

Share of the controlled organization in the issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of the company activity: power generation

Composition of the Board of Directors (Supervisory Board) of the controlled organization: The Board of Directors (Supervisory Board) was not formed.

Composition of the collective executive body (board, directorate) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Aleksandr Petrovich Pashchenko (President)	0	0

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Aleksandr Petrovich Pashchenko	0	0
Viktor Nikolayevich Borodin	0	0
Anton Valerievich Butov	0	0
Alla Leonidovna Bashirova	0	0

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Aleksandr Petrovich Pashchenko	0	0

2)      Full corporate name: Hrazdan Power Company, Public Joint-Stock Company

Short corporate name: “HrazTES”, PJSC

Location: Gortsaranayin 1, Hrazdan, 378550, Armenia

INN: Not Applicable

OGRN: Not Applicable

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

Majority interest in the authorized capital of the organization: 100

Share of the Issuer-owned common shares, %: 100

Share of the controlled organization in the issuer’s authorized capital, %: 0

Share of the Organization-Owned Common Shares of the Issuer, %: 0

Description of the main type of the company activity: Production and sale of electrical power. The company has substantial significance to the Issuer’s activity.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Vadim Sergeyevich Mityushin (President)	0.0014	0.0014
Vladimir Petrovich Alganov	0.002	0.002
Dmitriy Nikolaevich Palunin	0.002	0.002
Dmitriy Sergeyevich Kuznetsov	0	0
Valery Yevgenievich Makarov	0.0027	0.0027
Aleksandr Aleksandrovich Pakhomov	0	0
Ashot Levonovich Manukyan	0.0014	0.0014

The composition of the collective executive body (board, directorate) of the controlled organization: The collegial executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Ashot Levonovich Manukyan	0	0

3)      Full corporate name: JSC Stantsiya Ekibastuzskaya GRES-2

Short corporate name: JSC Stantsiya Ekibastuzskaya GRES-2

Location: Pavlodar Territory, 141216, Solnechny, Kazakhstan

INN: Not Applicable

OGRN: Not Applicable

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: power to appoint (elect) the sole executive body.

Reference: In accordance with the laws of the Republic of Kazakhstan JSC Stantsiya Ekibastuzskaya GRES-2 has collegial executive body only (Management Board), and the Issuer has the right to appoint (elect) Chairman of the Board performing similar functions of the sole executive body.

The Issuer’s share in the authorized capital of the controlled organization, %: 50

Share of the Issuer-owned common shares, %: 50

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: Production, transmission and distribution of electrical power. The company has substantial significance to the Issuer’s activity.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Kuanysh Abdugalievich Bektemirov (President)	0	0
Vladimir Petrovich Alganov	0.0014	0.0014
Kayrat Asangalievich Bakenov	0	0
Almasadam Maydanovich Satkaliev	0	0
Yuriy Vladimirovich Surkov	0	0
Yury Vladimirovich Sharov	0	0

The composition of the collective executive body (board, directorate) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Vladimir Aleksandrovich Belov (President)	0	0
Vladimir Anatolyevich Astashov	0	0
Bayangul Mereeevna Kabzhalyalova	0	0
Pavel Aleksandrovich Lavrov	0	0
Sagidulla Dauren	0	0

Person who holds the position (performing the functions) as the sole executive body of the controlled organization: He was not elected, because it was not stipulated by the founding documents.

4)      Full corporate name: JSC Sangtudinskaya GES-1

Short corporate name: Sangtuda GES-1 OJSC

Location: 24a Ayni, Dushanbe, Tajikistan 734012

INN: Not Applicable

OGRN: Not Applicable

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: the right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

The Issuer’s share in the authorized capital of the controlled organization, %: 14.87

Share of the Issuer-owned common shares, %: 14.87

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: Production, transmission, distribution and sale of electrical and thermal power. The company has substantial significance to the Issuer’s activity.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Dmitriy Yevgenievich Volkov (President)	0	0
Boris Aleksandrovich Bokarev	0	0
Sherali Gul	0	0
Ilnar Ilbatyrovich Mirsiyapov	0	0
Dmitriy Nikolaevich Palunin	0.002	0.002
Davlatali Shomakhmatovich Saidov	0	0
Yury Vladimirovich Sharov	0	0

The composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Sergey Nikolayevich Kobtsev	0	0

5)      Full corporate name: “Mtkvari Eneregy LLC” Limited Liability Company

Short corporate name: Mtkvari Eneregy LLC

Location: 2 Agmashenebeli, Gardabani, 383010, Georgia

INN: Not Applicable

OGRN: Not Applicable

Type of Control: indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 100% of the shares in INTER RAO Holding B.V. (location: Strawinskylaan 655, 1077 XX Amsterdam, the Netherlands (registration number: 34300159) which owns 100% of Mtkvari Eneregy LLC.

Share of the Issuer in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: production and sale of electrical power

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Vadim Sergeyevich Mityushin (President)	0	0
Karina Valerievna Tsurkan	0.002	0.002
Sergey Anatolievich Ponasechkin	0.0000	0.0000

The composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the founding documents.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Devi Vazhevich Kandelaki	0	0

6)      Full corporate name: Joint Stock Company “Khramhesi I”

Short corporate name: JSC Khramhesi I

Location: Khramges, Tsalsky Region, 383120, Georgia

INN: Not Applicable

OGRN: Not Applicable

Type of Control: indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 100% of the shares in INTER RAO Holding B.V. (location: Strawinskylaan 655, 1077 XX Amsterdam, the Netherlands (registration number: 34300159), and 100% of Gardabani Holdings B.V. (location: Strawinskylaan 655, 1077 XX Amsterdam, the Netherlands (registration number — 33305566) which owns 100% of the shares in JSC Khramhesi I.

The Issuer’s share in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0.

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: production and sale of electrical power

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Anton Yurievich Badenkov (President)	0	0
Vadim Sergeyevich Mityushin	0	0
Sergey Anatolievich Ponasechkin	0	0

The composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the founding documents.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Devi Vazhevich Kandelaki	0	0

7)      Full corporate name: Joint Stock Company “Khramhesi II”

Short corporate name: JSC Khramhesi II

Location: Khramges-2, Dmanisi Region, 1700, Georgia

INN: Not Applicable

OGRN: Not Applicable

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

Type of Control: indirect control

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 100% shares of INTER RAO Holding B.V. (location: Strawinskylaan 655, 1077 XX Amsterdam, the Netherlands (registration number: 34300159), and owns 100% of Gardabani Holdings B.V. (location: Strawinskylaan 655, 1077 XX Amsterdam, the Netherlands (registration number — 33305566) which owns 100% of the shares of JSC Khramhesi II.

Share of the Issuer in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0.

Share of the controlled organization in the Issuer’s authorized capital, %: 0.

Share of the Issuer’s common shares owned by the controlled organization, %: 0.

Description of the main type of company activity: production and sale of electrical power

Composition of the Board of Directors (Supervisory Board):

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Anton Yurievich Badenkov (President)	0	0
Vadim Sergeyevich Mityushin	0	0
Sergey Anatolievich Ponasechkin	0	0

The composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the founding documents.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Devi Vazhevich Kandelaki	0	0

8)      Full corporate name: Open Joint-Stock Company “Telasi”

Short corporate name: Telasi JSC

Location: 3 Vani St., Tbilisi, 0154, Georgia

INN: Not Applicable

OGRN: Not Applicable

Type of Control: indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: the right to manage over 50 % of the votes in the highest management body of the organization subject to the issuer’s control.

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder:
JSC “INTER RAO UES” owns 100% of the shares in INTER RAO Holding B.V. (location: Strawinskylaan 655, 1077 XX Amsterdam, the Netherlands (registration number: 34300159), and owns 100% of Silk Road Holdings B.V. (location: Strawinskylaan 655,

1077 XX Amsterdam, the Netherlands (registration number: 33303554) which owns 75.01% of Telasi JSC.

The Issuer’s share in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: purchase and sale of electrical power, network services

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Anton Yurievich Badenkov (President)	0	0
Irina Yurievna Milorava	0	0
Vadim Sergeyevich Mityushin	0	0
Pavel Ivanovich Oklei	0	0
Dmitriy Nikolaevich Palunin	0.002	0.002
Timur Grigorievich Chincharauli	0	0

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the founding documents.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Ashot Levonovich Manukyan	0	0

9)      Full corporate name: “Electric Networks of Armenia” Closed Joint-Stock Company

Short corporate name: “ENA”, CJSC

Location: 127 Armenakyan St., Office 419, Yerevan 047, Armenia

INN: Not Applicable

OGRN: Not Applicable

Type of Control: indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 100% of the shares in INTER RAO Holding B.V. (location: Strawinskylaan 655, 1077 XX Amsterdam, the Netherlands (registration number: 34300159) which owns 100% of “ENA”, CJSC.

The Issuer’s share in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0

Share of the controlled organization in the Issuer’s authorized capital, %: 0.

Share of the Issuer’s common shares owned by the controlled organization, %: 0.

Description of the main type of company activity: distribution of electrical power

Composition of the collective executive body (board, directorate) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Vladimir Petrovich Alganov (President)	0.0014	0.0014
Anton Yurievich Badenkov	0	0
Vadim Sergeyevich Mityushin	0	0
Dmitriy Nikolaevich Palunin	0.002	0.002
Svetlana Yurievna Chuchayeva	0	0

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the founding documents.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Yevgeni Anatolievich Bibin	0	0

10)   Full corporate name: “Kambarata-1 Hydro Power Plant” Closed Joint-Stock Company

Short corporate name: “Kambartinskaya GES-1” CJSC

Location: 326, Jibek Jolu, Bishkek, Kyrgyzstan

INN: Not Applicable

OGRN: Not Applicable

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: Issuer owns more than 20% of the voting shares in the Company.

The Issuer’s share in the authorized capital of the controlled organization, %: 50

Share of the Issuer-owned common shares, %: 50

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0.

Description of the main type of company activity: Production and delivery (sale) of electrical power. The company has substantial significance to the Issuer’s activity.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Boris Yurievich Kovalchuk (President)	0	0
Metedbek Ashirkulovich Aytkulov	0	0
Aman Mukambetovich Tentiyev	0	0
Yury Vladimirovich Sharov	0	0
Ilnar Ilbatyrovich Mirsiyapov	0	0

Composition of the collective executive body (board, directorate) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Dmitriy Yevgenievich Volkov (President)	0	0
Baktygul Okenovna Jumalieva	0	0
Rustam Mirzayevich Nurmatov	0	0
Igor Igorevich Opalin	0	0
Ermek Sabyrovich Sabyrov	0	0

Person who holds the position (performing the functions) as the sole executive body of the controlled organization: none

11)   Full corporate name: INTER RAO Finance B.V.

Short corporate name: INTER RAO Finance B.V.

Location: Strawinskylaan 3105, 1077 XX Amsterdam, the Netherlands

INN: Not Applicable

OGRN: Not Applicable

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: the right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

The Issuer’s share in the authorized capital of the controlled organization, %: 100

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: Attraction of loan financing. The company has substantial significance to the Issuer’s activity.

Composition of the Board of Directors of the controlled organization: The Board of Directors was not formed, because it was not stipulated by the founding documents.

Composition of the Supervisory Board of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Anton Yurievich Badenkov (President)	0	0

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Valeriy Valerievich Murgulets	0	0
Aleksandr Yevgenievich Abramkov	0	0
Dmitriy Nikolaevich Palunin	0.002	0.002

Composition of the collective executive body (board, directorate) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Andrey Vladimirovich Golovlev	0	0
INTER RAO Management B.V.	0	0

Person who holds the position (performing the functions) as the sole executive body of the controlled organization: none.

12)   Full corporate name: RAO Nordic Oy

Short corporate name: RAO Nordic Oy

Location: Tammasaarenkatu 1, FI-00180 Helsinki, Finland

INN: Not Applicable

OGRN: Not Applicable

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

The Issuer’s share in the authorized capital of the controlled organization, %: 100

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: The purchase and sale of electrical power (trade of electrical power in the Nord Pool market). The company has substantial significance to the Issuer’s activity.

Composition of the Board of Directors (Supervisory Board) of the controlled organization: the Board of Directors was not formed, because it was not stipulated by the founding documents.

Composition of the collective executive body (board, directorate) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Karina Valerievna Tsurkan (President)	0.002	0.002
Anton Yurievich Badenkov	0	0
Ilnar Ilbatyrovich Mirsiyapov	0	0
Dmitriy Nikolaevich Palunin	0.002	0.002
Oleg Vladimirovich Zakatayev	0	0

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Oleg Vladimirovich Zakatayev	0	0

13)   Full corporate name: “Moldavskaya GRES” Closed Joint-Stock Company

Short corporate name: “MGRES” CJSC

Location: 1, Limannaya St, Dnestrovsc, Transnistria, MD3352, Moldova

INN: Not Applicable

OGRN: Not Applicable

Type of Control: direct and indirect control

All organization under the control of the Issuer (chain of organizations that are under the direct or indirect control of the Issuer), through which the Issuer has an indirect control of the organization in respect of which the Issuer is a controlling entity: JSC “INTER RAO UES” directly owns 80.9% of “MGRES” CJSC; in addition, JSC “INTER RAO UES” owns 100% of RAO Nordic Oy (00180 Finland, Helsinki, Tammasaarenkatu 1), which owns 19.1% of shares of “MGRES” CJSC.

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

The Issuer’s share in the authorized capital of the controlled organization, %: 80.9

Share of the Issuer-owned common shares, %: 80.9

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: Production and sale of electrical power. The company has substantial significance to the Issuer’s activity.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Karina Valerievna Tsurkan (President)	0.002	0.002
Anton Yurievich Badenkov	0	0
Aleksandr Vadimovich Matveyev	0	0
Aleksandr Vadimovich Rengevich	0.0014	0.0014
Natalia Aleksandrovna Ananyeva	0	0
Viktor Sergeyevich Orlov	0	0

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Sergey Grigorievich Melekhovets	0	0

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the founding documents.

14)   Full corporate name: INTER RAO Credit B.V.

Short corporate name: INTER RAO Credit B.V.

Location: Strawinskylaan 655, 1077ZX Amsterdam, the Netherlands

INN: Not Applicable

OGRN: Not Applicable

Type of Control: indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 100% of the shares in INTER RAO Finance B.V. (location: Strawinskylaan 655, 1077ZX Amsterdam, the Netherlands) which owns more than 100% of the shares in INTER RAO Credit B.V.

The Issuer’s share in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: financing and consulting services

Composition of the Board of Directors (Supervisory Board) of the controlled organization: It was not formed, because it was not stipulated by the founding documents.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Andrey Vladimirovich Golovlev (President)	0	0
Valeriy Valerievich Murgulets	0	0
Aleksandr Yevgenievich Abramkov	0	0
Anton Yurievich Badenkov	0	0

Composition of the collective executive body (board, directorate) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Dmitriy Nikolaevich Palunin	0.002	0.002
INTER RAO Management B.V.	0	0

Person who holds the position (performing the functions) as the sole executive body of the controlled organization: none

15)   Full corporate name: Inter Green Renewables and Trading AB

Short corporate name: Inter Green AB

Location: Sveavägen 17, 10, 111 57 Stockholm, Sweden

INN: Not Applicable

OGRN: Not Applicable

Type of Control: indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 100% of the shares in RAO Nordic Oy (location: Tammasaarenkatu 1, FI-00180 Helsinki, Finland) which owns 75% of Inter Green AB.

The Issuer’s share in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: purchase and sale of electrical power, investment

Composition of the Board of Directors (Supervisory Board) of the controlled organization: A Board of Directors (Supervisory Board) was not formed, because it was not stipulated by the founding documents.

Composition of the collective executive body (board, directorate) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Karina Valerievna Tsurkan (President)	0.002	0.002
Anton Yurievich Badenkov	0	0
Oleg Vladimirovich Zakatayev	0	0
Yonas Garbaravichyus	0	0

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Bo Magnus Astriom	0	0

16)   Full corporate name: SIA “INTER RAO Latvia”

Short corporate name: SIA “INTER RAO Latvia”

Location: Elizabetes iela 15-1, LV-1010, Riga, Latvia

Type of Control: indirect control

INN: Not Applicable

OGRN: Not Applicable

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 100% of the shares in RAO Nordic Oy (location: Tammasaarenkatu 1, FI-00180 Helsinki, Finland), and owns 51% of UAB “INTER RAO Lietuva” (location: Antano Tumėno g. 4, LT-01109, Vilnius, Lithuania) which owns more than 100% of SIA “INTER RAO Latvia”.

The Issuer’s share in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: purchase and sale of electrical power

Composition of the Board of Directors (Supervisory Board) of the controlled organization: A Board of Directors (Supervisory Board) was not formed, because it was not stipulated by the founding documents.

Composition of the collective executive body (board, directorate) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Vidas Chebataryunas (President)	0	0
Paulayus Vazniokas	0	0

Person who holds the position (performing the functions) as the sole executive body of the controlled organization: none

17)   Full corporate name: UAB “Vydmantai Wind Park”

Short corporate name: UAB “Vydmantai Wind Park”

Location: Antano Tumėno g. 4, LT-01109, Vilnius, Lithuania

INN: Not Applicable

OGRN: Not Applicable

Type of Control: indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 100% of the shares in RAO Nordic Oy (location: Tammasaarenkatu 1, FI-00180 Helsinki, Finland), owns 51% of UAB “INTER RAO Lietuva” (location: Antano Tumėno g. 4, LT-01109, Vilnius, Lithuania) which owns 100% of UAB “IRL Wind” (location: Antano Tumėno g. 4, LT-01109, Vilnius, Lithuania) which owns 100% of UAB “Vydmantai Wind Park”.

The Issuer’s share in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: production of electricity from renewable resources

Composition of the Board of Directors (Supervisory Board) of the controlled organization: A Board of Directors (Supervisory Board) was not formed, because it was not stipulated by the founding documents.

Composition of the collective executive body (board, directorate) of the controlled organization: the collective executive body was not formed, because it was not stipulated by the founding documents.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Augustenas Raymondas	0	0

18)   Full corporate name: “First Generation Company of the Wholesale Electricity Market” Open Joint-Stock Company

Short corporate name: OGK-1 OJSC

Location: 27/1 Bolshaya Pirogovskaya St., Moscow 119435, Russia

INN: 7203158282

OGRN: 1057200597960

Type of Control: direct and indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organization under the control of the Issuer (chain of organizations that are under the direct or indirect control of the Issuer), through which the Issuer has an indirect control of the organization in respect of which the Issuer is a controlling entity: JSC “INTER RAO UES” directly owns 31.02% of shares of JSC “OGK-1”, in addition, JSC “INTER RAO UES” owns 100% of CJSC “INTER RAO Capital” (CJSC “INTER RAO Capital” located at: 27 Bolshaya Pirogovskaya St., Moscow 119435, Russia, INN: 7701296415, OGRN: 1027700091286), which owns 27.99% of shares of JSC “OGK-1”, in addition, JSC “OGK-1” has 100% of the Limited liability Company “OGK-1 Finance” (LLC “OGK-1 Finance” located at: 27/1 Bolshaya Pirogovskaya St., Moscow 119435, Russia, INN: 7727687700, OGRN: 1097746164416), which owns 0.02% of shares of JSC “OGK-1”.

The Issuer’s shares in the authorized capital of the controlled organization, %: 31.02

Share of the Issuer-owned common shares, %: 31.02

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: production and sale of electricity and electrical power, as well as production and sale of thermal energy

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Boris Yurievich Kovalchuk	0	0
Anton Yurievich Badenkov	0	0
Marine Viktorovna Yedakova	0	0
Mikhail Vladimirovich Konstantinov	0	0
Yevgeniy Nikolayevich Miroshnichenko	0	0
Valeriy Valerievich Murgulets	0	0
Igor Igorevich Opalin	0	0
Olga Aleksandrovna Pankratova (President)	0	0
Leonid Dmitriyevich Sokolov	0.0002	0.0002
Svetlana Yurievna Chuchayeva	0	0
	0	0
Yuriy Aleksandrovich Shcherbakov	0.0014	0.0014

Composition of the collective executive body (board, directorate) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Gennady Feliksovich Binko (President)	0	0
Aleksandra Gennadiyevna Panina	0	0
Vladimir Dmitriyevich Lavrinenko	0.0003	0.0003
Dmitriy Aleksandrovich Makarov	0	0
Roman Gareyevich Milyayev	0	0
Vladislav Iosiphovich Polochansky	0	0

Person who holds the position (performing the functions) as the sole executive body of the controlled organization: The authorities of the company’s sole executive body were transferred to the controlling organization.

Information on the controlling organization to which the authorities of the company’s sole executive body were transferred

Full corporate name: “INTER RAO - Management of Electric Power Plants” Limited Liability Company

Short corporate name: INTER RAO - Management of Electric Power Plants, LLC.

Location: 27/1 Bolshaya Pirogovskaya St., Moscow, 119435, Russia

INN: 7704775342

OGRN: 1117746083432

The Issuer’s share in the authorized capital of the controlling organization, %: 100

Share of the Issuer-owned common shares of the controlling organization, %: Not Applicable

Share of the controlling organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s common shares owned by the controlling organization, %: 0.

19)   Full corporate name: “Third Generation Company of the Wholesale Electricity Market” Open Joint-Stock Company

Short corporate name: WGC-3 OJSC

Location: 28, 50 Let Oktyabrya Prospekt, Ulan-Ude, 670034, Buryatia, Russia

INN: 0326023099

OGRN: 1040302983093

Type of Control: direct and indirect control

All organization under the control of the Issuer (chain of organizations that are under the direct or indirect control of the Issuer), through which the Issuer has an indirect control of the organization in respect of which the Issuer is a controlling entity: JSC “INTER RAO UES” owns directly 38.93% of JSC “WGC-3”, in addition, JSC “INTER RAO UES” owns 100% of CJSC “INTER RAO Capital” (CJSC “INTER RAO Capital” located at: 27 Bolshaya Pirogovskaya St., Moscow 119435, Russia, INN: 7701296415, OGRN: 1027700091286), which owns 33.65% share in JSC “WGC-3”.

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

The Issuer’s share in the authorized capital of the controlled organization, %: 38.93

Share of the Issuer-owned common shares, %: 38.93

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: production of electricity and thermal energy

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Boris Yurievich Kovalchuk	0	0
Aleksandr Yevgenievich Abramkov	0	0
Anton Yurievich Badenkov	0	0
Aleksandr Gennadyevich Boris	0	0
Mikhail Vladimirovich Konstantinov	0	0
Dmitriy Aleksandrovich Makarov	0	0
Aleksandr Vadimovich Matveyev (President)	0	0
Ilnar Ilbatyrovich Mirsiyapov	0	0
Igor Igorevich Opalin	0	0
Aleksandr Vadimovich Rengevich	0.0014	0.0014
Svetlana Valerievna Shpakova	0	0

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization: The authorities of the company’s sole executive body were transferred to the controlling organization.

Information on the controlling organization to which the authorities of the company’s sole executive body were transferred:

Full corporate name: “INTER RAO - Management of Electric Power Plants” Limited Liability Company.

Short corporate name: INTER RAO - Management of Electric Power Plants, LLC

Location:

27/1 Bolshaya Pirogovskaya St., Moscow 119435, Russia

INN: 7704775342

OGRN: 1117746083432

The Issuer’s in the authorized capital of the controlling organization, %: 100

Share of the Issuer-owned common shares of the controlling organization, %: Not Applicable

Share of the controlling organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s common shares owned by the controlling organization, %: 0

20)   Full corporate name: “Territorial Generation Company No. 11” Open Joint-Stock Company

Short corporate name: TGK-11 OJSC

Location: 5 Sovetskaya St., Novosibirsk, 630007, Russia

INN: 5406323202

OGRN: 1055406226237

Type of Control: direct and indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organization under the control of the Issuer (chain of organizations that are under the direct or indirect control of the Issuer), through which the Issuer has an indirect control of the organization in respect of which the Issuer is a controlling entity: JSC “INTER RAO UES” holds directly 67.53% share of JSC “TGK-11”, in addition, JSC “INTER RAO UES” owns 100% of CJSC “INTER RAO Capital” (CJSC “INTER RAO Capital” located at: 27 Bolshaya Pirogovskaya St., Moscow 119435, Russia, INN: 7701296415, OGRN: 1027700091286), which owns 16.85% of shares of JSC “TGK-11” and owns 99.99% of shares of JSC “INTER RAO — EnergyAsset” (27/1 Bolshaya Pirogovskaya St., Moscow 119435, Russia, OGRN: 1127746149156, INN: 7704802363), which owns 0.18% of shares of JSC “TGK-11”, and JSC” TGK-11 “holds 100% stake in LLC “SibEnergoFinance” (LLC” SibEnergoFinance”, Russian Federation, Novosibirsk, Sovetskaya str., 5, INN: 5407053005, OGRN: 1085407012954), which owns 0.14% of shares “TGK-11”.

The Issuer’s share in the authorized capital of the controlled organization, %: 67.53

Share of the Issuer-owned common shares, %: 67.53

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: production and wholesale trade of electrical power, production and trade of thermal energy

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Pavel Ivanovich Oklei (President)	0	0
Aleksandr Yevgenievich Abramkov	0	0
Aleksandr Gennadyevich Boris	0	0
Aleksey Aleksandrovich Melnikov	0	0
Yevgeniy Nikolayevich Miroshnichenko	0	0
Valeriy Valerievich Murgulets	0	0
Makarov, Valeriy Yevgenievich	0	0
Sergey Anatolievich Topor-Gilka	0	0
Viacheslav Gennadyevich Khodykin	0	0

Composition of the collective executive body (board, directorate) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Sergey Ivanovich Kozhemyako (President)	0	0
Vladislav Iosiphovich Polochansky	0	0
Dmitriy Vladimirovich Bondar	0	0
Piotr Petrovich Khramykh	0	0
Shakhov Romanovich	0	0

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Sergey Ivanovich Kozhemyako	0	0

21)   Full corporate name: “INTER RAO - Electric Power Plants” Open Joint-Stock Company

Short corporate name: INTER RAO — Electric Power Plants OJSC

Location: 27/1 Bolshaya Pirogovskaya St., Moscow 119435, Russia

INN: 7704784450

OGRN: 1117746460358

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: the right to dispose of more than 50 percent of votes in the supreme governing body of the organization under the control of the Issuer

The Issuer’s share in the authorized capital of the controlled organization, %: 100

Share of the Issuer-owned common shares, %: 100

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: production of electricity and thermal energy

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Anton Yurievich Badenkov	0	0
Aleksandr Yevgenievich Abramkov	0	0
Andrey Anatolievich Korshunov	0	0
Aleksandr Vadimovich Matveyev (President)	0	0
Olga Viktorovna Yemelyanova	0	0

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization: The authorities of the company’s sole executive body were transferred to the controlling organization.

Information on the controlling organization to which the authorities of the company’s sole executive body were transferred

Full corporate name: “INTER RAO - Management of Electric Power Plants” Limited Liability Company

Short corporate name: INTER RAO - Management of Electric Power Plants, LLC

Location: 27/1 Bolshaya Pirogovskaya St., Moscow, 119435, Russia

INN: 7704775342

OGRN: 1117746083432

Share of the Issuer in the authorized capital of the controlling organization, %: 100

Share of the Issuer-owned common shares of the controlling organization, %: Not Applicable

Share of the controlling organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s common shares owned by the controlling organization, %: 0

22)   Full corporate name: Testing Stand of Ivanovo GRES, Open Joint-Stock Company

Short corporate name: “Stand” OJSC

Location: 1 Komsomolskaya St., Komsomolsk, Ivanovo Region, 155150, Russia

INN: 3714083495

OGRN: 1043700611778

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: the right to dispose of more than 50 percent of votes in the supreme governing body of the organization under the control of the Issuer

The Issuer’s share in the authorized capital of the controlled organization, %: 82.84

Share of the Issuer-owned common shares, %: 82,84

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: carrying out the pre-delivery and acceptance tests of GTD-110 experimental-industrial and mass-produced gas-turbine engines and their modifications; carrying out assembly operations and pre-commissioning of GTD-110 gas-turbine engines and their modification; the production and sale of electrical power.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Yuriy Konstantinovich Silayev	0.000001	0.000001
Lyudmila Gennadiyevna Vostrikova	0	0
Aleksey Aleksandrovich Melnikov	0	0
Roman Gareyevich Milyayev	0	0
Aleksandr Vladimirovich Ivanov	0	0
Aleksandr Vadimovich Rengevich	0.0014	0.0014
Viacheslav Gennadyevich Khodykin	0	0

Chairman is not elected.

Composition of the collective executive body (board, directorate): A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Valentin Konstantinovich Ryabchikov	0	0

23)   Full corporate name: “RN-Energo Ltd” Limited Liability Company

Short corporate name: RN-Energo LLC

Location: 15/28 Malaya Kaluzhskaya St., Moscow 119071, Russia

INN: 7706525041

OGRN: 1047796118182

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: the right to dispose of more than 50 percent of votes in the supreme governing body of the organization under the control of the Issuer

The Issuer’s share in the authorized capital of the controlled organization, %: 100

Share of the Issuer-owned common shares, %: Not Applicable

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: Production, distribution and trade of electric power.

Composition of the Board of Directors (Supervisory Board) of the controlled organization: A Board of Directors (Supervisory Board) was not formed.

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Natalya Nikolayevna Sobko	0	0

24)   Full corporate name: “Saint-Petersburg Sale Company” Open Joint-Stock Company

Short corporate name: Saint-Petersburg Sale Company OJSC

Location: 11 Mikhaylova St., Saint Petersburg, 195009, Russia

INN: 7841322249

OGRN: 1057812496818

Type of Control: direct and indirect control

All organization under the control of the Issuer (chain of organizations that are under the direct or indirect control of the Issuer), through which the Issuer has an indirect control of the organization in respect of which the Issuer is a controlling entity: JSC “INTER RAO UES” holds directly 78.61% of voting shares of Saint-Petersburg Sale Company, in addition, JSC “INTER RAO UES” owns 100% of CJSC “INTER RAO Capital” (CJSC “INTER RAO Capital” located at: 27 Bolshaya Pirogovskaya St., Moscow 119435, Russia, INN: 7701296415, OGRN: 1027700091286), which owns 4.25% of voting shares of Saint-Petersburg Sale Company.

Reference: in connection with the decision adopted by the Annual General Meeting of Shareholders of “Saint-Petersburg Sale Company” OJSC, held in 2012, the decision not to pay dividends for 2011 the above share figures include the voting rights granted to preferred shares.

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: majority interest in the authorized capital

The Issuer’s share in the authorized capital of the controlled organization, %: 78.61

Share of the Issuer-owned common shares, %: 92.09

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: the sale of electrical power

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Boris Yurievich Kovalchuk (President)	0	0
Vladimir Petrovich Alganov	0.0014	0.0014
Aleksandr Yevgenievich Abramkov	0	0
Aleksandr Gennadyevich Boris	0	0
Mark Leonidovich Budyko	0	0
Svetlana Vladimirovna Ivanichkina	0	0
Aleksey Anatolievich Ignatenko	0	0
Dmitriy Sergeyevich Kuznetsov	0.002	0.002
Mikhail Vladimirovich Konstantinov	0	0
Andrey Borisovich Lukin	0	0
Maksim Alekseyevich Shaskolsky	0	0

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) of the sole executive body of the controlled organization: The authorities of the company’s sole executive body were transferred to the controlling organization.

Information on the controlling organization to which the authorities of the company’s sole executive body were transferred

Full corporate name: Open Joint-Stock Company “United Energy Retailing Company”

Short corporate name: JSC “United Energy Retailing Company”

Location: 17/1 Presnensky Val St., Moscow 123557, Russia

INN: 7719726482

OGRN: 1097746376793

The Issuer’s share in the authorized capital of the controlling organization, %: 100

Share of the Issuer-owned common shares of the controlling organization, %: 100

Share of the controlling organization (manager) in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s common shares owned by the controlling organization, %: 0

25)   Full corporate name: Open Joint-Stock Company “Mosenergosbyt”

Short corporate name: JSC “Mosenergosbyt”

Location: 9, Vavilova St., Moscow 117312, Russia

INN: 7736520080

OGRN: 1057746557329

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: the right to dispose of more than 50 percent of votes in the supreme governing body of the organization under the control of the Issuer

The Issuer’s share in the authorized capital of the controlled organization, %: 50.92

Share of the Issuer-owned common shares, %: 50.92

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: The sale of electrical power. The company has substantial significance to the Issuer.

Composition of the Board of Directors (Supervisory Board) of the Company:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Boris Yurievich Kovalchuk (Chairman)	0	0
Aleksandr Yevgenievich Abramkov	0	0
Vladimir Petrovich Alganov	0.0014	0.0014
Rinat Gasaevich Baybekov	0	0
Anatoly Anatolyevich Gavrilenko	0	0
Andrey Borisovich Lukin	0	0
Yevgeniy Nikolayevich Miroshnichenko	0	0
Aleksey Viktorovich Nuzhdov	0	0
Nikolay Alekseyevich Semin	0	0
Piotr Alekseyevich Sinyutin	0	0

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Yevgeniy Viktorovich Sklyarov	0	0
Skribot Volfgang	0	0
Viacheslav Gennadyevich Khodykin	0	0

Composition of the collective executive body (board, directorate) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Andrey Borisovich Lukin (Chairman)	0	0
Andrey Viktorovich Kovalev	0	0
Andrey Vasilievich Potapenkov	0	0
Bislan Isanovich Gayrabekov	0	0
Sergey Anatolievich Milyakov	0	0
Denis Vladimirovich Kazantsev	0	0
Sergey Alekseyevich Makarenko	0	0

Person who holds the position (performing the functions) as the sole executive body of the controlled organization: The authorities of the company’s sole executive body were transferred to the controlling organization.

Information on the controlling organization to which the authorities of the company’s sole executive body were transferred

Full corporate name: Open Joint-Stock Company “United Energy Retailing Company”

Short corporate name: JSC “United Energy Retailing Company”

Location: 17/1 Presnensky Val St., Moscow 123557, Russia

INN: 7719726482.

OGRN: 1097746376793

The Issuer’s share in the authorized capital of the controlling organization, %: 100

Share of the Issuer-owned common shares of the controlling organization, %: 100

Share of the controlling organization (manager) in the authorized (share) capital (share fund) of the Issuer, %: 0

Share of the Issuer’s common shares owned by the controlling organization, %: 0

26)   Full corporate name: Open Joint-Stock Company “Altayenergosbyt”

Short corporate name: JSC “Altayenergosbyt”

Location: 75/B Krasnoarmeysky Prospect, Moscow 656049, Russia

INN: 2224103849

OGRN: 1062224065166

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: the right to dispose of more than 50 percent of votes in the supreme governing body of the organization under the control of the Issuer

The Issuer’s share in the authorized capital of the controlled organization, %: 100

Share of the Issuer-owned common shares, %: 100

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: The sale of electrical power. The company has substantial significance to the Issuer.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Mikhail Vladimirovich Konstantinov	0.0014	0.0014
Sergey Georgievich Dregval	0	0
Olga Viktorovna Yemelyanova	0	0
Andrey Borisovich Lukin	0	0
Aleksey Anatolievich Ignatenko	0	0
Sergey Viktorovich Ovchinnikov	0	0
Sergay eorgievich Dregval

* Chairman is not elected.

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Sole executive body of the company: The authorities of the company’s sole executive body were transferred to the controlling organization.

Information on the controlling organization to which the authorities of the company’s sole executive body were transferred:

Full corporate name: Open Joint-Stock Company “United Energy Retailing Company”

Short corporate name: JSC “United Energy Retailing Company”

Location: 17/1, Presnensky Val St, Moscow 123557, Russia

INN: 7719726482

OGRN: 1097746376793

The Issuer’s share in the authorized capital of the controlling organization, %: 100

Share of the Issuer-owned common shares of the controlling organization, %: 100

Share of the controlling organization (manager) in the authorized (share) capital (share fund) of the Issuer, %: 0

Share of the Issuer’s common shares owned by the controlling organization, %: 0

27)   Full corporate name: Open Joint-Stock Company “SARATOVENERGO”

Short corporate name: JSC “SARATOVENERGO”

Location: 124 Chernyshevskogo St., Saratov, 410028, Russia

INN: 6450014808

OGRN: 1026402199636

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: the right to dispose of more than 50 percent of votes in the supreme governing body of the organization under the control of the Issuer

Type of Control: direct control

The Issuer’s share in the authorized capital of the controlled organization, %: 56.97

Share of the Issuer-owned common shares, %: 56.97

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: The sale of electrical power. The company has substantial significance to the Issuer’s activity.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Vladimir Petrovich Alganov (Chairperson)	0.0014	0.0014
Mikhail Viktorovich Azovtsev	0	0
Olga Viktorovna Yemelyanova	0	0
Dmitriy Sergeyevich Kuznetsov	0.002	0.002
Andrey Borisovich Lukin	0	0
Maxim Viktorovich Soyfer	0	0
Pavel Robertovich Fominov	0	0
Viacheslav Gennadyevich Khodykin	0	0
Aleksey Anatolievich Shcherbakov	0.0014	0.0014

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization: The authorities of the company’s sole executive body were transferred to the controlling organization.

Information on the controlling organization to which the authorities of the company’s sole executive body were transferred

Full corporate name: Open Joint-Stock Company “United Energy Retailing Company”

Short corporate name: JSC “United Energy Retailing Company”

Location: 17/1 Presnensky Val St., Moscow 123557, Russia

INN: 7719726482

OGRN: 1097746376793

The Issuer’s share in the authorized capital of the controlling organization, %: 100

Share of the Issuer-owned common shares of the controlling organization, %: 100

Share of the controlling organization (manager) in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s Common Shares Owned by the controlling organization, %: 0

28)   Full corporate name: Open Joint-Stock Company “Tambov Energy Retailing Company”

Short corporate name: JSC “Tambov Energy Retailing Company”

Location: 176 A, K. Marx St., Tambov 392000, Russia

INN: 6829010210

OGRN: 1056882285129

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: the right to dispose of more than 50 percent of votes in the supreme governing body of the organization under the control of the Issuer

The Issuer’s share in the authorized capital of the controlled organization, %: 59.38

Share of the Issuer-owned common shares, %: 67.87

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: the sale of electrical power

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Aleksey Anatolievich Ignatenko (President)	0	0
Vladimir Petrovich Alganov	0.0014	0.0014
Islan Isayevich Gayrabekov	0	0
Aleksandr Mikhailovich Zudov	0	0
Andrey Borisovich Lukin	0	0
Aleksey Viktorovich Maslov	0	0
Sergey Viktorovich Ovchinnikov	0	0

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization: The authorities of the company’s sole executive body were transferred to the controlling organization.

Information on the controlling organization to which the authorities of the company’s sole executive body were transferred

Full corporate name: Open Joint-Stock Company “United Energy Retailing Company”

Short corporate name: JSC “United Energy Retailing Company”

Location: 17/1, Presnensky Val St., Moscow 123557, Russia

INN: 7719726482

OGRN: 1097746376793

The Issuer’s share in the authorized capital of the controlling organization, %: 100

Share of the Issuer-owned common shares of the controlling organization, %: 100

Share of the controlling organization in the authorized (share) capital (share fund) of the Issuer, %: 0

Share of the Issuer’s common shares owned by the controlling organization, %: 0

29)   Full corporate name: “ENERGIA HOLDING” Limited Liability Company

Short corporate name: ENERGIA HOLDING LLC

Location: 19 Mikhaylova St., Saint Petersburg 195009, Russia

INN: 7710434887

OGRN: 1027710003683

Type of Control: indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 78.61% of voting shares in “First Generation Company of the Wholesale Electricity Market” Open Joint-Stock Company (JSC “OGK-1”, located at: 11 Mikhaylova St., Saint Petersburg 195009, Russia; INN: 7841322249; OGRN: 1057812496818) which owns a 100% share in the authorized capital of ENERGIA HOLDING LLC.

Reference: in connection with the decision adopted by the Annual General Meeting of Shareholders of “Saint-Petersburg Sale Company” OJSC, held in 2012, the decision not to pay dividends for 2011 the above share figures include the voting rights granted to preferred shares.

The Issuer’s share in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: the sale of electrical power

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Andrey Borisovich Lukin (President)	0	0
Mark Leonidovich Budyko	0	0
Yevgeniy Vladimirovich Krilichevsky	0	0
Yevgeniy Nikolayevich Miroshnichenko	0	0
Valeriy Valerievich Murgulets	0	0
Oleg Yurievich Saveliev	0.0014	0.0014

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization: The authorities of the company’s sole executive body were transferred to the controlling organization.

Information on the controlling organization to which the authorities of the company’s sole executive body were transferred:

Full corporate name: Open Joint-Stock Company “United Energy Retailing Company”

Short corporate name: JSC “United Energy Retailing Company”

Location: 17/1 Presnensky Val St., Moscow 123557, Russia

INN: 7719726482

OGRN: 1097746376793

The Issuer’s share in the authorized capital of the controlling organization, %: 100

Share of the Issuer-owned common shares of the controlling organization, %: 100

Share of the controlling organization in the authorized (share) capital (share fund) of the Issuer, %: 0

Share of the Issuer’s common shares owned by the controlling organization, %: 0

30)   Full corporate name: Open Joint-Stock Company “Promishlennaya energetika”

Short corporate name: JSC “Promishlennaya energetika”

Location: 15/1 Goncharnaya St., Moscow 109240, Russia

INN: 7705736716

OGRN: 1067746704772

Type of Control: indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 100% of the shares in “INTER RAO Capital” Closed Joint-Stock Company (JSC “INTER RAO Capital”, located at: 27 Bolshaya Pirogovskaya St., Moscow, 119435, Russia; INN: 7701296415; OGRN: 1027700091286) which owns 51% of the shares of JSC “Promishlennaya energetika”.

The Issuer’s share in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: The company is involved in energy sales with the aim of consumer power supply based on modern principles of power trade.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Vladimir Petrovich Alganov (Chairperson)	0.0014	0.0014
Dmitriy Sergeyevich Kuznetsov	0.002	0.002
Marat Anvarovich Khanafeyev	0	0
Viktor Vasilievich Plyaskovskikh	0	0
Larisa Aleksandrovna Isupova	0	0

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Viktor Vasilievich Plyaskovskikh	0	0

31)   Full corporate name: Joint-Stock Company “Eastern Energy Company”

Short corporate name: JSC “Eastern Energy Company”

Location: 13/1, 50 Let Oktyabrya St., Blagoveshchensk, 675000, Russia

INN: 7728615980

OGRN: 5077746441560

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control

The Issuer’s share in the authorized capital of the controlled organization, %: 100

Share of the Issuer-owned common shares, %: 100

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: production, purchase and sale of electrical and thermal power

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Yury Vladimirovich Sharov (President)	0	0
Ilnar Ilbatyrovich Mirsiyapov	0	0

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Dmitriy Nikolaevich Palunin	0.002	0.002
Aleksandr Vadimovich Rengevich	0.0014	0.0014
Svetlana Yurievna Chuchayeva	0	0
Yevgeni Andreyevich Sharikov	0	0
Mikhail Vadimovich Shamshurin	0	0

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Mikhail Vadimovich Shamshurin	0	0

32)   Full corporate name: Closed Joint-Stock Company “INTER RAO Capital”

Short corporate name: JSC “INTER RAO Capital”

Location: 27 Bolshaya Pirogovskaya St., Moscow 119435, Russia

INN: 7701296415

OGRN: 1027700091286

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control

The Issuer’s share in the authorized capital of the controlled organization, %: 100

Share of the Issuer-owned common shares, %: 100

Share of the controlled organization in the Issuer’s authorized capital, %: 8.37

Share of the Issuer’s common shares owned by the controlled organization, %: 8.37

Description of the main type of company activity: participation in the realization of power investment projects, asset management

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Yevgeniy Nikolayevich Miroshnichenko (President)	0	0
Aleksandra Olegovna Chesnokova	0.002	0.002
Marat Anvarovich Khanafeyev	0	0
Svetlana Vladimirovna Ivanichkina	0.0014	0.0014
Olga Vadimovna Makarevich	0	0

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Marat Anvarovich Khanafeyev	0	0

33)   Full corporate name: “INTER RAO — Export” Limited Liability Company

Short corporate name: INTER RAO — Export LLC

Location: 27/1 Bolshaya Pirogovskaya St., Moscow 119435, Russia

INN: 7704793285

OGRN: 1117746835480

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control

The Issuer’s share in the authorized capital of the controlled organization, %: 100

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: foreign economic activity, carrying out export-import and re-export transactions in the area of electrical power, study of foreign energy markets

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Yury Vladimirovich Sharov (President)	0	0
Maxim Yevgenievich Sergeyev	0.0001	0.0001
Yevgeniy Nikolayevich Miroshnichenko	0	0
Viacheslav Gennadyevich Khodykin	0	0
Yuriy Aleksandrovich Shcherbakov	0.0014	0.0014

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Maxim Yevgenievich Sergeyev	0.0001	0.0001

34)   Full corporate name: “INTER RAO Engineering” Limited Liability Company

Short corporate name: LLC “INTER RAO Engineering”

Location: 12 Krasnopresnenskaya Nab., entrance 3, office 508, Moscow, 123610, Russia

INN: 5036101347

OGRN: 1095074008545

Type of Control: direct control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control

The Issuer’s in the authorized capital of the controlled organization, %: 100

Share of the Issuer-owned common shares, %: Not Applicable.

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: civil and erection work in the construction of thermal and other electrical power plants.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Igor Igorevich Opalin (President)	0	0
Elena Gennadiyevna Ryzhkova	0	0
Aleksey Viktorovich Maslov	0	0
Svetlana Vladimirovna Ivanichkina	0.0014	0.0014
Valeriy Yevgenievich Nazarov	0	0
Andrey Viktorovich Klimenko	0	0

Composition of the collective executive body of the company: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Yury Vladimirovich Sharov	0	0

35)   Full corporate name: Limited Liability Company “UK Quartz”

Short corporate name: LLC “UK Quartz”

Location: 56 Profsoyuznaya St., Moscow 117393, Russia

INN: 7728549952

OGRN: 1057747186342

Type of Control: indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 100% of the shares in “INTER RAO Capital” Closed Joint-Stock Company (JSC “INTER RAO Capital”, located at: 27 Bolshaya Pirogovskaya St., Moscow, 119435, Russia; INN: 7701296415; OGRN: 1027700091286) and 100% of the shares in Limited Liability Company “INTER RAO UES Procurement Center” (LLC “INTER RAO UES Procurement Center”, INN: 7705203228; OGRN: 1077759373768; location: 27/1 Bolshaya Pirogovskaya St., Moscow, 119435, Russia) which jointly own 100% of the shares in Limited Liability Company “INTER RAO INVEST” (LLC “INTER RAO INVEST”, INN: 7701796023; OGRN: 1087746984490; location: 27/1 Bolshaya Pirogovskaya St., Moscow, 119435, Russia) which owns a 50.1% share of the authorized capital of LLC “UK Quartz”.

The Issuer’s share in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: engineering support for repairs and maintenance service of the customer’s equipment; capital, mid-life and current repair of capital and auxiliary equipment; repair of general station equipment; repair according to the technical state of capital and auxiliary equipment; technical re-equipment, reconstruction, and modification of capital and auxiliary equipment; equipment diagnostics and engineering service; emergency and fault repair; installation of capital and auxiliary equipment; production of non-standard equipment; and spare parts supply.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Pavel Ivanovich Oklei (Chairperson)	0	0
Sofia Sergeyevna Mansurova	0	0
Aleksandr Yurievich Vasiliev	0	0
Evgueny Vladimirovich Levitsky	0	0
Andrey Alekseyevich Nefedov	0	0
Yury Vladimirovich Sharov	0	0

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Aleksandr Nikolayevich Zhuchkov	0	0

36)   Full corporate name: Limited Liability Company “Quartz - Novie Tekhnologii”

Short corporate name: LLC “QUARTZ - New Technologies”

Location: 5 Orshanskaya St., Moscow 121552, Russia

INN: 7728781306

OGRN: 1117746656840

Type of Control: indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 100% of the shares in “INTER RAO Capital” Closed Joint-Stock Company (JSC “INTER RAO Capital”, located at: 27 Bolshaya Pirogovskaya St., Moscow, 119435, Russia; INN: 7701296415; OGRN: 1027700091286) and 100% of the shares in Limited Liability Company “INTER RAO UES Procurement Center” (LLC “INTER RAO UES Procurement Center”, location: 27 Bolshaya Pirogovskaya St., Moscow, 119435, Russia; INN: 7705203228; OGRN: 1077759373768) which jointly own 100% of the shares of Limited Liability Company “INTER RAO INVEST” (LLC “INTER RAO INVEST”, location: 27/1 Bolshaya Pirogovskaya St., Moscow, 119435, Russia; INN: 7701796023; OGRN: 1087746984490) which owns a 50.1% share in the authorized capital of LLC “Quartz - Novie Tekhnologii”.

The Issuer’s share in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: performance of investment activity and implementation of investment projects; fulfillment of project and pre-project types of work.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Yury Vladimirovich Sharov (President)	0	0
Sofia Sergeyevna Mansurova	0	0
Vladimir Yevgenievich Avetisyan	0	0
Mikhail Eduardovich Lisyansky	0	0
Yuri Pavlovich Makushin	0	0
Sergey Yurievich Rumyantsev	0.0027	0.0027

Composition of the collective executive body (board, directorate): A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Ivan Vladimirovich Avetisyan	0	0

37)   Full corporate name: “Power Efficiency Center “INTER RAO UES”“ Limited Liability Company

Short corporate name: “Power Efficiency Center “INTER RAO UES”“ LLC

Location: 27/1 Bolshaya Pirogovskaya St., Building 1, Moscow 119435, Russia

INN: 7704765961

Type of Control: direct control

OGRN: 1107746808256

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: power to appoint (elect) the sole executive body.

The Issuer’s share in the authorized capital of the controlled organization, %: 50

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: performance of energy examination, certification of buildings and structures, survey of building structures, design of programs in the field of energy savings and efficiency.

Composition of the Board of Directors (Supervisory Board) of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Kirill Borisovich Komarov (Chairperson)	0	0
Aleksandr Alekseyevich Khvalko	0	0
Yekaterina Viktorovna Lyakhova	0	0
Ivan Alekseyevich Borisov	0	0
Pavel Ivanovich Oklei	0	0
Vladimir Petrovich Alganov	0.0014	0.0014
Valeriy Valerievich Murgulets	0	0
Anton Yurievich Badenkov	0	0
Aleksandr Anatolievich Koreshev	0	0

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) as the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Aleksandr Anatolievich Koreshev	0	0

38)   Full corporate name: Limited Liability Company “UGOLNY RAZREZ”

Short corporate name: LLC “UGOLNY RAZREZ”

Location: 10 Oktyabrskaya St., Okino-Klyuchi, Bichursky Region 61374, Buryatia, Russia

INN: 0318015873

OGRN: 1080318000663

Type of Control: indirect control

Indication of the Issuer’s control over the organization in which it is a controlling shareholder: The right to manage over 50% of the votes in the highest management body of the organization subject to the Issuer’s control.

All organizations controlled by the Issuer (the chain of organizations that are under the Issuer’s direct or indirect control), through which the Issuer performs indirect control over the organization in which it is a controlling shareholder: JSC “INTER RAO UES” owns 38.93% of the shares of “Third Generation Company of the Wholesale Electricity Market” Open Joint-Stock Company (JSC “WGC-3”, located at: 28, 50 Let Oktyabrya Ave., Ulan-Ude, 670034, Buryatia, Russia; INN: 0326023099; OGRN: 1040302983093), in addition JSC “INTER RAO UES” owns 100% of the shares in “INTER RAO Capital” Closed Joint-Stock Company (JSC “INTER RAO Capital”, located at: 27 Bolshaya Pirogovskaya St., Moscow, 119435, Russia; INN: 7701296415; OGRN: 1027700091286) which owns 33.65% of shares of JSC “WGC-3”, which owns a 100% share in the authorized capital of LLC “UGOLNY RAZREZ”.

The Issuer’s share in the authorized capital of the controlled organization, %: 0

Share of the Issuer-owned common shares, %: 0

Share of the controlled organization in the Issuer’s authorized capital, %: 0

Share of the Issuer’s common shares owned by the controlled organization, %: 0

Description of the main type of company activity: production of initial power and other resources, including the production and processing of hydrocarbonic raw materials, coal production (processing), development of mineral deposits, geological survey (detection, prospecting), as well as mining concerning the development of coal deposits

Composition of the Board of Directors (Supervisory Board) of the Company:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Damir Ravilievich Shadayev (Chairperson)	0	0
Dmitriy Vladimirovich Bondar	0	0
Yevgeniy Nikolayevich Miroshnichenko	0	0
Valery Yegorovich Trubilin	0	0
Viacheslav Gennadyevich Khodykin	0	0

Composition of the collective executive body (board, directorate) of the controlled organization: A collective executive body was not formed, because it was not stipulated by the Articles of Association.

Person who holds the position (performing the functions) of the sole executive body of the controlled organization:

Given Name, Patronymic and Surname	Person’s Share in the Issuer’s Authorized Capital, %	Share of the Issuer’s Common Shares Owned by the Person, %
Valery Yegorovich Trubilin	0	0

V. DATA ON THE FINANCIAL AND ECONOMIC ACTIVITY OF THE ISSUER

5.1. Financial and Economic Performance of the Issuer

The dynamics of the indicators that characterize the Issuer’s financial and economic performance, including its profitability and unprofitability is given for the last 5 completed financial years or for each completed financial year, if the Issuer has carried out its activity less than 5 years:

Name of the indicator	2007	2008	2009	2010	2011
Net profit rate, %	0.33	3.41	-2.67	4.41	-195.03
Asset turnover ratio, times	0.14	0.38	0.45	0.45	0.21
Return on assets, %	0.05	1.30	-1.21	2.00	-40.06
Return on equity capital, %	0.06	1.76	-1.93	2.93	-45.56
Sum of uncovered losses as of the reporting date in rubles	-5,974	-181,875,945	-19,658,663	-16,953,277	-154,609,257
Uncovered loss as of the reporting date to balance sheet total ratio, %	-0.12	-209.60	-19.00	-12.53	-43.27

The methodology recommended by the regulations subject to the following peculiarities was used for the calculation of the above indicators:

In the calculation of the indicators in this clause of the Securities Prospectus, the meanings that were indicated in the Issuer’s accounting (financial) reports prepared in accordance with Russian standards of accounting reports were used subject to the following:

•                                The reappraisal of the Issuer’s fixed assets was carried out based on the 2007 financial year performance. For calculation purposes, the named indicators for 2007 data were used subject to the reappraisal reflected in the Issuer’s accounting reports for 2008 in the corresponding sections for the past reporting period (comparable data);

•                                Because of the reduction of income tax rate from 24% to 20% starting from January 1, 2009, the recalculation of the indicators of deferred tax assets, retained earnings (uncovered loss) according to the results of 2008 was performed, which resulted in the correction of such indicators as a balance value of assets and sum of uncovered loss of the past years used for the calculation of indicators in this clause of the Prospectus. These corrections were confirmed by the Issuer’s auditor and for calculation purposes of the indicators of this clause of the Securities Prospectus. The comparable data for 2008 were used from the accounting (financial) reporting of the Issuer for 2009.

•                                In the calculation of all indicators for 2009 and 2010, the data that were indicated in accounting reports of the Issuer for 2011 were used in the corresponding sections of the reports for the past reporting years (comparable data); the data from the accounting balance sheet as of December 31, 2009 and as of December 31, 2010 were reflected in the reports for 2011, on the basis of balance sheet items grouping confirmed by the Resolution of the Ministry of Finance of Russia dated July 2, 2010 No. 66n, and the procedure of forming accounting balance items adopted by the Company. In connection with it, some indictors of the Issuer’s report may differ from the analogous indicators reflected in the Issuer’s accounting reports for 2010 and 2009. The detailed data on the alterations of the grouping of balance sheet items were indicated in the explanatory note to the accounting reports of JSC “INTER RAO UES” for 2011.

•                                In addition, the correction of the balance items for the transactions sums that have capital character, and namely article 662 of “Special-Purpose Financing” in the amount of 14,429,645,000 rubles as of December 31, 2010, directed to the construction of the 2nd power generating unit of Kaliningradskaya CHPP (item “Incomplete Construction”), that was transferred to Section IV “Long-term Liabilities”. As of 31/12/2010, this liability was reflected in section “Short-term Liabilities” in view of the upcoming timetable for the transfer of the facility, in accordance with the requirements of Russian Accounting Standards.

Economic analysis of the Issuer’s profitability/unprofitability based on the dynamics of given indicators:

The analysis of the Issuer’s financial performance for 2007-2011 reflects positive development of the enterprise in total and the positive dynamics of financial indicators.

The performance of the analysis of the dynamics of indicators for the complete period, i.e., for 2007 to 2011 is not significant, because in 2008, JSC “INTER RAO UES” was reorganized by its affiliation on May 1, 2008, with the following companies: “North-West Thermal Power Plant” OJSC, “Ivanovo Thermal-Gas Plant” CJSC, and JSC “INTER RAO UES” and the following second stage of the reorganization of the Issuer on July 1, 2008, by affiliation with Kaliningradskaya TEC 2 and JSC “INTER RAO UES Holding”.

The rate of net profit characterizes the level of profitability for the company’s economic activity.

Based on 2007 results, this indicator is 0.33%. In 2008, it increased by more than 10 times and is equal to 3.41%. This increase originated at the expense of an increase in the Issuer’s proceeds up to 33,42,191,000 rubles after the above reorganization. In 2009, the net profit rate decreased to -2.67% and as a result the Issuer’s net loss totaled 1,248,461 thousand rubles, which is connected with the continued crisis in the world and the Russian economy. In addition, the negative balance on exchange difference had a substantial influence, which decreased net profit in 2009: The result of the balance reappraisals of the Issuer’s assets and liabilities (financial investments) were nominated in foreign currency, in accordance with the accountancy requirements.

Based on the 2010 results, the analyzed indicator increased up to 4.41% at the expense of the increase of the Issuer’s proceeds to 31.1%, as compared to 2009, and the receipt of a net profit of 2,704,427 rubles. Based on the results of 2011, the net profit rate is equal to 195.03%. The decrease is conditioned by the Issuer’s net loss suffered because of the growth of other company expenses due to the reappraisal of assets carried out at the end of reporting period.

The asset turnover ratio demonstrates the efficiency of the use of all resources by the company, regardless of their origin. Based on the results of 2007, this indicator is equal to 0.14 times. In 2008-2010, this indicator exhibited a growth trend, changing within a range from 0.38 to 0.45. As of the end of 2011, the asset turnover ratio was reduced 53.3% and is equal to 0.21 times, because of the growth of the Issuer’s asset balance value as a result of the additional issuance of the shares of JSC “INTER RAO UES”, which was completed on May 17, 2011, and, as a result of which the packet of the shares of power, sale, engineering and other companies were obtained.

The asset profitability is a complex indicator permitting evaluation of the results of the main activity of the enterprise and demonstrating the quantity of the net profit received per a unit of all assets of the enterprise, regardless of the source of their formation. The profitability ratio of the entity capital characterizes the efficiency of the capital usage and shows the amount of net profit gained by enterprise per ruble advanced in capital.

Based on the 2007 results, the asset profitability is 0.05%, and the profitability of the equity capital is 0.06%. Because of the reorganization performed in 2008 and the substantial increase of net profit of the reporting period (for RUB 1 127 797 thousand of rubles), the ratios of the profitability of assets and entity capital have increased substantially up to 1.3% and 1.76% respectively. The negative values of the indicators in 2009 and 2011 were conditioned by the Issuer’s net loss. Based on the 2010 results, the asset profitability is 2%, and the profitability of the equity capital is 2.93%.

The sum of uncovered losses in 2007 was equal to RUB 5,974,000, and after the reorganization the uncovered loss based on the results of 2008 increased to RUB 181,875,945,000. At the same time in 2009, this indicator significantly reduced to RUB 19,658,663,000, because of the decrease of the authorized capital, and in 2010, to RUB 16,953,277,000. In 2011, the sum of the uncovered loss was RUB 154,609,257,000. The dynamics of the indicator of the sum of uncovered losses is reflected in the dynamics of the ratio of the uncovered losses, as of the reporting date of the balance sheet total.

In the opinion of the Issuer’s managerial bodies, the following factors caused the Issuer’s losses/profit reflected in accounting (financial) reports for 5 completed financial years preceding the date of the approval of the Securities Prospectus, or per each completed financial year, if the Issuer has performed its activities less than 5 years:

Based on the results of 2007 and 2008, the Issuer received profit

The factors ensuring the Issuer’s profit in 2007-2008 are as follows:

•                                the Issuer’s efficient activity in the wholesale market;

•                                the high level of rates for electrical energy and power; and

•                                efficient management of expenses.

The change in the indicators of financial and economic activity, including the amount of profit in 2008 happened as a result of the fact that JSC “INTER RAO UES” was reorganized by affiliation on May 1, 2008, with JSC “North-West Thermal Power Plant” OJSC, “Ivanovo Thermal-Gas Plant” and CJSC “INTER RAO UES” and on July 1, 2008, Kaliningradskaya TEC-2 and OJSC “INTER RAO UES Holding”.

The Issuer’s losses occurred in 2009, in connection with the continuing crisis of the world and Russian economy. In addition, foreign exchange losses limited new profit in 2009 — a result of balance reappraisals of the Issuer’s assets and liabilities (financial investments) nominated in foreign currency, in accordance with the requirements of accountancy.

Based on the results of 2010, the Issuer obtained profit. The factors allowing for the Issuer’s profit are as follows:

•                                the Issuer’s efficient activity in the wholesale market;

•                                the increase in export transaction receipts;

•                                favorable market trends in foreign energy markets; and

•                                more favorable currency exchange rates.

The main factor that affected net losses in 2011 was a growth of other company expenses due to the reappraisal of assets carried out at the end of the reporting period. In the course of additional issuance of shares in 2011, a number of energy assets and minority share fractions of the energy companies was acquired. Due to a sufficient decrease in the quotations of shares of energy companies, an asset impairment totaling RUB 120 B occurred in 2011. In addition, the company established a reserve for receivables and impairment of financial investments into authorized (share) capital of subsidiary companies for a total amount of 31.8 billion rubles. Subsequently, the aggregate loss amounted to RUB 153.6 B.

The opinion of the Issuer’s managerial bodies concerning the mentioned reasons and the extent of their influence on the indicators of the Issuer’s financial and economic activity coincide. A special opinion of a member of the Issuer’s Board of Directors or a member of the Issuer’s collective executive body concerning the above reasons and/or degree of their influence on the indicators of the Issuer’s financial and economic activity, reflected in the minutes of the meeting (session) of the Issuer’s Board of Directors or collective executive body wherein the corresponding questions might be examined are lacking.

5.2. Issuer’s liquidity, sufficiency of capital and current assets

The following dynamics of the indicators characterizing the Issuer’s liquidity is given for the last 5 completed financial years or for each completed financial year, if the Issuer has carried out activities for less than 5 years:

Name of the indicator	2007	2008	2009*	2010	2011
Net circulating capital, thousand of RUB	140,333	16,800,895	19,563,419	13,233,437	68,840,527
Current liquidity ratio	1.26	3.11	3.83	2.65	13.05
Quick liquidity ratio	1.14	3	3.66	2.43	12.74

The methodology recommended by the Regulations subject to the following peculiarities was used for the calculation of the above indicators:

In the calculation of the indicators in this clause of the Securities Prospectus, the meanings that were indicated in the Issuer’s accounting (financial) reports prepared in accordance with Russian standards of accounting reports were used subject to the following:

•                                Starting from 2009, all indicators of this clause are calculated without consideration of long-term receivable debt connected with the changes in the submission of accountancy data, because the calculated indicators relate to circulating capital, whereas because of the changes in the grouping of balance items confirmed by the Resolution of the Ministry of Finance of the Russian Federation dated July 2, 2010, No. 66n, a long-term debt receivable is connected with noncurrent assets;

•                                The reappraisal of the Issuer’s fixed assets was carried out based on the performance in the 2007 financial year. For purposes of calculating the named data, indicators for 2007 were used subject to the reappraisal reflected in the Issuer’s accounting reports for 2008 in the corresponding sections for the past reporting period (comparable data);

•                               In the calculation of all indicators for 2009 and 2010, the data that was indicated in accounting reports of the Issuer for 2011 were used in the corresponding sections of the reports for the past reporting years (comparable data); the data from the accounting balance sheet as of December 31, 2009, and as of December 31, 2010, were reflected in the reports for 2011, on the basis of the balance sheet items grouping confirmed by the Resolution of the Ministry of Finance of Russia dated July 2, 2010, No. 66n, and the procedure of forming accounting balance items adopted by the company. In connection with those reports, some indicators of the Issuer’s report may differ from analogous indicators reflected in the Issuer’s accounting reports for 2010 and 2009. The detailed data on the alterations of the grouping of balance sheet items were indicated in the explanatory note to the accounting reports of JSC “INTER RAO UES” for 2011.

•                                Also, the correction of the balance items for the transaction sums that have capital character, and namely Article 662 of “Special-Purpose Financing” at the amount of 14,429,645,000 rubles as of December 31, 2010, that are directed to the construction of the 2nd power generating unit of Kaliningradskaya CHPP (item “Incomplete Construction”), that was transferred to Section IV “Long-term Liabilities”. As of 31/12/2010, this liability was reflected in section “Short-term Liabilities”, in view of the upcoming deadlines for the transfer of the facility, in accordance with the requirements of Russian Accounting Standards.

The economic analysis of the Issuer’s liquidity and paying capacity, the sufficiency of the Issuer’s equity capital for the fulfillment of short-term liabilities and the extent of the Issuer’s current operating expenses on the basis of the economic analysis of the dynamics of the given indicators with the description of the factors that, in the opinion of the Issuer’s managerial bodies, have made the most substantial influence on the Issuer’s liquidity and paying capacity in the reporting period.

Since all indicators of liquidity are at a high level, the Issuer is able to carry out payment obligations in the course of ordinary economic activity, simultaneously having a sufficient level of liquid assets. The indicators of financial stability and independence are at an optimal level.

The net circulating capital is necessary for supporting the financial stability of the enterprise, because the excess of current assets over short-term liabilities means that the enterprise may repay its short-term liabilities, as well as leaving it with reserves for expanding activities. The net circulating capital starting from 2007 demonstrated a stable trend of growth from thousand of rubles 140,333 in 2007 to thousand of rubles 68,840,527 in 2011. The substantial increase of the indicator in 2008 is connected with the fact that the Issuer was reorganized by its affiliation with JSC “INTER RAO UES” on May 1, 2008, JSC “North-West Thermal Power Plant” OJSC, “Ivanovo Thermal-Gas Plant” and CJSC “INTER RAO UES” and Kaliningradskaya TEC-2 and OJSC “INTER RAO UES Holding” on July 1, 2008. In 2010, the indicator of net circulating capital reduced 32.4%, as compared to the last year and made thousand of rubles RUB 13,233,437, mostly in the form of accounts receivable decrease by 29.0% and an increase in accounts payable by almost 2 times in 2010. In 2011, the figure rose to more than 5 times, which is associated with an increase in short-term receivables, which at the end of 2011 was 61,497,955 thousand rubles (compared to 11,328,889 thousand rubles by the end of 2010). Increase in accounts receivable due to the debt of JSC “INTER RAO Capital” on free loan in the amount of 50,189,901 rubles.

The current liquidity ratio (cover ratio) is a summarizing indicator of liquidity, reflecting the amount of all current assets per a unit of liabilities. The current liquidity ratio demonstrates the Issuer’s ability to pay its current liabilities during the course of ongoing business operations.

The quick liquidity ratio (critical valuation liquidity) demonstrates the extent to which current liabilities may be quickly (in the term equal to the period of debt receivable turnover) redeemed at the expense of the most liquid and quick assets, i.e., cash assets, short-term securities and expected proceeds from debtors. The quick liquidity ratio reflects the Issuer’s payment abilities for the timely and quick redemption of its indebtedness.

In 2007-2009, the ratios had high values that indicate a high level of Issuer liquidity and paying capacity. The growth of ratios in 2008, as compared to the previous reporting period, is connected with the change of the structure of the Issuer’s accountancy balance as a result of affiliation with JSC “North-West Thermal Power Plant” OJSC, “Ivanovo Thermal-Gas Plant” and CJSC “INTER RAO UES” on May 1, 2008, and Kaliningradskaya TEC-2 and OJSC “INTER RAO UES Holding” on July 1, 2008. As a result, substantial changes occurred in the composition of current assets, in particular, the accounts receivable and short-term financial investments sharply increased, as well as the amount of monetary means also increased. The indicator under review is higher than the average value that characterizes the availability of the reserve of financial strength, as a result of the increase of current assets without the consideration of long-term accounts receivable over short-term liabilities.

In 2010, the indicators of current liquid ratio and quick liquid ratio reduced to 2.65 and 2.43 respectively, in connection with the reduction of current assets, because of the reduction of the amount of accounts receivable, as well as the increase of short-term liabilities.

Based on the 2011 results, the current and quick liquid ratios amount to 13.05/2.74 respectively, which is evidence of the sufficient state of current assets, without considering short-term accounts receivable of JSC “INTER RAO UES” to cover its short-term liabilities.

The opinion of the Issuer’s managerial bodies concerning the mentioned reasons and the extent of their influence on the indicators of the Issuer’s financial and economic activity are consistent. A special opinion of a member of the Issuer’s Board of Directors or a member of the Issuer’s collegial executive body concerning the above reasons and/or degree of their influence on the indicators of the Issuer’s financial and economic activity, reflected in the minutes of the meeting (sitting) of the Issuer’s Board of Directors or collegial executive body, where corresponding questions might examine are lacking.

5.3. Size and structure of Issuer’s capital and current assets

5.3.1. Size and structure of Issuer’s capital and current assets

Name of the indicator	2007	2008	2009	2010	2011
Amount of the authorized capital, thousand of RUB	4,125,836	227,411,385	63,897,300	81,287,328	272,996,962
Total value of the Issuer’s shares redeemed by the Issuer for the following resale (transfer), thousand of RUB	0	0	0	0	0
Percent of the Issuer’s shares redeemed by the Issuer for the following resale (transfer), from the number of placed shares (authorized capital) of the Issuer, thousand of RUB	0	0	0	0	0
Amount of the Issuer’s reserve capital formed at the expense of the deductions from the Issuer’s profit, thousand of RUB	150	104,705	161,118	161,118	296,339
Amount of the Issuer’s additional capital reflecting the increase in asset value revealed based on the results of revaluation, as well as the sum of the difference between the sales price (placement price) and nominal value of the shares of the Company at the expense of the sale of shares at the price increasing the nominal price, thousand of RUB	244,459	18,310,388	20,392,221	27,881,558	195,443,737
Amount of the retained net profit of the Issuer, thousand of RUB	-5,974	-181,875,945	-19,658,663	-16,953,277	-154,609,257
Total sum of the Issuer’s capital, thousand of RUB	4,364,471	63,950,533	64,791,976	92,376,727	314,127,781

* The amount of authorized capital given in this clause corresponds to the Issuer’s foundation documents.

** In connection with the reduction in income tax rate from 01.01.2009 from 24% to 20% of the recalculations of indicators of deferred tax assets, deferred tax liabilities in 2008, which led to an adjustment of indicators such as the carrying value of assets and non-current liabilities used to calculate the rates in this paragraph of the Prospectus. In addition, the Issuer has been reclassified part of other expenses in the cost of production (additional payments to employees under collective bargaining agreements), which led to the need to adjust the cost figures for 2008 Produced adjustments were confirmed by the auditor of the Issuer in connection with that for the calculation of this paragraph of the Prospectus used comparable data for 2008 from the accounting (financial) statements of the Issuer for 2009

Structure and amount of the Issuer’s circulation assets in conformity with the Issuer’s accountancy (financial) reports:

Name of the indicator	2007	2008	2009	2010	2011
Reserves, thousand of RUB	81 088	564 227	545 626	657 151	851 783
Value Added Tax on acquired assets, thousand of RUB	12,113	495,175	653,990	1,078,983	868,103

Name of the indicator	2007	2008	2009	2010	2011
Accounts receivable, (supposed to be paid within more than 12 months after the reporting date)*, thousand of RUB	67,588	3,645,676	—	—	—
Receivables (supposed to be paid within 12 months after the reporting date), thousand of RUB	181,108	15,757,173	15,959,097	11,328,889	61,497,955
buyers and customers, thousand of RUB	59,882	3,140,429	3,932,028	5,112,631	3,773,174
issued advances, thousand of RUB	0	9,279,424	5,092,133	2,184,478	1,302,231
other debtors, thousand of RUB	121,226	3,337,320	6,934,936	4,031,780	56,422,550
Short-term financial investments, thousand of RUB	10,000	5,239,685	3,662,667	4,020,736	6,028,375
Cash assets **, thousand of RUB	651,980	4,425,934	5,509,142	4,062,822	4,868,696
Other current assets ***, thousand of RUB	—	—	142,809	125,573	440,626
TOTAL current assets, thousand of RUB	1,003,877	30,127,870	26,473,331	21,274,154	74,555,538

At the end of fiscal year 2007 was revalued assets of the Issuer. Therefore, to calculate the indicators, data and 2007 with the re-evaluation, which are reflected in the Issuer's financial statements for 2008 in the relevant sections of the prior period (comparable data).

* Before 2011, the long-term accounts receivable entered in the composition of circulation assets, and, from 2011, this type of indebtedness is entered in the composition of noncurrent assets. The data for 2000-2010 are given from the comparable data in the Issuer’s accountancy (financial) reports for 2011.

** The short-term liquid financial investments with the redemption term of less than 3 months were taken into consideration under “Short-term Financial Investments” item before 2011, and from 2011 are included in the composition of the “Cash Assets and Money Equivalents” item. The data for 2000-2010 are given from the comparable data in the Issuer’s accountancy (financial) reports for 2011.

*** The expenses of future periods were taken into consideration under the “Reserves” item before 2011, and, from 2011, they are taken into consideration under the “Other Current assets” item. The data for 2000-2010 are given from the comparable data in the Issuer’s accountancy (financial) reports for 2011.

Sources of Financing for the Issuer’s Current assets (Equity Sources, Loans, and Credits):

The Issuer’s equity assets and borrowed assets are supposed to preserve a share of long-term and short-term liabilities for the increase of permanent sources of financing current assets as a main component of the Issuer’s balance assets. The Issuer’s policy in financing current assets will be determined on the principle of maintaining an optimal combination of equity sources and borrowed assets.

Issuer’s Policy in Financing Current Assets:

The Issuer’s policy concerning financing current assets is based on the principle of maintaining the Issuer’s maximum reliability. The structure of attracted assets is formed by taking into consideration the structure of the Issuer’s assets with the purpose of providing for of the effective use of equity capital and the assurance of the Issuer’s sufficient liquidity and paying capacity.

Since a trend has emerged that long-term credit rates are being reduced relating to short-term credit, the Issuer plans to substitute short-term credit with long-term credit and loans.

Factors that may entail changes in the Issuer’s policy in financing current assets and for valuation of the possibility of their appearance:

The policy of financing current assets may be influenced by substantial change in the market of borrowed capital expressed in the substantial reduction of the availability of borrowed assets for the Issuer. This event has a low chance of realization.

5.3.2. Issuer’s Financial Investments

A list of the Issuer’s financial investments that make up at least 10 percent of all its financial investments at the end of the last financial year before the date of the confirmation of the Securities Prospectus:

Investments in emissive securities:

1)      Type of securities: shares

Issuer’s Full corporate name: “First Generation Company of Wholesale Electricity Market” Open Joint-Stock Company

Issuer’s full corporate name: OGK-1 OJSC

Issuer’s Location: 27/1 Bolshaya Pirogovskaya St., Moscow 119435, Russia

INN: 7203158282

OGRN: 1057200597960

Date of state registration of the issuance (issuances) state registration: 15.05.2007

Registration number: 1-02-65107-D

Registering authority: Federal Financial Markets Service of Russia

Number of securities that are in the Issuer’s ownership in units: 49,099,207,546 (including the shares transferred to the trust).

Total par value of the securities that are in the Issuer’s ownership in rubles: 28,221,243,000

Redemption date: The securities are not bonds, other emissive debt securities, or options of the Issuer.

Total balance value of the securities that are in the Issuer’s ownership in rubles: 32,346,558,000

Total balance value of securities of the Issuer’s subsidiaries and controlled companies in rubles: 32,346,558,000

Sum of principal debt and added (paid) interests on promissory notes, deposit certificates or other non-emissive debt securities, and redemption date: The securities are not promissory notes, deposit certificates or other non-emissive securities.

Amount of fixed interest or other income on bonds and other emissive debt securities or the procedure for their determination and payment term: The securities are not bonds or other emissive debt securities.

Amount of a dividend on preference shares or the procedure for its determination in case it is defined in the Articles of Association of the joint-stock company that is the Issuer of these shares, and term of payment: The shares are not preference shares.

Amount of declared dividend on common shares (if the data on the amount of declared dividend on common shares is absent in the current year, the amount of the dividend declared in the previous year shall be indicated), and term of payment: No dividends on the shares are declared.

2)      Type of securities: shares

Issuer’s full corporate name: Irkutsk Joint Stock Company of Energy and Electrification.

Issuer’s short corporate name: “Irkutskenergo” OJSC

Issuer’s Location: 3 Sukhe-Bator St., Irkutsk, 664025, Russia

INN: 3800000220

OGRN: 1023801003313

Date of state registration of the issuance (issuances): 17.06.2003

Registration number: 1-01-00041-A

Registering authority: Federal Fund Market Commission of Russia

Number of the securities that are in the Issuer’s ownership in units: 1,907,055,080

Total par value of the securities that are in the Issuer’s ownership: 1,907,055,000.08 rubles

Redemption date: The securities are not bonds, other emissive debt securities, or options of the Issuer.

Total balance value of the securities that are under the Issuer’s ownership in rubles: 28,594,384,000

Total balance value of securities of the Issuer’s subsidiaries and controlled companies in rubles: 28,594,384,000

Sum of principal debt and added (paid) interest on promissory notes, deposit certificates or other non-emissive debt securities, and redemption date: The securities are not promissory notes, deposit certificates, or other non-emissive securities.

Amount of fixed interest or other income on bonds and other emissive debt securities or the procedure for determination, and payment term: The securities are not bonds or other emissive debt securities.

Amount of dividend on preference shares or the procedure for its determination in case it is defined in the Articles of Association of the joint-stock company that is the Issuer of these shares, and term of payment: The shares are not preference shares.

The amount of declared dividends on common shares (If the data on the amount of declared dividends on common shares is absent for the current year, then the amount of dividends declared in the previous year shall be indicated), and term of payment: Based on the results for 2010, “Irkutskenergo” OJSC adopted the resolution to pay dividends on common shares in the amount of 0.1164 rubles per share no more than 60 days from the date when the resolution was adopted (the general meeting was held on June 24, 2011). The income in the form of dividends of JSC “INTER RAO UES” is 221,981,000.21 rubles.

3)      Type of securities: shares

Issuer’s full corporate name: “Third Generation Company of the Wholesale Electricity Market” Open Joint-Stock Company

Issuer’s short corporate name: WGC-3 OJSC

Issuer’s Location: 28, 50 Let Oktyabrya Ave., Ulan-Ude, 670034, Buryatia, Russia

INN: 0326023099

OGRN: 1040302983093

Date of state registration of the issuance (issuances): 18.01.2005

Registration number: 1-01-50079-A

Registering authority: Federal Financial Markets Service of Russia

Number of securities that are in the Issuer’s ownership in units: 38,905,327,722 (including the shares transferred to the trust).

Total par value of the securities that are in the Issuer’s ownership: 38,905,328,000 rubles

Redemption date: The securities are not bonds, other emissive debt securities, or options of the Issuer.

Total balance value of the securities that are in the Issuer’s ownership in rubles: 33,310,742,000

Total balance value of securities of the Issuer’s subsidiaries and controlled companies in rubles: 33,310,742,000

Sum of principal debt and added (paid) interests on promissory notes, deposit certificates or other non-emissive debt securities, and redemption date: The securities are not promissory notes, deposit certificates or other non-emissive securities.

Amount of fixed interest or other income on bonds and other emissive debt securities or the procedure for determining payment terms: The securities are not bonds or other emissive debt securities.

Amount of the dividend on preference shares or the procedure for its determination in case it is defined in the Articles of Association of the joint-stock company that is the Issuer of these shares, and term of payment: The shares are not preference shares.

Amount of declared dividends on common shares (if the data on the amount of declared dividend on common shares is absent for the current year, then the amount of the dividend declared in the previous year shall be indicated), and term of payment: No dividends on shares were declared.

4)      Type of securities: shares

Issuer’s full corporate name: “INTER RAO - Electric Power Plants” Open Joint-Stock Company

Issuer’s short corporate name: INTER RAO — Electric Power Plants OJSC

Issuer’s Location: 27/1 Bolshaya Pirogovskaya St., Moscow, 119435, Russia

INN: 7704784450

OGRN: 1117746460358

Date of state registration of the issuance (issuances): 11.08.2011

Registration number: 1-01-55483-Е

Registering authority: Federal Financial Markets Service of Russia

Number of securities that are in the Issuer’s ownership in units: 30,089,791,447

Total par value of the securities that are in the Issuer’s ownership in rubles: 30,089,791,000

Redemption date: The securities are not bonds, other emissive debt securities, or options of the Issuer.

Total balance value of the securities that are in the Issuer’s ownership in rubles: 34,631,499,000

Total balance value of securities of the Issuer’s subsidiaries and controlled companies in rubles: 34,631,499,000

Sum of principal debt and added (paid) interest on promissory notes, deposit certificates or other non-emissive debt securities, and redemption date: The securities are not promissory notes, deposit certificates, or other non-emissive securities.

Amount of fixed interest or other income on bonds and other emissive debt securities or the procedure of determination, and payment term: The securities are not bonds or other emissive debt securities.

Amount of dividends on preference shares or the procedure for determining dividends in the instance that it is defined in the Articles of Association of the joint stock company that is the Issuer of these shares, and term of payment: The shares are not preference shares.

Amount of declared dividends on common shares (If the data on the amount of declared dividend on common shares is absent for the current year, the amount of the dividends declared in the previous year shall be indicated), and term of payment: No dividends on shares were declared.

Investments in non-emissive securities:

There are not investments in non-emissive securities that make up at least 5 percent of all financial investments.

Details on the creation of reserves for the depreciation of securities:

Based on the results of the inventory of financial investments as of December 31, 2010, signs of stable depreciation of financial investments were revealed, in accordance with the Issuer’s Accounting Policy. A reserve in the amount of 633,513,000 rubles was calculated.

Based on the results of the inventory of financial investments as of December 31, 2011, signs of stable depreciation of financial investments were revealed, in accordance with the Issuer’s Accounting Policy. A reserve in the amount of 2,554,856,000 rubles was calculated.

Other financial investments:

There are no other financial investments that make up at least 5 percent of all financial investments.

Information on the amount of potential losses connected with the bankruptcy of the organization (enterprises) where the investments were carried out with regards to each type of the named investments: There are no such events. The amount of potential losses does not exceed the value of corresponding investments.

If the Issuer’s assets are placed in deposit or in other accounts in banks or other credit organizations, the licenses of which were suspended or recalled, as well as if a decision on the reorganization, liquidation of such credit organizations, about the beginning of the procedure of bankruptcy or the recognition of such organizations insolvent (bankrupts) was adopted, the data on the amount of losses (potential losses) in connection with the occurrence of such events:

The Issuer’s assets shall not be placed in deposit or in other accounts in banks or other credit organizations where the licenses were suspended or recalled, as well as if a decision to reorganize or liquidate such credit organizations was adopted, the data regarding the beginning of the procedure of bankruptcy or the recognition of such organizations as insolvent (bankrupts).

Standards (regulations) for accountancy reports, in conformity with which the Issuer made calculations, are reflected in this clause of the Securities Prospectus:

The calculations reflected in this clause of the Securities Prospectus were carried out in accordance with the Russian Accounting Principles for “Organization Receipts” RAP 9/99 (confirmed by the Resolution of the Ministry of Finance of the Russian Federation dated May 6, 1999, No. 32n), Russian Accounting Principles for “Organization Expenditure” RAP 10/99 (confirmed by the Resolution of the Ministry of Finance of the Russian Federation dated May 6, 1999, No. 33n), Russian Accounting Principles for “Accounting of Financial Investments” RAP 19/99 (confirmed by the Resolution of the Ministry of Finance of the Russian Federation dated December 10, 2002, No. 126n), as well as the Issuer’s Accounting Policy.

5.3.3. Issuer’s Intangible Assets

Information on the composition and initial (replacement) value of intangible assets and the amount of accumulated depreciation for the last five completed financial years, or for each completed financial year, if the Issuer has performed its activity less than 5 years, if these data are reflected in accounting (financial) reports for the corresponding period.

Intangible assets as of December 31, 2007

Name of the group of intangible assets objects	Initial (replacement) value, thd rubles	Sum of the accumulated depreciation, thd rubles
Exclusive rights for computer programs, trademarks, etc.	36	6
TOTAL:	36	6

Intangible assets as of December 31, 2008

Name of the group of intangible assets objects	Initial (replacement) value, thd rubles	Sum of the accumulated depreciation, thd rubles
Exclusive rights for computer programs, trademarks, etc.	1,371	553
R&D Results	2,227	—
TOTAL:	3,598	553

Intangible assets as of December 31, 2009

Name of the group of intangible assets objects	Initial (replacement) value, thd rubles	Sum of the accumulated depreciation, thd rubles
Exclusive rights for computer programs, trademarks, etc.	8,521	2,513
TOTAL:	8,521	2,513

Intangible assets as of December 31, 2010

Name of the group of intangible assets objects	Initial (replacement) value, thd rubles	Sum of the accumulated depreciation, thd rubles
Exclusive rights for computer programs, trademarks, etc.	8,607	5,074
TOTAL:	8,607	5,074

Intangible assets as of December 31, 2011

Name of the group of intangible assets objects	Initial (replacement) value, thd rubles	Sum of the accumulated depreciation, thd rubles
Exclusive rights for computer programs, trademarks, etc.	14,086	7,611
Other intangible assets	231	76
TOTAL:	14,317	7,687

Information on the methods for appraisal of intangible assets and their assessed value in case of contribution of intangible assets to authorized (share) capital (share fund) or gratuitous receipts:

Contribution of intangible assets to authorized (share) capital (share fund) or gratuitous receipts were not carried out.

Accounting Standards (Principles), in accordance with which the Issuer submits information on its intangible assets:

Russian Accounting Principles for “Accounting of Intangible Assets” RAP 14/00 (confirmed by the Resolution of the Ministry of Finance of the Russian Federation dated November 16, 2000 No. 91n), Russian Accounting Principles for “Organization Accounting” RAP 4/99 (confirmed by the Resolution of the Ministry of Finance of the Russian Federation dated December 27, 2007, No. 153n), depending on the relevant accounting principles at the moment when accounting was carried out.

5.4. Details on the Issuer’s policy and expenditure in the field of sci-tech development, with regard to licenses and patents, new developments and research

Issuer’s policy in the field of research and development for the last 5 completed financial years or for each completed financial year, if the Issuer has carried out activity for less than 5 years, including the disclosure of expenditures for performance of scientific and technical activity at the expense of the Issuer’s equity assets for each of the reporting periods:

The 2012 R&D Program, including the intended list of projects accepted for the realization by division into units, was confirmed by the Resolution of the Board of Directors of INTER RAO dated May 25, 2012:

•                                Unit 1. Development of advanced energy technologies defining modern scientific and technological advances in the industry;

•                                Unit 2. Improvement of the energy efficiency of existing equipment, its reliability and security, environmental performance improvement;

•                                Unit 3. Development of organizational and marketing innovations.

Unit 1 activity execution assessment indicators include:

1.1                   the share of funding for projects related to a “High-efficiency, environmentally safe thermal power” Technology Platform;

1.2                   the number of intellectual property rights (including international) on the activity results obtained within the framework of projects; and

1.3                   the expected share of project co-financing.

Indicators	Unit of measurement	2012	2013	2014	2015	2016	2017
I 1.1	% not less than	50	55	60	65	70	80
I 1.2	pcs not less than	—	4	6	8	10	12
I 1.3%		5	10	15	20	25	30

Unit 2. Improving energy efficiency of existing equipment, its reliability and security, and environmental performance

Unit 2 activity execution assessment indicators include:

2.1                              the number of projects executed by a sole executor;

2.2                              the number of objects of intellectual property (including international) on the activity results obtained within the completion of projects;

2.3                              the execution of projects within timeframes according to the schedule; and

2.4                              the percentage of projects recommended for implementation at INTER RAO UES Group sites.

Indicators	Unit of measurement	2012	2013	2014	2015	2016	2017
I 2.1	% not more than	75	50	25	25	25	25
I 2.2	pcs not less than	4	8	16	24	32	40
I 2.3	% not less than	70	72	74	76	78	80
I 2.4	% not less than	60	60	65	70	75	80

The financing of R&D projects is carried out through the “Energy Beyond Borders” Fund for the Support of Scientific and Innovation Activity, for which 1,956,000,000 rubles were transferred by the Group for implementing R&D projects.

The expenses for conducting scientific and engineering activities at the expense of the Issuer’s equity assets amounted to 3,134,000 rubles in 2009. The expenses for the performance of scientific and engineering activities were not carried out by the Issuer in 2007—2008.

Details on the Issuer’s creation and obtaining of legal protection for the main intellectual property rights (including details on the date of issue and the term of patent for an invention, useful model and industrial sample, data on state registration of trade and service marks, as well as geographical indication), and data on the main uses and results of use for the Issuer’s main intellectual property rights.

The creation and legal protection of the main intellectual property rights from the period of the Issuer’s existence to the time of the Issuer’s reorganization in 2008 were not performed by the Issuer. The funds, intended for legal protection of intellectual property and the results of intellectual activity from the period of the Issuer’s existence to the time of the Issuer’s reorganization in 2008 were not spent by the Issuer.

Data on the Issuer’s policy concerning the licenses and patents, new developments and research after the reorganization (after May 1, 2008):

On February 19, 2004, the State Register of Trademarks and Service Marks of the Russian Federation registered the CJSC “INTER RAO UES” trademark (“INTER RAO UES” and the image of a circle with lightning) that is verified by the issue of Certificate No. 263819 (effective before April 11, 2012). CJSC “INTER RAO UES” is indicated in the certificate as the rights holder. In connection with the reorganization of the Issuer, the corresponding amendments were entered in the certificate concerning the change of rights holder to JSC “INTER RAO UES” and it was registered on February 17, 2009.

On May 28, 2008, and May 29, 2008, the State Register of Trademarks and Service Marks of the Russian Federation registered two trademarks of CJSC “INTER RAO UES” (“Энергия без границ” and “Energy Without Borders”) that are verified by the issue of Certificate Nos. 351434 and 351328 (effective until July 31, 2016). CJSC “INTER RAO UES” is indicated in the certificates as the rights holder. In connection with the reorganization of the Issuer, the corresponding amendments were entered in the certificates concerning the change of right holder to JSC “INTER RAO UES” and it was registered on February 17, 2009.

On March 13, 2009, the Federal Service on Intellectual Property, Patents and Trademarks of the Russian Federation registered two trademarks (service marks) for JSC “INTER RAO UES” (“ИНТЕР РАО ЕЭС” and “INTER RAO UES”). The Certificates of State Registration are dated on March 13, 2009, Nos. 374442 and 374443 (effective until July 11, 2016).

On November 17, 2010, the State Register of Trademarks and Service Marks of the Russian Federation registered a new trademark: Energy Beyond Borders, Энергия без границ. The Certificates of State Registration are dated November 17, 2010, No. 422909 (effective until September 21, 2019).

The total sum of the assets spent by the Issuer for the registration of trademarks (service marks) is equal to 206,000 rubles.

On January 10, 2012, TAS/Inter IAS Program Complex was registered in the Registry of PC Programs. The Certificates of State Registration are dated January 10, 2012, No. 2012610141.

The total amount of the Issuer’s expenses connected with TAS/Inter IAS Program Complex amounted to 26,053,000 rubles.

The obligation to record the Issuer’s rights for such results are given to contractors as a part of their contracts, which stipulates the creation of patentable results. Financing is provided by the Issuer.

Risk factors connected with the possible expiry of term for patents and licenses for the use of trademarks:

The risks connected with the possibly expiry of term for patents and certificates for intellectual property are minimal.

5.5. Analysis of developmental trends in the scope of the Issuer’s main activity

The main developmental trends in the industry in which the Issuer has performed its primary activity for the last 5 completed financial years or for each completed financial year, if the Issuer has carried out activity for less than 5 years, as well as the main factors that influence the state of the industry:

A Brief Description of the Current Status of the Power Engineering Industry in Russia

Consumption of electrical power totaled 1,021.1 billion kilowatt-hours in 2011 and it increased to 10.9 billion kilowatt-hours, (growth of 1.1%) as compared to 2010. In 2011, the annual maximum consumption in the Unified Power System (UPS) of Russia was recorded on January 20th at 6:00 pm and totaled 147.8 GW. Simultaneously, the historical maximum of total power consumption in Russia (with the consideration of isolated energy systems) totals 157.1 GW. The production of electrical power totals 1,040.4 billion kilowatt-hours that is for 14.4 billion kilowatt-hours and exceeds 2010 production by 1.4%.

The main types of organic fuel for the power engineering industry in the field of centralized energy supply in the Russian Federation are gas (approximately 70%) and coal (approximately 27%). Compared to 2010, the share of gas in the structure of fuel balance increased by 1.7%, while the coal and fuel oil share decreased 1.4% and 0.3%, respectively.

Starting from January 01, 2011, all electricity and electrical power realized in the wholesale market price zones was sold at uncontrolled prices, excluding the volume of electricity and electrical power intended for delivery to the population and the categories of consumers equated to them, as well as consumers located within the territory of the North Caucasus, Tyva Republic, and the Republic of Buryatia. Based on the 2011 results, the total value of electricity sold at uncontrolled prices totaled 82%. The average price of electricity on the day-ahead market in the first price zone in 2011 amounted to 949.51 rubles/MWh (growth of 1.3% compared to the level of 2010), and in the second price zone amounted to 540.91 rubles/MWh (growth of 12.9%). Correspondingly, the average weighted uncontrolled prices of power in 2011 total 169.9 thousand rubles/MW/month in the first price zone, and 114.5 thousand rubles/MW/month in the second zone.

Main developmental trends:

1)             There are ongoing reforms in the power engineering industry, including the liquidation of OJSC RAO UES of Russia, the liberalization of the Wholesale Electricity (Capacity) Market (WECM) and the functioning of the electrical power market. On January 1, 2011, 100% electricity and electrical power is delivered to the Wholesale Electricity (Capacity) Market (WECM) at unregulated prices, besides electricity supplied to the population and groups of consumers equated with them.

In the course of reform, the structure of the industry has changed: the naturally monopolistic (the transfer of electricity, operative management and centralized control) and potentially competitive (the production and sale of electricity, repair and service) functions were separated, and instead of previous vertically integrated companies performing all these functions, the structure specializing in separate types of activity were created, the main basis of standard regulation was formed, and the necessary regulating institutions were created.

The unified power generating company owning and managing nuclear power plants, i.e., “Concern for Production of Electrical and Thermal Energy at Nuclear Power Plants” (Rosenergoatom) was created; the following companies were created on the basis of the dissolution of OJSC RAO UES of Russia: a group of independent companies, including 6 wholesale generating companies, 14 territorial generation companies, Open Joint-Stock Company “Federal Grid Company of Unified Energy System” (OJSC FGC UES), Open Joint-Stock Company Federal Hydro-generation Company — RusHydro (JSC RusHydro), Unified Power System Operator Company (OJSC SO UPS), Open Joint-Stock Company “Interregional Distribution Grid Companies Holding” (JSC “IDGC Holding”), “Energy System of the East” Open Joint Stock-Companies (Energy System of the East OJSC), Open Joint-Stock Companies “INTER RAO UES” (JSC “INTER RAO UES”), energy retailing companies, as well as a range of scientific, project-oriented, service and repair organizations. The commercial infrastructure of the Wholesale Electricity (Capacity) Market (WECM) was formed.

WECM commercial operator, i.e., Open Joint-Stock Company “Administrator of Trade System” (OJSC ATS), was established, as well as the self-regulating organization that united subjects of power engineering and large consumers of electrical and thermal energy was created.

Thus, a competitive development process was launched on the Wholesale Electricity (Capacity) Market (WECM) stipulating gradual easing of state regulation governing the prices for electricity and the transfer to free pricing for all consumers starting January 1, 2011, except for populations located in the price zones of the Russian wholesale electricity and capacity market. The function of the state in the strategically significant generating capacities (hydropower engineering, nuclear power engineering) increased. The rules governing the wholesale markets also assume the gradual liberalization in preserving for the foreseeable period the population’s provision with electricity in accordance with regulated rates. The generating supplier remains an organization with regulated rates, and its activity is regulated by the sale increase established for it by the regulatory organization, based on the data reached by examinations of economic experts.

The transition period regarding new operating rules for the new wholesale electricity and capacity marketing model were introduced on September 1, 2006, by the Resolution of the Government of the Russian Federation “On the improvement of the procedure for the functioning of the Wholesale Electricity (Capacity) Market (WECM)” dated August 31, 2006, No. 29, and were continually developed and improved within the period under review. The new characteristic feature of the market was the entry of electrical capacity, another trade object in addition to electricity. In July 2008, based on the Resolution of the Government of the Russian Federation dated June 26, 2008, No. 476 “On the introduction of amendments in some resolution of the Government of the Russian Federation concerning the matters of the organization of the competitive trade of generating capacity on the Wholesale Electricity (Capacity) Market” the transition model of competitive capacity market was launched, and the capacity became an independent trade object. The transition model for the competitive capacity market was in operation until the end of 2010. Regulations for the long-term capacity market (LCM) were launched on January 1, 2011, and were confirmed on February 24, 2010, by the Resolution of the Government of the Russian Federation No. 89.

The additional system services (as of today with regard to frequency standardized primary regulation) market that will be spread to other system services — in particular, capacity reserves — was introduced in 2010. It is supposed that its development at the interstate level, including in the framework of integration processes in Unified Economic Space (UES).

2)                                      The negative impact of the world financial crisis on the consumption of electricity (capacity) and price conditions of energy markets of the Russian Federation and neighboring countries, as well as consumer paying capacity.

The price conditions of energy markets in which the Issuer performs its activity is characterized by significant uncertainty. The slowdown in Russia and neighboring countries’ growth rates resulted in a corresponding slowdown in the growth rate of electricity and capacity consumption in a range of industry sectors that, in turn, has a negative impact on electricity and capacity price conditions in energy markets. In the medium-term, (before 2013) the Issuer forecasts the following regional risks connected with international trade:

•                                unauthorized power interchanges through the international borders of the Russian Federation that were caused by the inability of some foreign energy systems to promptly control their own balance (e.g., Kazakhstan and energy systems of Unified Energy System of Central Asia, connected to Russian Unified Energy System through the grids of Kazakh Unified Energy System);

•                                an increase in competition for export markets (Iran, Turkey, the Baltic countries) by countries with excess energy systems (Azerbaijan, Georgia, Ukraine)

•                                the sharpening of competition for attracted financial resources for the realization of investment programs in foreign energy systems (Kyrgyzstan, Tajikistan, Belarus, Southeast Asia and others); and

•                                a growth in expenses for the transit of electricity through transit countries, such as Belarus, Ukraine, Kazakhstan, and Moldova.

The significance of the Issuer as a commercial operator for the purpose of ensuring system reliability, including the import/export of electricity for emergencies in the context of mutual assistance, increases under current conditions. The export and import activity provides not only the optimization of fuel and energy balances, but also becomes a factor for increasing safety for all energy systems as a whole.

3)                                      The liberalization of the fuel market and increase in fuel prices for power plants.

4)                                      The growth in launching new generating capacity within the framework of energy companies fulfilling investment programs. 5,846 MW in generating capacities were put into operation in Russia in 2011. Compared with 2010, the volume of launched capacities increased by 1.8 times. The larger part of the launched capacities (4,815 MW, including 4,067 MW under Capacity Supply Contracts) belongs to private companies and only 1,031 MW are state-owned companies. The largest generation facilities launched in 2011 are as follows: Kalininskaya NPP, unit No 4 — 1000 MW; Surgut GRES-2, unit No. 7 and No. 8 — 794 MW; Yuzhnaya CHPP-22 — 450 MW; Yayvinskaya GRES — 422 MW; CHPP-26 OJSC “Mosenergo”— 420 MW; Sredneuralskaya GRES — 400 MW; Nevinnomysskaya GRES — 400 MW; Tyumen CHPP-1 (OJSC “Fortum”) — 231 MW; Chelyabinskaya CHPP-3 (OJSC “Fortum”) — 226 MW. In 2007—2017 30 GM generation capacity is planned to be launched under Capacity Supply Contracts. The summary investments in Capacity Supply Contracts facilities total 1 trillion rubles.

5)                                      The improvement of electrical balances and capacity on a wide range of energy systems favorably influence the development of the Russian electricity export market (e.g., the launch into operation of CCPP-800 at Kirish GRES, the 4th unit with a capacity of 1,000 MW at Kalininskaya NPP, and 2nd unit of CCPP-450 at Kaliningrad CHPP-2). Thus, in Kaliningrad, energy systems that were put into operation at the 2nd unit of Kaliningrad CHPP-2 (CCPP-450) permitted not only the demands of local Kaliningrad consumers to be satisfied, but also to supply the excess electricity to foreign energy markets, first and foremost, the Baltics.

6)                                      The activation of electrical grid construction in UPS of Russia (especially in IPS of the South), and the launch into operation of the Amurskaya (Russia) — Heihe (China) international, 500 kW, high-voltage line in 2011 permit an increase in the export of electricity, and, with regard to China, to exponentially increase export (up to 4—5 billion kWh/year.

7)                                      The acceleration of innovative development within the industry based on the following technological platforms: “Small Distributed Energy Sector”, “Smart Grid”, “Modern Technologies in Thermal Generation” (the creation of generating plants powered by natural gas, as well as energy plants powered by clean coal technologies and equipment applying the technologies of liquefaction and gasification of coal) and “The Promising Technologies of Renewable Energy”. Russian energy companies concluded agreements on the cooperation and localization of new energy equipment production in Russia. The following companies are among the foreign partners: General Electric, Alstom, Hyundai Heavy Industries, Siemens, Toshiba and others. Additionally, measures have been adopted in the promotion of Russian equipment manufacturers. A serious financial basis has formed for the innovative development of the industry sector. The 11-fold growth in financing R&D developments from 1.2 billion rubles to 13,9 billion rubles is observed in companies within the power industry sector in 2011, as compared with 2010.

8)                                      The orientation toward broad introduction of energy-saving and energy efficiency technologies in the country’s economy and energy sector, in particular. The operation of energy companies in this area is based on the following legislative basis: The Resolution of the President of the Russian Federation dated June 4, 2009, No. 889 “On some measures of the increase in energy and ecological efficiency of Russia”; Federal law dated November 23, 2009, No. 261-FZ “On the energy savings and increase in energy efficiency, as well as the introduction of amendments in some legislative acts of the Russian Federation”; the Assignment of the First Deputy of the Chairperson of the Government of the Russian Federation I.I. Shuvalov, dated December 30, 2009, No. ISh-P9-7894.

For the purpose of improving effectiveness up to international levels consistent with advanced energy companies, JSC “INTER RAO UES” developed the Programs for Energy Savings and Increase of Energy Efficiency of Russian Generating Assets, controlled by the Company. It is supposed to achieve target indicators owing to large-scale application of the most efficient equipment and technologies, as well as the best practices for the control over equipment in 2010—2014.

9)                                      In June 2010, the trade of energy futures on the Moscow Energy Exchange began. In light of this, an additional chance for the Issuer to control price risks on the WECM with the use of financial instruments for term transactions appeared.

10)                                The continuing operation of a sufficient quantity of old-fashioned and worn-out equipment in UPS, which forms the legislative basis to ensure removal of over-age generating equipment.

11)                                The state policy of suppressing prices for electricity and power.

General evaluation of the Issuer’s performance in the given industry sector, an evaluation of results of the Issuer’s activity in comparison to trends in industry development and the reasons for the activity results achieved:

The results of the Issuer’s activity correspond to developmental trends in the industry.

From July 1, 2008, the Issuer has carried out activity as a major energy holding producing and selling electricity.

Main reasons for the results obtained by the Issuer’s activity:

•                               the reorganization of the Issuer in 2008 in the form of affiliating “North-West Thermal Power Plant” OJSC, “Ivanovo Thermal-Gas Plant” CJSC, JSC “INTER RAO UES”, Kaliningradskaya TEC-2 and JSC “INTER RAO UES Holding”;

•                                the increase in the load of generating equipment by the system operator;

•                                the optimization of fuel balance;

•                                the location of the Issuer’s power plants in energy deficient regions.

The above information is given in accordance with the opinions expressed by the Issuer’s managerial bodies. The opinions of the Issuer’s managerial bodies concerning the submitted information coincide. Any special opinion of the Issuer’s managerial bodies concerning the submitted information is lacking.

5.5.1. Analysis of the factors and terms affecting the Issuer’s activity:

Factors and terms (the influence of inflation, change in foreign currency exchange rates, resolutions of state authorities, other economic, financial, political and other factors) that influence the Issuer’s activity and influencing the change of the amount of receipts from the sale of goods, production, work types, services by the Issuer, and the Issuer’s profits (losses) from the main activity:

The following factors may influence the Issuer’s activity:

•                                The threat of loss of availability or increased complexity in reaching new target sales markets. The possible reasons may be a pattern of reduced consumption of electricity, increased competition in the regions where the Issuer is present, as well as the presence of heightened political risk in given countries. Under such conditions, the Issuer seeks to ensure the preservation of its strategic presence markets. The export and import activity of JSC “INTER RAO UES” is an economic factor to ensure the reliability of UPS of Russia operations and the energy systems that operate in parallel with it, ensuring reliable energy for provincial regions of Russia.

•                                The risks of deviation from the actual volumes of export supplies and/or undue performance of contractual obligations, because of reasons associated with infrastructure (for reasons such as technological factors and infrastructure terms of the performance of export/import supplies of electricity).

•                                The non-competitive electricity pricing for export and import purposes, and the growth in rates of infrastructure organizations. The specific character of the fulfillment of international economic activity with electricity and capacity is not considered in forming the tariffs, and as a result, the operator of export/import is under more complicated conditions when compared with other participants in the market. In spot segments of the WECM, the Issuer pays sufficient attention to risk assessment and the working-out of measures to reduce their influence on the trading activity of the Company.

Forecast concerning the duration of effect for the named factors and conditions:

In the Issuer’s opinion, the named factors and conditions will influence the company’s activity in the medium-term perspective. Simultaneously, the effect of the named factors and conditions is at most examined in the period that is associated with the adopted strategy for the period expiring by 2015.

Activities undertaken by the Issuer and activities that the Issuer plans to undertake in the future for the effective use of these factors and conditions:

The Issuer is undertaking the following activities in the electricity market:

•                                an increase in competitiveness of the Issuer’s price bid in the capacity market, as well as in the electricity market, if the necessary economic efficiency of electricity sales is ensured;

•                                the realization of investment projects to launch the capacities directed to the increased electricity production for district heating;

•                                optimization pricing concerning electricity and capacity; and

•                                the application of modern simulation technologies, predicting prices and level of electricity sales on the wholesale and balancing market, adapting internal processes of electricity production and sales under the conditions of the competitive New Wholesale Electric Energy/Power Market.

The Issuer is undertaking the following activities in the thermal market:

•                                reducing expenses for generating and transporting thermal energy;

•                                the maximal load of district heating capacities;

•                                controlling the district heating market by obtaining status as a unified heat supplier organization in territories where the Issuer’s group companies are present.

Significant events/factors that may negatively influence the possibility of obtaining the same or better results in the future, as compared with past results obtained in the last completed reporting period, to the date of the confirmation of the Securities Prospectus, as well as the possibility for the occurrence of such events (origination of factors):

The substantial events/factors that may negatively influence the Issuer’s possibility of obtaining better results are as follows:

•                                decline in the population’s living standards; and

•                                growth of the price of raw materials and equipment.

The Issuer evaluated the possibility of the first factor occurring to be “not high” and “medium” concerning growth in the price of raw materials and equipment.

Significant events/factors that may improve the results of the Issuer’s activity, and the possibility of their occurrence, as well as the duration of their effect:

The following significant factors may influence the Issuer’s activity results on the electricity market:

•                                a sharp improvement in consumer payment discipline as it relates to electricity;

•                                bringing tariffs for produced electricity to the economically grounded levels that will permit not only support the necessary technical state of fixed assets, but also to ensure the investment potential of the sector.

The possible occurrence of the named events/factors is evaluated by the Issuer to be medium. In case of the occurrence of the named events/factors, they will have a positive long-term influence on:

•                                the realization of main projects connected with the introduction of the Issuer’s new generating capacities.

The realization of these projects will permit an increase in the efficiency of electricity production, an increase in the amount of electricity supply on the wholesale market and the share of the market in the region, and an increase in safety of the energy supply for consumers, which will have a positive influence on the results of the Issuer’s activity within the long term. The possible occurrence of the named events/factors is evaluated by the Issuer to be high.

The following significant factors may improve the results of the Issuer’s activity on the thermal energy market:

•                                bringing tariffs for produced electricity to economically grounded levels that will permit not only supporting the necessary technical state of heat-generating and district heating networks, but also to ensure the investment potential of the sector.

The possible occurrence of the named events/factors is evaluated by the Issuer to be medium. In case of the occurrence of the named events/factors, they will have a positive long-term influence.

5.5.2. The Issuer’s competitors

The main existing and supposed competitors of the Issuer in accordance with the main types of activity, including foreign competitors:

The electricity market in Russia. One of the tasks in the reformation of the Russian electrical power industry is the creation of competition in the industry with the purpose of attracting investments, including the electricity production and sale business in Russia. The Issuer competes with electricity producers. This competition increases as new capacities are created within the framework of modernization of generating equipment and delay in the rate of removing obsolete equipment.

In the foreign energy markets, the Issuer works under the principle of competition with operators of export/import in neighboring countries (in general), while simultaneously retaining its leading position. Thus, at present, in the case of supply of electricity to Lithuania, the Issuer’s competitors are Estonian exporters, as well as local generating companies. Ukraine may also be considered a potential competitor, because it is an excessive energy system both in electricity and capacity. In Kazakhstan, the Issuer competes with local producers of electricity and energy systems within Central Asia, which have an excess of energy in summer.

With the appearance of the Estonia—Finland direct current electrical connection (submarine power cables ± 350 MW) the countries of Northern Europe also became competitors during periods in which there is an abundance of water, and this link is increased by the second cable ± 650 MW.

The Issuer’s competitors abroad are any potential electricity sellers.

The list of direct competitors of the Issuer is specified in the following table:

Item No.	Name of rival company	Area of competition occurrence	Region	Competitor’s strength
1.

North European and Baltic suppliers of electricity and traders (specific names of the Issuer’s competitors are not given, because dominant suppliers are lacking in the named markets and their composition is subject to permanent change)

		Electricity supply to North European and Baltic countries.	Baltic countries

Seasonal (per year) possibility of electricity production with low net cost, periodically occurring favorable price conditions on the energy stock exchange NordPool (in particular, in high-water periods in Norway and Latvia)

2.	“AzerEnergy” JSC	Supply of electricity in Georgia	Transcaucasian energy system	Excess generating capacities
3.	“Energo Pro Georgia” JSC	Supply of electricity in Georgia and Turkey	Georgia, Turkey

The company is one of the largest energy companies in Georgia, engaged in the production and distribution of electricity, and also is a holder of an intergovernmental agreement between Georgia and Turkey for electricity supply

4.	State Foreign Trade Company “Ukrinterenergo”, DTEK	Supply of electricity in Belarus, Moldova	Belarus, Moldova	Excess generating capacities, geographic position
5.	Suppliers of electricity in the Central Asian region (in the first place, Kazakhstan, Kyrgyzstan) (specific names of the Issuer’s competitors are not	Supply of electricity in Kazakhstan	Kazakhstan	On occasions the net cost of electricity production is lower than in Russia, such as in the summer in Kyrgyzstan.

given, because dominant suppliers are lacking in the named markets and their composition is subject to permanent change)
6.

Russian generating companies (JSC Concern Energoatom, JSC “RusHydro”, JSC “RAO Energy Systems of the East”,

JSC “FEEC” (within JSC “RAO ES of the East”), JSC “TGK-1”, JSC “OGK-2” JSC “OGK-4” and others)

		Import of electricity (power) in the domestic market of Russia	Russia	Payment within the Russian market for the internal generator capacity and non-payment for imported capacity

Primary existing and supposed competitors of the Issuer in the thermal energy market:

In the definition of main competitors in the supply of the thermal energy it is necessary to consider a peculiarity in the structure of the thermal market: the limitation in the supply of thermal energy by the outlines of thermal energy grids do not permit market share to be extended substantially in the short term.

The Issuer’s main advantages are high efficiency, the low net price of heat produced in co-generation, and the high reliability of heat supply.

The Issuer’s competitors are municipal and departmental boiler rooms.

List the factors regarding the Issuer’s competitiveness with a description of the level of their influence on the competitiveness of manufactured products (work, services):

The Issuer’s substantial competitive advantage is know-how regarding the performance of international activity and an advanced system of interaction with Russian and foreign partners, as well as optimal structuring of offers under contracts that consider the buyers’ requests. The Issuer’s competitors abroad include any potential electricity sellers.

The efficiency of the Issuer’s activity will contribute to the increase of its competitiveness under conditions of increasing competition in the future and will not permit unfavorable influence on its economic activity and financial performance.

The Issuer’s substantial competitive advantages in the thermal energy market include its low net price for heat production, district heating safety, and availability of resources for developing new consumers.

The Issuer does not exclude the appearance of new competitors in the future.

VI. DETAILED DATA ON PERSONS COMPRISING THE ISSUER’S MANAGERIAL BODIES, THE ISSUER’S BODIES FOR CONTROL OVER ITS FINANCIAL AND ECONOMIC ACTIVITY, AND BRIEF DETAILS ABOUT STAFF (EMPLOYEES)

6.1. Details on the structure and competence of the Issuer’s managerial bodies

Full description of the structure of the Issuer’s managerial bodies and their competence in accordance with the Issuer’s Articles of Association (Constituent Documents):

The Issuer’s managerial bodies include:

•                  The General Shareholders Meeting;

•                  the Board of Directors;

•                  The Management Board of the Company (collective executive body); and

•                  The Chairman of the Management Board of the Company (sole executive body).

The following is within the competence of the Issuer’s General Shareholders Meeting, in accordance with Article 10 of the Issuer’s Articles of Association (hereinafter referred to as “the Company”):

1)                                     introduction of amendments and addenda in the Articles of Association or the confirmation of the Company Articles of Association in a new edition; the reorganization of the Company;

2)                                     liquidation of the Company, the appointment of a liquidation committee and the confirmation of interim and final liquidation balance sheets;

3)                                     determination of the number, nominal value, category (type) of declared shares, and rights granted by these shares;

4)                                     increase of the Authorized Capital of the Company by means of the increasing the nominal value of shares or by placing additional shares (save the case determined in Clause 15.1.7 of the Articles of Association);

5)                                     decrease of the Authorized Capital by means of a reduction in the nominal value of shares through acquisition of a part of shares with the purpose of a decrease of their total quantity, as well as by means of redeeming the shares acquired or repaid by the Company;

6)                                     separation and consolidation of the Company shares;

7)                                     determination of the quantitative composition of the Board of Directors, the election of the Company Board of Directors and early termination of their powers;

8)                                     election and early termination of the powers of the Chairman of the Management Board;

9)                                     election of the Company Auditing Committee and the early termination of its powers;

10)                              approval of the Company Auditor;

11)                              adoption of the resolution on the transfer of the powers of the sole executive body of the Company to the controlling organization (manager);

12)                              confirmation of annual reports, annual accountancy reports, including profit and loss reports (profit and loss accounts) of the Company, and also the distribution of profits (including the payment (declaration) of dividends, save for the profit distributed as dividends based on the performance of the first quarter, six or nine months of financial year) and the losses of the Company based on the results of the financial year;

13)                              determination of the procedure for holding the Company General Shareholders Meeting;

14)                              election of the members of the Counting Committee and the early termination of their powers;

15)                              payment (declaration) of dividends based on the results of the first quarter, half-year, or nine months of a financial year;

16)                              adoption of resolutions on the approval of transactions in the cases stipulated by Article 83 of the Federal Law “On Joint-Stock Companies”;

17)                              adoption of resolutions on the approval of major transactions in the cases stipulated by Article 79 of Federal Law “On Joint-Stock Companies”;

18)                              adoption of the resolutions on participation in financial and industrial groups, associations and other commercial organizations;

19)                              confirmation of internal documents regulating the activity of Company bodies;

20)                              adoption of resolutions on paying out remuneration and (or) compensation to the members of the Auditing Committee of the Company;

21)                              adoption of resolutions on paying-out remuneration and (or) compensation to the members of the Auditing Committee of the Company; and

22)                              solution of other matters stipulated by the Federal Law “On Joint-Stock Companies”.

The following is within the competence of the Issuer’s Board of Directors in accordance with Article 15 of the Issuer’s Articles of Association (hereinafter referred to as “the Company”):

1)                                     determination of priority activities of the Company, and Company strategy;

2)                                     convocation of the annual and extraordinary General Shareholders Meetings of the Company, save for the cases stipulated by Clause 14.8, Article 14 of these Articles of Association, as well as the announcement of the date for a new General Shareholders Meeting replacing a meeting that was not held, because there was no quorum;

3)                                     confirmation of the agenda for the Company’s General Shareholders Meeting;

4)                                     election of the Secretary for the General Shareholders Meeting;

5)                                     determination of the date to prepare the list of persons with the right to participate in the General Shareholders Meeting, confirmation of the estimate of expenditures for holding the General Shareholders Meeting of the Company, and other matters connected with the preparation and holding of the General Shareholders Meeting of the Company;

6)                                     submission for decision by the Company’s General Shareholders Meeting on the matters stipulated by subclauses 2, 5-7, 11, 12, and 17-20 of Clause 10.1, Article 10 of the Articles of Association,

7)                                     increase in Authorized Capital of the Company by means of placement through public offering of additional shares of the number of declared shares, the total amount of which does not exceed 25 percent of the placed shares of the Company;

8)                                     placement of bonds and other emissive securities, save the cases established by Federal Law “On Joint-Stock Companies” and the Articles of Association;

9)                                     confirmation of decision on the issuance (additional issuance) of securities and the Securities Prospectus;

10)                              the determination of the price (monetary value) of property, the price of placement and redemption of emissive securities in cases stipulated by Federal Law “On Joint-Stock Companies”;

11)                              purchase of shares, bonds and other securities placed by the Company in the cases established by the Articles of Association and Federal Law “On Joint-Stock Companies”;

12)                              determination of the number of appointed people to the Board of Directors, election of members to the Management Board, as well as adoption of resolutions on the early termination of the powers of the Management Board members, including adoption of resolution on the early termination of employment contracts with them;

13)                              determination of the amount of remuneration and compensation payable to the Chairman and members of the Board of the Company;

14)                              Calling for disciplinary action on the Chairman and/or members of the Management Board, and their introduction pursuant to the labor laws of the Russian Federation and Company’s internal documents;

15)                              Consideration of Management Board reports on the Company’s activities, and implementation of decisions of the General Shareholders Meeting and the Board of Directors;

16)                              Adoption of a decision as to the suspension of powers of the managing company (manager);

17)                              Adoption of a decision as to the suspension of powers of the Company Management Board Chairman and appointment of an Acting Chairman of the Company Management Board;

18)                              Recommendations to the General Shareholders Meeting on the size of compensation and remuneration paid to members of the Auditing Committee, and determination of the Auditor remuneration;

19)                              Recommendations on the size of dividends on shares and procedure for payment of the same;

20)                              Adoption of a decision as to the use of Company assets, approval of estimates of draft on special-purpose funds and review of results of performance of estimates of draft on special-purpose funds, and approval of the Company’s internal documents specifying the procedure for Company fund accrual and use;

21)                             Approval of the Company’s internal documents, with the exception of internal documents within the competence of the General Shareholders Meeting, and internal documents within the competence of the Company’s executive bodies;

22)                              Approval of a Business Plan (revised Business Plan) and report on results of implementation thereof, including approval of and amendments to the Company Investment Program;

23)                              Approval of target values (adjusted values) of key performance indicators (KPIs) of the Company and reports on the implementation thereof, as well as methods of calculation and evaluation of implementation thereof;

24)                              Approval of projects (including new company and joint venture establishment, attracting investments, construction in progress, reconstruction, upgrade of facilities) that incur or may incur costs or other Company liabilities in the amount not less than 5 (five) percent of Company assets’ book value according to account statements as of the closing date;

25)                              Approval of any transactions (including a set of related transactions) that incur or may incur Company liabilities in the amount not less than 5 (five) percent of Company assets’ book value, according to account statements as of the closing date;

26)                              Adoption of decisions on Company participation in other companies, (including through the establishment of the organization, pre-approval decision on the establishment, approval of the Company’s Articles of Association and electing candidates for management and controlling bodies), change in a share of participation (number of shares, equity interest, shares), share encumbrance, and termination of Company participation in other companies, save as otherwise provided for by subclause 19, CLAUSE 10.1, Article 10 of these Articles of Association;

27)                              Approval of the following transactions:

•                                          Transactions related to donating the Company’s property or property right claims to itself or a third party;

•                                          Transactions related to exemption from estate duty before itself or a third party;

•                                          Transactions related to provision of gratuitous services by the Company (performance of gratuitous works) to third parties;

28)                              Determination of the Company’s position (the Company’s representatives) on the following agenda items for management bodies of subsidiaries and affiliates (hereinafter SA):

•                                          on reorganization, liquidation of SA;

•                                          on determination of number, nominal value, category (type) of shares of SA and rights granted by these shares;

•                                          on increasing the authorized capital of SA;

•                                          on placement of SA securities convertible into ordinary shares;

•                                          on splitting and consolidation of SA shares;

•                                          on approval of SA transactions (including several interrelated transactions) related to alienation or potential alienation of property constituting fixed assets, intangible assets, construction in progress for the purpose of generation, transmission, dispatching, distribution of electrical and thermal power, with a net or market value in excess of 30,000,000 (thirty million) RUB; and

•                                          on approval of any transactions (including several interrelated transactions) that involve or may involve SA liabilities equal to or exceeding a sum of money equivalent to 3,000,000,000 (three billion) RUB.

29)                              Approval of the procedure for the Company’s interaction with the companies the Company participates in directly or indirectly;

30)                              Determination of areas of insurance coverage for the Company;

31)                              Definition of procurement policy in the Company, including approval of the Procedure for the regulated procurement of goods and services, approval of the head of the Company’s central procurement office and its members, as well as approval of the annual integrated program of procurement and the adoption of other decisions in accordance with protocol established by Company documents governing the procurement activity of the Company;

32)                              Alienation (sale) of shares of the Company placed at the disposal of the Company as a result of their acquisition or redemption from Company shareholders, as well as in other cases provided by applicable legislation of the Russian Federation;

33)                              Establishment of branches and representative offices, as well as their termination, and introduction of amendments to the Articles of Association of the Company related to establishment of branches, representative offices of the Company (including change of information on names and locations of branches and representative offices), as well as their termination;

34)                              Approval of major transactions pursuant to Chapter X of the Federal Law on Joint-Stock Companies;

35)                              Approval of transactions pursuant to Chapter XI of the Federal Law on Joint-Stock Companies;

36)                              Approval of the Company’s record clerk, terms of the contract concluded, and termination of the contract, respectively;

37)                              Election of the Chairman of the Company’s Board of Directors and early termination of powers, respectively;

38)                              Election of the Vice Chairman of the Company’s Board of Directors and early termination of powers, respectively;

39)                              Election of the Chairman of the Board of Directors and early termination of powers, respectively;

40)                              Creation of committees of the Company’s Board of Directors, approval of regulations on committees of the Company’s Board of Directors;

41)                             Approval of risk maps and risk management plans, as well as reports on fulfillment;

42)                              Determination of the order of disposition of non-core assets of the Company, approval of the registry of non-core assets of the Company and the adoption of other decisions in accordance with the approved documents regulating the order of disposition of non-core assets;

43)                              Other matters falling within the competencies of the Board of Directors based on the Federal Law “On Joint-Stock Companies” and these Articles of Association.

The competence of the Management Board is determined by Article 21 of the Issuer’s Articles of Association:

1)                                     Development and submission to the Board of Directors of long-term plans for implementation of the Company’s main activities;

2)                                     Preparation of an annual (quarterly) business plan and reporting on results of performance of the same;

3)                                     Preparation of target values of (adjusted) key performance indicators (KPIs) and reports on the implementation thereof, as well as methods of calculation and evaluation of implementation thereof;

4)                                     Preparation of Company business reports, and reports on the implementation by the Management Board of decisions of the General Meeting of Company Shareholders and Board of Directors;

5)                                     Determination of the Company’s position (the Company’s representatives) on the following agenda items for management bodies of SA (excluding executive bodies of SA):

•                                          On definition of the agenda for General Shareholders Meetings (the participants) of SA;

•                                          On determination of the number of members of the SA Board of Directors, the nomination and election of its members and the early termination of their powers;

•                                          On approval of transactions that imply or may imply liability for SA in the amount of 150,000,000 (one hundred and fifty million) to 3,000,000,000 (three billion) rubles (save transactions involving alienation or potential alienation of property constituting fixed assets, intangible assets, construction in progress for the purpose of generation, transmission, and distribution of electric and thermal power);

•                                          On approval of major transactions by SA;

•                                          On SA participation in other organizations (including through the establishment of the organization, including pre-approval decision on the establishment, approval of the company’s Articles of Association and electing candidates for management and control bodies), change in a share of participation (number of shares, equity interest, shares), share encumbrance, and termination of SA participation in other organizations;

•                                          On concluding SA transactions (including several interrelated transactions) related to alienation or potential alienation of property constituting fixed assets, intangible assets, construction in progress for the purpose of generation, transmission, dispatching, and distribution of electric and thermal power, with a net or market value from 15,000,000 (fifteen million) to 30,000,000 (thirty million) rubles;

•                                          On approval of SA transactions related to alienation or potential alienation of directly or indirectly immovable property (including land plots and construction in progress), regardless of its value;

6)                                     Approval of transactions (including a set of related transactions) that imply or may imply Company liability of 2 (two) to 5 (five) percent of Company assets’ book value based on accounts as of the closing date;

7)                                     Prior approval of collective contracts and agreements concluded by the Company in the context of social and labor relations regulations;

8)                                     Social benefits and protection for Company employees;

9)                                     Determination of the Company’s housing policy;

10)                              Approval of plans and measures aimed at Company employee training and advanced retraining;

11)                              Review of reports by the Vice Chairman of the Company Management Board, Company Management Board members, and heads of Company departments on the results of implementation of approved plans, programs, directives, review of reports, documents and other data on activities of the Company and S&A;

12)                              Approval of a report on the outcome of an issuance (additional issuance) of securities, reports on the outcome of acquisition of shares from Company shareholders, reports on the outcome of redemption of shares, reports on the outcome of the presentation to Company shareholders or requirements as to redemption of their shares;

13)                              Approval of an independent appraiser (appraisers) in order to appraise Company shares, property and other the value of other assets as provided by the Federal Law on Joint-Stock Companies, these Articles of Association, and individual decisions of the Board of Directors of the Company;

14)                              Approval of the Company’s Insurer;

15)                              Resolution of other current operational issues of the Company based on decisions of the General Meeting of Company Shareholders and Board of Directors, and of issues referred to the Company Management Board by the Chairman of the same.

The competence of the Chairman of the Company Management Board is determined by Article 22 of the Issuer’s Articles of Association:

1)                                     Implementation of Company activity plans required for task solution;

2)                                     Arrangement of Company accounting and reporting;

3)                                     Disposition of Company property, closing deals on behalf of the Company, issue of powers of attorney, including powers of attorney for Company employees with regard to labor relations, opening of current and other Company accounts with banks and other credit companies (and with professional securities market participating companies as provided by law);

4)                                     Issue of orders, approval of instructions, local regulations and other internal documents of the Company on issues within its competence, giving instructions for all Company employees, and issue of powers of attorney, including with regard to labor relations;

5)                                     Arrangement of the Company Management Board’s activities, and presidency over its sessions;

6)                                     Approval of Company’s organizational structure;

7)                                     Approval of staffing and Company employees’ salaries in accordance with the Company’s organizational chart;

8)                                     With respect to employees of the Company, exercises rights and obligations of the employer provided by labor legislation of the Russian Federation. The rights and obligations of the employer may be assigned by the Chairman of the Management Board pursuant to a power of attorney;

9)                                     Allocates responsibilities between the Deputy Chairmen, members of the Management Board and directors of directly subordinated departments;

10)                              Approval of Regulations on branches and representative offices of the Company;

11)                              Presentation to the Company Board of Directors of an annual report, balance sheet, profit and loss statements (profit and loss accounts), distribution of profits and losses of the Company 45 (forty-five) or more days prior to the date of the Company’s Annual General Shareholders Meeting;

12)                              Development and submission for approval by the Company Management Board of key performance indicators (KPIs) and target values for Company departments (offices);

13)                              Resolution of other issues related to the Company’s current activities, with the exception of matters within the competence of the Company’s General Shareholders Meeting, Board of Directors, and Management Board.

Data on the availability of the Issuer’s Code of Corporate Conduct (Governance) or other similar documents:

The Issuer confirmed (adopted) the Code of Corporate Conduct. Data on the availability of the Issuer’s Code of Corporate Conduct (Governance) or other similar document: The Issuer’s Code of Corporate Governance was approved at the Board of Directors meeting of JSC “INTER RAO UES” on April 23, 2008 (minutes No. 1 dated April 23, 2008).

Data on the availability of the Issuer’s internal documents regulating the activity of the Company bodies:

The Issuer has the following internal documents regulating the activity of its managerial bodies:

1)      Regulations on the Preparation and Holding of the Annual General Shareholders Meeting of JSC “INTER RAO UES”;

2)      Regulations on the Procedure of Convocation and Holding of Meetings of the Board of Directors of JSC “INTER RAO UES”;

3)      Regulations on the Management Board of JSC “INTER RAO UES”;

4)      Regulations on the Auditing Committee of JSC “INTER RAO UES”;

5)      Regulation on the payment of remuneration and compensation to the members of the Board of Directors of JSC “INTER RAO UES”;

6)      Regulation on the payment of remuneration and compensation to the members of the Auditing Committee of JSC “INTER RAO UES”;

7)      Regulations on the Committee for Audit of the Board of Directors of JSC “INTER RAO UES”;

8)      Regulations on the Committee for Personnel and Remuneration of the members of the Board of Directors of JSC “INTER RAO UES”;

9)      Regulations on the Committee for Strategy and Investments of the Board of Directors of JSC “INTER RAO UES”.

The current wording of the Articles of Association was approved by the Extraordinary General Shareholders Meeting of JSC “INTER RAO UES” on February 15, 2012 (minutes No. 10 dated February 17, 2012).

Internet page for access to the full text of the current wording of the Issuer’s Articles of Association and internal documents regulating the activity of the Issuer’s bodies, as well as the Issuer’s Code of Corporate Conduct (Governance): www.interrao.ru.

6.2. Information on members of the Issuer’s managerial bodies

6.2.1. Composition of the Company’s Board of Directors (Supervisory Board):

1. Given Name, Patronymic and Surname: Oleg Mikhailovich Budargin

Year of Birth: 1960

Education: Higher. Norilsk Industrial Institute, major in “Industrial and Civil Engineering”, qualification: “civil engineer”, year of graduation: 1982, candidate of economic sciences.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of Organization	Position
2012	present	Noncommercial Partnership “Association of Solar Energy”	Member of the Supervisory Board
2011	present	Joint-Stock Company “INTER RAO UES”	Member of the Board of Directors
2011	present	Public Joint-Stock Company “Russian Regional Development Bank”	Member of the Supervisory Board
2010	present	Open Joint-Stock Company “Federal Grid Company of Unified Energy System”	Member of the Board of Directors
2010	2011	Closed Joint Stock Company “Agency for Energy Forecasting”	Member of the Board of Directors
2009	present	Open Joint-Stock Company “Federal Grid Company of Unified Energy System”	Management Board Chairman

Period
from	to	Name of Organization	Position
2009	2009	Open Joint-Stock Company “Federal Grid Company of Unified Energy System”	Acting Chairman of the Board
2007	2009	Siberian Federal District	Assistant to the Authorized Representative of the President of the Russian Federation in Siberian Federal District
2003	2007	Taimyr (Dolgano-Nenets) autonomous district	Governor

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of their rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: None.

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of their rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or bodies that have regulatory authority over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has never had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

2. Given Name, Patronymic and Surname: Vladimir Aleksandrovich Dmitriev

Year of Birth: 1953

Education: Higher. Moscow Financial Institute, majored in “International Foreign Relations”, year of graduation: 1975, doctor of economic sciences, corresponding member of the Russian Academy of Natural Sciences.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2012	present	Limited Liability Company “Russian Direct Investment Fund”	Member of the Supervisory Board
2011	present	Open Joint-Stock Company “The Far East and Baikal Region Development Fund”	Chairman of the Board of Directors (before November 28, 2011 — a member of the Board of Directors)
2011	present	Open Joint-Stock Company “Russian Agency for Export Credit and Investment Insurance”	Member of the Board of Directors
2011	present	Autonomous Non-profit Organization “Strategic Initiatives Agency for the Promotion of New Projects”	Member of the Board of Trustees
2011	present	Non-profit Fund “Forum” Analytical Centre”	Member of the Board of Trustees
2011	present	Autonomous Non-profit Organization “Organizing Committee ‘Russia-2018’”	Member of the Supervisory Board
2010	present	Open Joint-Stock Company “Development Corporation of the North Caucasus”	Spokesman of the Board of Directors (Until 07.12.2010 - Member of the Board of Directors
2010	present	Open Joint-Stock Company KAMAZ	Member of the Board of Directors
2010	present	Joint-Stock Company “INTER RAO UES”	Member of the Board of Directors
2009	present	Limited Liability Company “INVESTMENT COMPANY OF VNESHECONOMBANK “VEB CAPITAL”	Member of the Supervisory Board
2009	present	Non-governmental Organization	Member of the Supervisory

Period
from	to	Name of organization	Position
		“Russian Volleyball Federation”	Board
2009	present	Public Stock Company Prominvestbank	Member of the Supervisory Board
2009	present	GLOBEX Commercial Bank, Joint-Stock Company	President of the Board of Directors
2008	present	Joint-Stock Company “Aeroflot- Russian Airlines”	Member of the Board of Directors
2008	present	The Russian Housing Development Foundation	Member of the Board of Trustees
2008	present	Joint-Stock Company “Minsk-City”	Member of the Board of Trustees
2008	present	Joint-Stock Company “United Shipbuilding Corporation”	Member of the Board of Directors
2008	present	Joint-Stock Company “United Aircraft Corporation”	Chairman of the Board of Directors (before 13 July 2011 — a member of the Board of Directors)
2008	2009	Joint-Stock Company “International Airport Sheremetyevo”	Member of the Board of Directors
2008	present	All-public Organization “Russian Engineering Union”	Member of the Central Board, Member of the Office of the Central Board
2008	2009	Non-profit Organization “Fund for Bicycle Sport Development and Support”	Member of the Board of Trustees
2007	present	Open Joint-Stock Company “ROSNANO” (before March 11, 2011 - Governmental Corporation “Russian Corporation of Nanotechnologies”)	Member of the Board of Directors
2007	present	The State Corporation “Bank for Development and Foreign Economic Affairs”	President of Vnesheconombank
2007	2007	The State Corporation “Bank for Development and Foreign Economic Affairs”	Acting President of Vnesheconombank

Period
from	to	Name of organization	Position
2007	present	Non-profit Organization “Fund for Investment Support by the Governor of Sverdlovsk Region”	Member of the Management Board of the Fund
2006	present	Russian Association of Employers “The Russian Union of Industrialists and Entrepreneurs”	Member of the Management Board, member of the Office of the Management Board — from 2010 to present
2006	present	The Russian Union of Industrialists and Entrepreneurs	Member of the Management Board, member of the Office of the Management Board — from 2010 to present

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or any other bodies that carry out regulatory operations over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has never had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person did not occupy any of the above positions.

3. Given Name, Patronymic and Surname: Boris Yurievich Kovalchuk.

Year of Birth: 1977

Education: Higher. Saint Petersburg State University, Law.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of Organization	Position
202012	present	Joint- Joint Stock Company “United Energy Retailing Company”	Member of the Board of Directors
202012	present	Open Joint Stock Company “First Generation Company of the Wholesale Electricity Market”	Member of the Board of Directors
2011	present	Public Joint-Stock Company “Russian Regional Development Bank”	Member of the Board of Directors
2011	present	Open Joint-Stock Company “Financial Settling Center”	Member of the Board of Directors
2011	present	Open Joint-Stock Company “Third Generation Company of the Wholesale Electricity Market”	Member of the Board of Directors
2010	present	Closed Joint-Stock Company “Kambarata-1 Hydro Power Plant”	President of the Board of Directors
2010	present	Russian Association of Employers “The Russian Union of Industrialists and Entrepreneurs”	Member of the Management Board
2010	present	The Russian Union of Industrialists and Entrepreneurs	Member of the Management Board
2010	present	Joint-Stock Company “Saint-Petersburg Sale Company”	Member of the Board of Directors
2010	present	Joint-Stock Company “SARATOVENERGO”	Member of the Board of Directors
12.2010	present	Joint-Stock Company “Mosenergosbyt”	President of the Board of Directors
2010	2011	Joint-Stock Company “Tambov Energy Retailing Company”	President of the Board of Directors
2010	2011	Joint-Stock Company “Altayenergosbyt”	President of the Board of Directors
2010	2012	Joint-Stock Company “United Energy Retailing Company”	President of the Board of Directors
2010	present	JSC “RusHydro”	Member of the Board of Directors

Period
from	to	Name of Organization	Position
2010	2011	Joint-Stock Company “Trading System Administrator of Wholesale Electricity Market Transactions”	Member of the Board of Directors
2010	present	Irkutsk Joint-Stock Company of Energetics and Electrification	Member of the Board of Directors
2010	present	“InterRAO-WorleyParsons” Limited Liability Company	Member of the Board of Directors
2010	present	Joint-Stock Company “INTER RAO UES”	Management Board Chairman
2009	present	Joint-Stock Company “INTER RAO UES”	Member of the Board of Directors
2010	present	Joint-Stock Company “OGK-1”	President of the Board of Directors
2011	2012	Open Joint Stock Company “Saratovenergo”	Member of the Board of Directors
2010	2011	Open Joint Stock Company “Saratovenergo”	President of the Board of Directors
2009	2010	Joint-Stock Company “INTER RAO UES”	Acting Chairman of the Board
2009	2010	Joint-Stock Company “OGK-1”	Member of the Board of Directors
2009	2009	Rosatom State Nuclear Energy Corporation	Deputy General Director for Development
2006	2009	Central Office of the Government of the Russian Federation

Assistant to the First Deputy Prime Minister Dmitry Medvedev on the execution of DA Medvedev authority for the post, Director of the Department of National Priority Projects of the Government of the Russian Federation.

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Shares in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with any member of the Issuer’s managerial bodies and/or any bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

4. Given Name, Patronymic and Surname Vyacheslav Mikhailovich Kravchenko

Year of Birth: 1967

Education: Higher. M. Lomonosov Moscow State University.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2011	present	Joint-Stock Company “Trading System Administrator of Wholesale Electricity Market Transactions”	Member of the Board of Directors
2011	present	Joint-Stock Company “Interregional Distribution Grid Companies Holding”	Member of the Board of Directors
2011	2012	Joint-Stock Company “Altayenergosbyt”	Member of the Board of Directors
2011	2012	Joint-Stock Company “SARATOVENERGO”	Member of the Board of Directors
2011	2012	Joint-Stock Company “Tambov Energy Retailing Company”	Member of the Board of Directors
2011	2012	Joint-Stock Company “Saint-Petersburg Sale Company”	Member of the Board of Directors
2011	2012	Joint Stock Company “Mosenergosbyt”	Member of the Board of Directors
2011	present	Closed Joint-Stock Company “Financial settling center”	Member of the Board of Directors

Period
from	to	Name of organization	Position
2011	present	Non-profit Partnership “Market Council for Organizing an Efficient System of Trading in the Wholesale and Retail Electricity and Capacity Market”	Representative of the State on the Supervisory Board
2012	present	Non-profit Partnership “Market Council for Organizing an Efficient System of Trading in the Wholesale and Retail Electricity and Capacity Market”	Chairman of the Management Board
2010	2012	Joint-Stock Company “United Energy Retailing Company”	Member of the Board of Directors
2010	2012	Joint-Stock Company “United Energy Retailing Company”	General Director (second job)
2008	2011	Limited Liability Company “RN-Energo Ltd”	General Director
2008	present	Joint-Stock Company “INTER RAO UES”	Member of the Board of Directors
2004	2008	Ministry of Industry and Energy of the Russian Federation

Deputy Director of the Department of Structural and Tariff Policy in Natural Monopolies, Director of the Department of Electrical Power Engineering Director of the Department of Structural and Tariff Policy in Natural Monopolies, Director of the Department of Electrical Power Engineering

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities:

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

5. Given Name, Patronymic and Surname Grigoriy Markovich Kurtser (Chairperson)

Year of Birth: 1980

Education: Higher. Finance Academy under the Government of the Russian Federation, a government institution of higher professional education; economist with majors in finance and credit.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2011	present	Rusenergo Fund Ltd	Member of the Board of Directors
2011	present	JSC “RusHydro”	Member of the Board of Directors
2011	present	JSC “National Bank TRUST”	Member of the Board of Directors
2010	present	Closed JSC “Depository Clearing Company”	Member of the Board of Directors
2010	present	Public Joint-Stock Company “Russian regional development	Chairman

Period
from	to	Name of organization	Position
		bank”
2010	present	JSC “Energetichiskie sistemy vostoka”	Member of the Board of Directors
2010	2010	Public Joint-Stock Company “Russian regional development bank”	Director
2010	present	Far Eastern Bank	President of the Board of Directors
2009	present	Public Joint Stock Company “Russian Regional Development Bank”	Member of the Supervisory Board
2008	2009	JSC VTB Bank	Deputy Head of Treasury — Head of the Service for Resource Management of the Treasury Financial Department
2008	present	Joint-Stock Company “INTER RAO UES”	Member of the Board of Directors (Chairman of the Board of Directors since 2011)
2007	2008	JSC VTB Bank	Head of the Service for Resource Management of the Treasury Financial Department
2010	2011	NPF “Neftegarant”	Member of the Board of Directors

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of their rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any above-named family ties.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person did not occupy any of the above positions.

6. Given Name, Patronymic and Surname Aleksandr Markovich Lokshin

Year of Birth: 1957

Education: Higher. M.I. Kalinin Leningrad Polytechnic Institute, engineer-physicist, specialization: thermal physics.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2010	present	Joint-Stock Company “TVEL”	Member of the Board of Directors
2010	present	Open Joint-Stock Company “Concern for Electric and Thermal Energy Production at Nuclear Power Plants”	Member of the Board of Directors
2010	present	Joint-Stock Company “INTER RAO UES”	Member of the Board of Directors
2009	present	Joint-Stock Company Atomstroyexport	Member of the Board of Directors
2009	present	Joint-Stock Company “Elkon Mining Metallurgical Plant”	Member of the Board of Directors
2009	present	New Composite Materials Company, JSC	Member of the Board of Directors
2002	2011	Moscow Stock Insurance Company	Member of the Board of Directors
2009	2011	Open Joint Stock Company	Member of the Board of

Period
from	to	Name of organization	Position
		“Atomredmetzoloto”	Directors
2008	2009	Joint-Stock Company “INTER RAO UES”	Member of the Board of Directors
2008	present	Rosatom State Nuclear Energy Corporation	First Deputy General Director — Director of the Directorate for Nuclear Energy Complex
2008	present	Rosatom State Nuclear Energy Corporation	Member of the Management Board
2007	2008	Concern for Electric and Thermal Energy Production at Nuclear Power Plants “Rosenergoatom”	Acting General Director

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

7. Given Name, Patronymic and Surname Kirill Gennadyevich Seleznev

Year of Birth: 1974

Education: Higher. D.F. Ustinov Baltic State Technical University, specialization: “Impulse Devices and Automatic Rotor Lines”, year of graduation: 1997, Saint Petersburg State University, Faculty of Economics, specialization: finance and credit.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2011	present	BANK “ROSSIYA”	Member of the Board of Directors
2010	present	Gazprombank (Open Joint-Stock Company)	Member of the Board of Directors
2008	present	Joint-Stock Company “INTER RAO UES”	Member of the Board of Directors
2008	present	Joint-Stock Company “ТGK-1”	President of the Board of Directors
2007	present	Joint-Stock Company “Gazprom neftekhim Salavat”	President of the Board of Directors
2007	present	MOSENERGO	President of the Board of Directors
2007	present	Joint-Stock Company Gazprom Neft	Member of the Board of Directors
2007	present	Joint-Stock Company “NOVATEK”	Member of the Board of Directors
2007	2007	SKA Saint Petersburg	Member of the Board of Directors
2006	2009	Joint-Stock Company “SIBUR-Fertilizers”	Chairman of the Board of Directors, a member of the Board of Directors
2006	present	JSC “Zenit Football Club”	Member of the Board of Directors
2006	present	Non-commercial Partnership “Russian Gas Society”	Member of the Supervisory Board
2006	present	The Kaunas Heat and Power Plant	Member of the Management Board, Chairperson of the

Period
from	to	Name of organization	Position
Management Board
2006	present	Limited Liability Company “Gazprom Mezhregiongaz”	General Director (second job)
2005	present	Joint-Stock Company “Northgas”	Member of the Board of Directors
2004	present	Tomskgazprom Joint-Stock Company	Member of the Board of Directors
2004	2008	Unified Energy System of Russia	Member of the Board of Directors
2003	present	Joint-Stock Company Gazprom	Member of the Management Board, Head of Gas & Liquid Hydrocarbons Marketing and Processing Department
2003	present	JSC Latvijas Gāze	Member of the Board of Directors, President of the Board of Directors
2003	2010	Joint-Stock Company Gasenergoprombank	President of the Board of Directors
2003	2007	Sevmorneftegas, CJSC	President of the Board of Directors
2003	present	Vostokgazprom JSC	Member of the Board of Directors

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over the financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

8. Given Name, Patronymic and Surname Vladimir Igorevich Strzhalkovsky

Year of Birth: 1954

Education: Higher. V.I. Lenin Leningrad Electrotechnical Institute, engineer-mathematician, specialization: applied mathematics, Candidate of Economic Sciences.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2011	present	Joint-Stock Company “INTER RAO UES”	Member of the Board of Directors
2008	present	Open Joint-Stock Company “Mining and Metallurgical company “NORILSK NICKEL”	Member of the Board of Directors
2008	present	Open Joint-Stock Company “Mining and Metallurgical Company ‘NORILSK NICKEL’”	General Manager, Member of the Management Board
2008	2009	The State Corporation for Construction of Olympic Venues and Sochi Development as an Alpine Resort	Member of the Supervisory Board
2004	2008	Federal Tourism Agency	Head

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: the Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members in the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

9. Given Name, Patronymic and Surname Denis Vladimirovich Fedorov

Year of Birth: 1978

Education: Higher. N.E. Bauman Moscow State Technical University, specialization: “Economist-manager”, year of graduation: 2001; Moscow Power Engineering Institute (Technical University) — postgraduate school, specializations: economics and “Industrial Heat and Power Engineering”, year of graduation: 2003. Candidate of Economic Sciences.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2011	present	MOSENERGO	Member of the Board of Directors
2011	present	Closed Joint-Stock Company “Mezhregion Energostroy”	President of the Board of Directors

Period
from	to	Name of organization	Position
2011	present	Open Joint-Stock Company “Mezhregion Energostroy”	President of the Board of Directors
2011	present	Joint-Stock Company Tyumen Energy Selling Company	President of the Board of Directors
2011	present	MOSENERGO	Member of the Board of Directors
2011	present	Joint-Stock Company “ТGK-1”	Member of the Board of Directors
2011	present	Joint-Stock Company “INTER RAO UES”	Member of the Board of Directors
2011	present	Joint-Stock Company “Interregional Distribution Grid Companies Holding”	Member of the Board of Directors
2011	present	Open Joint-Stock Company “Federal Grid Company of the Unified Energy System”	President of the Board of Directors
2011	present	Joint-Stock Company “OGK-2”	Member of the Board of Directors
2011	present	Joint-Stock Company “Centerenergyholding”	Member of the Board of Directors
2011	present	Non-profit Partnership “Council of Power Producers and Power Industry Strategic Investors”	Member of the Supervisory Board
2011	present	The Kaunas Heat and Power Plant	Member of the Management Board
2011	present	Joint-Stock Company “Kauno elektrinė”	Member of the Management Board
2010	present	“Nadezhda” Fund for Education, Science and Technology Development	Member of the Management Board
2009	present	JSC “Fortis Energy”	Member of the Management Board
2009	present	Joint-Stock Company “Centerenergyholding”	General Director
2009	present	LLC “Gazprom Energoholding”	General Director
2007	present	JSC “Gazprom”	Head of Administration

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issuer any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the as a result of the performance of their rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

10. Given Name, Patronymic and Surname: Dmitriy Yevgenievich Shugaev

Year of Birth: 1965

Education: Higher. Moscow State Institute of International Relations at the Ministry of Foreign Relations of the USSR, specialization: international journalism.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2011	present	Rosneft Oil Company	Member of the Board of Directors
2011	present	Open Joint Stock Company “INTER RAO UES”	Member of the Board of Directors
2011	present	Joint-Stock Company “RAO Energy System of the East”	Member of the Board of Directors

Period
from	to	Name of organization	Position
2011	present	NPO Saturn Joint-Stock Company	Member of the Board of Directors
2010	present	Limited Liability Company “RT-Expo”	Member of the Board of Directors
2009	present	LLC “MIP”	Member of the Board of Directors
2008	present	Joint-Stock Company “The ‘Russia’ Transport-Exhibition Complex”	Member of the Board of Directors
2008	present	Non-profit Partnership “National Aircraft Center”	Member of the Supervisory Board
2008	present	JSC “Aviasalon”	Member of the Board of Directors
2008	present	Russian Technologies State Corporation	Head of the Personnel Department of General Manager, Deputy General Manager
2001	2008	Federal Unitary Enterprise “Rosoboronexport”	Adviser to the Deputy General Manager, Assistant to the First Deputy of the General Manager, Head of the Personnel Department of the General Manager

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

11. Given Name, Patronymic and Surname Ferdinando Falco Beccalli

Year of Birth: 1949

Education: Polytechnic University of Turin, chemical engineer

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2012	present	Open Joint Stock Company “INTER RAO UES”	Member of the Board of Directors
2011	present	GE (Germany)	Chief Executive Director
2011	present	General Electric (GE) subdivisions in Europe and Northern Asia,	President and Chief Executive Director
2001	2010	GE International	President and Chief Executive Director

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

6.2.2. Data on the Issuer’s Sole Executive Body

Given Name, Patronymic and Surname: Boris Yurievich Kovalchuk

Year of Birth: 1977

Education: Higher. Saint Petersburg State University, law, graduation year: 1999.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2012	present	Joint- Joint Stock Company “United Energy Retailing Company”	Member of the Board of Directors
2012	present	Open Joint Stock Company “First Generation Company of the Wholesale Electricity Market”	Member of the Board of Directors
2011	present	Public Joint-Stock Company “All-Russian Bank for Regional Development”	Member of the Board of Directors
2011	present	Public Joint-Stock Company “Financial Settling Center”	Member of the Board of Directors
2011	present	Open Joint-Stock Company “Third Generation Company of the Wholesale Electricity Market”	Member of the Board of Directors
2010	present	Closed Joint-Stock Company “Kambarata-1 Hydro Power Plant”	President of the Board of Directors
2010	present	Russian Association of Employers “The Russian Union of Industrialists and Entrepreneurs”	Member of the Management Board
2010	present	The Russian Union of Industrialists and Entrepreneurs	Member of the Management Board
2010	present	Joint-Stock Company “Saint	Member of the Board of

Period
from	to	Name of organization	Position
		Petersburg Sale Company”	Directors
2011	2012	Joint-Stock Company “SARATOVENERGO”	Member of the Board of Directors
2010	2011	Joint-Stock Company “SARATOVENERGO”	President of the Board of Directors
2010	present	Joint-Stock Company “Mosenergosbyt”	President of the Board of Directors
2010	2011	Joint-Stock Company “Tambov Energy Retailing Company”	President of the Board of Directors
2010	2011	Joint-Stock Company “Altayenergosbyt”	President of the Board of Directors
2010	2012	Joint-Stock Company “United Energy Retailing Company”	President of the Board of Directors
2010	present	JSC “RusHydro”	Member of the Board of Directors
2010	2011	Joint-Stock Company “Trading System Administrator of Wholesale Electricity Market Transactions”	Member of the Board of Directors
2010	present	Irkutsk Joint-Stock Company of Energetics and Electrification	Member of the Board of Directors
2010	present	“InterRAO-WorleyParsons” Limited Liability Company	Member of the Board of Directors
2010	present	Open Joint Stock Company “INTER RAO UES”	Management Board Chairman
2010	2012	Joint-Stock Company “OGK-1”	President of the Board of Directors
2009	2010	Joint-Stock Company “INTER RAO UES”	Acting Chairman of the Board
2009	present	Open Joint Stock Company “INTER RAO UES”	Member of the Board of Directors
2009	2010	Joint-Stock Company “OGK-1”	Member of the Board of Directors
2009	2009	Rosatom State Nuclear Energy Corporation	Deputy General Director for Development
2006	2009	Central Office of the Government of the Russian Federation	Assistant to the First Deputy Prime Minister Dmitry Medvedev on the execution of DA Medvedev authority for the post, Director of the Department of National Priority Projects

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries’ or controlled companies shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

6.2.3. Composition of the company’s collective executive body

1. Given Name, Patronymic and Surname: Vyacheslav Yurievich Artamonov

Year of Birth: 1957

Education: Higher. Moscow Power Engineering Institute (Technical University). Candidate of Technical Sciences.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2011	2011	INTER RAO - Management of Electric Power Plants, Limited Liability Company	Member of the Board of Directors
2011	2012	Open Joint-Stock Company “Third	Member of the Board of

Period
from	to	Name of organization	Position
		Generation Company of the Wholesale Electricity Market”	Directors
2010	present	Joint-Stock Company “United Energy Retailing Company”	Member of the Board of Directors
2010	2011	Joint-Stock Company “Altayenergosbyt”	Member of the Board of Directors
2010	2012	Open Joint-Stock Company Enel OGK-5	Member of the Board of Directors
2009	present	Joint-Stock Company “Moscow Energy Exchange”	Member of the Board of Directors
2009	2011	Joint-Stock Company “OGK-1”	Member of the Board of Directors
2008	2009	JSC “Ivanovo TPP Test Bench”	Member of the Board of Directors
2008	2009	TGR Energji	Member of the Management Board
2008	2008	UAB Energijos Realizacijos Centras	Member of the Management Board
2008	present	Open Joint Stock Company “INTER RAO UES”	Vice Chairman of the Management Board
2007	2009	Joint-Stock Company “Promishlennaya energeticheskaya kompaniya”	Member of the Board of Directors
2007	2008	Joint-Stock Company “North-West Thermal Power Plant”	Member of the Board of Directors
2007	2007	RAO Nordic Oy	Member of the Management Board
2000	2008	Joint-Stock Company “INTER RAO UES”	Head of Trading Unit, Deputy General Manager of Trade in the Trading Unit

Share in the Issuer’s Authorized Capital: 0.0206

Share of the Issuer’s Common Shares Owned by the Person, %: 0.0206

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

2. Given Name, Patronymic and Surname: Aleksandr Gennadyevich Boris

Year of Birth: 1959

Education: Higher. Leningrad Technological Institute of Refrigeration Industry, North-West Academy of State Service (Saint Petersburg).

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2009	present	Open Joint Stock Company “INTER RAO UES”	Member of the Management Board
2011	present	Joint-Stock Company “Saint-Petersburg Sale Company”	Member of the Board of Directors
2011	present	Open Joint Stock Company “Third Generation Company of the Wholesale Electricity Market”	Member of the Board of Directors
2011	2011	INTER RAO - Management of Electric Power Plants, Limited	Member of the Board of Directors

Period
from	to	Name of organization	Position
		Liability Company
2010	2011	Joint-Stock Company “Upravlenie tekhnologicheskogo transporta”	President of the Board of Directors
2010	2011	Joint-Stock Company “Sanatorium “Lukomorie”	President of the Board of Directors
2010	present	Joint-Stock Company “Elektroluch”	President of the Board of Directors
2009	2010	Rosatom State Nuclear Energy Corporation	Director of Development Center
2006	2009	Government of the Russian Federation	Deputy Director of the Department of National Priority Projects

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

3. Given Name, Patronymic and Surname: Boris Yurievich Kovalchuk (Chairperson)

Year of Birth: 1977

Education: Higher. Saint Petersburg State University, law.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2012	present	Joint- Joint Stock Company “United Energy Retailing Company”	Member of the Board of Directors
2012	present	Open Joint Stock Company “First Generation Company of the Wholesale Electricity Market”	Member of the Board of Directors
2011	present	Public Joint-Stock Company “Russian Regional Development Bank”	Member of the Board of Directors
2011	present	Open Joint-Stock Company “Financial Settling Center”	Member of the Board of Directors
2011	present	Open Joint-Stock Company “Third Generation Company of the Wholesale Electricity Market”	Member of the Board of Directors
2010	present	Closed Joint-Stock Company “Kambarata-1 Hydro Power Plant”	President of the Board of Directors
2010	present	Russian Association of Employers “The Russian Union of Industrialists and Entrepreneurs”	Member of the Management Board
2010	present	The Russian Union of Industrialists and Entrepreneurs	Member of the Management Board
2010	present	Joint-Stock Company “Saint-Petersburg Sale Company”	Member of the Board of Directors
2010	present	Joint-Stock Company “SARATOVENERGO”	Member of the Board of Directors
12.2010	present	Joint-Stock Company “Mosenergosbyt”	President of the Board of Directors
2010	2011	Joint-Stock Company “Tambov Energy Retailing Company”	President of the Board of Directors
2010	2011	Joint-Stock Company “Altayenergosbyt”	President of the Board of Directors
2010	2012	Joint-Stock Company “United Energy Retailing Company”	President of the Board of Directors
2010	present	JSC “RusHydro”	Member of the Board of Directors
2010	2011	Joint-Stock Company “Trading System Administrator of Wholesale Electricity Market Transactions”	Member of the Board of Directors

Period
from	to	Name of organization	Position
2010	present	Irkutsk Joint-Stock Company of Energetics and Electrification	Member of the Board of Directors
2010	present	“InterRAO-WorleyParsons” Limited Liability Company	Member of the Board of Directors
2010	present	Joint-Stock Company “INTER RAO UES”	Management Board Chairman
2009	present	Joint-Stock Company “INTER RAO UES”	Member of the Board of Directors
2010	present	Joint-Stock Company “OGK-1”	President of the Board of Directors
2011	2012	Open Joint Stock Company “Saratovenergo”	Member of the Board of Directors
2010	2011	Open Joint Stock Company “Saratovenergo”	President of the Board of Directors
2009	2010	Joint-Stock Company “INTER RAO UES”	Acting Chairman of the Board
2009	2010	Joint-Stock Company “OGK-1”	Member of the Board of Directors
2009	2009	Rosatom State Nuclear Energy Corporation	Deputy General Director for Development
2006	2009	Central Office of the Government of the Russian Federation

Assistant to the First Deputy Prime Minister Dmitry Medvedev on the execution of DA Medvedev authority for the post, Director of the Department of National Priority Projects of the Government of the Russian Federation.

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

4. Given Name, Patronymic and Surname: Ilnar Ilbatyrovich Mirsiyapov

Year of Birth: 1982

Education: Higher. Moscow State Institute of International Relations (University) at the Ministry of Foreign Relations of Russia, Almetievsk State Oil Institute.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2012	present	“RT-Energy Trading” Limited Liability Company	Member of the Board of Directors
2012	present	Closed Joint-Stock Company “Kambarata - 1”	Member of the Board of Directors
2012	present	Irkutsk Joint Stock Company of Energy and Electrification	Member of the Board of Directors
2011	present	Joint-Stock Company Sangtudinskaya GES-1	Member of the Board of Directors
2011	present	Open Joint-Stock Company “Volga Territorial Generation Company”	Member of the Board of Directors
2011	present	Joint-Stock Company “TGK-6”	Member of the Board of Directors
2011	2011	Joint Stock Company “OGK-6”	Member of the Board of Directors
2011	present	Open Joint-Stock Company “Third Generation Company of the Wholesale Electricity Market”	Member of the Board of Directors

Period
from	to	Name of organization	Position
2011	present	MOSENERGO	Member of the Board of Directors
2011	present	Bashkir Open Joint-Stock Company of the Power Industry and Electrification “Bashkirenergo”	Member of the Board of Directors
2011	present	Joint-Stock Company “United Energy Retailing Company”	Member of the Board of Directors
2010	2011	TGR Energi	Member of the Management Board
2010	present	RAO Nordic Oy	Member of the Management Board
2010	2011	UAB “INTER RAO Lietuva”	Member of the Management Board
2010	2011	JSC “Armenian Nuclear Power Plant”	Member of the Board of Directors
2010	2011	Joint-Stock Company “TGK-11”	Member of the Board of Directors
2010	present	“INTER RAO Invest” Limited Liability Company	President of the Board of Directors
2010	2011	Joint-Stock Company “INTER RAO Capital”	President of the Board of Directors
2010	present	Joint-Stock Company “Eastern Energy Company”	Member of the Board of Directors
2010	present	Open Joint Stock Company “INTER RAO UES”	Management Board Member – Head of Strategy and Investment Unit
2009	2010	Open Joint Stock Company “INTER RAO UES”	Head of the Strategy and Investment Unit, Advisor to the Chairman of the Board
2008	2009	Rosatom State Nuclear Energy Corporation

Deputy Director of the Department of Corporate Management and Development, Deputy Director of the Department of Corporate Management, Acting Director of the Department, Deputy Director of the Department of Law and Corporate Work

Period
from	to	Name of organization	Position
2007	2008	Joint-Stock Company Atomic Energy Power Corporation	Director of the Administrative Provision Department
2006	2007	Rosatom Federal Nuclear Energy Agency	Deputy Head of Executive Office, Deputy Head of Executive Office and Administrative Provision

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

5. Given Name, Patronymic and Surname: Pavel Ivanovich Oklei

Year of Birth: 1970

Education: Higher. Omsk Institute of Railway Transport Engineers, Academy of National Economy under the Government of the Russian Federation

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2012	present	Irkutsk Joint Stock Company of Energy and Electrification	Member of the Board of Directors
2012	present	Limited Liability Company “Center of Energy RAO UES”	Member of the Board of Directors
2011	present	Joint-Stock Company Telasi	Member of the Supervisory Board
2011	2011	INTER RAO - Management of Electric Power Plants, Limited Liability Company	General Director
2011	2011	INTER RAO - Management of Electric Power Plants, Limited Liability Company	Member of the Board of Directors
2011	2011	Joint-Stock Company “TGK-11”	Member of the Board of Directors
.2011	present	Joint-Stock Company “TGK-11”	President of the Board of Directors
2011	2012	Open Joint-Stock Company “Third Generation Company of the Wholesale Electricity Market”	Member of the Board of Directors
.2011	present	Limited Liability Company “UK Quartz”	President of the Board of Directors
2011	present	Open Joint-Stock Company “Volga Territorial Generation Company”	Member of the Board of Directors
2011	present	Joint-Stock Company “TGK-6”	Member of the Board of Directors
2011	present	Bashkir Open Joint-Stock Company of the Power Industry and Electrification “Bashkirenergo”	Member of the Board of Directors
2011	2012	Joint-Stock Company “Kuban Energy Retailing Company”	Member of the Board of Directors
2010	2011	Joint-Stock Company “OGK-1”	General Director
2010	2011	Joint-Stock Company “OGK-1”	Member of the Management Board
2010	present	Open Joint Stock Company “INTER RAO UES”	Management Board Member – Head of the Production Activity Unit
2008	2010	Joint-Stock Company “Interregional Distribution Grid	Deputy General Director – Technical Director

Period
from	to	Name of organization	Position
		Companies Holding”
2008	2008	Unified Energy System of Russia	Deputy Executive Director of the Business Unit of IDGC Holding (second job)
2005	2008	Open Joint-Stock Company “Federal Grid Company of the Unified Energy System”

Deputy Head of the Center of Interregional Distribution Complexes Control, Deputy Head of the Center for Technical Development, Head of the Center of Interregional Distribution Network Complexes Control

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

6. Given Name, Patronymic and Surname Dmitriy Nikolaevich Palunin

Year of Birth: 1969

Education: Higher. Moscow State Aviation Institute (Technical University).

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2012	present	Irkutsk Joint Stock Company of Energy and Electrification	Member of the Board of Directors
2012	present	Open Joint Stock Company “Volga Territorial Generation Company”	Member of the Board of Directors
2012	present	Open Joint Stock Company “Razdan Energy Company”	Member of the Board of Directors
2011	present	Joint-Stock Company Telasi	Member of the Supervisory Board
2011	present	INTER RAO Finance B.V.	Member of the Supervisory Board
2011	present	INTER RAO Credit B.V.	Director
2010	present	TGR Energi	Member of the Management Board
2010	present	Joint-Stock Company Sangtudinskaya GES-1	Member of the Board of Directors
2010	2011	Joint-Stock Company “Sanatorium “Lukomorie”	Member of the Board of Directors
2010	present	Joint-Stock Company “Eastern Energy Company”	Member of the Board of Directors
2010	2011	JSC “Armenian Nuclear Power Plant”	Member of the Board of Directors
2010	2011	Joint-Stock Company “TGK-11”	Member of the Board of Directors
2010	present	Limited Liability Company “INTER RAO SERVICE”	Member of the Board of Directors
2010	present	“INTER RAO Invest” Limited Liability Company	Member of the Board of Directors
2010	2012	Limited Liability Partnership “Kazenergoresurs”	Member of the Supervisory Board
2010	present	UAB “INTER RAO Lietuva”	Member of the Management Board
2010	2011	Joint-Stock Company “INTER RAO Capital”	Member of the Board of Directors
2010	present	Open Joint Stock Company “INTER	Member of the Management Board –

Period
from	to	Name of organization	Position
		RAO UES”	Financial Director
2010	2011	Joint Stock Company “Saint-Petersburg Sale Company”	Member of the Board of Directors
2009	2011	Joint-Stock Company “OGK-1”	Member of the Management Board
2009	present	Joint-Stock Company “Elektroluch”	Member of the Board of Directors
2009	2011	Joint-Stock Company “Stand”	Member of the Board of Directors
2009	present	Limited Liability Partnership “INTER RAO Central Asia”	Member of the Supervisory Board
2009	present	RAO Nordic Oy	Member of the Management Board
2009	present	“Electric Networks of Armenia” Closed Joint-Stock Company	Member of the Board of Directors
2009	2010	Closed Joint-Stock Company “Moldavskaya GRES”	Member of the Board of Directors
2009	2010	Limited Liability Company “INTER RAO SERVICE”	President of the Board of Directors
2008	2010	Open Joint Stock Company “INTER RAO UES”	Deputy Financial Director for Corporate Finance – Head of the Treasury Department
2007	present	Limited Liability Company “INTER RAO UES FINANCE”	Deputy Chairman of the Board of Directors, member of the Board of Directors
2007	2009	Limited Liability Company “INTER RAO UES FINANCE”	General Director
2002	2008	Joint Stock Company “INTER RAO UES”	Deputy Financial Director for Corporate Finance – Head of the Treasury Department

Share in the Issuer’s Authorized Capital, %: 0.002

Share of the Issuer’s common shares owned by the person, %: 0.002

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

7. Given Name, Patronymic and Surname: Aleksandr Aleksandrovich Pakhomov

Year of Birth: 1973

Education: Higher. Military University of the Ministry of Defense of the Russian Federation; Academy of State Service under the President of the Russian Federation.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2012	present	Irkutsk Joint Stock Company of Energy and Electrification	Member of the Board of Directors
2011	present	TGR Energi	Member of the Management Board
2011	2011	INTER RAO - Electric Power Plants, LLC	Member of the Board of Directors
2011	present	Hrazdan Power Company, Public Joint-Stock Company	Member of the Board of Directors
2010	present	RUS GAS Turbines Holdings B.V.	Director

Period
from	to	Name of organization	Position
2008	present	INTER RAO Holding B.V.	Director
2008	present	INTER RAO Management B.V.	Director
2008	present	Gardabani Holdings B.V.	Director
2008	present	Silk Road Holdings B.V.	Director
2007	2011	Saint Guidon Invest N.V.	Director

Share in the Issuer’s Authorized Capital, %: 0.0027

Share of the Issuer’s common shares owned by the person, %: 0.0027

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

8. Given Name, Patronymic and Surname: Sergey Yurievich Rumyantsev

Year of Birth: 1956

Education: Higher. S. Orjonikidze Moscow Institute of Management, specialization: “Engineer-Economist”.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2011	present	Limited Liability Company “Quartz - Novie Tekhnologii”	Member of the Board of Directors
2010	2011	Joint-Stock Company “Promishlennaya energeticheskaya kompaniya”	Member of the Board of Directors
2010	2011	Hrazdan Power Company (HrazTES), Public Joint-Stock Company	Member of the Board of Directors
2010	2011	Joint-Stock Company “TGK-11”	Member of the Board of Directors
2010	2011	Joint-Stock Company “OGK-1”	Member of the Board of Directors
2010	2010	Joint-Stock Company Sangtudinskaya GES-1	Member of the Board of Directors
2010	2010	“Electric Networks of Armenia” Closed Joint-Stock Company	Member of the Board of Directors
2009	2011	Joint-Stock Company “OGK-1”	Member of the Management Board
2009	2011	JSC “Armenian Nuclear Power Plant”	Member of the Board of Directors
2008	2010	Open Joint Stock Company “INTER RAO UES”	Management Board Member, Head of Investment Programs Unit
2010	present	Open Joint Stock Company “INTER RAO UES”	Management Board Member, Head of the Economy and Finances Unit of JSC “INTER RAO UES”, Economic Director of JSC “INTER RAO UES”
2005	2008	MOSENERGO	Deputy General Manager for Economy, Deputy General Manager of Sales, Member of the Management Board

Share in the Issuer’s Authorized Capital, %: 0.0027

Share of the Issuer’s common shares owned by the person, %: 0.0027

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

9. Given Name, Patronymic and Surname: Yury Vladimirovich Sharov

Year of Birth: 1959

Education: Higher. Moscow Power Engineering Institute (Technical University), specialization: “Cybernetics of Electrical Systems”; Plekhanov Russian Academy of Economics, Candidate of Technical Sciences.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2012	present	Limited Liability Company “INTER RAO - Engineering”	General Director
2012	present	Joint-Stock Company “Dominanta Energy”	President of the Board of Directors
2012	present	Joint-Stock Company “Dominanta	President of the Board of Directors

Period
from	to	Name of organization	Position
Management”
2011	present	Joint-Stock Company “Eastern Energy Company”	President of the Board of Directors
2010	present	INTER RAO -Export, Limited Liability Company	Deputy Management Board Chairman – Head of Capital Construction and Engineering Unit
2011	present	Joint-Stock Company “Quartz - Novie Tekhnologii”	President of the Board of Directors
2011	present	Joint-Stock Company “Eastern Energy Company”	President of the Board of Directors
2011	2011	Hrazdan Power Company (HrazTES), Public Joint-Stock Company	Member of the Board of Directors
2011	present	Joint-Stock Company “Promishlennaya energeticheskaya kompaniya”	Member of the Board of Directors
2011	2011	INTER RAO - Management of Electric Power Plants, Limited Liability Company	Member of the Board of Directors
2011	present	Open Joint-Stock Company “Third Generation Company of the Wholesale Electricity Market”	Member of the Supervisory Board
2011	2012	JSC “PHC CSKA”	Member of the Board of Directors
2010	present	Limited Liability Company “UK Quartz”	Member of the Board of Directors
2010	present	NP “VTI”	Member of the Supervisory Board
2010	2011	Joint-Stock Company “Quartz - Novie Tekhnologii”	Member of the Board of Directors
2011	present	Joint-Stock Company “Quartz - Novie Tekhnologii”	President of the Board of Directors
2010	present	“InterRAO-WorleyParsons” Limited Liability Company	Member of the Board of Directors
2010	present	Limited Liability Company	President of the Board of Directors

Period
from	to	Name of organization	Position
		“INTERENERGOEFFECT”
2010	present	“Power Efficiency Center “INTER RAO UES”“ Limited Liability Company	President
2009	present	JSC Stantsiya Ekibastuzskaya GRES-2	Member of the Board of Directors
2009	2011	Joint-Stock Company “OGK-1”	Member of the Board of Directors
2009	present	National Association of Engineering Companies	President
2009	present	Closed Joint-Stock Company “Kambarata-1 Hydro Power Plant”	Member of the Board of Directors
2009	present	Joint-Stock Company “G.M. Krzhizhanovsky Power Engineering Institute”	Member of the Board of Directors
2009	2010	JSC “RusHydro”	Member of the Management Board
2008	2011	Joint-Stock Company “Eastern Energy Company”	General Manager, Member of the Board of Directors
2008	2010	Open Joint Stock Company “INTER RAO UES”	Member of the Management Board, Head of Capital Investment and Engineering Unit, Head of Geographic Division of “Central Asia – Far East”
2008	2010	Joint-Stock Company Dalenergosetproject	Member of the Board of Directors
2008	2010	JSC “NTC Elektroenergetiki”	Chairman of the Board of Directors, Member of the Board of Directors
2006	2008	Unified Energy System of Russia	Deputy Executive Director – Head of Project Group for Development of Feasibility Study of Increase of Electricity Export to China
2006	2007	JSC “Telasi”	Member of the Board of Directors

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

10. Given Name, Patronymic and Surname: Karina Valerievna Tsurkan

Year of Birth: 1974

Education: Higher professional education, International Independent University of Moldova, 1994–1999, specialization: economic law, qualification: bachelor of law. Higher professional education, Spanish Consortium of Universities of IUP, 2003–2004, qualification: master of business administration.

All positions this person has held with the Issuer and other organizations in the last 5 years and at present in chronological order, including any positions occupied concurrently

Period
from	to	Name of organization	Position
2012	present	Open Joint Stock Company “INTER RAO UES”	Management Board Member – Head of Trading Unit
2012	present	Limited Liability Company “INTER RAO Central Asia”	Member of the Supervisory Board
2012	present	Limited Liability Company “Kazenergoresurs”	Member of the Supervisory Board
2011	present	RAO NORDIC Oy	Member of the

Management Board
2011	present	Inter Green Renewables and Trading AB	Member of the Management Board
2011	present	UAB INTER RAO Lietuva	Member of the Management Board
2010	present	Closed Joint-Stock Company “Moldavskaya GRES”	President of the Board of Directors
2011	present	TGR Energi	Member of the Management Board
2011	present	ULLC “Energoconnect”	Member of the Board of Directors
2011	present	Mtkvari Eneregy LLC	Member of the Supervisory Board
2011	present	RAO NORDIC Oy	Management Board Chairman
2011	present	UAB INTER RAO Lietuva	Member of the Management Board
2011	2012	JSC “INTER RAO UES”	Head of the Capital Investment and Engineering Unit, Head of the “Central Asia – Far East” Geographic Division
2010	2011	JSC “INTER RAO UES”	Head of the “Moldova, Ukraine, Romania” Geographic Division
2009	present	CJSC “Moldavskaya GRES”	President of the Board of Directors
2009	2010	JSC “INTER RAO UES”	Head of the Geographic Division – Head of the Department of Management and Development of the “Europe” Geographic Division
2008	2009	JSC “INTER RAO UES”	Head of the Geographic Division – Head of the Department of International Economic Activity in Eastern and Western Europe of the “Europe” Geographic

Division
2007	2008	JSC “INTER RAO UES”	Head of the Directorate for “Ukraine, Moldova, Balkans” Regional Development

Share in the Issuer’s Authorized Capital, %: 0.002

Share of the Issuer’s common shares owned by the person, %: 0.002

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

6.3. Information on the amount of remuneration, benefits and/or compensation of expenses with regard to each of the Issuer’s governing bodies

Information on the amount of remuneration with regard to each governing body (excluding the individual performing the functions of the Issuer’s sole executive body). Indicate all types of remuneration, including salary, bonuses, fees and commissions, benefits and/or compensation of expenses and also other property representations:

Board of Directors:

The amount and procedure for paying remuneration and compensation to the members of the Issuer’s Board of Directors shall be determined in accordance with the regulations on the payment of remuneration and compensation to members of the “INTER RAO UES” Board of Directors, as approved in its latest draft by the Annual General Shareholders Meeting of “INTER RAO UES” on June 25, 2009 (Minutes No. 3).

In 2011, the members of the Board of Directors were paid remuneration in the amount of 10,902,500 rubles

Description of the indicator	2011	2012, first 3 months
Remuneration for participation in the governing body	10,902,500	0
Salaries	0	0
Bonuses	0	0
Fees and commissions	0	0
Benefits	0	0
Compensation of expenses	0	0
Other types of remuneration	0	0
TOTAL	10,902,500	0

Information on existing agreements with regard to such payments in the current fiscal year (2012): In the current fiscal year, payment of remuneration to members of the Board of Directors shall be based on the regulations on payment of remuneration and compensation to members of the “INTER RAO UES” Board of Directors, as approved by the Annual General Shareholders Meeting of “INTER RAO UES” on June 25, 2009 (Minutes No. 3).

In accordance with the said Regulations, the amount of remuneration shall be determined as follows:

For their participation in the Company Board of Directors, the members of the Board of Directors shall be paid remuneration calculated in accordance with the following formula:

RMBD=	RBase	j
	×	m

Where

RMBD is the amount of remuneration paid to the member of the Board of Directors;

RBase is the base part of the remuneration;

j is the number of meetings of the Board of Directors attended by the corresponding member of the Board of Directors;

m is the total number of the meetings of the Board of Directors held since the date of the previous General Shareholders Meeting until the date of the Annual General Shareholders Meeting that elected the new Board of Directors.

The amount of the base part of remuneration (RBase) is 1,400,000 rubles. The amount of the base part of remuneration shall be adjusted on the annual basis in accordance with the local regulatory acts of the company starting from January 01, 2010.

The amount of paid remuneration has increased as follows:

1.             The Chairman of the Board of Directors – by 30%

2.             Chairmen of Committees of the Board of Directors – by 15%

3.             Members of the Board of Directors for participation in its Committees – by 10% for participation in each Committee of the Board of Directors in which he/she is a member.

These increases shall be added together.

The amounts of remuneration for participation in the Committees of the Board of Directors shall not be applied in calculation of remuneration to the members of Committees who are not members of the Company Board of Directors.

The remuneration shall be paid to all members of the Board of Directors who were performing their obligations following the date of the previous Annual Meeting, within a month after the date of the Annual General Shareholders Meeting that adopted the decision on electing the Board of Directors.

No remuneration shall be paid if the member of the Committee did not attend more than 50% of the meetings (held since his/her election until the termination of his/her powers).

Upon a decision by the General Shareholders Meeting of the company, the members of the Board of Directors may be paid additional remuneration. The amount, procedure and periods for paying additional remuneration shall be established by the General Shareholders Meeting of the Company.

The Regulations shall not apply to members of the Company Board of Directors who function as the sole executive body of the Company or member of a collective executive body of the Company. No remuneration and compensation shall be paid or accrued to the Chairman and members of the Board of Directors who are subject to restrictions or prohibition with regard to receiving any payments from commercial entities.

Collective Executive Body

In 2011, the following remuneration was paid to members of the Issuer’s collective executive body (Management Board): 353,200,880 rubles.

In the first 3 months of 2012, the following remuneration was paid to members of the Issuer’s collective executive body (Management Board): 32,916,250 rubles.

Description of the indicator	2011	2012, first 3 months
Remuneration for participation in the governing body	300,000	0
Salaries	136,147,600	32,136.25
Bonuses	214,773,280	0
Fees and commissions	0	0
Benefits	0	0
Compensation of expenses	1,980,000	780
Other types of remuneration	0	0
TOTAL	353,200,880	32,916.25

Information on the existing agreements with regard to such payments in the current fiscal year: The payment of remuneration and compensation to members of the Issuer’s Management Board for participation in Management Board meetings held in 2012 shall be made in accordance with the labor contracts and Regulations on Material Incentives for the Chairman of the Management Board, Deputy Chairmen of the Management Board, and members of the Management Board of JSC “INTER RAO UES”. No additional agreements with regard to such payments were concluded by the Issuer.

6.4. Information on the Structure and Competence of the Bodies Auditing the Issuer’s Financial and Economic Operations

A Complete Description of the Structure of the Bodies Auditing the Issuer’s Financial & Economic Operations and their Competence in Accordance with the Issuer’s Articles of Association (Constituent Documents)

In accordance with paragraph 23 of the Issuer’s Articles of Association:

“23.1. In order to control the Company’s finance and business operations, Auditing Commission consisting of three (3) members shall be elected by the General Shareholders’ Meeting for a term lasting up to the next Annual General Shareholders’ Meeting.

Should the Auditing Committee be elected by an Extraordinary General Shareholders Meeting, it shall be considered to have been elected for a term lasting up to the company’s next Annual General Shareholders Meeting.

23.2. By decision of the company’s General Shareholders Meeting, the powers of the Auditing Commission may be prematurely terminated.

23.3. Responsibilities of the company’s Auditing Commission include:

1.                                      confirmation of the accuracy of data contained in the company’s annual report, balance sheet, and profit and loss account;

2.                                      analysis of the company’s financial condition, identification of reserves improving the financial condition of the company and developing recommendations for the company’s management bodies;

3.                                      organization and execution of reviews (audits) of the company’s financial and economic operations, and particularly review (audit) of financial, accounting, payment and settlement and other documents relating to the company’s implementation of financial and economic operations as being in conformity with the legislation of the Russian Federation, Articles of Association, internal and other company documents;

4.                                      audit of safekeeping and use of assets;

5.                                      control over observance of the established order for writing-off debts of insolvent debtors to the company’s losses;

6.                                      control over the use of company funds according to the company’s approved business plan and budget;

7.                                      control over formation and the use of the Reserve Fund and other special company funds;

8.                                      review of the correctness and promptness of calculation and payment of dividends on company shares, interests on bonds, and incomes on other securities;

9.                                      review of implementation of instructions previously issued for removing infringements and drawbacks as identified within the previous reviews (audits);

10.                                taking other actions (measures) connected with auditing the company’s financial and economic operations.

23.4. All decisions on matters within the Auditing Commission’s competence shall be approved by a simple majority of votes of the total number of its members.

23.5. The Auditing Commission may, and in case of serious violations in the Company’s financial and economic operations identified, must request convocation of an Extraordinary General Shareholders Meeting.

23.6. Procedures for the company’s Auditing Commission operations shall be defined on the basis of company internal documents as approved by the General Shareholders Meeting.

23.7. The Auditing Commission, according to the decision regarding a review (audit), has the right to invite experts in the corresponding fields of law, economics, finance, accounting, management, economic safety and others, including specialized organizations, to conduct a review (audit).

23.8. Review (audit) of the company’s financial and economic operations may be carried out at any time at the Auditing Commission’s initiative and by decision of the General Shareholders Meeting, of the company’s Board of Directors, or at the request of a company Shareholder (Shareholders) holding at least 10 percent of the total voting shares of the company.

23.9. In order to check and confirm the company’s annual financial statements, the General Shareholders Meeting shall annually approve the company Auditor.

23.10. The amount of consideration for the Auditor’s services shall be determined by the Board of Directors.

23.11. The Auditor of the Company shall carry out review of the company’s financial and economic operations according to the legislation of the Russian Federation and on the basis of the agreement to be entered into with him/her.

23.12. In accordance with a review of the company’s financial and economic operations, the Auditing Commission and company Auditor reach a conclusion with the following information to be included:

•                                confirmation of the accuracy of data contained in reports and other financial documents of the company;

•                                information on facts regarding the company’s violations of accounting and financial reporting procedures, as established by legal acts of the Russian Federation, as well as the company’s violations of legal acts of the Russian Federation in carrying out financial and economic operations.

The procedure for and terms of drawing a conclusion based on the audit of financial and economic operations shall be determined by legal acts of Russian Federation and internal documents of the company”.

Information regarding organization of the system of internal control over financial and economic operations of the Issuer (internal audit):

The Issuer has established an internal audit service

The term of work for the internal audit/internal control service and its key officers:

The Internal Audit, Control and Risk Management Unit is an independent structural subdivision of the Issuer. Organizational structure and staffing have been put into effect by the Order of JSC “INTER RAO UES” dated 30.09.2010 No. IRAO/709.

Key officers: Head of Internal Audit, Control and Risk Management Unit. The number of empoyeers 25 persons.

Unit’s structure

The Internal Audit, Control and Risk Management Unit’s structure includes:

1)                The Foreign Assets Audit Department, Audit Directorate for Trade Operation Efficiency, Audit Support Directorate; and

2)                 The Internal Control and Risk Management Department: the Internal Control Directorate and Risk Management Directorate.

Basic functions of the internal audit service: the internal audit service’s accountability and interaction with the executive bodies of the Issuer’s management and Board of Directors (Supervisory Board):

The unit operates in accordance with the laws of the Russian Federation, the Issuer’s internal documents, orders and directives of the President of the Management Board (hereinafter the “Chairman of the Management Board”), internal documents of JSC “INTER RAO UES” and its Subsidiaries and Associates (the “SDCs”).

Basic functions of the internal audit service: the internal audit service’s accountability and interaction with the executive bodies of the Issuer’s management and Board of Directors (Supervisory Board):

The division is headed by the Head of the unit, and appointed and dismissed by the Chairman of the Management Board.

In order to ensure independence and impartiality of internal audits, the unit’s Head reports to the Audit Committee of the Board of Directors of JSC “INTER RAO UES” in terms of organizational work, and to the Management Board of JSC “INTER RAO UES” in terms of administrative work.

Third party interference with the process of defining the objects and scope of audit, conducting work and reporting on the results shall not be allowed.

The division of scope of responsibilities, tasks and functions of subdivisions are defined by internal documents of the unit.

The unit’s Head:

•                  shall request and receive from JSC “INTER RAO UES” and its SDC officials any information and materials needed to perform its duties;

•                  at any reasonable time obtains unimpeded access to all information and documents from any employees and authorized persons of JSC “INTER RAO UES” and its SDCs as required for the implementation of his/her tasks and functions, and to perform the directives of its functional and direct manager;

•                  gets acquainted with current and future plans of operations, drafts of decisions, as well as with management body decisions;

•                  brings to the attention of the Audit Committee of the Board of Directors of JSC “INTER RAO UES” and Chairman of the Management Board of JSC “INTER RAO UES” proposals for improvement of existing systems, processes, standards, methods of operation, as well as comments on any matters within the unit’s competence, as defined in this Regulation;

•                  reports to the Audit Committee of the Board of Directors of “INTER RAO UES” on violations identified;

•                  defines the objects of work, volume, priority, time, duration, depth, and the need for certain tests and procedures for internal audit to be carried out, methodology and manners of operation, and membership of project teams, taking into account the unit’s work plan and risk assessment of JSC “INTER RAO UES”;

•                  invites employees to participate in audit projects in consultation with the Chairman of the Management Board, its branches and SDCs, or their deputies.

•                  when necessary, invites outside experts to carry out the unit’s tasks and projects;

•                  forwards internal and local regulations governing the unit’s operations and its subdivisions to be approved by the Chairman of JSC “INTER RAO UES”.

The Internal Audit, Control and Risk Management Unit carries out:

•                  testing of management systems, accounting (financial) and tax reporting for the purpose of determining their organizational effectiveness, completeness and reliability, as well as compliance with internal documents and the laws in the country of location;

•                  review of the completeness and reliability of the Group’s financial and management reporting;

•                  financial control of the Group’s operations;

•                  assessment of the effectiveness of JSC “INTER RAO UES” and its SDCs’ operations;

•                  review of compliance of the Group companies’ employees with corporate standards, as well as with the laws of the Russian Federation, or country of the SDC/STDCs’ (Second-Tier Dependent Companies) location.

As part of implementing internal audit functions, the unit interacts with management bodies, officials and structural units of the Group, as well as with external auditors, independent experts and consultants, with counteragents of the Issuer and its SDCs, as appropriate.

During the implementation of special works, the range of external counteragents with which the unit interacts shall be determined by the Chairman of the Management Board.

Interaction between the Internal Audit Service and External Auditor of the Issuer:

The external auditor has the right to freely and fully communicate with internal auditors. During the audit the external auditor obtains a sufficient understanding of the Internal Audit Department’s operations to identify and assess the risks of material misstatements in the financial (accounting) reporting, as well as to develop and implement audit procedures.

Information on the presence of a document stipulating regulations preventing use of official (insider) information: The Issuer-confirmed (approved) internal document stipulating regulations preventing use of official (insider) information.

On 29.08.2011, the regulation on insider information of JSC “INTER RAO UES” was approved by a resolution of the Board of Directors of JSC “INTER RAO UES” (Minutes No. 47 of the Board of Directors of JSC “INTER RAO UES” proceedings dated 01.09.2011)

6.5. Information on Persons Forming Part of the Bodies Auditing the Issuer’s Financial and Economic Operations

The Issuer’s Auditing Commission:

1. Full name: Nikolay Nikolaevich Varlamov

Year of Birth: 1974

Education: Higher. Financial Academy under the Government of the Russian Federation, Lomonosov Moscow State University.

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2011	present day	OJSC “FGC UES”	Deputy Chairman of Management Board
2008	2011	Federal Service for Financial Monitoring	Stats-Secretary – Deputy Head
2007	2008	Government of the Russian Federation	Assistant of the Chairman of the Government of the Russian Federation
2002	2007	Federal Service for Financial Monitoring	Head of Administration

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of her rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against her.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

2. Full name: Elena Aleksandrovna Kabiz’skina

Year of Birth: 1964

Education: Higher. Far East Technical Institute of Fishery and Fish Industry

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2010	present day	OJSC “FGC UES”	Deputy Head of Control and Audits Department
2009	2010	OJSC “FGC UES”	Head Expert of Control and Audits Department
2007	2009	OJSC “FGC UES”	Leading Expert of Internal Control and Internal Audit Directorate
2005	2007	OJSC “FGC UES”	Head Specialist of Internal Control and Internal Audit Directorate

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of her rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against her.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

3. Full name: Anna Valerievna Drokova

Year of Birth: 1985

Education: Higher. State University of Management

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2011	present day	Open Joint-Stock Company “Bazhenovskaya Gyeofizicheskaya Ekspeditsiya”	Member of the Board of Directors
2011	present day	Open Joint-Stock Company “Gosecocenter”	Member of the Board of Directors
2011	present day	Open Joint-Stock Company “Kama Scientific Research Institute for Complex Studies of Deep and Ultra-deep Wells”	Member of the Board of Directors
2011	present day	Open Joint-Stock Company “Krasnyi Yakor”	Member of the Board of Directors
2011	present day	Open Joint-Stock Company “Scientific Research Institute of Applied Ecology”	Member of the Board of Directors
2011	present day	Open Joint-Stock Company “Science and Technology Center for Diamonds and Precious Metals Extraction and Processing Industry”	Member of the Board of Directors
2011	present day	Open Joint-Stock Company “Project, Survey, Science and Research Institute for Designing Energy Systems and Electrical Grids “ENERGOSET PROEKT”	Member of the Board of Directors
2011	present	Open Joint-Stock Company	Member of the Board of

Period
from	until	Name of organization	Title
	day	“Sevzapelektrosetstroy”	Directors
2011	present day	Open Joint-Stock Company “Siberian Mining Institute on Designing Opencast Coal Mines, Coal Mills and Processing Plants”	Member of the Board of Directors
2011	present day	Open Joint-Stock Company “Sibneftegeofizika”	Member of the Board of Directors
2011	present day	Open Joint-Stock Company “Stavropolneftegeofizika”	Member of the Board of Directors
2011	present day	Open Joint-Stock Company “Construction and Industrial Company ‘Mosenergostroy’”	Member of the Board of Directors
2011	present day	Open Joint-Stock Company “Territorial Generation Company 5”	Member of the Board of Directors
2009	present day	Federal Agency for State Property Management	Leading Expert, Head Expert, Advisor, Deputy Head of the Energy and Coal Industry Organizations Department of the Administration of Infrastructure Sectors and Organizations of MIC
2011	present day	Open Joint-Stock Company “Mosenergomontazh”	Member of the Board of Directors
2011	present day	Open Joint-Stock Company “Far East Energy Management Company”	Member of the Auditing Commission
2011	present day	Open Joint-Stock Company “Oboronpromkompleks”	Member of the Auditing Commission
2011	present day	Open Joint-Stock Company “Volgogradneftegeofizika”	Member of the Auditing Commission
2011	present day	Open Joint-Stock Company “NIITeplopribor”	Member of the Auditing Commission
2011	present day	Open Joint-Stock Company “Kaliningradgazifikatsiya”	Member of the Auditing Commission
2008	2009	Open Joint-Stock Company “Alfa Insurance”	Manager for operations with corporate bank clients
2007	2008	Limited Liability Company “Quality-Pac”	Sales Department Specialist

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of her rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against her.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

4. Full name: Ekaterina Viktorovna Heymits

Year of Birth: 1976

Education: Higher. Norilsk Industrial University

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2008	present day	OJSC “MMC “Norilsk Nickel”	Deputy Head of Department - Head of the Division for Monitoring Safety of Assets with the Audit Office of the Internal Audit Department
2006	2008	Polar Construction Company ”	Deputy Head of Financial Department

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of her rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against her.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

5. Full name: Yuriy Aleksandrovich Shcherbakov

Year of Birth: 1977

Education: Higher. Financial Academy under the Government of the Russian Federation

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2008	present day	JSC “INTER RAO UES”	Head of the Treasury Department
2007	2008	CJSC “INTER RAO UES”	Head of the Treasury Department
2002	2007	CJSC JSCB “Rus-Bank”	Head of Department

Share in the Issuer’s Authorized Capital/Common Shares: 0.001

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: 0.001

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

The Issuer’s Internal Audit, Control and Risk Management Unit:

1. Full name: Aleksandr Yevgenievich Abramkov

Year of Birth: 1977

Education: Higher. St. Petersburg State University

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2010	present day	JSC “INTER RAO UES”	Head of Internal Audit, Control and Risk Management Unit
2009	2010	CJSC “National Media Group”	Deputy General Director for Internal Control and Risk Management

Period
from	until	Name of organization	Title
2008	2009	OJSC “National Communications”	Deputy General Director for Economics and Finances
2007	2008	OJSC “Gazprom-Neft”	Vice President, Deputy General Director for Construction and Logistics
2006	2007	LLC “Investment Company ‘Abros’”	Deputy Executive Director for Economics and Finance

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

2. Full name: Elena Gennadiyevna Ryzhkova

Year of Birth: 1978

Education: Higher professional. Bryansk State University, Ph.D. in Economy, Associate Professor.

All this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2011	present day	JSC “INTER RAO UES”	Internal Audit Director of the Internal Audit, Control and Risk Management Unit
2010	present day		Head of the Internal Audit Department of the Internal Audit, Control and Risk Management Unit
2009	2010		Head of Directorate for Trade Operation Efficiency in the Internal Audit Department
2008	2009		Head Expert of the Financial Control and Audit Directorate of the Internal Audit Department
2006	2008	CJSC “INTER RAO UES”	Head Expert of the Financial Control and Audit Directorate in the Internal Audit Department

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of her rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against her.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

3. Full name: Natalia Aleksandrovna Ananyeva.

Year of Birth: 1977

Education: Higher. Moscow State University of Applied Biotechnology

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2011	present day	JSC “INTER RAO UES”	Head of the Foreign Assets Audit Department of the Internal Audit, Control and Risk Management Unit
2010	2011	JSC “WGC-1”	Head of the Internal Audit Department for the Moscow Branch
2009	2010	JSC “INTER RAO UES”	Head of Internal Audit Department of the Internal Audit, Control and Risk Management Unit
2008	2009		Head of the Financial Control and Audit Directorate of the Internal Audit Department
2006	2008	JSC “INTER RAO UES”	Head of the Financial Control and Audit Directorate of the Internal Audit Department

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of her rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against her.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

4. Full name: Sergey Konstantinovich Yudin

Year of Birth: 1979

Education: Higher. Institute of Banking

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions:

Period
from	until	Name of organization	Title
2011	present day	JSC “INTER RAO UES”	Head of the Audit Support Directorate of the Internal Audit Department in the Internal Audit, Control and Risk Management Unit
2010	2011		Head Expert of the Financial Control and Audit Directorate of the Internal Audit Department
2009	2010		Head Expert of the Directorate for Trade Operation Efficiency of the Internal Audit Department
2008	2009		Head Expert of the Financial Control and Audit Directorate of the Internal Audit Department
2007	2008	CJSC “INTER RAO UES”	Head Expert of the Financial Control and Audit Directorate of the Internal Audit Department

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

5. Full name: Vasiliy Viktorovich Shpil

Year of Birth: 1979

Education: Higher. Novosibirsk State Technical University

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2011	present day	JSC “INTER RAO UES”	Head of the Directorate for Trading Operation Efficiency of the Internal Audit Department of the Internal Audit, Controlling and Risk Management Unit
2009	2011		Head Expert of the Trading Unit
2008	2009	JSC “WGC-1”	Head Expert of the Trading Unit

Period
from	until	Name of organization	Title
2008	2008	OJSC “SCEC”	Head Expert
2007	2008	OJSC “Sibirenergo”	Head of Department

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

6. Full name: Konstantin Vladimirovich Zavizenov

Year of Birth: 1974

Education: Higher. Perm State Technical University

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2011	present day	JSC “INTER RAO UES”	Internal Control and Risks Director — Head of the Internal Control and Risk Management Department of the Internal Audit, Control and Risk Management Unit
2010	2011	JSC “INTER RAO UES”	Head of the Internal Control and Risk Management Department of the Internal Audit, Control and Risk Management Unit
2009	2010	JSC “INTER RAO UES”	Head of the Investment Programs Department of the Economic and Investment Programs Unit
2008	2009	JSC “INTER RAO UES”	Head of the Investment Programs Department of the Strategy and Investments Unit
2007	2008	JSC “INTER RAO UES”	Head of the Investment Programs Department of the Strategy and Investments Unit

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

7. Full name: Natalia Aleksandrovna Ratnikova

Year of Birth: 1982

Education: Higher. Peoples’ Friendship University named after Patrice Lumumba

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2010	present day	JSC “INTER RAO UES”	Head of the Risk Management Directorate of the Internal Control and Risk Management Department in the Internal Audit, Control and Risk Management Unit
2009	2010	JSC “INTER RAO UES”	Head Expert of the Risk Management Directorate of the Internal Control and Risk Management Department in the Internal Audit, Control and Risk Management Unit
2009	2009	JSC “INTER RAO UES”	Leading Expert of the Corporate Risk Management Directorate of the Corporate Finance Department in the Financial Operations Unit
2008	2008	LLC “Staff Technologies”	Head of the Human Resources Department
2007	2008	LLC “Krasnogorsk Major”	Sales Department Manager
2007	2007	CJSC “Insurance Company ‘NIKA’”	Head of the Cargo Insurance Department

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of her rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against her.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

8. Full name: Ilya Vladimirovich Trifanov

Year of Birth: 1980

Education: Higher. St. Petersburg Institute of Economics and Management

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2010	present day	JSC “INTER RAO UES”	Head Expert of the Internal Control Directorate of the Internal Control and Risk Management Department in the Internal Audit, Control and Risk Management Unit
2009	2010	OJSC “Mechel”	Senior Auditor of the Internal Audit Department
2008	2009	OJSC “Mechel”	Auditor of the Internal Audit Department
2007	2008	OJSC “Mechel”	Auditor of the Internal Audit Department

Share in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against him.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

9. Full name: Tatyana Valerievna Feoktistova

Year of Birth: 1981

Education: Higher. Mordovia State University named after N.P. Ogarev.

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2010	present day	JSC “INTER RAO UES”	Head Expert of the Internal Control and Risk Management Department of the Internal Audit, Control and Risk Management Unit
2009	2010	JSC “INTER RAO UES”	Leading Expert of the Master Planning Directorate of the

Period
from	until	Name of organization	Title
			Economics Planning Department in the Economics and Finance Unit
2008	2009	JSC “INTER RAO UES”	Leading Expert of the Master Planning Directorate of the Economics Planning Department in the Economics and Finance Unit
2007	2008	OJSC “SCEC”	Head Economist the of Summary Analysis and Annual Budgeting Support Department
2006	2007	OJSC “SCEC”	Head Economist of the Summary Analysis and Annual Budgeting Support Department

hare in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of her rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against her.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

10. Full name: Evgeniya Aleksandrovna Kotlyarova

Year of Birth: 1985

Education: Higher. State University of Management, Ph.D. in Economics

All offices this person has held with the Issuer and other organizations over the past 5 years and at present in chronological order, including part-time positions

Period
from	until	Name of organization	Title
2011	present day	JSC “INTER RAO UES”	Head Expert of the Management Directorate of the Internal Control and Risk Management Department in the Internal Audit, Control and Risk Management Unit
2010	2011	LLC “Valtars Risk Management”	Senior Manager
2009	2010	LLC “Valtars Risk Management”	Risk Management Advisor
2008	2009	LLC “Valtars Risk Management”	Risk Management Advisor
2007	2008	LLC “Valtars Risk Management”	Risk Management Advisor

hare in the Issuer’s Authorized Capital/Common Shares: none

Number of the Issuer’s shares of each category (type) that may be acquired by the person as a result of the performance of her rights to the Issuer’s options: The Issuer does not issue any options.

Share in the Authorized (Share) Capital (Share Fund) of the Issuer/number of the common shares of the Issuer’s subsidiaries and controlled companies: none

Number of the Issuer’s subsidiaries or controlled companies’ shares of each category (type) that may be acquired by the person as a result of the performance of his rights to the Issuer’s options: This person does not have any of the above options.

Data on the scope of family ties with any other members of the Issuer’s managerial bodies and/or part of any body that have regulatory authority over financial and economic activities: This person does not have any family ties with other members of the Issuer’s managerial bodies and/or the bodies that exercise control over financial and economic activities.

Data on calling such person to administrative account for infringement of the law in the area of finance, taxation, levies, and the securities market, or criminal responsibility (a conviction) for a crime in the field of economics or for crimes against the state power: This person has not had any of the above actions instituted against her.

Data regarding the person’s occupation of a position in the managerial bodies of a commercial organization within a period when a bankruptcy suit was filed against it, and/or a bankruptcy procedure for insolvency (bankruptcy) was initiated that was stipulated by the relevant laws of the Russian Federation: This person has not occupied any of the above positions.

6.6.    Information on the Amount of Remuneration, Benefits and/or Reimbursement of Expenses Related to the Bodies Auditing the Issuer’s Financial and Economic Operations

All types of remuneration, including wages for members of the bodies auditing the Issuer’s financial and economic operations that are the Issuer’s employees, including part-time employees (former employees), bonuses, commissions, benefits and/or reimbursement of expenses, and other types of remuneration which were paid by the Issuer during the last completed financial year and the last complete reporting period before the date of approval of the prospectus

The Issuer’s Auditing Commission:

For participation in the review (audits) of financial and economic activity, the member of the Issuer’s Auditing Commission shall be paid a lump-sum remuneration in the amount equivalent to five times the minimum monthly wage of a first-class employee as established by the industry wage agreement in the RF electrical energy sector during the review (audits), subject to indexation established by the Agreement.

In consideration of each conducted check (audits) of financial and economic activity, the members of the Issuer’s Auditing Commission shall be paid extra remuneration in the amount not exceeding twenty times the minimum monthly wage rate of a first-class employee as established by the Agreement subject to indexation established by the Agreement.

The size of remuneration to be paid to the Chairman of the Auditing Commission shall be increased by 50%.

Costs associated with participation in an Auditing Commission meeting and carrying out a review, according to the norms of reimbursement for travel expenses in force at the time of the meeting or review shall be compensated to the member of the Auditing Commission.

Remuneration paid to Auditing Commission members in 2011: 21,767,900 rubles

Remuneration paid to Auditing Commission members in the 1st quarter of 2012: 6,987,110 rubles

Description of figures	2011	2012, first 3 months
Remuneration for participation in the body auditing the Issuer’s financial and economic operations	491,290	0
Wages	10,447,110	6,317,110
Bonuses	10,829,500	670,000

Description of figures	2011	2012, first 3 months
Commission	0	0
Benefits	0	0
Reimbursement of expenses	0	0
Other types of remuneration	0	0
TOTAL	21,767,900	6,987,110

Information on existing agreements related to such payments in the financial year: Payment of remuneration to members of the Issuer’s Auditing Commission in 2012 shall be carried out in accordance with the Provision on payments to Auditing Commission members of JSC “INTER RAO UES”. There was no additional agreement entered into with the Auditing Commission members with regard to such payments.

The Issuer’s Internal Audit, Control and Risk Management Unit:

Remuneration paid to members of the Internal Audit, Control and Risk Management Unit in 2011: 58,351,070 rubles

Remuneration paid to members of the Issuer’s Internal Audit, Control and Risk Management Unit in the 1st quarter of 2012: 9,190,990 rubles

Description of figures	2011	2012, first 3 months
Remuneration for participation in the body auditing the Issuer’s financial and economic operations	109,180	0
Wages	31,588,330	8,870,990
Bonuses	26,613,560	320,000
Commissions	0	0
Benefits	0	0
Reimbursement of expenses	0	0
Other types of remuneration	40,000	0
TOTAL	58,351,070	9,190,990

Information on the existing agreements related to such payments in the financial year: Payment of remuneration shall be made in accordance with employment contracts. There was no additional agreement entered into with the Issuer’s Internal Audit Unit members with regard to such payments.

6.7. Information on the Headcount and Generalized Information on the Education and Structure of the Issuer’s Staff (Employees), as well as Changes in the Issuer’s Staff (Employees) Headcount.

Description of figures	2007	2008	2009	2010	2011
Average staff headcount	160	1542	2019	2207	2279

Share of the Issuer’s employees with higher professional education, %	61.0	66.6	70.0	76.0	68.2
Employees’ payroll accrued for the reporting period	52,038,000	892,073,000	1,219,209,000	2,499,160,000	3,368,957,000
Employees’ social benefits for the reporting period	69,000	87,674,000	266,389,000	230,891,000	341,443,000

The change in the Issuer’s staff (employees) headcount for the period that proved most significant to the Issuer: The change in the employee headcount in 2008.

The factor, which, according to the Issuer, triggered such changes: The Issuer’s reorganization in the form of a merger in two stages, on 01.05.2008 and 01.07.2008.

The consequences of such changes on the Issuer’s financial and economic operations: Expanding the scale of activity, and an increase in profits.

The Issuer’s staff (employees), which have a significant impact on the Issuer’s financial and economic operations (key officers): Members of the Issuer’s Management Board. More information about the members of the Management Board of JSC “INTER RAO UES” is given in Section 6.2. of this Prospectus.

Information on the existing trade union organizations of JSC “INTER RAO UES”: The Issuer did not establish trade union organizations.

6.8. Information on any of the Issuer’s Obligations to Staff (Employees) Concerning Their Possible Participation in the Authorized (Share) Capital (Share Fund) of the Issuer.

The Issuer does not have obligations to staff (employees) concerning their possible participation in the authorized (share) capital (share fund) of the Issuer.

VII.INFORMATION ON THE ISSUER’S PARTICIPANTS (SHAREHOLDERS) AND ON THE ISSUER’S INTERESTED PARTY TRANSACTIONS

7.1. Information on the Total Amount of Shareholders (Participants) of the Issuer

The total number of the Issuer’s participants on the date of Prospectus approval: 283 762

The total number of persons with a positive balance on personal accounts registered in the Issuer’s shareholder registry as of the date of this Prospectus was approved: 283 762

Total number of the Issuer’s nominee shareholders: 25

Total number of persons included in the list drawn up by the latter with the right to participate in the Issuer’s General Shareholders Meeting (a list of persons drawn up in order to implement (exercise) rights upon the Issuer’s shares and for which list the Issuer’s nominee shareholders submitted details on the persons in whose benefit they held (hold) the Issuer’s shares) with an indication of the categories (types) of the Issuer’s shares whose owners were to be included in this list: 329 871

Date the said list was drawn up: 17.05.2012

7.2. Information on the Issuer’s Participants (Shareholders) Holding not Less than 5 Percent of its Authorized (Share) Capital (Share Fund) or lot Less than 5 Percent of its Ordinary Shares, as well as Information on the Entities Controlling the Same, and in the Absence of Such Entities, on Their Participants (Shareholders) Holding not Less than 20 Percent of the Authorized (Share) Capital (Share Fund) Or not Less than 20 Percent of Their Ordinary Shares.

Persons holding at least 5 percent of the authorized (share) capital (share fund) or at least 5 percent of the Issuer’s ordinary shares:

1)

Full corporate name	State Corporation “The Bank for Development and Foreign Economic Affairs (Vnesheconombank)”
Short corporate name	Vnesheconombank
Primary state registration number (OGRN)	1077711000102
Taxpayer Identification Number (INN)	7750004150
Location	9 Akademika Sakharova Prospect, Moscow, 107996 Russia
Participant’s (shareholder) share in the Issuer’s authorized capital	5.4478%

Its share in the Issuer’s ordinary shares	5.4478%
Entities controlling the Issuer’s participant	Information on the said entities is not provided to the Issuer (not available)
Participants (shareholders) of such entity holding at least 20 percent of the authorized (share) capital (share fund) or at least 20 percent of its ordinary shares	Information on the said entities is not provided to the Issuer (not available)

2)

Full corporate name	The Russian Federation represented by the Federal Agency for State Property Management
Short corporate name	Rosimushchestvo
Primary state registration number (OGRN)	1087746829994
Taxpayer Identification Number (INN)	7710723134
Location	9 Nikolsky Pereulok, Moscow, 109012 Russia
Participant’s (shareholder) share in the Issuer’s authorized capital	14.7897%
Its share in the Issuer’s ordinary shares	14.7897%
Entities controlling the Issuer’s participant	No mentioned entities available
Participants (shareholders) of such entity holding at least 20 percent of the authorized (share) capital (share fund) or at least 20 percent of its ordinary shares	No mentioned entities available

3)

Full corporate name	Open Joint-Stock Company “Mining and Metallurgical Company “Norilsk Nickel”
Short corporate name	OJSC “MMC “Norilsk Nickel”
Primary state registration number (OGRN)	1028400000298
Taxpayer Identification Number (INN)	8401005730
Location	Dudinka, Krasnoyarsk Krai, Russia
Participant’s (shareholder) share in the Issuer’s authorized capital	11.78%
Its share in the Issuer’s ordinary shares	11.78%
Entities controlling the Issuer’s participant	Information on the said entities is not provided to the Issuer (not available)

The controlling entities, and in the absence of such, the participants (shareholders) of such entity holding at least 20 percent of the authorized (share) capital (share fund) or at least 20 percent of its ordinary shares

Full corporate name: Limited Liability Company “United Company RUSAL Investment Management”

Abbreviated corporate name: “UC RUSAL Investment Management”

Location: 352330 Russia, Krasnodar Krai. Ust-Labinsk,, 77 World of. 56

INN: 7709812421

Registration Number: 5087746654188

Other information provided by the issuer's discretion:

Stake of this person in the authorized (share) capital (unit trust) of the participant (shareholder): 25%.

The share held by such ordinary shares of member (shareholder) of the Issuer, there is no 25%.

4)

Full corporate name	Open Joint-Stock Company “Federal Grid Company of the Unified Energy System”
Short corporate name	OJSC “FGC UES”
Primary state registration number (OGRN)	1024701893336
Taxpayer Identification Number (INN)	4716016979
Location	5A Akademika Chelomeya, Moscow, 117630 Russia
Participant’s (shareholder) share in the Issuer’s authorized capital	15.1237%
Its share in the Issuer’s ordinary shares	15.1237%
Entities controlling the Issuer’s participant

Full corporate name: The Russian Federation represented by Federal Agency for State Property Management

Short corporate name: Rosimushchestvo

Location: 9 Nikolsky Pereulok, Moscow, 119435 Russia

INN: 7710723134

OGRN: 1087746829994

Type of control: direct control

Grounds on which the entities controlling the Issuer’s participant (shareholder) carry out such control: participation in a legal entity which is the Issuer’s participant (shareholder)

Indication of the right of the entity controlling the Issuer’s participant (shareholder) to carry out such control: the right to manage more than 50 percent of votes in the supreme management body of the legal entity which is the Issuer’s participant (shareholder)

Other details indicated by the Issuer at its sole discretion:

The size of such entity’s share in the authorized (share) capital (share fund) of the Issuer’s participant (shareholder): 79.5511%

Share of the ordinary shares of the Issuer’s participant (shareholder) owned by such entity: 79.5511%

5)

Full corporate name	Closed Joint-Stock Company “INTER RAO Capital”
Short corporate name	JSC “INTER RAO Capital”
Primary state registration number (OGRN)	1027700091286
Taxpayer Identification Number (INN)	7701296415
Location	27 Bolshaya Pirogovskaya Street, Moscow 119435 Russia
Participant’s (shareholder) share in the Issuer’s authorized capital	8.8605%
Its share in the Issuer’s ordinary shares	8.8605%
Entities controlling the Issuer’s participant

Full corporate name: Open Joint Stock Company “INTER RAO UES”

Short corporate name: JSC “INTER RAO UES”

Location: 27 Bolshaya Pirogovskaya Street, Building 3, Moscow 119435 Russia

INN: 2320109650

OGRN: 1022302933630

Type of control: direct control

Grounds on which the entity controlling the Issuer’s participant (shareholder) carries out such control: participation in a legal entity which is the Issuer’s participant (shareholder)

Indication of the right of the entity controlling the Issuer’s participant (shareholder) to carry out such control: the right to manage more than 50 percent of votes in the supreme management body of the legal entity which the Issuer’s participant (shareholder)

Other details indicated by the Issuer at its sole discretion:

The size of such person’s share in the authorized (share) capital (share fund) of the Issuer’s participant (shareholder): 100%

Share of the ordinary shares of the Issuer’s participant (shareholder) owned by such entity: 100%

6)

Full corporate name	Closed Joint-Stock Company “Atomstroyeksport”
Short corporate name	CJSC “Atomstroyeksport”
Primary state registration number (OGRN)	1027739496014

Taxpayer Identification Number (INN)	7701186067
Location	2 Dmitrovskoye Shosse, Building 2, Moscow, 127434 Russia
Share of the Issuer’s participant (shareholder) in the Issuer’s authorized capital	7.3335%
Its share in the Issuer’s ordinary shares	7.3335%

Full corporate name: State Atomic Energy Corporation “Rosatom”

Short corporate name: State Corporation “Rosatom”

Location: 24 Bolshaya Ordynka, Moscow, 119017 Russia

INN: 7706413348

OGRN: 1077799032926

Type of control: direct control

Grounds on which the entity controlling the Issuer’s participant (shareholder) carries out such control: participation in a legal entity which is the Issuer’s participant (shareholder)

Indication of the right of the entity controlling the Issuer’s participant (shareholder) to carry out such control: the right to manage more than 50 percent of votes in the supreme management body of the legal entity which the Issuer’s participant (shareholder).

Other details indicated by the Issuer at its sole discretion:

The size of such entity’s share in the authorized (share) capital (share fund) of the Issuer’s participant (shareholder): 93.0912%

Share of the ordinary shares of the Issuer’s participant (shareholder) owned by such person: 93.0912%

Nominal holders:

1)

Full corporate name	Limited Liability Company “Depository and Corporate Technologies”
Short corporate name	LLC “DCT”
Location	17 Ramenki, Building 1, Moscow, 119607 Russia

OGRN	1057746181272
INN	7729520219
Contact telephone and fax numbers, e-mail	Tel.: (495) 641-30-31, 641-30-32, 641-30-33 Fax: (495) 641-30-31, dkt@depotech.ru
Number, issue date and license validity period of the professional participant in the securities market; name of issuing authority	License for depositary activity No.177-1115-000100 of April 03, 2008, with unlimited validity period, issued by the FFMS of Russia
Number of the Issuer’s ordinary shares registered in the name of the nominal holder in the shareholders registry	5 232 101 936 416
Number of the Issuer’s preferred shares registered in the name of the nominal holder in the shareholders registry	No preferred shares available

2)

Full corporate name	Non-Banking Credit Institution Closed Joint-Stock Company “National Settlement Depository”
Short corporate name	NBCI CJSC NSD
Location	1/13 Sredniy Kislovsky per., building 8 Moscow, 125009 Russia
OGRN	1027739132563
INN	7702165310
Contact telephone and fax numbers, e-mail	Tel. (495)956-09-30; Fax:(495)956-09-38; corp_info@nsd.ru
Number, issue date and license validity period of the professional participant in the securities market; name of issuing authority	License for depositary activity No.177-12042-000100 of February 19, 2009, with unlimited validity period, issued by the FFMS of Russia
Number of the Issuer’s ordinary shares registered in the name of the nominal holder in the shareholders registry	573 988 931 025
Number of the Issuer’s preferred shares registered in the name of the nominal holder in the shareholders registry	No preferred shares available

7.3. Information on the Share of the State or Municipal Entity in the Authorized (Share) Capital (Share Fund) of the Issuer, and on the Presence of Special Right (“Golden Share”).

Information on the management of state or municipal shares:

None of the mentioned entities are available.

Entities, that, on behalf of the Russian Federation, a constituent entity of the Russian Federation or municipal entity, perform the functions of the Issuer’s participant (shareholder):

1)

Share of the Issuer’s authorized capital under state ownership (federal ownership, ownership of the federal constituent entities of the Russian Federation), municipal ownership:	14.7897%

Full corporate name and location of the entity that, on behalf of the Russian Federation, constituent entity of the Russian Federation or municipal entity, performs the functions of the Issuer’s participant (shareholder):

Federal Agency for State Property Management, 9 Nikolsky Pereulok, Moscow, 109012

2)

Share of the Issuer’s authorized capital under state ownership (federal ownership, ownership of the federal subjects of the Russian Federation), municipal ownership:	0.001593%

Full corporate name and location of the entity that, on behalf of the Russian Federation, constituent entity of the Russian Federation or municipal entity, performs the functions of the Issuer’s participant (shareholder):

Chukotka Autonomous District, represented by the Department of Finance, Economy and Property Relations of the Chukotka Autonomous District, 2 Otke Street, Anadyr, Chukotka Autonomous District, 689000

3)

Share of the Issuer’s authorized capital under state ownership (federal ownership, ownership of the federal subjects of the Russian Federation), municipal ownership:	0.000006%

Full corporate name and location of the entity that, on behalf of the Russian Federation, constituent entity of the Russian Federation or municipal entity, performs the functions of the Issuer’s participant (shareholder):

State Autonomous Institution of the Rostov Region “Property Fund of the Rostov Region”, 112 Sotsialisticheskaya Street, Rostov-on-Don, 344050 Rostov Region

4)

Share of the Issuer’s authorized capital under state ownership (federal ownership, ownership of the federal subjects of the Russian Federation), municipal ownership:	0.0000000430836%
Full corporate name and location of the entity that, on behalf of the Russian Federation, constituent entity of the Russian Federation or municipal entity,	Financial Directorate of the Administration of Orenburg Region, 54 Sovetskaya Street, Orenburg 406311

performs the functions of the Issuer’s participant (shareholder):

5)

Share of the Issuer’s authorized capital under state ownership (federal ownership, ownership of the federal subjects of the Russian Federation), municipal ownership:	0,0000000078942%

Full corporate name and location of the entity that, on behalf of the Russian Federation, constituent entity of the Russian Federation or municipal entity, performs the functions of the Issuer’s participant (shareholder):

Municipal Educational Mixed-Type Establishment “Detskiy Dom” (Orphanage) 32 Chkalova Street, Partizansk, Primorsky Krai

Availability of a special right for participation of the Russian Federation, of the constituent entities of the Russian Federation, or of municipal formations in the Issuer’s management (“the Golden Share”), and validity period of the special right (“the Golden Share”): No special right is available.

7.4. Information on Restrictions with Respect to Participation in the Issuer’s Authorized (Share) Capital (Share Fund)

No restrictions on participation in the Issuer’s authorized capital established by the Issuer’s Articles of Association exist.

Restrictions provided by the legislation of the Russian Federation or by other statutory legal acts of the Russian Federation in relation to the participation share of foreign residents in the Issuer’s authorized capital are not provided.

No other restriction related to participation in the Issuer’s authorized (share) capital exists.

7.5. Information on Changes in the Structure and Amount of Participation by the Issuer’s Shareholders (Participants) Holding at least 5 Percent of the Authorized (Share) Capital (Share Fund) or at least 5 Percent of its Ordinary Shares

The structure of the Issuer’s shareholders (participants) who owned at least 5 percent of the Issuer’s authorized (share) capital, and for Issuers that are joint-stock companies at least 5 percent of the Issuer’s ordinary shares, as defined at on the date the list of persons entitled to participate in each general meeting of shareholders (participants) was compiled and which meetings were held for the last 5 completed financial years preceding the date of the end of reporting quarter, or for each complete financial year preceding the date of the end of the reporting quarter, if the Issuer has been operating less than 5 years, and for the last quarter according to the list of persons entitled to participate in each of these meetings:

From November 01, 2002 (the date of the Issuer’s state registration) to April 30, 2008 there were no modifications in the structure and participation shares of the Issuer’s shareholders; the Issuer had only one shareholder, the information of which is established below:

Full corporate name: Russian Open Joint-Stock Company of Power Engineering and Electrification “UES of Russia”

Short corporate name: JSC RAO UES of RUSSIA

Location: 101 Vernadskogo Prospect, Building 3, Moscow, 119526 Russian Federation

Taxpayer Identification Number (INN): 7705018828

Primary state registration number (OGRN): 1027700043293

The entity’s share in the authorized capital of the Issuer: 100%

The entity’s share of the Issuer’s ordinary shares: 100%

Date of compilation of a list of persons entitled to participate in the Issuer’s general shareholders (participants) meeting: 23.05.2008

List of shareholders (participants):

1)                 Full corporate name: Russian Open Joint-Stock Company of Power Engineering and Electrification “UES of Russia”

Short corporate name: JSC RAO UES of RUSSIA

Location: 101 Vernadskogo Prospect, Building 3, Moscow, 119526 Russian Federation

Taxpayer Identification Number (INN): 7705018828

Primary state registration number (OGRN): 1027700043293

The entity’s share in the Issuer’s authorized capital: 64.55%

The entity’s share of the Issuer’s ordinary shares: 64.55%

2)                 Full corporate name: Closed Joint-Stock Company “INTER RAO UES Baltia”

Short corporate name: CJSC “INTER RAO UES Baltia”

Location: 12 Leningradskaya Street, Kaliningrad, 236008 Russian Federation

Taxpayer Identification Number (INN): 7701296415

Primary state registration number (OGRN): 10277000891286

Entity’s share in the Issuer’s authorized capital: 7.13%

Entity’s share of the Issuer’s ordinary shares: 7.13%

3)                 Full corporate name: Federal State Unitary Enterprise Russian State Concern for Production of Electric and Thermal Energy at Nuclear Plants (“Rosenergoatom” Concern)

Short corporate name: FSUE Rosenergoatom Concern

Location: 25 Ferganskaya Street, Moscow, 101000 Russian Federation

Taxpayer Identification Number (INN): 7705043461

Primary state registration number (OGRN): 1027700033734

The entity’s share in the Issuer’s authorized capital: 26.06%

The entity’s share of the Issuer’s ordinary shares: 26.06%

Date of compilation of a list of persons entitled to participate in the Issuer’s general shareholders (participants) meeting: 04.08.2008

List of shareholders (participants):

1)                 Full corporate name: The Russian Federation represented by the Federal Agency for State Property Management

Short corporate name: Rosimushchestvo

Location: 9 Nikolsky pereulok, Moscow, 109012 Russian Federation

Taxpayer Identification Number (INN): 7750004150

Primary state registration number (OGRN): 1087746829994

The entity’s share in the Issuer’s authorized capital: 42.49%

The entity’s share of the Issuer’s ordinary shares: 42.49%.

2)                 Full corporate name: Federal State Unitary Enterprise Russian State Concern for Production of Electric and Thermal Energy at Nuclear Plants (“Rosenergoatom” Concern)

Short corporate name: FSUE Rosenergoatom Concern

Location: 25 Ferganskaya Street, Moscow, 101000 Russian Federation

Taxpayer Identification Number (INN): 7705043461

Primary state registration number (OGRN): 1027700033734

The entity’s share in the Issuer’s authorized capital: 14.85%

The entity’s share of the Issuer’s ordinary shares: 14.85%

3)                 Full corporate name: Limited Liability Company “GAZOENERGETICHESKAYA KOMPANIYA”

Short corporate name: LLC “GAZOENERGETICHESKAYA KOMPANIYA”

Location: 16 Nametkina Street, Moscow, 117997 Russian Federation

Taxpayer Identification Number (INN): 7703323030

Primary state registration number (OGRN): 1037739465004

The entity’s share in the Issuer’s authorized capital: 8.33%

The entity’s share of the Issuer’s ordinary shares: 8.33%

Date of compilation of a list of persons entitled to participate in the Issuer’s general shareholders (participants) meeting: 19.05.2009

List of shareholders (participants):

1)                 Full corporate name: State Atomic Energy Corporation “Rosatom”

Short corporate name: State Corporation “Rosatom”

Location: 24 Bolshaya Ordynka Street, Moscow, 119017 Russian Federation

Taxpayer Identification Number (INN): 7706413348

Primary state registration number (OGRN): 1077799032926

The entity’s share in the Issuer’s authorized capital: 42.49%

The entity’s share of the Issuer’s ordinary shares: 42.49%

2)                 Full corporate name: Limited Liability Company “GAZOENERGETICHESKAYA KOMPANIYA”

Short corporate name: LLC “GAZOENERGETICHESKAYA KOMPANIYA”

Location: 16 Nametkina Street, Moscow, 117997 Russian Federation

Taxpayer Identification Number (INN): 7703323030

Primary state registration number (OGRN): 1037739465004

The entity’s share in the Issuer’s authorized capital: 8.33%

The entity’s share of the Issuer’s ordinary shares: 8.33%

3)                 Full corporate name: Open Joint-Stock Company “Concern for the Production of Electrical and Thermal Energy at Nuclear Power Plants”

Short corporate name: OJSC “Energoatom Concern”

Location: 25 Ferganskaya Street, Moscow, 109507 Russian Federation

Taxpayer Identification Number (INN): 7721632827

Primary state registration number (OGRN): 5087746119951

The entity’s share in the Issuer’s authorized capital: 14.85%

The entity’s share of the Issuer’s ordinary shares: 14.85%

Date of compilation of a list of persons entitled to participate in the Issuer’s general shareholders (participants) meeting: 30.10.2009

List of shareholders (participants):

1)                 Full corporate name: State Atomic Energy Corporation “Rosatom”

Short corporate name: State Corporation “Rosatom”

Location: 24 Bolshaya Ordynka Street, Moscow, 119017 Russian Federation

Taxpayer Identification Number (INN): 7706413348

Primary state registration number (OGRN): 1077799032926

The entity’s share in the Issuer’s authorized capital: 42.49%

The entity’s share of the Issuer’s ordinary shares: 42.49%

2)                 Full corporate name: Open Joint-Stock Company “Concern for the Production of Electrical and Thermal Energy at Nuclear Power Plants”

Short corporate name: OJSC “Energoatom Concern”

Location: 25 Ferganskaya Street, Moscow, 109507 Russian Federation

Taxpayer Identification Number (INN): 7721632827

Primary state registration number (OGRN): 5087746119951

The entity’s share in the Issuer’s authorized capital: 14.85%

The entity’s share of the Issuer’s ordinary shares: 14.85%

3)                 Full corporate name: Limited Liability Company “Gazprom Energoholding”

Short corporate name: LLC “Gazprom Energoholding”

Location: 16 Nametkina Street, Moscow, 117997

Taxpayer Identification Number (INN): 7703323030

Primary state registration number (OGRN): 1037739465004

The entity’s share in the Issuer’s authorized capital: 8.33%

The entity’s share of the Issuer’s ordinary shares: 8.33%

4)                 Full corporate name: RUSENERGO FUND LIMITED

Short corporate name: RUSENERGO FUND LIMITED

Location: 16 Kyriakou Matsi Avenue, EAGLE HOUSE, 10th floor, Ayioi Omologites area, Nicosia, 1082, CYPRUS

Taxpayer Identification Number (INN): not applicable

Primary state registration number (OGRN): not applicable

The entity’s share in the Issuer’s authorized capital: 5.46%

Person’s share of the Issuer’s ordinary shares: 5.46%

Date of compilation of a list of persons entitled to participate in the Issuer’s general shareholders (participants) meeting: 20.05.2010.

List of shareholders (participants):

1)                 Full corporate name: State Atomic Energy Corporation “Rosatom”

Short corporate name: State Corporation “Rosatom”

Location: 24 Bolshaya Ordynka Street, Moscow, 119017 Russian Federation

Taxpayer Identification Number (INN): 7706413348

Primary state registration number (OGRN): 1077799032926

The entity’s share in the Issuer’s authorized capital: 42.47%

The entity’s share of the Issuer’s ordinary shares: 42.47%

2)                 Full corporate name: Open Joint-Stock Company “Concern for the Production of Electrical and Thermal Energy at Nuclear Power Plants”

Short corporate name: OJSC “Energoatom Concern”

Location: 25 Ferganskaya Street, Moscow, 109507 Russian Federation

Taxpayer Identification Number (INN): 7721632827

Primary state registration number (OGRN): 5087746119951

The entity’s share in the Issuer’s authorized capital: 14.85%

The entity’s share of the Issuer’s ordinary shares: 14.85%

3)                 Full corporate name: Limited Liability Company “Gazprom Energoholding”

Short corporate name: LLC “Gazprom Energoholding”

Location: 16 Nametkina Street, Moscow, 117997

Taxpayer Identification Number (INN): 7703323030

Primary state registration number (OGRN): 1037739465004

The entity’s share in the Issuer’s authorized capital: 8.32%

The entity’s share of the Issuer’s ordinary shares: 8.32%

4)                 Full corporate name: RUSENERGO FUND LIMITED

Short corporate name: RUSENERGO FUND LIMITED

Location: 16 Kyriakou Matsi Avenue, EAGLE HOUSE, 10th floor, Ayioi Omologites area, Nicosia, 1082, CYPRUS

Taxpayer Identification Number (INN): not applicable

Primary state registration number (OGRN): not applicable

The entity’s share in the Issuer’s authorized capital: 5.46%

The entity’s share of the Issuer’s ordinary shares: 5.46%

Date of compilation of a list of persons entitled to participate in the Issuer’s general shareholders (participants) meeting: 11.01.2011

List of shareholders (participants):

1)             Full corporate name: State Corporation “The Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

Short corporate name: Vnesheconombank

Location: 9 Akademika Sakharova Prospect, Moscow, 107996 Russian Federation

Taxpayer Identification Number (INN): 7750004150

Primary state registration number (OGRN): 1077711000102

The entity’s share in the Issuer’s authorized capital: 18.30%

The entity’s share of the Issuer’s ordinary shares: 18.30%

2)             Full corporate name: State Atomic Energy Corporation “Rosatom”

Short corporate name: State Corporation “Rosatom”

Location: 24 Bolshaya Ordynka Street, Moscow, 119017 Russian Federation

Taxpayer Identification Number (INN): 7706413348

Primary state registration number (OGRN): 1077799032926

The entity’s share in the Issuer’s authorized capital: 24.63%

The entity’s share of the Issuer’s ordinary shares: 24.63%

3)             Full corporate name: Closed Joint-Stock Company “Atomstroyeksport”

Short corporate name: CJSC “Atomstroyeksport”

Location: 2 Dmitrovskoye Shosse, Moscow, 127434 Russian Federation

Taxpayer Identification Number (INN): 7701186067

Primary state registration number (OGRN): 1027739496014

The entity’s share in the Issuer’s authorized capital: 8.77%

The entity’s share of the Issuer’s ordinary shares: 8.77%

4)             Full corporate name: Limited Liability Company “Gazprom Energoholding”

Short corporate name: LLC “Gazprom Energoholding”

Location: 16 Nametkina Street, Moscow, 117997

Taxpayer Identification Number (INN): 7703323030

Primary state registration number (OGRN): 1037739465004

The entity’s share in the Issuer’s authorized capital: 6.55%

The entity’s share of the Issuer’s ordinary shares: 6.55%

5)             Full corporate name: Open Joint-Stock Company “Russian Concern for the Production of Electric and Thermal Energy at Nuclear Power Plants”

Short corporate name: OJSC “Rosenergoatom Concern”

Location: 25 Ferganskaya Street, Moscow, 109507 Russian Federation

Taxpayer Identification Number (INN): 7721632827

Primary state registration number (OGRN): 5087746119951

The entity’s share in the Issuer’s authorized capital: 11.68%

The entity’s share of the Issuer’s ordinary shares: 11.68%

Date of compilation of a list of persons entitled to participate in the Issuer’s general shareholders (participants) meeting: 14.03.2011

List of shareholders (participants):

1)             Full corporate name: State Corporation “The Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

Short corporate name: Vnesheconombank

Location: 9 Akademika Sakharova Prospect, Moscow, 107996 Russian Federation

Taxpayer Identification Number (INN): 7750004150

Primary state registration number (OGRN): 1077711000102

The entity’s share in the Issuer’s authorized capital: 18.05%

The entity’s share of the Issuer’s ordinary shares: 18.05%

2)             Full corporate name: State Atomic Energy Corporation “Rosatom”

Short corporate name: State Corporation “Rosatom”

Location: 24 Bolshaya Ordynka Street, Moscow, 119017 Russian Federation

Taxpayer Identification Number (INN): 7706413348

Primary state registration number (OGRN): 1077799032926

The entity’s share in the Issuer’s authorized capital: 24.30%

The entity’s share of the Issuer’s ordinary shares: 24.30%

3)             Full corporate name: Closed Joint-Stock Company “Atomstroyeksport”

Short corporate name: CJSC “Atomstroyeksport”

Location: 2 Dmitrovskoye Shosse, Moscow, 127434 Russian Federation

Taxpayer Identification Number (INN): 7701186067

Primary state registration number (OGRN): 1027739496014

The entity’s share in the Issuer’s authorized capital: 8.65%

The entity’s share of the Issuer’s ordinary shares: 8.65%

4)             Full corporate name: Limited Liability Company “Gazprom Energoholding”

Short corporate name: LLC “Gazprom Energoholding”

Location: 16 Nametkina Street, Moscow, 117997

Taxpayer Identification Number (INN): 7703323030

Primary state registration number (OGRN): 1037739465004

The entity’s share in the Issuer’s authorized capital: 6.46%

The entity’s share of the Issuer’s ordinary shares: 6.46%

5)             Full corporate name: Open Joint-Stock Company “Russian Concern for the Production of Electric and Thermal Energy at Nuclear Power Plants”

Short corporate name: OJSC “Rosenergoatom Concern”

Location: 25 Ferganskaya Street, Moscow, 109507 Russian Federation

Taxpayer Identification Number (INN): 7721632827

Primary state registration number (OGRN): 5087746119951

The entity’s share in the Issuer’s authorized capital: 11.52%

The entity’s share of the Issuer’s ordinary shares: 11.52%

Date of compilation of a list of persons entitled to participate in the Issuer’s general shareholders (participants) meeting: 17.05.2011.

List of shareholders (participants):

1)             Full corporate name: State Corporation “The Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

Short corporate name: Vnesheconombank

Location: 9 Akademika Sakharova Prospect, Moscow, 107996 Russian Federation

Taxpayer Identification Number (INN): 7750004150

Primary state registration number (OGRN): 1077711000102

The entity’s share in the Issuer’s authorized capital: 5.45%

The entity’s share of the Issuer’s ordinary shares: 5.45%

2)             Full corporate name: State Atomic Energy Corporation “Rosatom”

Short corporate name: State Corporation “Rosatom”

Location: 24 Bolshaya Ordynka Street, Moscow, 119017 Russian Federation

Taxpayer Identification Number (INN): 7706413348

Primary state registration number (OGRN): 1077799032926

The entity’s share in the Issuer’s authorized capital: 7.33%

The entity’s share of the Issuer’s ordinary shares: 7.33%

3)             Full corporate name: The Russian Federation represented by the Federal Agency for State Property Management

Short corporate name: Rosimushchestvo

Location: 9 Nikolsky Pereulok, Moscow, 109012 Russian Federation

Taxpayer Identification Number (INN): 7710723134

Primary state registration number (OGRN): 1087746829994

The entity’s share in the Issuer’s authorized capital: 14.79%

The entity’s share of the Issuer’s ordinary shares: 14.79%

4)             Full corporate name: Closed Joint-Stock Company “INTER RAO Capital”

Short corporate name: JSC “INTER RAO Capital”

Location: 27 Bolshaya Pirogovskaya Street, Moscow, 119435 Russian Federation

Taxpayer Identification Number (INN): 7701296415

Primary state registration number (OGRN): 1027700091286

The entity’s share in the Issuer’s authorized capital: 30.25%

The entity’s share of the Issuer’s ordinary shares: 30.25%

5)             Full corporate name: Open Joint-Stock Company “Federal Grid Company of the Unified Energy System”

Short corporate name: OJSC “FGC UES”

Location: 5A Akademika Chelomeya, Moscow, 117630 Russian Federation

Taxpayer Identification Number (INN): 4716016979

Primary state registration number (OGRN): 1024701893336

The entity’s share in the Issuer’s authorized capital: 15.12%

The entity’s share of the Issuer’s ordinary shares: 15.12%

Date of compilation of a list of persons entitled to participate in the Issuer’s general shareholders (participants) meeting: 24.06.2011

List of shareholders (participants):

1)             Full corporate name: Chairman of the State Corporation “The Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

Short name: Vnesheconombank

Location: 9 Akademika Sakharova Prospect, Moscow, 107996 Russian Federation

Taxpayer Identification Number (INN): 7750004150

Primary state registration number (OGRN): 1077711000102

The entity’s share in the Issuer’s authorized capital: 5.45%

The entity’s share of the Issuer’s ordinary shares: 5.45%

2)             Full corporate name: State Atomic Energy Corporation “Rosatom”

Short corporate name: State Corporation “Rosatom”

Location: 24 Bolshaya Ordynka Street, Moscow, 119017 Russian Federation

Taxpayer Identification Number (INN): 7706413348

Primary state registration number (OGRN): 1077799032926

The entity’s share in the Issuer’s authorized capital: 7.33%

The entity’s share of the Issuer’s ordinary shares: 7.33%

3)             Full corporate name: The Russian Federation represented by the Federal Agency for State Property Management

Short corporate name: Rosimushchestvo

Location: 9 Nikolsky Pereulok, Moscow, 109012 Russian Federation

Taxpayer Identification Number (INN): 7710723134

Primary state registration number (OGRN): 1087746829994

The entity’s share in the Issuer’s authorized capital: 14.79%

The entity’s share of the Issuer’s ordinary shares: 14.79%

4)             Full corporate name: Closed Joint-Stock Company “INTER RAO Capital”

Short corporate name: JSC “INTER RAO Capital”

Location: 27 Bolshaya Pirogovskaya Street, Moscow, 119435 Russian Federation

Taxpayer Identification Number (INN): 7701296415

Primary state registration number (OGRN): 1027700091286

The entity’s share in the Issuer’s authorized capital: 16.63%

The entity’s share of the Issuer’s ordinary shares: 16.63%

5)             Full corporate name: Open Joint-Stock Company “Mining and Metallurgical Company “Norilsk Nickel”

Short corporate name: OJSC “MMC “Norilsk Nickel”

Location: Dudinka, Taimyr Autonomous Region, Russian Federation 647000

Taxpayer Identification Number (INN): 8401005730

Primary state registration number (OGRN): 1028400000298

The entity’s share in the Issuer’s authorized capital: 11.78%

The entity’s share of the Issuer’s ordinary shares: 11.78%

6)             Full corporate name: Open Joint-Stock Company “Federal Grid Company of the Unified Energy System”

Short corporate name: OJSC “FGC UES”

Location: 5A Akademika Chelomeya, Moscow, 117630 Russian Federation

Taxpayer Identification Number (INN): 4716016979

Primary state registration number (OGRN): 1024701893336

The entity’s share in the Issuer’s authorized capital: 15.12%

The entity’s share of the Issuer’s ordinary shares: 15.12%

Date of compilation of a list of persons entitled to participate in the Issuer’s general shareholders (participants) meeting: 07.12.2011

List of shareholders (participants):

1)             Full corporate name: State Corporation “The Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

Short corporate name: Vnesheconombank

Location: 9 Akademika Sakharova Prospect, Moscow, 107996 Russian Federation

Taxpayer Identification Number (INN): 7750004150

Primary state registration number (OGRN): 1077711000102

The entity’s share in the Issuer’s authorized capital: 5.45%

The entity’s share of the Issuer’s ordinary shares: 5.45%

2)             Full corporate name: State Atomic Energy Corporation “Rosatom”

Short corporate name: State Corporation “Rosatom”

Location: 24 Bolshaya Ordynka Street, Moscow, 119017 Russian Federation

Taxpayer Identification Number (INN): 7706413348

Primary state registration number (OGRN): 1077799032926

The entity’s share in the Issuer’s authorized capital: 7.33%

The entity’s share of the Issuer’s ordinary shares: 7.33%

3)             Full corporate name: The Russian Federation represented by the Federal Agency for State Property Management

Short corporate name: Rosimushchestvo

Location: 9 Nikolsky Pereulok, Moscow, 109012 Russian Federation

Taxpayer Identification Number (INN): 7710723134

Primary state registration number (OGRN): 1087746829994

The entity’s share in the Issuer’s authorized capital: 14.79%

The entity’s share of the Issuer’s ordinary shares: 14.79%

4)             Full corporate name: Closed Joint-Stock Company “INTER RAO Capital”

Short corporate name: JSC “INTER RAO Capital”

Location: 27 Bolshaya Pirogovskaya Street, Moscow, 119435 Russian Federation

Taxpayer Identification Number (INN): 7701296415

Primary state registration number (OGRN): 1027700091286

The entity’s share in the Issuer’s authorized capital: 16.67%

The entity’s share of the Issuer’s ordinary shares: 16.67%

5)             Full corporate name: Open Joint-Stock Company “Mining and Metallurgical Company “Norilsk Nickel”

Short corporate name: OJSC “MMC “Norilsk Nickel”

Location: Dudinka, Taimyr Autonomous Region, Russian Federation 647000

Taxpayer Identification Number (INN): 8401005730

Primary state registration number (OGRN): 1028400000298

The entity’s share in the Issuer’s authorized capital: 11.15%

The entity’s share of the Issuer’s ordinary shares: 11.15%

6)             Full corporate name: Open Joint-Stock Company “Federal Grid Company of the Unified Energy System”

Short corporate name: OJSC “FGC UES”

Location: 5A Akademika Chelomeya, Moscow, 117630 Russian Federation

Taxpayer Identification Number (INN): 4716016979

Primary state registration number (OGRN): 1024701893336

The entity’s share in the Issuer’s authorized capital: 15.12%

The entity’s share of the Issuer’s ordinary shares: 15.12%

Date of compilation of a list of persons entitled to participate in the Issuer’s general shareholders (participants) meeting: 15.03.2012

List of shareholders (participants):

1)             Full corporate name: State Corporation “The Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

Short corporate name: Vnesheconombank

Location: 9 Akademika Sakharova Prospect, Moscow, 107996 Russian Federation

Taxpayer Identification Number (INN): 7750004150

Primary state registration number (OGRN): 1077711000102

The entity’s share in the Issuer’s authorized capital: 5.45%

The entity’s share of the Issuer’s ordinary shares: 5.45%

2)             Full corporate name: Closed Joint-Stock Company “Atomstroyeksport”

Short corporate name: CJSC “Atomstroyeksport”

Location: 2 Dmitrovskoye Shosse, Moscow, 127434

Taxpayer Identification Number (INN): 7701186067

Primary state registration number (OGRN): 1027739496014

The entity’s share in the Issuer’s authorized capital: 7.33%

Person’s share of the Issuer’s ordinary shares: 7.33%

3)             Full corporate name: The Russian Federation represented by the Federal Agency for State Property Management

Short corporate name: Rosimushchestvo

Location: 9 Nikolsky Pereulok, Moscow, 109012 Russian Federation

Taxpayer Identification Number (INN): 7710723134

Primary state registration number (OGRN): 1087746829994

The entity’s share in the Issuer’s authorized capital: 14.79%

The entity’s share of the Issuer’s ordinary shares: 14.79%

4)             Full corporate name: Closed Joint-Stock Company “INTER RAO Capital”

Short corporate name: JSC “INTER RAO Capital”

Location: 27 Bolshaya Pirogovskaya Street, Moscow, 119435 Russian Federation

Taxpayer Identification Number (INN): 7701296415

Primary state registration number (OGRN): 1027700091286

The entity’s share in the Issuer’s authorized capital: 12.54%

The entity’s share of the Issuer’s ordinary shares: 12.54%

5)             Full corporate name: Open Joint-Stock Company “Mining and Metallurgical Company “Norilsk Nickel”

Short corporate name: OJSC “MMC “Norilsk Nickel”

Location: Dudinka, Krasnoyarsk Krai, Russian Federation 647000

Taxpayer Identification Number (INN): 8401005730

Primary state registration number (OGRN): 1028400000298

The entity’s share in the Issuer’s authorized capital: 11.78%

The entity’s share of the Issuer’s ordinary shares: 11.78%

6)             Full corporate name: Open Joint-Stock Company “Federal Grid Company of the Unified Energy System”

Short corporate name: OJSC “FGC UES”

Location: 5A Akademika Chelomeya, Moscow, 117630 Russian Federation

Taxpayer Identification Number (INN): 4716016979

Primary state registration number (OGRN): 1024701893336

The entity’s share in the Issuer’s authorized capital: 15.12%

The entity’s share of the Issuer’s ordinary shares: 15.12%

Date of compilation of a list of persons entitled to participate in the Issuer’s general shareholders (participants) meeting: 17.05.2012

List of shareholders (participants):

1)             Full corporate name: Open Joint-Stock Company “Federal Grid Company of the Unified Energy System”

Short corporate name: OJSC “FGC UES”

Location: 5A Akademika Chelomeya, Moscow, 117630 Russian Federation

Taxpayer Identification Number (INN): 4716016979

Primary state registration number (OGRN): 1024701893336

The entity’s share in the Issuer’s authorized capital: 15.12%

The entity’s share of the Issuer’s ordinary shares: 15.12%

2)             Full corporate name: The Russian Federation represented by the Federal Agency for State Property Management

Short corporate name: Rosimushchestvo

Location: 9 Nikolsky Pereulok, Moscow, 109012 Russian Federation

Taxpayer Identification Number (INN): 7710723134

Primary state registration number (OGRN): 1087746829994

The entity’s share in the Issuer’s authorized capital: 14.79%

The entity’s share of the Issuer’s ordinary shares: 14.79%

3)             Full corporate name: Open Joint-Stock Company “Mining and Metallurgical Company “Norilsk Nickel”

Short corporate name: OJSC “MMC “Norilsk Nickel”

Location: Dudinka, Krasnoyarsk Krai, Russian Federation 647000

Taxpayer Identification Number (INN): 8401005730

Primary state registration number (OGRN): 1028400000298

The entity’s share in the Issuer’s authorized capital: 11.15%

Person’s share of the Issuer’s ordinary shares: 11.15%

4)             Full corporate name: Closed Joint Stock Company “INTER RAO Capital”

Short corporate name: JSC “INTER RAO Capital”

Location: 27 Bolshaya Pirogovskaya Street, Moscow, 119435 Russian Federation

Taxpayer Identification Number (INN): 7701296415

Primary state registration number (OGRN): 1027700091286

The entity’s share in the Issuer’s authorized capital: 8.86%

The entity’s share of the Issuer’s ordinary shares: 8.86%

5)             Full corporate name: Closed Joint-Stock Company “Atomstroyeksport”

Short corporate name: CJSC “Atomstroyeksport”

Location: 2 Dmitrovskoye Shosse, Moscow, 127434

Taxpayer Identification Number (INN): 7701186067

Primary state registration number (OGRN): 1027739496014

The entity’s share in the Issuer’s authorized capital: 7.33%

The entity’s share of the Issuer’s ordinary shares: 7.33%

6)             Full corporate name: State Corporation “The Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

Short corporate name: Vnesheconombank

Location: 9 Akademika Sakharova Prospect, Moscow, 107996 Russian Federation

Taxpayer Identification Number (INN): 7750004150

Primary state registration number (OGRN): 1077711000102

The entity’s share in the Issuer’s authorized capital: 5.45%

The entity’s share of the Issuer’s ordinary shares: 5.45%

7.6. Information on the Interested Party Transactions Performed by the Issuer

Information on the number and volume in monetary value of the transactions concluded by the Issuer that are deemed, in compliance with the legislation of the Russian Federation, as interested-party transactions requiring the approval by the Issuer’s authorized management body, on the basis of the results of the completed reporting quarter for the 5 most recently completed financial years or for each completed financial year if the Issuer has been operating for less than 5 years:

None of the said transactions were made in 2007.

For 2008:

Description of figures	Total number of shares, units	Total volume in monetary terms
The interested-party transactions concluded by the Issuer in the reporting period and requiring approval by the Issuer’s authorized management body	5	255,802,000 rubles; 12,000,000 euros; 4,000,000 US dollars
The interested-party transactions concluded by the Issuer in the reporting period and approved by the Issuer’s general shareholders (participants) meeting	0	0
The interested-party transactions concluded by the Issuer in the reporting period and approved by the Issuer’s board of directors (the Issuer’s supervisory board)	5	255,802,000 rubles; 12,000,000 euros; 4,000,000 US dollars
The interested-party transactions the Issuer concluded in the reporting period and requiring approval but which were not approved by the Issuer’s authorized management body	0	0

Information on each interested-party transaction (group of inter-connected transactions), the price of which would amount to 5 or more percent of the book value of the Issuer’s assets as determined on the basis of its accounting reports as of the last reporting date before the conclusion of the transaction: None of the said transactions were carried out.

Information on transactions (group of interconnected transactions) that were interested-party transactions and that required approval but were not approved by the Issuer’s authorized management bodies (the decision on the approval of which was not made by the Issuer’s board of directors (supervisory board) or general meeting of participants (shareholders) in cases when such approval was mandatory in compliance with the legislation of the Russian Federation): None of the said transactions were carried out.

For 2009:

Description of figures	Total number of shares, units	Total volume in monetary terms
The interested-party transactions concluded by the Issuer in the reporting period and requiring approval by the Issuer’s authorized management body	28	67,839,002,000 rubles; 11,500,000 US dollars
The interested-party transactions concluded by the Issuer in the reporting period and approved by	3	48,647,889,000 rubles

Description of figures	Total number of shares, units	Total volume in monetary terms
the Issuer’s general shareholders (participants) meeting
The interested-party transactions concluded by the Issuer in the reporting period and approved by the Issuer’s board of directors (the Issuer’s supervisory board)	25	19,191,113,000 rubles, 11,500,000 US dollars
The interested-party transactions concluded by the Issuer in the reporting period and requiring approval but which were not approved by the Issuer’s authorized management body	0	0

Transactions (group of inter-connected transactions) the price of which would amount to 5 or more percent of the book value of the Issuer’s assets as determined on the basis of its accounting reports as of the last reporting date before the conclusion of the transaction:

1)

Date of transaction: 22.12.2009

Subject matter of the transaction and other essential terms of the transaction: electric energy sale purchase from the Russian Federation to Lithuania, from the Russian Federation to Lithuania and/or Latvia and/or Estonia, from Lithuania to Belarus, and from Lithuania to the Russian Federation.

Parties to the transaction: JSC “INTER RAO UES” — Seller/Buyer; UAB “Energijos realizcijos centras” — Buyer/Seller

Information on the entity recognized in accordance with the Russian laws as an interested party to the transaction:

1.                             Full/short corporate name: State Atomic Energy Corporation “Rosatom”/State Corporation “Rosatom”

2.                             Full/short corporate name: Closed Joint-Stock Company “INTER RAO UES Baltia”/CJSC “INTER RAO UES Baltia”

The grounds on which such entities have been recognized as interested parties to the transaction: The specified parties are recognized as being interested on the grounds that their affiliate, RAO Nordic Oy, holds more than 20% of the shares (participation shares) in UAB “Energijos realizcijos centras”.

Amount of the transaction in monetary terms: 9,151,149,000 rubles

Amount of the transaction as a percentage of the book value of the Issuer’s assets on the date of the last completed reporting period preceding the date of the transaction: 9.46%

Obligation maturity under the transaction, as well as details on fulfillment of the said obligations: From 01.01.2010 to 31.12.2010. The Parties’ obligations have been duly fulfilled.

The Issuer’s management body that approved the transaction: General Shareholders Meeting

Date of the decision on the transaction’s approval: 07.12.2009

Date of the Minutes: 21.12.2009

Minutes No.: № 4

Other details: none

2)

Date of transaction: 23.12.2009.

Subject matter of the transaction and other essential terms of the transaction: Electric energy sale purchase agreement. The Seller undertakes to supply from Russia to Finland the electricity, and the Buyer undertakes to accept and pay for the same.

Parties to the transaction: JSC “INTER RAO UES” — the Seller; RAO Nordic OY — the Buyer.

Information on the entity recognized in accordance with Russian laws as an interested party to the transaction:

1.                             Full/short corporate name: State Atomic Energy Corporation “Rosatom”/State Corporation “Rosatom”

2.                             Full/short corporate name: Closed Joint-Stock Company “INTER RAO UES Baltia”/CJSC “INTER RAO UES Baltia”

The grounds on which such entities have been recognized as interested parties to the transaction: The specified parties are recognized as being interested on the grounds that their affiliate, JSC “INTER RAO UES”, holds more than 20% of the shares (participation shares) in RAO Nordic Oy. Member of JSC “INTER RAO UES” Management Board D. Mikalayunas is also the Chairman of the Management Board of RAO Nordic OY.

Amount of the transaction in monetary terms: 36,166,752,000 rubles

Amount of the transaction as a percentage of the book value of the Issuer’s assets on the date of the last completed reporting period preceding the date of the transaction: 37.4%

Obligation maturity under the transaction, as well as details on fulfillment of the said obligations: Before 31.12.2013. The obligations of the parties are being executed appropriately.

The Issuer’s management body that approved the transaction: The Board of Directors

Date of the decision on the transaction’s approval: 07.12.2009

Date of the Minutes: 21.12.2009

Minutes No.: № 4

Other details: none

Information on transactions (group of interconnected transactions) that were interested-party transactions and that required approval but were not approved by the Issuer’s authorized management bodies (the decision on the approval of which was not made by the Issuer’s board of directors (supervisory board) or general meeting of participants (shareholders) in cases when such approval was mandatory in compliance with the legislation of the Russian Federation): None of the said transactions were carried out.

For 2010:

Description of figures	Total number of shares, units	Total volume in monetary terms
The interested-party transactions concluded by the Issuer in the reporting period and requiring approval by the Issuer’s authorized management body	31	96,239,726,000 rubles
The interested-party transactions concluded by the Issuer in the reporting period and approved by the Issuer’s general shareholders (participants) meeting	3	76,543,000,000 rubles
The interested-party transactions concluded by the Issuer in the reporting period and approved by the Issuer’s board of directors (the Issuer’s supervisory board)	28	19,696,726,000 rubles
The interested-party transactions concluded by the Issuer in the reporting period and requiring approval but which were not approved by the Issuer’s authorized management body	0	0

Transactions (group of inter-connected transactions) the price of which would amount to 5 or more percent of the book value of the Issuer’s assets as determined on the basis of its accounting reports as of the last reporting date before the conclusion of the transaction:

1)

Date of transaction: 13.01.2010

Subject matter of the transaction and other essential terms of the transaction: Gas supply agreement. The Supplier undertakes to supply gas in volume to completely cover the needs of the “North-West Thermal Power Plant” branch of JSC “INTER RAO UES”.

Parties to the transaction: OJSC “NOVATEK” — Supplier; JSC “INTER RAO UES” — Buyer.

Information on the person, recognized in accordance with Russian laws as a party interested in the transaction

Full name: Kirill Gennadyevich Seleznev

The grounds on which such this person has been recognized as an interested party to the transaction: Member of JSC “INTER RAO UES” Board of Directors K.G. Seleznev is also Member of the Board of Directors of OJSC “NOVATEK”.

Amount of the transaction in monetary terms, in rubles: 33 987 000 000

Amount of the transaction as a percentage of the book value of the Issuer’s assets on the date of the last completed reporting period preceding the date of the transaction: 34.83

Obligation maturity under the transaction, as well as details on fulfillment of the said obligations: Deadline for gas supply: before 31.12.1205. The obligations of the parties are being executed appropriately.

The Issuer’s management body that approved the transaction: General Shareholders (participants) Meeting

Date of decision on the transaction’s approval: 07.12.2009

Date of the Minutes: 21.12.2009

Minutes No.: № 4

2)

Date of transaction: 25.06.2010.

Subject matter of the transaction and other essential terms of the transaction: Guarantee Agreement. The Guarantor undertakes to take joint and several responsibility to the Lender for execution of payment obligations by Silverteria Holdings Ltd. under an option agreement (put option) concluded between Silverteria Holdings Ltd. and the Lender.

Parties to the transaction: Guarantor — JSC “INTER RAO UES”; Lender — State Corporation “Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

Information on the entity recognized in accordance with Russian laws as an interested party to the transaction:

1.               Full corporate name/short corporate name: State Atomic Energy Corporation “Rosatom”/State Corporation “Rosatom”;

2.               Full corporate name/short corporate name: Open Joint-Stock Company “Concern for the Production of Electrical and Thermal Energy at Nuclear Power Plants” (OJSC “Rosenergoatom Concern”)/OJSC “Rosenergoatom Concern”.

3.               Full corporate name/short corporate name: Closed Joint-Stock Company “INTER RAO Capital” (INTER RAO Capital CJSC)

The grounds on which such entities have been recognized as interested parties to the transaction:

The specified entities are recognized as interested on the grounds that their affiliate, Silverteria Holdings Ltd., is a beneficiary under the transaction.

Amount of the transaction in monetary terms, in rubles: 21,278,000,000

Amount of the transaction as a percentage of the book value of the Issuer’s assets on the date of the last completed reporting period preceding the date of the transaction: 20.12%

Obligation maturity under the transaction, as well as details on fulfillment of the said obligations: Until complete fulfillment of Silverteria Holdings Ltd.’s obligations under the Option agreement. The obligations of the parties are being executed appropriately.

The Issuer’s management body that approved the transaction: General Shareholders Meeting

Date of decision on transaction’s approval: 25.06.2010

Date of the Minutes: 25.06.2010

Minutes No.: Minutes No. 5

3)

Date of transaction: 20.12.2010

Subject matter of the transaction and other essential terms of the transaction: Purchase agreement for securities of JSC “WGC-1” being placed by public subscription.

Parties to the transaction: JSC “INTER RAO UES” — Purchaser; JSC “WGC-1” — Issuer

Information on the entity recognized in accordance with Russian laws as an interested party to the transaction

Full corporate name/short corporate name: Open Joint-Stock Company “First Generation Company of the Wholesale Electricity Market”/JSC “WGC-1”

The grounds on which such entities have been recognized as interested parties to the transaction: JSC “INTER RAO UES” performs the functions of the sole executive body of JSC “WGC-1” as the managing organization, and owns as trustee more than 20 percent of the voting shares of JSC “WGC-1”. It is also a party to the transaction.

The transaction (group of inter-connected transactions) is a placement by subscription or a sale of ordinary shares.

The amount of the transaction as a percentage of ordinary shares placed prior to the date of the transaction: 42.5557%

The amount of the transaction as a percentage of ordinary shares into which the securities convertible into shares placed before the date of transaction may be converted: 0%

Obligation maturity under the transaction, as well as details on fulfillment of the said obligations: In accordance with cl. 8.3, 8.6 of the Decision on the Additional Issuance of Securities, and cl. 2.6 and 2.7 of the Prospectus regarding ordinary registered non-certificated shares of JSC “WGC-1”, placed by public subscription (state registration number of the additional issuance 1-02-65107-D-002D registered by FFMS of Russia on 07/15/2010), the purchased shares must be fully paid within 8 working days from the date of publication of the invitation to make proposals (offers) to acquire securities in the RSS News, as well as on the Issuer’s page on the Internet http://www.ogk1.com (including the date of publication). The obligations of the parties are being executed appropriately.

The Issuer’s management body that approved the transaction: General Shareholders Meeting

Date of decision on the transaction’s approval: 07.12.2009

Date of the Minutes: 21.12.2009

Minutes No.: № 4

Information on transactions (group of interconnected transactions) that were interested-party transactions and that required approval but were not approved by the Issuer’s authorized management bodies (the decision on the approval of which was not made by the Issuer’s board of directors (supervisory board) or general meeting of participants (shareholders) in cases when such approval was mandatory in compliance with the legislation of the Russian Federation): None of the said transactions were carried out.

For 2011:

Description of figures	Total number of shares, units	Total amount in monetary terms
The interested-party transactions concluded by the Issuer in the reporting period and requiring approval by the Issuer’s authorized management body	103	591,889,685,000 rubles
The interested-party transactions concluded by the Issuer in the reporting period and approved by the Issuer’s general shareholders (participants) meeting	39	569,956,223,000 rubles
The interested-party transactions concluded by the Issuer in the reporting period and approved by the Issuer’s board of directors (the Issuer’s supervisory board)	64	21,933,462,000 rubles
The interested-party transactions concluded by the Issuer in the reporting period and requiring approval but which were not approved by the Issuer’s authorized management body	0	0

Transactions (group of inter-connected transactions) the price of which would amount to 5 or more percent of the book value of the Issuer’s assets as determined on the basis of its accounting reports as of the last reporting date before the conclusion of the transaction:

1)

Date of transaction: 02.03.2011

Subject matter of the transaction and other essential terms of the transaction: Electrical energy purchase agreement, in accordance with which the Seller undertakes to supply from Russia to Finland the electricity, and the Buyer undertakes to accept and pay for the same.

Parties to the transaction: JSC “INTER RAO UES” — the Seller; RAO Nordic Oy — the Buyer.

Information on the entity recognized in accordance with Russian laws as an interested party to the transaction

Full corporate name/short corporate name: RAO Nordic Oy / RAO Nordic Oy

The grounds on which such entities have been recognized as interested parties to the transaction: RAO Nordic Oy is a subsidiary of JSC “INTER RAO UES”.

The amount of the transaction in rubles: 99,304,750,000

Amount of the transaction as a percentage of book value of the Issuer’s assets on the date of the last completed reporting period preceding the date of the transaction: 75.55%

Obligation maturity under the transaction, as well as details on fulfillment of the said obligations: Period of electricity supply: before 31.12.2013. The obligations of the parties are being executed appropriately.

The Issuer’s management body that approved the transaction: General Shareholders Meeting

Date of decision on the transaction’s approval: 21.02.2011

Date of the Minutes: 24.02.2011

Minutes No.: № 6

2)

Date of transaction: 04.03.2011

Subject matter of the transaction and other essential terms of the transaction: Guarantee agreement, in accordance with which the Guarantor unconditionally and irrevocably agrees to be responsible for the execution of JSC Stantsiya Ekibastuzskaya GRES-2’s obligations to repay 50% of the total amount of liabilities under the loan agreement dated 23.06.2010 entered into with the Eurasian Development Bank and the State Corporation “Bank for Development and Foreign Economic Affairs (Vnesheconombank)”, in the event of JSC Stantsiya Ekibastuzskaya GRES-2’s default.

Parties to the transaction: JSC “INTER RAO UES” — the “Guarantor”; Eurasian Development Bank — the “Facility agent”; JSC Stantsiya Ekibastuzskaya GRES-2 — the “Beneficiary”

Information on the entity recognized in accordance with Russian laws as an interested party to the transaction:

Full corporate name/short corporate name

Joint-Stock Company “Stantsiya Ekibastuzskaya GRES-2” / JSC “SEGRES-2”

The grounds on which such entities have been recognized as interested parties to the transaction: The Issuer owns over 20% of the voting shares of JSC “SEGRES-2”

Amount of the transaction in monetary terms: 28,295,720,000 rubles

Amount of the transaction as a percentage of book value of the Issuer’s assets on the date of the last completed reporting period preceding the date of transaction: 21.53%

Obligation maturity under the transaction, as well as details on fulfillment of the said obligations: Effective period of the Guarantee: Until JSC Stantsiya Ekibastuzskaya GRES-2’s complete discharge of its obligations under the loan agreement. The obligations of the parties are being executed appropriately.

The Issuer’s management body that approved the transaction: General Shareholders Meeting

Date of decision on the transaction’s approval: 25.06.2010

Date of the Minutes: 25.06.2010

Minutes No.: № 5

3)

Date of transaction: 16.03.2011

Subject matter of the transaction and other essential terms of the transaction: JSC “INTER RAO UES” provides OJSC “MCC “Norilsk Nickel” with guarantee to fulfill the following obligations: obligations of INTER RAO Capital JSC and INTER RAO Trust B.V. under the Deed of Covenant entered into under the English law with INTER RAO Capital JSC, INTER RAO Trust B.V. and OJSC “MMC ‘Norilsk Nickel’”; obligations of INTER RAO Capital JSC under Agreement for exchange of shares of JSC “INTER RAO UES” and JSC “WGC-3” entered into between INTER RAO Capital JSC and OJSC “MMC ‘Norilsk Nickel’”, connected with OJSC “MMC ‘Norilsk Nickel’” unilateral refusal to execute exchange agreement, including to return to OJSC “MMC ‘Norilsk Nickel’” the shares of JSC “WGC-3”, to pay penalties and damages; and INTER RAO Capital JSC’s obligations under Agreement for exchange of shares of JSC “INTER RAO UES” and JSC “WGC-3” entered into between INTER RAO Capital JSC and JSC “Intergeneratsiya” connected with JSC “Intergeneratsiya” unilateral refusal to execute exchange agreement, including to return to JSC “Intergeneratsiya” the shares of JSC “WGC-3”, to pay penalties and damages.

Parties to the transaction: Open Joint Stock Company “INTER RAO UES” and Open Joint-Stock Company “Mining and Metallurgical Company ‘Norilsk Nickel’”.

Information on the entity recognized in accordance with Russian laws as an interested party to the transaction

Full corporate name/short corporate name: Open Joint-Stock Company “Mining and Metallurgical Company “Norilsk Nickel” / OJSC “MMC ‘Norilsk Nickel’”.

The grounds on which such entities have been recognized as interested parties to the transaction: OJSC “MMC ‘Norilsk Nickel’” is the Issuer’s affiliate, as it belongs to the same group of entities as the Issuer does.

Amount of the transaction in monetary terms: 54,579,970,000 rubles

Amount of the transaction as a percentage of book value of the Issuer’s assets on the date of the last completed reporting period preceding the date of transaction: 40.35%

Obligation maturity under transaction, as well as details on fulfillment of the said obligations: Until complete discharge of obligations guaranteed. The obligations of the parties are being executed appropriately.

The Issuer’s management body that approved the transaction: General Shareholders Meeting

Date of decision on the transaction’s approval: 21.02.2011

Date of the Minutes: 24.02.2011

Minutes No.: № 6

4)

Date of transaction: 21.03.2011

Subject matter of the transaction and other essential terms of the transaction: The Issuer undertakes to transfer through closed subscription placement into the Purchaser’s ownership, and the Purchaser undertakes to accept and pay for the following securities (hereinafter, in relation to the transaction — the “Shares”): ordinary registered non-certificated shares of JSC “INTER RAO UES”, issuance state registration number: 1-03-33498-Е-002D; issuance state registration date: 16.11.2010; nominal value of one share: 0.02809767 rubles; amount of purchased securities in units: 1 081 599 639 352; price for one Share, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36): 0.0535 rubles. As payment for the Shares the Purchaser undertakes to transfer to the Issuer ordinary registered non-certificated shares of Open Joint-Stock Company “Third Generation Company of the Wholesale Electricity Market” (JSC “WGC-3”), issuance state registration number: 1-01-50079-А; issuance state registration date: 18.01.05; nominal value of one share: 1 ruble; amount of securities: 30,944,160,805; price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36): 1.87 rubles.

Parties to the transaction: JSC “INTER RAO UES” — the “Issuer”; INTER RAO Capital JSC — the “Purchaser”

Information on the entity recognized in accordance with Russian laws as an interested party to the transaction

Full corporate name/short corporate name: Closed Joint-Stock Company “INTER RAO Capital” (INTER RAO Capital CJSC)

The grounds on which such entities have been recognized as interested parties to the transaction: The Issuer owns 100% voting shares in INTER RAO Capital JSC

Amount of the transaction in monetary terms: 57,865,581,000 rubles

Amount of the transaction as a percentage of book value of the Issuer’s assets on the date of the last completed reporting period preceding the date of transaction: 42.78%

Obligation maturity under the transaction, as well as details on fulfillment of the said obligations: The Purchaser undertakes within 5 business days from the date of signing this Agreement, but no later than 3 business days before the end of the placement of the Shares as determined in accordance with the Decision on the issue, to transfer securities into the Issuer’s ownership. The obligations of the parties are being executed appropriately.

The Issuer’s management body that approved the transaction: General Shareholders Meeting (participants)

Date of decision on the transaction’s approval: 21.02.2011

Date of the Minutes: 24.02.2011

Minutes NO.: № 6

5)

Date of transaction: 28.03.2011

Subject matter of the transaction and other essential terms of the transaction: The Issuer undertakes to transfer through a closed subscription placement into the Purchaser’s ownership, and the Purchaser undertakes to accept and pay for, the following securities (hereinafter, in relation to the transaction, also known as the “Shares”): ordinary registered non-certificated shares of JSC “INTER RAO UES”; issuance state registration number: 1-03-33498-Е-002D; issuance state registration date: 16.11.2010; nominal value of one share: 0.02809767 rubles; amount of purchased securities: 1,463,503,810,095 units; price for one Share, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No.36): 0,0535 rubles. As payment for the Shares the Purchaser undertakes to transfer the Issuer securities:

1.

Issuer	Open Joint-Stock Company “Federal Hydrogeneration Company” (JSC “RusHydro”)
Primary state registration number (OGRN)	1057200597960
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-55038-E
Nominal value of one security in rubles	1 (one)
Number of securities in units	2,354,205
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	1.72
Total price of securities transferred in rubles	4,049,230

2.

Issuer	Open Joint-Stock Company “First Generation Company of the Wholesale Electricity Market” (JSC “WGC-1”)
Primary state registration number (OGRN)	1057200597960
Type and category of securities	Ordinary shares
Issuance state registration number	1-02-65107-D
Nominal value of one security in rubles	0.57478
Number of securities in units	17,935,663,312
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in	1.12

rubles
Total price of securities transferred in rubles	20,087,942,910

3.

Issuer	Open Joint-Stock Company “Second Generation Company of the Wholesale Electricity Market” (JSC “WGC-2”)
Primary state registration number (OGRN)	1052600002180
Type and category of securities	Ordinary shares
Issuance state registration number	1-02-65105-D
Nominal value of one security in rubles	0.3627
Number of securities in units	287,830
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	1.53
Total price of securities transferred in rubles	440,380

4.

Issuer	Open Joint-Stock Company “Third Generation Company of the Wholesale Electricity Market” (JSC “WGC-3”)
Primary state registration number (OGRN)	1040302983093
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-50079-А
Nominal value of one security in rubles	1
Number of securities in units	236,454
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	1.87
Total price of securities transferred in rubles	442,170

5.

Issuer	Open Joint-Stock Company “Fourth Generation Company of the Wholesale Electricity Market” (JSC “WGC-4”)
Primary state registration number (OGRN)	1058602056985

Type and category of securities	Ordinary shares
Issuance state registration number	1-02-65104-D
Nominal value of one security in rubles	0.4
Number of securities in units	590,475
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	2.32
Total price of securities transferred in rubles	1,369,910

6.

Issuer	Open Joint-Stock Company “Sixth Generation Company of the Wholesale Electricity Market” (JSC “WGC-6”)
Primary state registration number (OGRN)	1056164020769
Type and category of securities	Ordinary shares
Issuance state registration number	1-02-65106-D
Nominal value of one security in rubles	0.48
Number of securities in units	3,098,355,979 (three billion, ninety-eight million, three hundred and fifty-five thousand, nine hundred and seventy-nine) units
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	1.69
Total price of securities transferred in rubles	5,236,221,610

7.

Issuer	Open Joint-Stock Company “Territorial Generating Company 1” (JSC “TGC-1”)
Primary state registration number (OGRN)	1057810153400
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-03388-D
Nominal value of one security in rubles	0.01
Number of securities in units	21,974,141
Price for one security, as defined by the decision of	0.0204

the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles
Total price of securities transferred in rubles	448,270

8.

Issuer	Open Joint-Stock Company “Territorial Generating Company 2” (JSC “TGC-2”)
Primary state registration number (OGRN)	1057601091151
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-10420-А
Nominal value of one security in rubles	0.01
Number of securities in units	7,461,780
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	0.092
Total price of securities transferred in rubles	68,650

9.

Issuer	Open Joint-Stock Company Power Engineering and Electrification “Mosenergo” (JSC “Mosenergo”)
Primary state registration number (OGRN)	1027700302420
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-00085-А
Nominal value of one security in rubles	1
Number of securities in units	1,338,732,755
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	3.58
Total price of securities transferred in rubles	4,792,663,260

10.

Issuer	Open Joint-Stock Company “Kvadra-Generation Company” (JSC “Kvadra”)

Primary state registration number (OGRN)	1056882304489
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-43069-A
Nominal value of one security in rubles	0.01
Number of securities in units	9,118,526
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	0.0138
Total price of securities transferred in rubles	125,840

11.

Issuer	Open Joint-Stock Company “Territorial Generating Company 6” (JSC “TGC-6”)
Primary state registration number (OGRN)	1055230028006
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-55091-E
Nominal value of one security in rubles	0.01
Number of securities in units	439,226,070,505
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	0.0169
Total price of securities transferred in rubles	7,422,920,600

12.

Issuer	Open Joint-Stock Company “Volga Territorial Generating Company ” (JSC “Volga TGC”, JSC “TGC-7”)
Primary state registration number (OGRN)	1056315070350
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-55113-E
Nominal value of one security in rubles	1
Number of securities in units	9,000,071,800
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	2.47
Total price of securities transferred in rubles	22,230,177,350

13.

Issuer	Open Joint-Stock Company “Territorial Generating Company 9” (JSC “TGC-9”)
Primary state registration number (OGRN)	1045900550024
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-56741-D
Nominal value of one security in rubles	0.03
Number of securities in units	38,699,958
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	0.0048
Total price of securities transferred in rubles	185,760

14.

Issuer	Open Joint-Stock Company “Fortum” (JSC “Fortum”)
Primary state registration number (OGRN)	1058602102437
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-55090-E
Nominal value of one security in rubles	1.66
Number of securities in units	5,093
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	44.53
Total price of securities transferred in rubles	226,800

15.

Issuer	Open Joint-Stock Company “Territorial Generating Company 11” (JSC “TGC-11”)
Primary state registration number (OGRN)	1055406226237
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-12087-F
Nominal value of one security in rubles	0.01

Number of securities in units	140,774,315,727
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	0.02
Total price of securities transferred in rubles	2,829,563,750

16.

Issuer	Kuzbass Open Joint-Stock Company of Power and Electrification (JSC “Kuzbassenergo”).
Primary state registration number (OGRN)	1024200678260
Type and category of securities	Ordinary shares
Issuance state registration number	1-02-00064-А
Nominal value of one security in rubles	0.01
Number of securities in units	401,803
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	0.34
Total price of securities transferred in rubles	136,610

17.

Issuer	Open Joint-Stock Company “Enisey Territorial Generating Company (TGC-13)”
Primary state registration number (OGRN)	1051901068020
Type and category of securities	Ordinary shares
Issuance state registration number	1-02-55093-E
Nominal value of one security in rubles	0.01
Number of securities in units	990,435
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	0.11
Total price of securities transferred in rubles	108,950

18.

Issuer	Open Joint-Stock Company “Territorial Generating Company 14” (JSC “TGC-14”)
Primary state registration number (OGRN)	1047550031242
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-22451-F
Nominal value of one security in rubles	0.001
Number of securities in units	5,582,808
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	0.0045
Total price of securities transferred in rubles	25,122,630

19.

Issuer	Bashkir Open Joint Stock Company of Power and Electrification (OJSC “Bashkirenergo”)
Primary state registration number (OGRN)	1020202769146
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-00012-А
Nominal value of one security in rubles	1
Number of securities in units	232,448,366
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	67.5
Total price of securities transferred in rubles	15,690,264,710

20.

Issuer	Open Joint-Stock Company “TGC-11 Holding”
Primary state registration number (OGRN)	1087760000063
Type and category of securities	Ordinary shares
Issuance state registration number	1-01-55392-Е
Nominal value of one security in rubles	0.01
Number of securities in units	300,000
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010,	0.12

(Minutes dated 28.12.2010 No. 36) in rubles
Total price of securities transferred in rubles	36,000

21.

Issuer	Open Joint-Stock Company “TGC-11 Holding”
Primary state registration number (OGRN)	1087760000063
Type and category of securities	Preferred shares
Issuance state registration number	2-01-55392-E
Nominal value of one security in rubles	0.01
Number of securities in units	300,000 (three hundred thousand) units
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles	0.12
Total price of securities transferred in rubles	36,000

Parties to the transaction: JSC “INTER RAO UES” — the “Issuer”; JSC “Federal Grid Company of the Unified Energy System” — the “Purchaser”

Information on the person recognized in accordance with Russian laws as an interested party to the transaction

Full name: Sergey Ivanovich Shmatko

The grounds on which such persons have been recognized as interested parties to the transaction: S.I. Shmatko is a Member of JSC “INTER RAO UES” Board of Directors as well as a Member of the Board of Directors of JSC FGC UES.

A transaction (group of inter-connected transactions) is a placement by subscription or a sale of ordinary shares.

The amount of the transaction as a percentage of ordinary shares placed prior to the date of the transaction: 18.08%

The amount of the transaction as a percentage of ordinary shares, into which the securities convertible into shares placed before the date of the transaction may be converted: 0%

Obligation maturity under the transaction, as well as details on fulfillment of the said obligations: The Purchaser undertakes to transfer securities into the Issuer’s ownership no later than 31.03.2011. The Issuer agrees to transfer Shares to the Purchaser within 5 business days from the date of payment for Shares, but no later than 3 business days before the date of placement of Shares. The obligations of the parties are being executed appropriately.

The Issuer’s management body that approved the transaction: General Shareholders Meeting (participants)

Date of decision on the transaction’s approval: 21.02.2011

Date of the Minutes: 24.02.2011

Minutes No.: № 6

6)

Date of transaction: 06.05.2011

Subject matter of the transaction and other essential terms of the transaction: The Issuer undertakes to transfer through a closed subscription placement into the Purchaser’s ownership, and the Purchaser undertakes to accept and pay for the following securities:

Type and category of securities	Ordinary registered non-certificated shares
Name of the Issuer	“INTER RAO UES” Open-Joint Stock Company
Nominal value of one security in rubles	0.02809767
Issuance state registration number	1-03-33498-Е-002D
Issuance state registration date	16.11.2010
Number of securities purchased in units	841,121,496,000
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles:	0.0535
Total amount of transaction in rubles	45,000,000,036

Parties to the transaction: JSC “INTER RAO UES” — the “Issuer”; INTER RAO Capital JSC — the “Purchaser”

Information on the entities recognized in accordance with Russian laws as interested parties to the transaction:

1.              Full corporate name/short corporate name: State Atomic Energy Corporation “Rosatom”/State Corporation “Rosatom”

2.              Full corporate name/short corporate name: Open Joint-Stock Company “Russian Concern for the Production of Electric and Thermal Energy at Nuclear Power Plants”/OJSC “Rosenergoatom Concern”

3.              Full corporate name/short corporate name: Closed Joint-Stock Company “Atomstroyeksport”/CJSC “Atomstroyeksport”

4.              Full corporate name/short corporate name: Limited Liability Company INTER RAO Invest/LLC INTER RAO Invest

5.              Full corporate name/short corporate name: Closed Joint-Stock Company “INTER RAO Capital”/INTER RAO Capital CJSC

6.              Full name: Ilnar Ilbatyrovich Mirsiyapov

7.              Full name: Oleg Borisovich Oksuzyan

8.              Full name: Dmitry Nikolaevich Palunin

The grounds on which such persons/entities have been recognized as interested parties to the transaction: The specified parties are recognized as being interested on the grounds that their affiliate, JSC “INTER RAO UES”, holds 100% voting shares in the Party to the transaction — INTER RAO Capital JSC. Members of the Management Board of JSC “INTER RAO UES” I.I. Mirsyapov, O.B. Oksuzyan and D.N. Palunin are recognized as interested in the transaction as they are also Members of the Board of Directors in the Party to the transaction — INTER RAO Capital JSC.

Amount of the transaction in rubles: 45,000,000,000

Amount of the transaction as a percentage of book value of the Issuer’s assets on the date of the last completed reporting period preceding the date of transaction: 10.76%

Obligations maturity under the transaction, as well as details on fulfillment of the said obligations: Until discharge of obligations by the parties. The obligations of the parties are being executed appropriately.

The Issuer’s management body that approved the transaction: General Shareholders Meeting

Date of decision on the transaction’s approval: 25.04.2011

Date of the Minutes: 27.04.2011

Minutes No.: 7

7)

Date of transaction: 10.05.2011.

Subject matter of the transaction and other essential terms of the transaction: The Issuer undertakes to transfer via closed subscription placement into the Purchaser’s ownership, and the Purchaser undertakes to accept and pay for the following securities:

Type and category of securities	Ordinary registered non-certificated shares
Name of the Issuer	Open Joint Stock Company “INTER RAO UES”
Nominal value of one security in rubles	0,02809767
Issuance state registration number	1-03-33498-E-002D
Issuance state registration date	16.11.2010

Number of securities purchased in units	686,914,990,355
Price for one security, as defined by the decision of the Issuer’s Board of Directors dated 27.12.2010, (Minutes dated 28.12.2010 No. 36) in rubles:	0.0535
Total amount of the transaction in rubles	36,749,951.98

Parties to the transaction: JSC “INTER RAO UES” — the “Issuer”; INTER RAO Capital JSC — the “Purchaser”

Information on the entities/persons recognized in accordance with Russian laws as interested parties to the transaction

1.              Full corporate name/short corporate name: State Atomic Energy Corporation “Rosatom”/State Corporation “Rosatom”

2.              Full corporate name/short corporate name: Open Joint-Stock Company “Russian Concern for the Production of Electric and Thermal Energy at Nuclear Power Plants”/OJSC “Rosenergoatom Concern”

3.              Full corporate name/short corporate name: Closed Joint-Stock Company “Atomstroyeksport”/CJSC “Atomstroyeksport”

4.              Full corporate name/short corporate name: Limited Liability Company INTER RAO Invest/LLC INTER RAO Invest

5.              Full corporate name/short corporate name: Closed Joint-Stock Company “INTER RAO Capital”/INTER RAO Capital CJSC

6.              Full name: Ilnar Ilbatyrovich Mirsiyapov

7.              Full name: Oleg Borisovich Oksuzyan

8.              Full name: Dmitry Nikolaevich Palunin

The grounds on which such persons/entities have been recognized as interested parties to the transaction: The specified parties are recognized as being interested on the grounds that their affiliate, JSC “INTER RAO UES”, holds 100% of the voting shares in the Party to the transaction — INTER RAO Capital JSC. Members of the Management Board of JSC “INTER RAO UES”, I.I. Mirsyapov, O.B. Oksuzyan and D.N. Palunin are recognized as interested in the transaction as they are also Members of the Board of Directors in the Party to the transaction — INTER RAO Capital JSC.

Amount of the transaction in rubles: 36,749,952,000

Amount of the transaction as a percentage of book value of the Issuer’s assets at the date of the last completed reporting period preceding the date of the transaction: 8.79%

Obligation maturity under the transaction, as well as details on fulfillment of the said obligations: Until discharge of obligations by the parties. The obligations of the parties are being executed appropriately.

The Issuer’s management body that approved the transaction: General Shareholders Meeting (participants)

Date of decision on the transaction’s approval: 25.04.2011

Date of the Minutes: 27.04.2011

Minutes No.: 7

8)

Date of transaction: Inter-connected transactions on 11.05.2011 (first tranche), 19.07.2011 (second tranche), and16.9.2011 (third tranche)

Subject matter of the transaction and other essential terms of the transaction: The Loan Agreement, under which the Lender (JSC “INTER RAO UES”) transfers to the Borrower (INTER RAO Capital JSC) funds in the amount of up to 90 million Russian Federation rubles, and the Borrower agrees to return the same amount within the period stipulated in the Agreement. Funds are provided to the Borrower under the Agreement in tranches based on the written orders of the Borrower. Tranches are provided to be repaid before 01.01.2013. The loan amount: up to 90,000,000,000 rubles. Interest rate: interest-free. Term of the Agreement: valid through 01.01.2013. The purpose of providing facilities: financing of statutory activities. Facilities to be provided in tranches on 11.05.2011, 19.07.2011, and 16.09.2011: 81,750,000,000 rubles (in two tranches of 45,000,000,000 rubles and 36,750,000,000 rubles), 349,000,000 rubles, and 178,114,000 rubles.

Parties to the transaction: JSC “INTER RAO UES” — the “Lender”; INTER RAO Capital JSC — the “Borrower”

Information on the entities recognized in accordance with Russian laws as parties interested in the transaction:

1.               Full corporate name/short corporate name: State Atomic Energy Corporation “Rosatom”/State Corporation “Rosatom”;

2.               Full corporate name/short corporate name: Open Joint-Stock Company “Russian Concern for the Production of Electric and Thermal Energy at Nuclear Power Plants”/OJSC “Rosenergoatom Concern”

3.               Full corporate name/short corporate name: Closed Joint-Stock Company “INTER RAO Capital”/INTER RAO Capital CJSC

The grounds on which such entities have been recognized as interested parties to the transaction: The specified entities are recognized as interested in the said transaction, as their affiliate, JSC “INTER RAO UES”, owns 100% of the shares in INTER RAO Capital JSC, as well as 100% in the authorized capital of LLC “INTER RAO Invest” (jointly with the affiliates of JSC “INTER RAO UES” ).

Amount of the transaction in monetary terms: The first tranche is 81,750,000,000 rubles, the second tranche is 349,000,000 rubles, and the third tranche is 178,114,000 rubles.

Amount of transaction as a percentage of book value of the Issuer’s assets on the date of the last completed reporting period preceding the date of transaction: The first tranche is 19.54% of the book value of assets at the end of the 2nd quarter of 2011, the second tranche is 0.0834% of the book value of assets at the end of the 3rd quarter of 2011, and the third tranche is 0.0354% of the book value of the Issuer’s assets at the end of the 3rd quarter of 2011.

Obligation maturity under the transaction, as well as details on fulfillment of the said obligations: Before 01.01.13. The obligations of the parties are being executed appropriately.

The Issuer’s management body that approved the transaction: General Shareholders Meeting (participants)

Date of decision on the transaction’s approval: 21.02.2011 (first tranche), 25.04.2011 (second and third tranches)

Date of the Minutes: 24.02.11 (first tranche), 27.04.11 (second and third tranches)

Minutes No.: 6 (first tranche), 7 (second and third tranches)

Transactions (group of interconnected transactions) that were interested-party transactions and for which an approval decision was not made by the Issuer’s board of directors (supervisory board) or general shareholders meeting (participants) in cases when such approval was mandatory in compliance with the legislation of the Russian Federation): None of the said transactions were carried out.

For the 1st quarter of 2012:

For the 1st quarter of 2012, no transactions (groups of inter-connected transactions), the price of which would amount to 5 or more percent of the book value of the Issuer’s assets as determined on the basis of its accounting reports as of the last reporting date before the conclusion of the transaction, were carried out.

Transactions (group of interconnected transactions) that were interested-party transactions and for which an approval decision was not made by the Issuer’s board of directors (supervisory board) or general shareholders meeting (participants) in cases when such approval was mandatory in compliance with the legislation of the Russian Federation): None of the said transactions were carried out.

7.7. Information on the Amount of Receivables

The total amount of the Issuer’s receivables with the total amount of overdue receivables separately indicated for the last five completed financial years or for each completed financial year if the Issuer has been operating less than 5 years:

Description of the figure	For 2007	For 2008	For 2009	For 2010	For 2011
Total amount of the Issuer’s receivables in rubles*	181 108 000	15 757 173 000	15 959 097 000	11 328 889 000	61 497 955 000
Total amount of the Issuer’s overdue receivables in rubles	0	394 105 000	789 868 000	0	233 967 000

* Starting from 2007, the total amount of receivables is to be indicated without long-term receivables due to the changes in the accounting data submission procedures. Due to the changes in grouping of the balance sheet items, as approved by the Russian Ministry of Finance Decree dated 02.07.2010 No. 66n, long-term receivables refer to non-current assets. For better comparability of the analyzed parameters, the long-term receivables are excluded from calculation for the entire period under review.

Structure of receivables

Information on the Amount of Receivables *	As of 31.12.11	As of 30.03.12
Receivables from purchasers and customers in rubles	3 773 174 000	19 856 271 000
Including overdue	233 823 000	191 508 000
Receivables under promissory notes in rubles	0	22 954 000
Including overdue	0	0
Receivables from participants as contributions to the authorized capital in rubles	0	0
Including overdue	0	0
Other receivables in rubles	57 724 781 000	58 061 465 000
Including overdue	144 000	2 408 000
Total in rubles	61 497 955 000	77 940 690 000
Including total amount of overdue receivables	233 967 000	193 916 000

* Structure of receivables is indicated without long-term receivables due to the changes in the accounting data submission procedures. Due to the changes in the grouping of balance sheet items, as approved by the Russian Ministry of Finance Decree dated 02.07.2010 No. 66n, long-term receivables refer to non-current assets.

Information on the presence of debtors within the structure of the Issuer’s receivables accounting for no less than 10 percent of the total amount of receivables for the last 5 completed financial years or for each completed financial year, if the Issuer has been operating less than 5 years:

The presence of debtors within the structure of the Issuer’s receivables accounting for no less than 10 percent of the total amount of receivables as of 31.12.2007:

Full corporate name	Open Joint-Stock Company “Teploelectroproject” Institute, branch of the “UES Engineering Center”
Short corporate name	OJSC “Teploelectroproject” Institute, branch of the “UES Engineering Center”
Location	101 Vernadskogo Prospect, Building 3, Moscow, 119526
INN	17701003242
OGRN	1037739359261
Amount of receivables in rubles	34 861 000
Size and condition of overdue receivables	None
The Debtor is not the Issuer’s affiliate.

The presence of debtors within the structure of the Issuer’s receivables accounting for no less than 10 percent of the total amount of receivables as of 31.12.08:

1)

Full corporate name	Open Joint-Stock Company “Foreign Economic Association ‘Technopromexport’”
Short corporate name	OJSC “FEA ‘Technopromexport’”
Location	15 Novy Arbat Street, Building 15, Moscow, 119019
INN	7705713236
OGRN	1067746244026
Amount of receivables in rubles	6 554 876 000
Size and conditions of overdue receivables	None
The Debtor is not the Issuer’s affiliate.

2)

Full corporate name	Closed Joint-Stock Company “INTER RAO UES Baltia”
Short corporate name	CJSC “INTER RAO UES Baltia”

Location	12 Leningradskaya Street, Kaliningrad, 236008 Russian Federation
INN	7706413348
OGRN	1077799032926
Amount of receivables in rubles	3 116 211 000
Size and condition of overdue receivables	None
The Debtor is the Issuer’s affiliate (as of 31.12.2008).
Issuer’s share in the authorized capital of the affiliate	100%
Share of the affiliate’s ordinary shares belonging to the Issuer	100%
Affiliate’s share in the authorized capital of the Issuer	4.31%
Share of the Issuer’s ordinary shares belonging to the affiliate	4.31%

The presence of debtors within the structure of the Issuer’s receivables accounting for no less than 10 percent of the total amount of receivables as of 31.12.09:

1)

Full corporate name	Open Joint-Stock Company “Foreign Economic Association ‘Technopromexport’”
Short corporate name	OJSC “FEA ‘Technopromexport’”
Location	15 Novy Arbat Street, Building 15, Moscow, 119019
INN	7705713236
OGRN	1067746244026
Amount of receivables in rubles	2 427 583 000
Size and condition of overdue receivables	None
The Debtor is not the Issuer’s affiliate.

2)

Full corporate name	Closed Joint-Stock Company “INTER RAO Capital”
Short corporate name	JSC “INTER RAO Capital”
Location	27 Bolshaya Pirogovskaya Street, Moscow, 119435
INN	7701296415

OGRN	1027700091286
Amount of receivables in rubles	3 156 538 430
Size and condition of overdue receivables	None
The Debtor is the Issuer’s affiliate (as of 31.12.09).
Issuer’s share in the authorized capital of the affiliate	100%
Share of the affiliate’s ordinary shares belonging to the Issuer	100%
Affiliate’s share in the authorized capital of the Issuer	4.3122%
Share of the Issuer’s ordinary shares belonging to the affiliate	4.3122%

Information on the presence of debtors within the structure of the Issuer’s receivables accounting for no less than 10 percent of the total amount of receivables as of 31.12.10:

Full corporate name	Closed Joint-Stock Company “INTER RAO Capital”
Short corporate name	JSC “INTER RAO Capital”
Location	27 Bolshaya Pirogovskaya Street, Moscow, 119435
INN	7701296415
OGRN	1027700091286
Amount of receivables in rubles	1 463 287 000
Size and condition of overdue receivables	None
The Debtor is the Issuer’s affiliate (as of 31.12.10).
Issuer’s share in the authorized capital of the affiliate	100%
Share of the affiliate’s ordinary shares belonging to the Issuer	100%
Affiliate’s share in the authorized capital of the Issuer	1.08715%
Share of the Issuer’s ordinary shares belonging to the affiliate	1.08715%

The presence of debtors within the structure of the Issuer’s receivables accounting for no less than 10 percent of the total amount of receivables as of 31.12.11:

Full corporate name	Closed Joint-Stock Company “INTER RAO UES Capital”
Short corporate name	“INTER RAO UES Capital” CJSC
Location	27 Bolshaya Pirogovskaya Street, Moscow,

119435
INN	7701296415
OGRN	1027700091286
Amount of receivables in rubles	52 757 000
Size and condition of overdue receivables	None
The Debtor is the Issuer’s affiliate (as of 31.12.11).
Issuer’s share in the authorized capital of the affiliate	100%
Share of the affiliate’s ordinary shares belonging to the Issuer	100%
Affiliate’s share in the authorized capital of the Issuer	12.54455%
Share of the Issuer’s ordinary shares belonging to the affiliate	12.54455%

VIII. ACCOUNTING (FINANCIAL) STATEMENTS OF THE ISSUER AND OTHER FINANCIAL INFORMATION

8.1. Annual Accounting (Financial) Statements of the Issuer

a) The Issuer’s annual accounting (financial) statements for which the prescribed period of submission has expired, or which were prepared before expiration of such period, for the last three completed financial years preceding the date of approval of the securities prospectus, or for each completed financial year, if the Issuer has been operating less than three years, prepared in accordance with the laws of the Russian Federation, with the auditor’s (auditors) opinion with respect of the said accounting (financial) statements to be attached:

The Issuer’s accounting statements for 2009 (as of 31.12.2009) are given in Appendix I to this Prospectus as follows:

•                  Form No. 1 “Balance Sheet” as of 31.12.2009;

•                  Form No. 2 “Profit and Loss Statement” for the period from January 1 to December 31, 2009;

•                  Form No. 3 “Statement of Changes in Equity” for 2009;

•                  Form No. 4 “Statement of Cash Flows” for 2009;

•                  Form No. 4 “Appendix to the Balance Sheet” for 2009;

•                  Explanatory note to the accounting statements for 2009; and

•                  The Auditor’s Opinion on Accounting Statements for 2009.

The Issuer’s Accounting Statements for 2010 (as of 31.12.10) are given in Appendix II to this Prospectus as follows:

•                  Form No. 1 “Balance Sheet” as of 31.12.10;

•                  Form No. 2 “Profit and Loss Statement” for 2010;

•                  Form No. 3 “Statement of Changes in Equity” for 2010;

•                  Form No. 4 “Statement of Cash Flows” for 2010;

•                  Form No. 4 “Appendix to the Balance Sheet” for 2010;

•                  Explanatory note to the accounting statements for 2010; and

•                  The Auditor’s Opinion on Accounting Statements for 2010.

The Issuer’s Accounting Statements for 2011 (as of 31.12.11) are given in Appendix III to this Prospectus as follows:

•                  Form No. 1 “Balance Sheet” as of 31.12.11;

•                  Form No. 2 “Profit and Loss Statement” for 2011;

•                  Form No. 3 “Statement of Changes in Equity” for 2011;

•                  Form No. 4 “Statement of Cash Flows” for 2011;

•                  Clarifications to the Balance Sheet and Profit and Loss Statement for 2011;

•                  Explanatory note to the accounting statements for 2011; and

•                  The Auditor’s Opinion on Accounting Statements for 2011.

b) The annual accounting (financial) statements have been prepared in accordance with International Financial Reporting Standards (IFRS), or internationally recognized rules other than IFRS:

The Issuer has not prepared the annual accounting (financial) statements drawn up in accordance with International Financial Reporting Standards (IFRS), or internationally recognized rules other than IFRS.

8.2. Quarterly Accounting (Financial) Statements of the Issuer

a) The Issuer’s quarterly accounting (financial) statements for the last completed financial quarter (the reporting period consisting of 3, 6 or 9 months of the financial year) preceding the date of approval of the securities prospectus for which the prescribed period of submission has expired, or which has been prepared before the expiration of such period, in accordance with the laws of the Russian Federation:

The Issuer’s Accounting statements as of 30.03.2012 are given in Appendix IV to this Prospectus as follows:

•                  Form No. 1 “Balance Sheet” as of 30.03.12; and

•                  Form No. 2 “Profit and Loss Statement” for the period from 01.01.2012 to 30.03.2012.

b) The quarterly accounting (financial) statements have been prepared in accordance with International Financial Reporting Standards (IFRS), or internationally recognized rules other than IFRS:

The Issuer has not prepared the quarterly accounting (financial) statements drawn up in accordance with International Financial Reporting Standards (IFRS), or internationally recognized rules other than IFRS.

8.3. Consolidated Accounting (Consolidated Financial) Statements of the Issuer

a) The Issuer’s summarized (consolidated) accounting statements drawn up in accordance with the laws of the Russian Federation for the last three completed financial years preceding the date of approval of the securities prospectus, for which the submission period has expired, or for each completed financial year, if the Issuer has been operating less than three years:

No consolidated accounting (consolidated financial) statements prepared in accordance with the requirements established by the laws of the Russian Federation for 2009—2011 were drawn up. According to paragraph 8.3 (b) of Annex 2 (B) to the Regulation on Information Disclosure by issuers of securities, approved by Order of FFMS of Russia of 04.10.2011 No.11-46/pz-n, when presenting in the prospectus the annual consolidated financial statements prepared in accordance with International Financial Reporting Standards or any other non-IFRS internationally recognized rules, the consolidated financial statements of the Issuer for the respective periods, prepared in accordance with the requirements established by the legislation of the Russian Federation may be not presented.

The Issuer submits annual consolidated financial statements prepared in accordance with International Financial Reporting Standards (IFRS) for the same periods.

б) The annual consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS), or internationally recognized rules other than IFRS, for the last three completed financial years preceding the date of approval of the securities prospectus, or for each completed financial year if the Issuer has been operating for less than three years:

Consolidated financial statements prepared in accordance with International Financial Reporting Standards (IFRS) as of 31.12.2009 are given in Appendix V to this Prospectus as follows:

•                                          Independent auditor’s opinion;

•                                          Combined and consolidated statement of financial position;

•                                          Combined and consolidated statement of comprehensive income;

•                                          Combined and consolidated statement of cash flows;

•                                          Combined and consolidated statement of changes in equity; and

•                                          Notes to the combined and consolidated financial statements.

The Issuer’s consolidated financial statements prepared in accordance with International Financial Reporting Standards (IFRS) as of 31.12.2010 are given in Appendix VI to this Prospectus as follows:

•                  Independent auditors’ opinion;

•                  Consolidated statement of financial position;

•                  Consolidated statement of comprehensive income;

•                  Consolidated statement of cash flow;

•                  Consolidated statement of changes in equity; and

•                  Notes to the financial statements.

The Issuer’s consolidated financial statements prepared in accordance with International Financial Reporting Standards (IFRS) as of 31.12.11 are given in Appendix VII to this Prospectus as follows:

•                  Independent auditors’ opinion;

•                  Consolidated statement of financial position;

•                  Consolidated statement of comprehensive income;

•                  Consolidated statement of cash flow;

•                  Consolidated statement of changes in equity; and

•                  Notes to the consolidated financial statements.

8.4. Information on the Accounting Policy of the Issuer

The Issuer’s principal accounting policies independently defined by the Issuer in accordance with the laws of the Russian Federation on accounting and approved by the order or decree of a person responsible for organization and state of the Issuer’s accounting:

The Issuer’s principal accounting policies for 2009:

1.                                      Basis for preparation

The Company’s accounting statements have been prepared according to the rules of accounting and reporting that are in effect in the Russian Federation; particularly, Federal Act No. 129-FZ of November 21, 1996 “On Accounting”, Rules of Accounting

“Accounting Policy of Organization” PBU 1/2008, as approved by the Order of the RF Ministry of Finance dated December 09, 1998, No. 60n, Rules of Accounting and Reporting in the Russian Federation, as approved by the Order of the RF Ministry of Finance dated July 29, 1998, No. 34n, Rules of Accounting “Accounting Statements of the Organization” PBU 4/99, as approved by the Order of the RF Ministry of Finance of July 06, 1999, No. 43n. There are no deviations from the established rules of estimation for line items of the accounting statement.

2.                                      Assets and liabilities expressed in foreign currencies

When accounting for business operations effected in foreign currencies, the official exchange rate between a foreign currency and ruble which is in effect on the date of effecting an operation is applied. The value of bank notes in the Company’s hand, funds in bank accounts (bank deposits), fiscal and payment documents, securities (except for shares), and resources in settlement, including under debentures (except for advance payment funds received and provided, and pre-payment), expressed in a foreign currency, are reflected in the accounting statement in the amounts calculated based on official exchange rates in effect as of December 31.

Foreign currency differences arising during the year on transactions with assets and liabilities in foreign currency, as well as within their reconversion as per the reporting date are attributed to the financial results as other revenues/expenses.

3.                                      Short-term and long-term assets and liabilities

Financial investments, receivables and payables in the balance sheet, including loans and borrowings are attributed to a short-term category if their maturity does not exceed 12 months starting with the balance sheet date. The rest of these assets and liabilities are presented in a long-term category.

4.                                      Intangibles assets

The structure of the Company’s intangible assets includes exclusive rights to computer programs and registered rights to use a trademark, acquired under the assignment agreement. Depreciation of these assets is charged using a linear method based on the following periods of useful operation:

•                  rights to computer programs — from 2 to 10 years; and

•                  rights to use the trademark — from 7 to 10 years.

In the balance sheet, intangible assets are shown at their initial value, minus the depreciation charges for the entire period of use.

5.                                     Fixed assets

The structure of fixed assets includes property with a period of useful operation exceeding 12 months. Residential objects, including apartments, are taken into account in the structure of fixed assets.

Real estate objects completely constructed, accepted for operation and actually used, and documents which have been transferred for state registration, are taken into account separately in the structure of fixed assets.

Acquired objects with an initial unit value of up to 20,000 rubles are taken into account in the structure of inventories.

Fixed assets have been accepted for accounting at the actual cost of purchase (construction) thereof.

In the balance sheet, fixed assets are shown at their initial value, minus depreciation accumulated during the period of operation.

In 2009 the Company reappraised plants and equipment at the current replacement cost determined by an independent appraiser as per 01.01.2009. Reappraisal has been carried out with respect to the following equipment:

•                            steam boilers other than boilers for central heating;

•                            equipment for distribution of electricity and control equipment;

•                            equipment for controlling technological processes.

Reappraisal results are taken into account in the balance sheet data as of the end of 2009. The amounts of increase in the initial cost of these facilities and accumulated depreciation are charged to the additional capital. Fixed asset depreciation for 2009 has been charged, taking into account the fixed asset reappraisal held as per 01.01.2009.

Deprecation of fixed assets is charged using a linear method.

Depreciation of fixed assets, including the fixed assets received from the reorganization in 2008, are calculated based on the periods of useful operation determined according to the classification of fixed assets included in depreciation groups, approved by the Decree of the RF Government of January 1, 2002, № 1. The periods of useful operation accepted by the Company, by fixed asset group, are given below.

Fixed asset group	Period of useful operation (number of years) of objects accepted on balance sheet
Buildings	7 - 101
Structures and transmitting equipment	13 - 40
Plant and equipment	7 - 30
Transport vehicles	5 - 15
Production and economic inventory	3 - 10
Other types of fixed assets	0
Land plots and objects of natural resources	0

No depreciation is charged on:

•                                land plots;

•                                objects completely depreciated but not written off from the balance sheet;

•                                fixed assets temporarily closed down.

Incomes and costs from disposal of fixed assets are reflected in the profit and loss statement in the structure of other incomes and costs.

Interests on borrowed funds received for purchase, construction, or manufacture of fixed assets, charged prior to acceptance of the relevant fixed assets for accounting, are included in their initial value, and those charged after acceptance of fixed assets for accounting are reflected in the profit and loss statement in the structure of other costs.

Leased fixed assets are reflected off-balance at the value specified in the lease agreement.

6.                                       Financial investments

Financial investments are accepted for accounting at the actual costs of purchase thereof.

Financial investments, the current market value of which cannot be determined, have been reflected in the accounting statement at the end of the accounting year at their accounting (book) value, minus the provision for depreciation of financial investments, formed with respect to assets for which there are conditions for steady depreciation on the reporting date.

The provision for depreciation of financial investments is formed once a year, based on the results of an inventory as of December 31 of the accounting year. When determining the amount of the provision, the Company, based on available information, determines the estimated value of financial investments which have signs of steady depreciation, and the provision for depreciation of financial investments is formed for the amount of excess in the accounting (book) value of such investments over their estimated value.

The total amount of the provision formed is attributed to other costs.

If an asset is disposed which has been accepted for accounting as a financial investment for which the market value cannot be determined, its value is determined based on the initial value of each unit of financial investments.

Incomes and costs from financial investments are reflected in the structure of other incomes and costs.

7.                                      Inventories

Inventories have been evaluated in the amount of actual costs of purchase (manufacture) thereof. A provision has been formed for the amount of depreciation of materials whose provision has been attributed to an increase in other costs.

Assessment of inventories upon their disposal is determined:

•                                based on the actual prime cost of each unit with respect to the goods written off for resale (purchased electricity (power) and others);

•                                according to a FIFO method — for all other inventories.

8.                                      Deferred costs

Costs incurred by the Company in the accounting year but related to forthcoming reporting periods have been reflected as deferred costs. These costs are written off evenly during the period to which they relate. The duration of such period is fixed at the moment of acceptance of deferred costs for accounting.

The structure of deferred costs includes such costs as: software products for which the Company has no exclusive rights; licenses and certificates obtained; compensation paid to advisers and/or intermediaries for the conclusion of agreements that form a source of economic benefit to the Company during several reporting periods; welfare leave allowances paid to the employee in the reporting month for the days of leave accounting for the following months (including mandatory deductions); and other costs.

Deferred costs are written off to their purposes evenly during the periods to which they relate.

Deferred costs related to periods after expiration of the year following the accounting year have been shown on the balance sheet in the long-term assets section on the line “Other non-current assets”.

9.                                      Accounts receivable from buyers and customers

Accounts receivable from buyers and customers have been determined based on the prices fixed by agreements between the Company and buyers (customers), taking into account all discounts (surcharges) provided/charged by the Company, VAT and prices established by law.

Bad debts written off the balance sheet once were recognized as such.

10.                               Authorized, additional and reserve capital

The authorized capital is reflected in the amount of the nominal value of ordinary shares. The amount of the authorized capital corresponds to that established in the Articles of the Company.

The Company’s additional capital includes the amount of increase in the value of fixed assets determined during appraisal, and issuance income obtained as a result of allotment of the Company’s shares at a price exceeding their nominal value.

According to the Articles, the Company forms a reserve fund equal to 15% of the authorized capital.

11.                               Loans and borrowings received

The Company considers loans attracted in accordance with a maturity as part of short-term or long-term liabilities. The Company transfers liabilities from long-term to short-term when, according to the terms of agreement, less than 365 days remain until repayment of the principal part of the debt.

The Company charges monthly payable interests. Additional costs incurred in connection with obtaining credit and loans, are charged to other expenses in full at the time of occurrence.

12.                               Recognition of revenues (proceeds)

Proceeds from sale of goods and products, and from provision of services (performance of work) are recognized as products are shipped (services are provided) to buyers, and they produce settlement documents. They are reflected in the statement minus value-added tax.

The structure of other revenues includes proceeds from lease of property, interests charged upon borrowed funds provided (including upon deposits placed), revenues from sale of currency and fixed assets, disposal of financial investments and other assets, penalties under agreements in the area of power trade-in, profit from previous years, exchange differences, etc.

13.                               Recognition of costs

The Company’s costs are recognized in the reporting period in which they are incurred, irrespective of payment of funds.

The prime cost of trading transactions (purchase of electricity (power) in the domestic market, import of electricity, sale of electricity without delivery to the RF customs territory) consists in the costs of purchase of electricity and power.

The prime cost of products manufactured includes plants’ general production and general business costs. General production and general business costs are distributed among the kinds of products manufactured pro rata to the production cost price of separate kinds of products.

The Company’s commercial costs are not distributed among the prime cost of separate kinds of sales. The structure of commercial costs includes costs of transportation of electricity, loss of electricity, customs payments, wages of personnel engaged in trading and selling activity, etc.

Management costs of the Company’s Executive Office are not distributed among the prime cost of separate kinds of sales.

The structure of other costs includes costs connected with lease of property, interests charged upon borrowed funds provided, costs of sale of currency and fixed assets, disposal of financial investments and other assets, penalties under agreements in the area of trade capacity, losses of previous years, exchange differences, etc.

14.                               Provisions for forthcoming costs

The Company does not create provisions for future costs.

15.                               Segment reporting

Risks and profits of the Company depend mainly on distinctions between the geographical regions where the Company sells electricity. Thus, the initial accounting segment is geographical — by region of sales markets.

Incomes of the initial segment are distributed among segments, depending on the geographically specified place of transfer of the right of ownership from the Company to the buyer of electricity (irrespective of the country of the buyer’s incorporation).

The secondary segment is operating. The Company discloses information on operating segments in the context of the proceeds and assets received.

The Issuer’s principal accounting policies for 2010:

Basic approaches to preparation of the annual accounting statements:

The Company’s accounting statements have been prepared according to the rules of accounting and reporting that are in effect in the Russian Federation; particularly, Federal Act No. 129-FZ of November 21, 1996 “On Accounting”; Rules of Accounting “Accounting Policy of Organization” PBU 1/2008, as approved by the Order of the RF Ministry of Finance dated December 09, 1998, No. 60n; Rules of Accounting and Reporting in the Russian Federation, as approved by the Order of the RF Ministry of Finance dated July 29, 1998, No. 34n; Rules of Accounting “Accounting Statements of the Organization” PBU 4/99, as approved by the Order of the RF Ministry of Finance of July 06, 1999, No. 43n. There are no deviations from the established rules of estimation for line items in the accounting statement.

Uncertainty of estimated values:

Below are the given basic assumptions concerning future events, as well as other sources of uncertainty for estimated values on the reporting date, which imply considerable risk of the necessity to make material adjustments in the book value of assets and liabilities in the next reporting year:

•                                provision for bad debts;

•                                provision for depreciation of financial investments;

•                                provision for depreciation of inventories; and

•                                provision for future costs.

Fixed assets:

The structure of fixed assets includes property with a period of useful operation exceeding 12 months. Residential objects, including apartments, are taken into account in the structure of fixed assets.

Real estate objects completely constructed, accepted for operation, actually being used, and the documents for which have been transferred for state registration, are taken into account separately in the structure of fixed assets.

Acquired objects with an initial unit value of up to 20,000 rubles are taken into account in the structure of inventories.

Fixed assets have been accepted for accounting at the actual cost of purchase (construction) thereof.

If the current (replacement) value of fixed assets differs considerably from the value at which they are reflected in the Company accounting, then a reappraisal of groups of similar fixed assets is carried out at the beginning of the reporting period at the current (replacement) value. Any deviation of the total replacement value of a group of similar objects from the current (replacement) value of such group of similar objects by 20% is considered material.

Reappraisal is carried out in respect to the following equipment:

•                                steam boilers other than boilers for central heating;

•                                equipment for electrical distribution and control equipment; and

•                                equipment for controlling technological processes.

As of 31.12.2009, the total estimated replacement value of fixed assets has not changed significantly, which has allowed the Company to forego a reappraisal with respect to the chosen group of similar objects as of 01.01.2010.

In the accounting statements, fixed assets are shown at their initial value, minus depreciation accumulated during the period of operation.

Depreciation of fixed assets is calculated using a linear method.

Depreciation of fixed assets, including the fixed assets received from the reorganization in 2008, are calculated based on the periods of useful operation determined according to the classification of fixed assets included in depreciation groups, approved by the Decree of the RF Government of January 1, 2002, No. 1. Periods of useful operation by fixed asset group approved by the Company are given below.

Fixed asset group	Period of useful operation (number of years) of objects accepted on the balance sheet
Buildings	7 - 101
Structures and transmitting equipment	13 - 40
Plant and equipment	7 - 30
Transport vehicles	5 - 15
Production and economic inventory	3 - 10
Other types of fixed assets	3 - 15
Land plots and natural resources	—

No depreciation is calculated on:

•                                land plots;

•                                objects completely depreciated but not written off from the balance sheet;

•                                fixed assets temporarily closed down.

Incomes and costs from disposal of fixed assets are reflected in the profit and loss statement in the structure of other incomes and costs.

Expenses under credit and loans received for purchase, construction, or manufacture of fixed assets charged prior to acceptance of the relevant fixed assets for accounting are included in their initial value, and those charged after acceptance of fixed assets for accounting are reflected in the profit and loss statement in the structure of other costs.

Leased fixed assets are reflected off-balance at the value specified in the lease agreement.

Intangible assets

Intangible assets are accepted for accounting at their initial value. The initial value of intangible assets acquired for a consideration, is specified in the amount of actual costs of purchase.

The initial value of intangible assets received under agreements providing for fulfillment of liabilities in kind is determined based on the value of goods (assets) transferred or subject to transfer.

If it is impossible to determine the value of goods (assets) transferred or subject to transfer under such agreements, the value of intangible assets received by the Company is fixed based on the price at which similar intangible assets are acquired in comparable circumstances. The Company has not acquired intangible assets for consideration in kind in the reporting period.

The structure of the Company’s intangible assets includes exclusive rights to computer programs and registered rights to use a trademark acquired under the assignment agreement. Depreciation of these assets is calculated using a linear method based on the following periods of useful operation:

•                                rights to computer programs - from 2 to 10 years; and

•                                rights to use the trademark - from 7 to 10 years.

In the accounting statements, intangible assets are shown at their initial value, minus the depreciation charges for the entire period of use.

Expenses for research and development, experiment/design and technology works:

Information concerning the costs of research and development, experiment/design and technology works is reflected on the balance sheet as investments into non-current assets.

Costs of research and development, experiment/design and technology works are subject to writing off to costs for usual kinds of activity during the fixed period of useful operation. If use of the results of a certain research and development, experiment/design and technology work in the manufacture of products (performance of work, provision of services) or for the Company’s administrative needs is terminated, the amount of costs is subject to be written off to costs for the reporting period. Decision on non-use of the R&D results is made based on an analysis of the Company’s middle-term and/or long-term development plans.

In the structure of other non-current assets the Company reflects costs of research and development, experiment/design and technology work with a period of useful operation of 12 months in the line item entitled “Research and Development Results”. Writing these off to costs is carried out using a linear method.

Inventories:

Inventories have been evaluated in the amount of actual costs of purchase (manufacture) thereof. A provision has been formed for the amount of depreciation of materials, and this provision has been attributed to an increase in other costs. In calculating the provision the method was used according to which the market value (possible sale price) of low-turnover stocks was determined, except for inventories included in the following groups:

•                                materials transferred for processing; and

•                                special equipment and special clothing in operation.

A turnover rate is considered low if the amount of inventories written off to costs during the reporting period is less than 5% of their accounting value at the beginning of the accounting year.

Assessment of inventories upon their disposal is determined:

•                                based on the actual prime cost of each unit with respect to the goods written off for resale (purchased electricity (power)); or

•                                according to a FIFO method — for all other inventories.

Receivables:

Accounts receivable from buyers and customers have been determined based on the prices fixed by agreements between the Company and buyers (customers), taking into account all discounts (surcharges) provided/charged by the Company and VAT.

The Company creates provisions for bad debts. The provision is formed for each bad debt not repaid within a period exceeding 1 month, unless secured with pledge, surety or a bank guarantee.

The main factor influencing calculation of the provision amount is the period of delay in payment. The following principles for charging the provision are approved by the Company:

Period of delay in payment, months	Provision, %
Over 12 months	100
From 6 to 12 months	50
From 3 to 6 months	15

From 1 to 3 months	5
Less than 1 month	No provision is formed

Revenues:

Proceeds from sale of goods and products, and from provision of services (performance of work) are recognized as products are shipped (services are provided) to buyers, and they produce settlement documents. They are reflected in the statement minus value-added tax.

Proceeds are accepted for accounting in the amount calculated in monetary terms equal to the amount of cash and other property received, and (or) to the amount of receivables (subject to the provisions of clause 3 of the Rules of Accounting “Incomes of Organization” PBU 9/99 No. 32n (as amended on December 30, 1999, March 30, 2001, September 18, 2006, and on November 27, 2006)). If the funds received cover a part of proceeds only, then the proceeds accepted for accounting are determined as the amount of the funds received and the receivables (to the extent not covered by the funds received).

Proceeds are recognized by the Company in accounting if the following conditions are met simultaneously:

•                                the organization is entitled to such proceeds, as follows from a certain agreement, or as duly confirmed otherwise;

•                                the amount of proceeds may be determined;

•                                there is confidence that economic benefits will grow as a result of a certain transaction;

•                                the right of ownership (possession, use, or disposal) for products (goods) has passed from the organization to the buyer, or the work has been accepted by the customer (a service has been provided); and

•                                the costs, which have been or may be incurred in connection with such transaction, may be determined.

The structure of other incomes includes proceeds from lease of property, interests charged upon borrowed funds provided (including upon deposits placed), incomes from participation in other organizations, incomes from revaluation of financial investments, incomes from the sale of currency and fixed assets, disposal of financial investments and other assets, penalties under agreements in the area of trade capacity, profit from previous years, exchange differences, etc.

Costs:

The Company’s costs are recognized in the reporting period in which they are incurred, irrespective of payment of funds.

The prime cost of trading transactions (purchase of electricity (power) in the domestic market, import of electricity, sale of electricity without delivery to the RF customs territory) consists of the costs for purchase of electricity and power.

The prime cost of products manufactured includes plants’ general production and general business costs. General production and general business costs are distributed among the kinds of products manufactured pro rata to the production cost price of separate kinds of products.

The Company’s commercial costs are not distributed among the prime cost of separate kinds of sales. The structure of commercial costs includes costs of transportation of electricity, loss of electricity, customs payments, wages of personnel engaged in trading and selling activities, etc.

Management costs of the Company’s Executive Office are not distributed among the prime cost for separate kinds of sales.

The structure of other costs includes costs connected with lease of property, interest charged upon loans provided, costs of the sale of currency and fixed assets, disposal of financial investments and other assets, penalties under agreements in the area of trade capacity, losses from previous years, exchange differences, etc.

Accounting for loans and credit:

Indebtedness under a loan and/or credit is reflected by the Company in the amount of the funds actually received or in the value of other asset assessments stipulated by an agreement at the moment of actual transfer of the funds or other assets.

Indebtedness at the end of the reporting period is stated subject to interest payable in the structure of payables. The Company charges interest depending on the terms of the agreement.

Indebtedness under loans and/or credits received is subdivided into short-term and long-term accounting, as well as into mature and overdue. The Company transfers liabilities from long-term to short-term when, according to the terms of agreement, less than 365 days remain until repayment of the principal part of the debt.

Additional charges connected with receipt of loans and/or credit are included as a lump sum in the structure of other costs at the moment they arise.

Financial investments:

Financial investments are accepted for accounting at the actual costs of purchase thereof.

Financial investments, the current market value of which may be determined according to an established procedure, have been reflected in the accounting statement at the end of the accounting year at their current market value. The difference between the current market value of financial investments on the reporting date and the previous evaluation of financial investments is attributed to financial results in the structure of other incomes and costs.

Financial investments for which the current market value cannot be determined have been reflected in the accounting statement at the end of the accounting year at their accounting (book) value, minus the provision for depreciation of financial investments, formed in respect to assets for which there are conditions for steady depreciation on the reporting date.

The provision for depreciation of financial investments is formed once a year, based on the results of an inventory as of December 31 of the accounting year. When determining the provision amount, the Company, based on available information, determines the estimated value of financial investments, which show signs of steady depreciation, and the provision for depreciation of financial investments is formed for the amount of the excess in the accounting (book) value of such investments over their estimated value.

Concerning loans provided to third parties, the Company forms the provision for depreciation based on the following principles:

Period of delay in payment, months	Provision, %
Over 36 months	100
From 30 to 36 months	75
From 24 to 30 months	50
From 18 to 24 months	25
From 12 to 18 months	10
From 6 to 12 months	5
Less than 6 months	No provision is formed

The total amount of the provision formed is attributed to other costs.

Accounting for operations on REPO transactions is carried out according to the procedure similar to accounting of loans provided. Incomes from REPO transactions are determined as the difference between the price of purchase and repurchase of the object of a transaction, and are reflected in the structure of interest incomes.

If an asset is disposed, which has been accepted for accounting as a financial investment and for which the market value cannot be determined, its value is determined based on the initial value of each unit of financial investment.

Incomes and costs from financial investments are reflected in the structure of other incomes and costs.

Methods for property assessment

In accordance with paragraph 1, Art. 11 of the Federal Law No. 129-FZ, assets and liabilities are evaluated for their reflection in accounting and in the accounting statement in monetary terms.

Property acquired for consideration is evaluated by summing up the actual costs of purchase thereof; property received on a free-of-charge basis — at its market value on the date of registration; and property produced by the organization — at the cost of manufacture thereof.

Depreciation of fixed assets and intangible assets is calculated irrespective of the results of the Company’s business activities in the reporting period.

Other:

Assets and liabilities expressed in foreign currencies

When accounting for business operations effected in foreign currencies, the official exchange rate between the foreign currency and ruble that is in effect on the date of effecting an operation is applied. The value of bank notes in the Company’s hand, funds in bank accounts (bank deposits), fiscal and payment documents, securities (except for shares), resources in settlement, including under debentures (except for advance payment funds received and provided, and pre-payment), expressed in a foreign currency, are reflected in the accounting statement in the amounts calculated based on the official exchange rates in effect as of December 31.

Exchange differences are attributed to the Company’s financial results as other incomes or other costs, except for an exchange difference connected with formation of the authorized capital of the Company, which is attributed to the additional capital.

Accounting for term transaction financial instruments

The Company effects operations with term transaction financial instruments (TTFI) with the purpose of hedging the currency, interest and other risks.

When effecting operations with TTFI, settlements connected with fulfillment of relevant contracts are reflected in accounting. No records are made in accounting at the moment of entering a transaction.

Incomes and costs from operations with TTFI are determined on the date of closure of the reporting period, on the date of effecting interim settlements (if provided for by an agreement) and on the date of closure of a transaction.

The financial result from transactions with TTFI on hedging the interest risk under a credit is reflected in the structure of interest receivable (payable), and for other transactions in the structure of other incomes/charges.

Deferred costs

Costs incurred by the Company in the accounting year, but related to forthcoming reporting periods, have been reflected as deferred costs. These costs are written off evenly during the period to which they relate. The duration of such period is fixed at the moment of acceptance of deferred costs for accounting.

The structure of deferred costs includes such costs as: software products for which the Company has no exclusive rights; licenses and certificates obtained; compensation paid to advisers and/or intermediaries for the conclusion of agreements forming a source of economic benefit to the Company during several reporting periods and other costs.

Deferred costs are written off to their purposes evenly during the periods to which they relate.

Deferred costs related to periods after expiration of the year following the accounting year have been shown in the balance sheet within the long-term assets section on the line “Other non-current assets”.

Authorized, additional and reserve capital

The Authorized capital is reflected in the amount of the nominal value of ordinary shares. The amount of the authorized capital corresponds to that fixed in the Articles of the Company.

The Company’s additional capital includes the amount of increase in the value of fixed assets, determined when reappraising issuance income obtained as a result of allotment of shares of the Company at a price exceeding their nominal value.

According to the Articles, the Company forms a reserve fund equal to 15% of the authorized capital.

Segment reporting

Risks and profits of the Company depend mainly on distinctions between the geographical regions in which the Company sells electricity. Thus, the initial accounting segment is geographical — by sales market regions.

Incomes of the initial segment are distributed among segments, depending on the geographically specified place of transfer of the right of ownership from the Company to the buyer of electricity (irrespective of the country of the buyer’s incorporation).

The secondary segment is operating. The Company discloses information on operating segments in the context of the proceeds and assets received.

The Issuer’s principal accounting policies for 2011 and 2012:

Basic approaches to preparation of the annual accounting statement:

The Company’s accounting statements have been prepared according to the rules of accounting and reporting that are in effect in the Russian Federation; particularly, Federal Act No. 129-FZ of November 21, 1996 “On Accounting”; Rules of Accounting “Accounting Policy of Organization” PBU 1/2008, as approved by the Order of the RF Ministry of Finance dated December 09, 1998, No. 60n; Rules of Accounting and Reporting in the Russian Federation, as approved by the Order of the RF Ministry of Finance dated July 29, 1998, No. 34n; Rules of Accounting “Accounting Statements of the Organization” PBU 4/99, as approved by the Order of the RF Ministry of Finance of July 06, 1999, No. 43n. There are no deviations from the established rules of estimation for line items in the accounting statement.

Uncertainty of estimated values

Below are given the basic assumptions concerning future events, as well as other sources of uncertainty for estimated values on the reporting date, which imply considerable risk of the necessity to make material adjustments in the book value of assets and liabilities for the next reporting year:

•                                provision for bad debts;

•                                provision for depreciation of financial investments;

•                                provision for depreciation of inventories;

•                                provision for forthcoming costs;

•                                provision created due to conventional facts of economic activity.

Fixed assets

The structure of fixed assets includes property with a period of useful operation exceeding 12 months. Residential objects, including apartments, are taken into account in the structure of fixed assets.

Real estate objects completely constructed, accepted for operation, actually being used, and the documents for which have been transferred for state registration, are taken into account separately in the structure of fixed assets.

Acquired objects with an initial unit value of up to 40,000 rubles are taken into account in the structure of inventories.

Fixed assets have been accepted for accounting at the actual cost of purchase (construction) thereof.

If the event that the fixed assets are being acquired under agreements providing for fulfillment of liabilities in kind, the value of assets transferred or being subject to transfer shall be considered as the initial value of such objects. Value of assets transferred or being subject to transfer by the Company shall be set based on the price at which the Company defines the value of similar assets in ordinary practice within comparable circumstances. The Company has not acquired fixed assets for consideration in kind within the reporting period.

If the current (replacement) value of fixed assets differs considerably from the value at which they are reflected in the Company’s accounting, then a reappraisal of groups of similar fixed assets is carried out at the beginning of the reporting period at the current (replacement) value. Any deviation of the total replacement value of a group of similar objects from the current (replacement) value of such group of similar objects by 20% is considered material.

Reappraisal is carried out with respect to the following equipment:

•                                steam boilers other than boilers for central heating;

•                                equipment for electrical distribution and control equipment; and

•                                equipment for controlling technological processes.

As of 31.12.2010, the total estimated replacement value of fixed assets has not changed insignificantly, which has allowed the Company to forego a reappraisal with respect to the chosen group of similar objects as of 01.01.2011.

In the accounting statements, fixed assets are shown at their initial value, minus depreciation accumulated during the period of operation.

Depreciation of fixed assets is calculated using a linear method.

Depreciation of fixed assets, including fixed assets received from the reorganization in 2008, are calculated based on the periods of useful operation determined according to the classification of fixed assets included in depreciation groups, approved by the Decree of the RF Government of January 1, 2002, No. 1. Periods of useful operation by fixed asset groups approved by the Company are given below.

Fixed asset group	Period of useful operation (number of years) of objects accepted on balance sheet
Buildings	7 - 101
Structures and transmitting equipment	13 - 40
Plant and equipment	7 - 30
Transport vehicles	5 - 15
Production and economic inventory	3 - 10
Other types of fixed assets	3 - 15
Land plots and natural resources	0

No depreciation is charged on:

•                                land plots;

•                                objects completely depreciated but not written off from the balance sheet; and

•                                fixed assets temporarily closed down.

Incomes and costs from disposal of fixed assets are reflected in the profit and loss statement in the structure of other incomes and costs.

Expenses under credit and loans received for purchase, construction, or manufacture of fixed assets charged prior to acceptance of the relevant fixed assets for accounting are included in their initial value, and those charged after acceptance of fixed assets for accounting are reflected in the profit and loss statement in the structure of other costs.

Leased fixed assets are reflected off-balance at the value specified in the lease agreement.

Intangible assets

Intangible assets are accepted for accounting at their initial value. The initial value of intangible assets acquired for a consideration, is specified in the amount of actual costs of purchase.

The initial value of intangible assets received under agreements providing for fulfillment of liabilities in kind is determined based on the value of goods (assets) transferred or subject to transfer.

If it is impossible to determine the value of goods (assets) transferred or subject to transfer under such agreements, the value of intangible assets received by the Company is fixed based on the price at which similar intangible assets are acquired in comparable circumstances. The Company has not acquired intangible assets for consideration in kind in the reporting period.

The structure of the Company’s intangible assets includes exclusive rights to computer programs and registered rights to use a trademark acquired under the assignment agreement. Depreciation of these assets is calculated using a linear method based on the following periods of useful operation:

•                                rights to computer programs - from 2 to 10 years; and

•                                rights to use the trademark - from 7 to 10 years.

In the accounting statements, intangible assets are shown at their initial value, minus the depreciation charges for the entire period of use.

Expenses for research and development, experiment/design and technology works (R&D)

Costs of research and development, experiment/design and technology works are subject to writing off to costs for usual kinds of activity during the fixed period of useful operation. If use of the results of a certain research and development, experiment/design and technology work in the manufacture of products (performance of work, provision of services) or for the Company’s administrative needs is terminated, the amount of costs is subject to be written off to costs for the reporting period. Decision on non-use of the R&D results is made based on an analysis of the Company’s middle-term and/or long-term development plans.

In the structure of other non-current assets the Company reflects costs of research and development, experiment/design and technology work with a period of useful operation of 12 months in the line item entitled “Research and Development Results”. Writing these off to costs is carried out using a linear method.

Inventories:

The following assets shall be regarded by the Company as inventories:

•                                those used as raw materials, etc. when manufacturing products intended for sale (performance of works, provision of services);

•                                those intended for sale; and

•                                those used for the organization’s administrative needs.

Inventories have been evaluated in the amount of actual costs of purchase (manufacture) thereof. A provision has been formed for the amount of depreciation of materials, and this provision has been attributed to an increase in other costs. Usually, in calculating the provision the method was used according to which the market value (possible sale price) of low-turnover stocks was determined, except for inventories included in the following groups:

•                               materials transferred for processing; and

•                                special equipment and special clothing in operation.

A turnover rate is considered low if the amount of inventories written off to costs during the reporting period is less than 5% of their accounting value at the beginning of the accounting year.

In the reporting year the Company established a provision against decrease in the value of materials, in accordance with the assessor’s calculations, and due to activity being terminated and subsequent sale of inventories at the market (estimated) value.

Assessment of inventories upon their disposal is determined:

•                                based on the actual prime cost of each unit with respect to the goods written off for resale (purchased electricity (power);

•                                according to a FIFO method — for all other inventories.

Inventories acquired for construction, modernization or reconstruction of fixed assets are reflected on the balance sheet in the non-current assets section on the line entitled “Other non-current assets”. All other inventories are reflected on the balance sheet in the structure of current assets.

Receivables:

Accounts receivable from buyers and customers have been determined based on the prices fixed by agreements between the Company and buyers (customers), taking into account all discounts (surcharges) provided/charged by the Company, and VAT.

Receivables repayable (payable) within 12 months after the reporting date are reflected on the balance sheet in the structure of current assets. Receivables repayable (payable) within more than 12 months after the reporting date are reflected on the balance sheet in the non-current assets section on the line entitled “Other non-current assets”.

The Company forms a provision for bad debts. The provision is formed for each bad debt not repaid within a period exceeding 1 month, unless secured with pledge, surety or a bank guarantee.

The main factor influencing the calculation of the provision amount is the period of delay in payment. The Company has accepted the following principles for calculating this provision:

Period of delay in payment, months	Provision, %
Over 12 months	100
From 6 to 12 months	50
From 3 to 6 months	15
From 1 to 3 months	5
Less than 1 month	No provision is formed

This method does not apply to receivables subsidiaries and affiliated companies. The Company has the right to change or apply a separate provision rate in respect of individual debtors in the case of information received, which allows to make a conclusion on a significant change in their financial situation. The last rule also applies to subsidiaries and affiliated companies.

With respect to the suppliers’ receivables (advance payments granted), the Company charges a provision in the event of the supplier’s failure to comply with its obligations within the term stipulated by the agreement.

Period of delay in performing obligations on advance payments granted, months	Provision, %
Over 12 months	100
From 6 to 12 months	50

Revenues:

Proceeds from sale of goods and products, and from provision of services (performance of work) are recognized as products are shipped (services are provided) to buyers, and they produce settlement documents. They are reflected in the statement less value-added tax.

Proceeds are accepted for accounting in the amount calculated in monetary terms equal to the amount of cash and other property received, and (or) to the amount of receivables (subject to the provisions of clause 3 of the Rules of Accounting “Incomes of Organization” PBU 9/99 No. 32n (as amended on December 30, 1999, March 30, 2001, September 18, 2006, and on November 27, 2006)). If the funds received cover a part of proceeds only, then the proceeds accepted for accounting is determined as the amount of the funds received and the receivables (to the extent not covered with the funds received).

Proceeds are recognized by the Company in accounting if the following conditions are simultaneously met:

•                                the organization is entitled to such proceeds, as follows from a certain agreement, or as duly confirmed otherwise;

•                                the amount of proceeds may be determined;

•                                there is confidence that economic benefits will grow as a result of a certain transaction;

•                                the right of ownership (possession, use, or disposal) for products (goods) has passed from the organization to the buyer, or the work has been accepted by the customer (service has been provided);

•                                the costs, which have been or may be incurred in connection with such transaction, may be determined.

The structure of other incomes includes proceeds from lease of property, interests charged upon borrowed funds provided (including upon deposits placed), incomes from participation in other organizations, incomes from revaluation of financial investments, incomes from sale of currency and fixed assets, disposal of financial investments and other assets, penalties under agreements in the area of power trade-

in , profits of previous years, exchange differences, etc. The Company also takes into account stock-market variation margin received from transactions in sale / purchase of futures on the Moscow Energy Exchange in the structure of other incomes.

Costs:

The Company’s costs are recognized in the reporting period in which they are incurred, irrespective of payment of funds.

The prime cost of trading transactions (purchase of electricity (power) in the domestic market, import of electricity, sale of electricity without delivery to the RF customs territory) consists in the costs of purchase of electricity and power.

The prime cost of products manufactured includes plants’ general production and general business costs. General production and general business costs are distributed among the kinds of products manufactured pro rata to the production cost price of separate kinds of products.

The Company’s commercial costs are not distributed among the prime cost of separate kinds of sales. The structure of commercial costs includes costs of transportation of electricity, loss of electricity, customs payments, wages of personnel engaged in trading and selling activity, etc.

Management costs of the Company’s Executive Office are not distributed among the prime cost of separate kinds of sales.

The structure of other costs includes costs connected with lease of property, interests charged upon borrowed funds provided, costs of sale of currency and fixed assets, disposal of financial investments and other assets, penalties under agreements in the area of power trade-in, losses of previous years, exchange differences, etc. The Company also takes into account stock-market variation margin paid on transactions in sale / purchase of futures on the Moscow Energy Exchange in the structure of other costs.

Accounting of loans and credits:

The indebtedness under a loan and/or a credit is reflected by the Company in the amount of the funds actually received or in the value of other assets assessment stipulated by an agreement at the moment of actual transfer of the funds or other assets.

Indebtedness at the end of the reporting period is stated subject to interests payable in the structure of payables. The Company charges interests depending on the terms of agreement.

Indebtedness under loans and/or credits received is subdivided in accounting into short-term and long-term, as well as into mature and overdue. The Company transfers liabilities from long-term to short-term when, according to the terms of agreement, 365 (or 366) days remain to repayment of the principal part of the debt.

Additional charges connected with receipt of loans and/or credits are included as a lump sum in the structure of other costs at the moment of arising thereof. Payments to the banks in consideration for credit line opening are reflected in the profits and losses statements in the structure of interests payable.

Financial investments:

Financial investments are accepted for accounting at the actual costs of purchase thereof.

Financial investments, the current market value of which may be determined according to an established procedure, have been reflected in the accounting statement at the end of the accounting year at their current market value. The difference between the current market value of financial investments at the reporting date and the previous evaluation of financial investments is attributed to financial results in the structure of other incomes and costs. The said revaluation is carried out once a year when preparing annual accounting statement.

Financial investments, the current market value of which cannot be determined, have been reflected in the accounting statement at the end of the accounting year at their accounting (book) value, less the provision for depreciation of financial investments, formed in respect to the assets for which there are conditions for steady depreciation at the reporting date.

The provision for depreciation of financial investments is formed once a year, based on the results of an inventory as of December 31 of the accounting year. When determining the provision amount, the Company, based on available information, determines the estimated value of financial investments, which have signs of steady depreciation, and the provision for depreciation of financial investments is formed for the amount of the excess of the accounting (book) value of such investments over their estimated value.

Concerning loans provided to third parties, the Company forms the provision for depreciation based on the following principles:

Period of delay in payment, months	Provision, %
Over 36 months	100
From 30 to 36 months	75
From 24 to 30 months	50
From 18 to 24 months	25
From 12 to 18 months	10
From 6 to 12 months	5
Less than 6 months	No provision is formed

The total amount of the provision formed is attributed to other costs.

Accounting for operations on REPO transactions is carried out according to the procedure similar to accounting for loans provided. Incomes from REPO transactions are determined as the difference between the prices of purchase and repurchase of the object of a transaction, and are reflected in the structure of interest incomes.

If an asset is disposed which has been accepted for accounting as a financial investment and for which the market value cannot be determined, its value is determined based on the initial value of each unit of financial investments.

Incomes and costs from financial investments are reflected in the structure of other incomes and costs. Incomes and costs from transactions with financial bills of exchange are reflected in the profit and loss statement in detail.

Methods for property assessment:

In accordance with paragraph 1, Art. 11 of the Federal Law No. 129-FZ, assets and liabilities are evaluated for their reflection in accounting and in the accounting statement in monetary terms.

Property acquired for consideration is evaluated by summing up the actual costs of purchase thereof; property received on a free-of-charge basis at its market value at the date of registration; and property produced by the organization at the cost of manufacture thereof.

Depreciation of fixed assets and intangible assets is charged irrespective of the results of the Company’s business activities in the reporting period.

Cash and cash equivalents, reflection of cash flows:

Cash and cash equivalents

For the purpose of preparing a statement of cash flow, the Company includes in the structure of cash the cash equivalents, which mean short-term highly liquid financial investments that may easily be converted to a known amount of cash and that are subject to an insignificant risk of change in value. In particular, the Company attributes to cash equivalents the deposits in credit institutions, issued at the request and/or with a maturity of three months or less, as well as highly liquid bank bills of exchange with a maturity up to three months. For the purpose of preparing the balance sheet the Company includes cash equivalents in the structure of cash.

Minimized reflection of cash flows

Cash flows are reflected in the statement of cash flows minimized in cases where they characterize not only the organization’s activities, but also the activities of its contractors. In particular, the Company reflects the principal’s cash flows minimized in cases where the Company is a commission agent or an agent.

Cash flows are also reflected in the statement of cash flows minimized in cases where they are distinguished by a great turnover, large amounts and shorter repayment periods. Likewise, income and expenses from foreign exchange transactions are reflected as minimized (purchase/sale of foreign currency).

Accounting for cash flows in foreign currency

For the purposes of preparing the statement of cash flows the value of cash flows in foreign currency is converted into rubles at the official exchange rate of that foreign currency relative to the ruble as established by the Central Bank of the Russian

Federation on the date of effecting and receiving the payment.

Other:

Assets and liabilities expressed in foreign currencies

When accounting for business operations effected in foreign currencies, the official exchange rate between a foreign currency and ruble that is in effect on the date of effecting an operation is applied. The value of bank notes in the Company’s hand, funds in bank accounts (bank deposits), fiscal and payment documents, securities (except for shares), resources in settlement, including under debentures (except for advance payment funds received and provided, and pre-payment), expressed in a foreign currency, are reflected in the accounting statement in the amounts calculated based on official exchange rates in effect as of December 31, 2011. Exchange rates on that date were: 32.1961 rubles per 1 US dollar (on December 31, 2010 — 30.4769 rubles ), and 41.6714 rubles per 1 euro (on December 31, 2010 — 40.3331 rubles).

Exchange differences are attributed to the Company’s financial results as other incomes or other costs, except for an exchange difference connected with formation of the authorized capital of the Company, which is attributed to the additional capital.

Accounting for term transaction financial instruments

The Company effects operations with term transaction financial instruments (TTFI) with the purpose of hedging the currency, interest and other risks.

When effecting operations with TTFI, settlements connected with fulfillment of relevant contracts are reflected in accounting. No records are made in accounting at the moment of entering a transaction.

Incomes and costs from operations with TTFI are determined on the date of closure for the reporting period, on the date of effecting interim settlements (if provided for by an agreement) and on the date of closure of a transaction.

The financial result from transactions with TTFI hedging the interest risk under credit is reflected in the structure of interests receivable (payable), and for other transactions in the structure of other incomes/charges.

Deferred costs

Costs incurred by the Company in the accounting year, but related to forthcoming reporting periods, have been reflected as deferred costs. These costs are written off evenly during the period to which they relate. The duration of such period is fixed at the moment of acceptance of deferred costs for accounting.

The structure of deferred costs includes such costs as: software products for which the Company has no exclusive rights; licenses and certificates obtained; compensation paid to advisers and/or intermediaries for the conclusion of agreements comprising a source of economic benefit to the Company during several reporting periods; and other costs.

Deferred costs are written off to their purposes evenly during the periods to which they relate.

Deferred costs related to periods after expiration of the year following the accounting year have been shown on the balance sheet in the non-current assets section on the line entitled “Other non-current assets”. Deferred costs subject to a write-off within 12 months are reflected on the balance sheet in the structure of current assets on the line entitled “Other current assets”.

Authorized, additional and reserve capital

The authorized capital is reflected in the amount of the nominal value of ordinary shares. The amount of the authorized capital corresponds to that fixed in the Articles of the Company.

The Company’s additional capital includes the amount of increase in the value of fixed assets, determined when reappraising issuance income obtained as a result of allotment of shares of the Company at a price exceeding their nominal value.

According to the Articles, the Company forms a reserve fund equal to 15% of the authorized capital.

Segment reporting

Risks and profits of the Company depend mainly on distinctions between the geographical regions in which the Company sells electricity. Thus, the initial accounting segment is geographical by sales market regions.

Incomes of the initial segment are distributed among segments, depending on the geographically specified place of transfer of the right of ownership from the Company to the buyer of electricity (irrespective of the country of the buyer’s incorporation).

The secondary segment is operating. The Company discloses information on operating segments in the context of the proceeds, assets and capital investments received.

Changes in the accounting policy:

The following has been adopted according to the RF Ministry of Finance Orders, which was put into effect beginning from the accounting statements for 2011:

•                                Rules of Accounting “Provisions, Contingent Liabilities and Contingent Assets” (PBU 8/2010);

•                                Rules of Accounting “Information on Segments” (PBU 12/2010);

•                               Rules of Accounting “Statement on Cash Flow” (PBU 23/2011);

•                                Order of the RF Ministry of Finance dated 02.07.2010 No. 66n “On the Financial Statement Forms of Organizations”.

The effects of changes in the opening balance sheet are disclosed in Section III, “Changes in the Opening Balance” of this Explanatory Note.

Also, a number of existing PBUs are introduced with separate changes entering into force beginning from the accounting statement for 2011, including:

•                                Rules of accounting for “Accounting for Fixed Assets (PBU 6/01)”: The Company increased the limit for attributing objects to inventories from 20,000 rubles up to 40,000 rubles, which had no significant impact on the Company’s statements;

•                                Rules of Accounting “Accounting for Intangible Assets” (PBU 14/2007): did not entail material changes in the Company’s accounting;

•                                Rules of accounting and accounting statements in the Russian Federation No. 34n dated July 29, 2008: The changes are mainly connected with bringing the rule in compliance with the newly adopted and changed PBU, which did not entail material changes in the Company’s accounting.

8.5. Information on the Export Amount as well as on the Share Constituted by Exports in the Overall Volume of Sales

The total amount of the Issuer’s revenues obtained from export of products (goods, works, services), as well as such revenues in proceeds from sales, calculated separately for each of the last three completed financial years preceding the date of approval of the securities prospectus, or for each complete financial year preceding the date of approval of the securities prospectus if the Issuer has been operating less than three years, as well as for the last complete reporting period before the date of prospectus approval:

Description of the figure	2009	2010	2011	2012, first 3 months
The total amount of the Issuer’s revenues obtained from export of products (goods, works, services) in rubles	22,775,628,000	29,343,857,000	36,951,380,000	8,969,846,000
Share of such revenues in the Issuer’s revenues obtained from common types of activity, %	48.63	47.80	50.35	61.38

The total amount of the Issuer’s revenues obtained from export of products (goods, works, services) includes export sales of electricity and export sales of power generating equipment.

8.6. Information on Material Changes in the Issuer’s Assets after the End of the Last Financial Year

Information on material changes for the Issuer in the structure of the Issuer’s property that occurred after the end of the last completed financial year in the reporting period, with respect to which the annual accounting (financial) statements have been presented in the prospectus, and before the date of prospectus approval:

Essence of the changes: Disposal of the Issuer’s assets.

Type of property (immovable property), which has been disposed out of (acquired into) the structure of the Issuer’s assets: The Issuer’s fixed assets.

Brief description of property (property object), which has been disposed from (acquired into) the structure of the Issuer’s property: The Issuer’s fixed assets include two groups of immovable property, namely the “buildings and constructions” and “other fixed assets” groups. The structure of the first group includes buildings of fuel and energy enterprises, buildings of electrical and thermal grids, buildings of industrial pump and compressor stations, transformer stations, other buildings and facilities for production purposes, located within the Company branches. The structure of the second fixed assets group includes plant and equipment, production and organizational inventory, transport vehicles and others in the Issuer’s branches. The “Sale of Assets” table gives data on the value of fixed assets disposed.

	North-West TPP		Sochinskaya TPS
Sale of assets	Book (depreciated) value in rubles	Sale price in rubles	Book (depreciated) value in rubles	Sale price in rubles
Fixed assets, including	110,093,000	118,214,000	810,267,000	833,829,000
buildings and constructions	58,480,000	0	753,809,000	0
Other fixed assets (plants and equipment, production and organizational inventory, transport vehicles, etc.)	51,613,000	0	56,458,000	0

	Kaliningradskaya TEC		Ivanovo TGP
Sale of assets	Book (depreciated) value in rubles	Sale price in rubles	Book (depreciated) value in rubles	Sale price in rubles
Fixed assets, including	12,938,671,000	13,206,444,000	29,247,000	31,517,000
buildings and constructions	1,281,995,000	0	16,971,000	0
Other fixed assets objects (plant and equipment, production and organizational inventory, transport vehicles, etc.)	11,656,676,000	0	12,275,000	0

Sale of assets	TOTAL in rubles:

Fixed assets, including	13,888,278,000
buildings and constructions	2,111,255,000
Other fixed assets (plants and equipment, production and organizational inventory, transport vehicles, etc.)	11,777,022,000

Grounds for disposal from (acquisition into) the structure of the Issuer’s assets: sale

Date of change: 31.03.2012

Book value of the asset disposed in rubles: 13,888,278,000

Price for asset alienation in rubles: 14,190,004,000

Essence of the changes: acquisition into the structure of the Issuer’s assets

Type of property (immovable property object), which has been disposed from (acquired into) the structure of the Issuer’s property: the Issuer’s fixed assets

Brief description of property (immovable property object), which has been disposed from (acquired into) the structure of the Issuer’s assets: The company’s fixed assets include two groups of immovable property objects; namely, the “buildings and constructions” and “other fixed assets” groups. The structure of the first group includes buildings of fuel and energy enterprises, buildings of electrical and thermal grids, buildings of industrial pump and compressor stations, transformer stations, other buildings and facilities for production purposes, located within the branches of the Company. The structure of the second fixed assets group includes plants and equipment, production and organizational inventory, transport vehicles and others in the Company’s branches. Data on the value of fixed assets that have been commissioned is given below in the “Commissioning” table.

	Ivanovo TGP
Commissioning	New objects commissioned in rubles	Modernized objects commissioned in rubles
Fixed assets, including	5,652,168,000	0
buildings and constructions	1,509,547,000	0
Other fixed assets (plants and equipment, production and organizational inventory, transport vehicles, etc.)	4,142,621,000	0

Grounds for change: commissioning

Date of change: 31.03.2012

Price for asset acquisition in rubles: 5,652,168,000

8.7. Information on the Issuer’s Involvement in Court Proceedings if such Involvement may Significantly Affect the Financial & Economic Operations of the Issuer

No	Court	Parties	Subject of claim with the amount specified	Results	Probability of unfavorable outcome
1	JSC “INTER RAO UES”	JSC NGO Saturn	Collection of a 69.4-million ruble penalty due to delayed supply of GTD-110 engines	The Ivanovo Region Arbitration Court’s decision: 40 million rubles to be collected from JSC NGO Saturn	low
2	JSC “INTER RAO UES”	JSC “Capital Insurance”	Collection of 176.7 million rubles in insurance indemnity due to the onset of an insured event	Claim accepted for consideration by the Khanty-Mansi Autonomous District Arbitration Court	average

IX. DETAILED INFORMATION ON THE PROCEDURE AND CONDITIONS FOR PLACING EQUITY SECURITIES

9.1. Information on the Securities Being Placed

9.1.1. General information

1) For Shares placed by conversion of ordinary shares of OJSC “Bashenergoaktiv”

Type of securities placed: shares

For shares, specify the category (ordinary, preferred), and for preferred shares the type: ordinary

For bonds, specify the series and/or other identification characteristics (interest, discount, convertible, non-convertible, exchange, mortgage-backed, possibility of early redemption on the holders’ demand, possibility of early redemption at the Issuer’s option, without the possibility of early redemption, redemption term, additional identification of the issue (series) of bonds (numeric, alphabetic, etc.), established at the Issuer’s option): The securities being placed are not bonds.

Nominal value of each security placed: 0.02809767 rubles

Number of securities placed: 628,538,084,315 shares

Amount of securities placed at nominal value: 17,660,455,675.5289 rubles

Form of securities placed: registered non-certificated

For registered securities, information about the person who maintains the registry of those holding the Issuer’s registered securities: This information is disclosed in clause 10.6 of the Prospectus.

For bearer securities with obligatory centralized storage, full and short name, and location of the depository, which will provide centralized storage of securities to be placed, as well as number, date of issue and expiry of the depository license, and authority that issued the said license: The securities placed are not bearer securities with obligatory centralized storage.

Rights granted to each security of the issuance:

In accordance with clause 5.5 of Article 5 of the Issuer’s Articles of Association:

“5.5. Shareholders of the Company, in cases provided for by legislation of the Russian Federation, have a pre-emptive right to acquire by subscription additional shares and equity securities convertible into shares, in proportion to the number of shares of this category (type)”.

In accordance with clause 6 of the Issuer’s Articles of Association:

“6.1. Each ordinary share of the Company shall have equal nominal value and it provides its holder with an equal measure of rights.

6.2. Shareholders — holders of ordinary shares shall have the following rights:

6.2.1. to participate in the General Shareholders Meeting with the right to vote on all issues referred to the meeting’s competence personally or through a representative;

6.2.2. to submit proposals to the agenda of the General Shareholders Meeting in accordance with the legislation of the Russian Federation and these Articles of Association;

6.2.3. to receive dividends declared by the Company;

6.2.4. to receive information on the Company’s activity and become familiarized with the Company documents in accordance with Article 91 of the Federal Law “On Joint-Stock Companies”, other regulatory acts, and these Articles of Association;

6.2.5. to demand redemption by the Company of all or a part of shares held by them in cases stipulated by the legislation of the Russian Federation;

6.2.6. a pre-emptive right to the Company’s placement of additional shares and equity securities convertible into shares by subscription, in proportion to the number of shares of this category (type) in cases provided by legislation of the Russian Federation;

6.2.7. to receive a part of the Company’s property in case of its liquidation in the manner established by legislation of the Russian Federation and these Articles of Association; and

6.2.8. to exercise other rights provided for by legislation of the Russian Federation, these Articles of Association and resolutions of the General Shareholders Meeting taken in compliance with the jurisdiction thereof”.

In accordance with clause 13.1 of Article 13 of the Issuer’s Articles of Association:

“13.1. Shareholder(s) of the Company holding in aggregate not less than two (2) percent of the Company’s voting shares shall have the right to submit proposals to the agenda of the annual General Shareholders Meeting no later than sixty (60) days from the end of financial year and to nominate candidates to the Board of Directors and Auditing Commission of the Company, whose number cannot exceed the number of members of the relevant body of the Company”.

In accordance with clause 14.2 of Article 14 of the Issuer’s Articles of Association:

“14.2. An Extraordinary General Shareholders Meeting shall be held by the Company Board of Directors on its own initiative, by request of the Company’s Auditing Commission or Company Auditor, as well as by shareholder(s) holding not less than ten (10) percent of the voting shares of the Company on the date of submission of the request”.

In accordance with subclause 14.9.2 of clause 14.9 of Article 14 of the Issuer’s Articles of Association:

“14.9. In case the proposed agenda of the Extraordinary General Shareholders Meeting contains an item on the election of members of the Company Board of Directors:

…

14.9.2. Shareholder(s) of the Company holding in aggregate not less than two (2) percent of the voting shares of the Company shall be entitled to propose candidates for election to the Board of Directors, which number shall not exceed the number of members of the Board of Directors”.

In accordance with clause 23.8 of the Issuer’s Articles of Association:

“23.8. Review (audit) of the Company’s financial and economic operations may be carried out at any time at the initiative of the Auditing Commission of the Company, by the decision of the General Shareholders Meeting, the Company Board of Directors, or by the request of a Shareholder (Shareholders) of the Company holding at least ten (10) percent in total of the voting shares of the Company”.

In accordance with clause 25.5 of Article 25 of the Issuer’s Articles of Association:

“25.5. The Company provides the Company’s shareholders with access to the documents stipulated in Clause 1.25 of this Article, subject to the limitations established by the legislation of the Russian Federation.

Shareholder(s) holding in aggregate at least 25% (twenty-five percent) of the voting shares in the Company have the right of access to the Company’s accounting documents.

The documents referred to in subclauses 1, 5-7, 11, 13, and 14 of Clause 25.1. of this Article, as well as the minutes of General Shareholders Meetings and internal documents regulating operations of the Company’s bodies, shall be posted on the Company’s website on the Internet no later than fifteen (15) days from the date of their approval, or upon introducing changes and additions therein, unless other deadlines are established by the laws of the Russian Federation”.

Owners of shares are entitled to exercise other rights stipulated by the laws of the Russian Federation.

Method of securities placement: conversion of common non-certificated shares of “Bashenergoaktiv” Open Joint Stock Company into the common shares of JSC “INTER RAO UES” upon affiliation.

Securities may not be placed by a closed subscription.

Procedures for securities placement:

In accordance with the Agreement of Accession of OJSC “Bashenergoaktiv” into JSC “INTER RAO UES” dated 07/27/2012 and with the decision on increase of the authorized capital of JSC “INTER RAO UES” by way of placing additional registered ordinary non-certificated shares (Minutes of the Extraordinary General Shareholders Meeting of JSC “INTER RAO UES” dated 04/28/2012 No. 11):

Upon the OJSC “Bashenergoaktiv” affiliation with and into JSC “INTER RAO UES” all registered ordinary non-certificated shares of OJSC “Bashenergoaktiv” are converted into additional registered ordinary non-certificated shares of JSC “INTER RAO UES” placed for the purpose of conversion.

Share swap ratios:

0.0016588785046729 registered ordinary non-certificated shares of OJSC “Bashenergoaktiv” with a nominal value of 0.5 rubles each are convertible into one (1) registered ordinary non-certificated share of JSC “INTER RAO UES” with a nominal value of 0.02809767 (zero point two million eight hundred and nine thousand, seven hundred sixty-seven and one hundred millionth) rubles each.

The number of ordinary registered non-certificated shares of JSC “INTER RAO UES”, which must be received by each shareholder of OJSC “Bashenergoaktiv”, is calculated by dividing the ordinary registered non-certificated shares of OJSC “Bashenergoaktiv” owned by such shareholder by its swap ratio.

If in calculating the estimated number of ordinary registered non-certificated shares of JSC “INTER RAO UES”, which must be received by a shareholder of OJSC “Bashenergoaktiv”, the estimated number of shares any shareholder of OJSC “Bashenergoaktiv” shall be fractional, the fractional part of such number of shares shall be rounded according to mathematical rounding rules, which are understood as follows:

• when the digit following the decimal point is 5 to 9 inclusive, the integer is increased by one and digits after the decimal point are disregarded; and

• when the digit following the decimal point is 0 to 4 inclusive, the integer remains intact and digits after the decimal point are disregarded.

If any shareholder is not entitled to a single common registered non-certificated share of JSC “INTER RAO UES” as a result of such rounding, this shareholder shall receive one common registered non-certificated share of JSC “INTER RAO UES”.

Additional ordinary registered non-certificated shares of JSC “INTER RAO UES” should provide shareholders with the same rights as the placed ordinary registered non-certificated shares of JSC “INTER RAO UES”, in accordance with the Articles of Association of JSC “INTER RAO UES” and the laws of the Russian Federation.

Ordinary registered non-certificated shares of OJSC “Bashenergoaktiv” shall be deemed to have been converted into ordinary registered non-certificated shares of JSC “INTER RAO UES” on the day of inclusion of an entry in the Unified State Register of Legal Entities on termination of OJSC “Bashenergoaktiv”‘s activities, based on data from the register of shareholders of OJSC “Bashenergoaktiv” as per the specified day.

Ordinary registered non-certificated shares of OJSC “Bashenergoaktiv” subject to conversion shall be redeemed in the exercise of conversion.

Placement of securities is not supposed to be executed outside the Russian Federation, including by placement of the relevant foreign securities.

The Issuer’s management body that approved the decision on the issuance (additional issuance) of securities and their prospectus: The Board of Directors of JSC “INTER RAO UES”

Date(s) of the decision to approve the issuance (additional issuance) of securities and their prospectus: 07/27/2012

Date(s) of compilation and number(s) of Minutes of meeting(s) of the Issuer’s management body within which it has been decided to approve the decision on the issuance (additional issuance) of securities and their prospectus: 07/30/2012 No75

In the event of a decision establishing the issuance (additional issuance) of securities of the share of securities — which issuance (additional issuance) of securities, upon its failure to be placed, shall be declared invalid — the size of such share as a percentage of the total number of securities of the issuance (additional issuance): not applicable to this type of placement

Simultaneously with placement of securities it is not planned to offer the acquisition — including that to be made outside the Russian Federation by way of placement of relevant foreign securities — of the Issuer’s previously placed (outstanding) securities of the same kind or category (type).

2) For Shares placed by conversion of preferred shares of OJSC “Bashenergoaktiv”

Type of securities placed: shares

For shares, specify the category (ordinary, preferred), and for preferred shares, the type: ordinary

For bonds, specify the series and/or other identification characteristics (interest, discount, convertible, non-convertible, exchange, mortgage-backed, possibility of early redemption on the holders’ demand, possibility of early redemption at the Issuer’s option, without the possibility of early redemption, redemption term, additional identification of the issue (series) of bonds (numeric, alphabetic, etc.), established at the Issuer’s option): The securities being placed are not bonds.

Nominal value of each security placed: 0.02809767 rubles

Number of securities placed: 22,933,372,217 units

Amount of securities placed at nominal value: 644,374,324.547558 rubles

Form of securities placed: registered non-certificated

For registered securities, provide information about the person who maintains the registry of those holding the Issuer’s registered securities: This information is disclosed in clause 10.6 of the Prospectus.

For bearer securities with obligatory centralized storage, provide the full and short name, and location of the depository, which will provide centralized storage of securities to be placed, as well as the number, date of issue and expiry of the depository license and authority that issued the said license: The securities placed are not bearer securities with obligatory centralized storage.

Rights attributed to each security of the issuance:

In accordance with clause 5.5 of Article 5 of the Issuer’s Articles of Association:

“5.5. Shareholders of the Company, in cases provided by legislation of the Russian Federation, have a pre-emptive right to acquire by subscription additional shares and equity securities convertible into shares, in proportion to the number of shares of this category (type)”.

In accordance with clause 6 of the Issuer’s Articles of Association:

“6.1. Each ordinary share of the Company shall have equal nominal value and it provides its holder with an equal measure of rights.

6.2. Shareholders — holders of ordinary shares shall have the following rights:

6.2.1. to participate in the General Shareholders Meeting with the right to vote on all issues referred to the meeting’s competence personally or through a representative;

6.2.2. to submit proposals to the agenda of the General Shareholders Meeting in accordance with the legislation of the Russian Federation and these Articles of Association;

6.2.3. to receive dividends declared by the Company;

6.2.4. to receive information on the Company’s activity and become familiarized with the Company documents in accordance with Article 91 of the Federal Law “On Joint-Stock Companies”, other regulatory acts, and these Articles of Association;

6.2.5. to demand redemption by the Company of all or a part of shares held by them in cases stipulated by the legislation of the Russian Federation;

6.2.6. a pre-emptive right to the Company’s placement of additional shares and equity securities convertible into shares by subscription, in proportion to the number of shares of this category (type) in cases provided by legislation of the Russian Federation;

6.2.7. to receive a part of the Company’s property in case of its liquidation in the manner established by legislation of the Russian Federation and these Articles of Association; and

6.2.8. to exercise other rights provided for by legislation of the Russian Federation, these Articles of Association and resolutions of the General Shareholders Meeting taken in compliance with the jurisdiction thereof”.

In accordance with clause 13.1 of Article 13 of the Issuer’s Articles of Association:

“13.1. Shareholder(s) of the Company holding in aggregate not less than two (2) percent of the Company’s voting shares shall have the right to submit proposals to the agenda of the annual General Shareholders Meeting no later than sixty (60) days from the end of financial year and to nominate candidates to the Board of Directors and Auditing Commission of the Company, whose number cannot exceed the number of members of the relevant body of the Company”.

In accordance with clause 14.2 of Article 14 of the Issuer’s Articles of Association:

“14.2. An Extraordinary General Shareholders Meeting shall be held by the Company Board of Directors on its own initiative, by request of the Company’s Auditing Commission or Company Auditor, as well as by shareholder(s) holding not less than ten (10) percent of the voting shares of the Company on the date of submission of the request”.

In accordance with subclause 14.9.2 of clause 14.9 of Article 14 of the Issuer’s Articles of Association:

“14.9. In case the proposed agenda of the Extraordinary General Shareholders Meeting contains an item on the election of members of the Company Board of Directors:

…

14.9.2. Shareholder(s) of the Company holding in aggregate not less than two (2) percent of the voting shares of the Company shall be entitled to propose candidates for election to the Board of Directors, which number shall not exceed the number of members of the Board of Directors”.

In accordance with clause 23.8 of the Issuer’s Articles of Association:

“23.8. Review (audit) of the Company’s financial and economic operations may be carried out at any time at the initiative of the Auditing Commission of the Company, by the decision of the General Shareholders Meeting, the Company Board of Directors, or by the request of a Shareholder (Shareholders) of the Company holding at least ten (10) percent in total of the voting shares of the Company”.

In accordance with clause 25.5 of Article 25 of the Issuer’s Articles of Association:

“25.5. The Company provides the Company’s shareholders with access to the documents stipulated in Clause 1.25 of this Article, subject to the limitations established by the legislation of the Russian Federation.

Shareholder(s) holding in aggregate at least 25% (twenty-five percent) of the voting shares in the Company have the right of access to the Company’s accounting documents.

The documents referred to in subclauses 1, 5-7, 11, 13, and 14 of Clause 25.1. of this Article, as well as the minutes of General Shareholders Meetings and internal documents regulating operations of the Company’s bodies, shall be posted on the Company’s website on the Internet no later than fifteen (15) days from the date of their approval, or upon introducing changes and additions therein, unless other deadlines are established by the laws of the Russian Federation”.

Owners of shares are entitled to exercise other rights stipulated by the laws of the Russian Federation.

Method of securities placement: conversion of “A” type preferred registered non-certificated shares of “Bashenergoaktiv” Open Joint Stock Company into the ordinary registered non-certificated shares of Open Joint Stock Company “INTER RAO UES” within the merger.

Securities may not be placed by a closed subscription.

Procedures for securities placement:

In accordance with the Merger Agreement o JSC “ “Bashenergoaktiv” “ with and into JSC “INTER RAO UES” dated 07/27/2012 and with the decision on the increase in the authorized capital of JSC “INTER RAO UES” by way of placing additional registered ordinary non-certificated shares (Minutes of the Extraordinary General Shareholders Meeting of JSC “INTER RAO UES” dated 04/282012 No. 11):

Upon the OJSC “Bashenergoaktiv” merger with and into JSC “INTER RAO UES” all “A” type preferred registered non-certificated shares of OJSC “Bashenergoaktiv” are converted into additional registered ordinary non-certificated shares of JSC “INTER RAO UES” placed for the purpose of conversion.

Share swap ratios:

0.00218293620292083 “A” type preferred registered non-certificated shares of OJSC “Bashenergoaktiv” with a nominal value of 0.5 rubles each is convertible into one (1) registered ordinary non-certificated share of JSC “INTER RAO UES” with a nominal value of 0.02809767 (zero point two million, eight hundred and nine thousand, seven hundred and sixty-seven one hundred millionth) rubles each.

The number of ordinary registered non-certificated shares of JSC “INTER RAO UES” which must be received by each shareholder of OJSC “Bashenergoaktiv” is calculated by dividing “A” type preferred registered non-certificated shares of OJSC “Bashenergoaktiv” owned by such shareholder by its swap ratio.

If in calculating the estimated number of ordinary registered non-certificated shares of JSC “INTER RAO UES”, which must be received by a shareholder of OJSC “Bashenergoaktiv”, the estimated number of shares any shareholder of OJSC “Bashenergoaktiv” shall be fractional, the fractional part of such number of shares shall be rounded according to mathematical rounding rules, which are understood as follows:

• when the digit following the decimal point is 5 to 9 inclusive, the integer is increased by one and digits after the decimal point are disregarded; and

• when the digit following the decimal point is 0 to 4 inclusive, the integer remains intact and digits after the decimal point are disregarded.

If any shareholder is not entitled to a single common registered non-certificated share of JSC “INTER RAO UES” as a result of such rounding, this shareholder shall receive one common registered non-certificated share of JSC “INTER RAO UES”.

Additional ordinary registered non-certificated shares of JSC “INTER RAO UES” should provide shareholders with the same rights as the placed ordinary registered non-certificated shares of JSC “INTER RAO UES”, in accordance with the Articles of Association of JSC “INTER RAO UES” and the laws of the Russian Federation.

“A” type preferred registered non-certificated shares of OJSC “Bashenergoaktiv” shall be deemed to have been converted into ordinary registered non-certificated shares of JSC “INTER RAO UES” on the day an entry on the termination of OJSC “Bashenergoaktiv”‘s activities is included in the Unified State Register of Legal Entities, based on data from the register of shareholders of OJSC “Bashenergoaktiv” as per the specified day.

“A” type preferred registered non-certificated shares of OJSC “Bashenergoaktiv” subject to conversion shall be redeemed in the exercise of conversion.

Placement of securities is not supposed to be executed outside the Russian Federation, including by placement of the relevant foreign securities.

The Issuer’s management body that approved the decision on the issuance (additional issuance) of securities and their prospectus: The Board of Directors of JSC “INTER RAO UES”

Date(s) of the decision to approve the issuance (additional issuance) of securities and their prospectus: 07/27/2012

Date(s) of compilation and number(s) of Minutes of meeting(s) of the Issuer’s management body within which it has been decided to approve the decision on the issuance (additional issuance) of securities and their prospectus: 07/30/2012 №75

In the event of a decision establishing the issuance (additional issuance) of securities of the share of securities — which issuance (additional issuance) of securities, upon its failure to be placed, shall be declared invalid — the size of such share as a percentage of the total number of securities of the issuance (additional issuance): not applicable to this type of placement

Simultaneously with placement of securities it is not planned to offer the acquisition — including that to be made outside the Russian Federation by way of placement of relevant foreign securities — of the Issuer’s previously placed (outstanding) securities of the same kind or category (type).

9.1.2. Additional Information on the Bonds Being Placed

The securities being placed are not bonds.

9.1.3. Additional Information on the Convertible Securities

The securities placed are not convertible securities.

9.1.4. Additional Information on the Issuer’s Options Being Placed

The securities being placed are not the Issuer’s options.

9.1.5. Additional Information on the Mortgage-Backed Bonds

The securities being placed are not mortgage-backed bonds.

9.1.6. Additional Information on the Russian Depositary Receipts Being Placed

The securities being placed are not Russian depositary receipts.

9.2. Price (Procedure for Determining the Price) of Equity Securities Placement

Not applicable within such type of placement.

When placing securities of additional issuances pre-emptive right to their acquisition is not provided.

9.3. Existing Pre-Emptive Rights to Purchase Equity Securities Being Placed

When placing securities, the pre-emptive right of acquisition to the placed securities is not provided to anyone.

9.4. Existing Limitations on Purchase and Turnover of Equity Securities Being Placed

In accordance with the Federal Law “On the securities market” and the Federal Law “On the protection of rights and lawful interests of investors in the securities market”:

a) circulation of securities for which issuance (additional issuance) is subject to state registration shall be prohibited until their full payment and registration of the report (submission of notice to the registering authority) on the results of the issuance (additional issuance) of securities, except in cases established by federal law;

b) public circulation of securities for which issuance (additional issuance) is subject to state registration shall be allowed, provided the simultaneous observance of the following conditions:

•                                          registration of the securities prospectus (securities prospectus, plan of privatization registered as a securities prospectus);

•                                          disclosure of information by the Issuer in accordance with the requirements of this Federal Law; and

c) public circulation, advertising and offering the securities in any other form to an unlimited circle of persons, for which public circulation is prohibited or not provided by the federal laws and regulations of the Russian Federation shall be prohibited.

Restrictions imposed by the issuing joint-stock company in accordance with its Articles of Association with respect to the maximum number of shares held by one shareholder or their nominal value: The said restrictions are not provided.

Restrictions provided by the Issuer’s Articles of Association and legislation of the Russian Federation with respect to potential non-resident buyers, including those on the size of the foreign entities’ share in the Issuer’s authorized capital: none

Other restrictions imposed by legislation of the Russian Federation, the Issuer’s constituent documents (the Articles of Association) with respect to circulation of the placed securities: none

9.5. Information on the price history for the Issuer’s equity securities

Information on the price history for the Issuer’s equity securities of the same type, as traded securities, included in the list of securities, and admitted for trade on the organized securities market per each quarter, during which, through the securities market operator, at least 10 transactions with such securities were commissioned on the securities market, but for no more than the last 5 previous completed years or for each completed fiscal year, if the Issuer has been in operation for at least 5 years:

The Issuer’s securities are ordinary registered non-certificated shares admitted for trade by the securities market operator on the securities market in July of 2008.

Type, category, form and other identification characteristics of securities: Ordinary registered non-certificated shares; state registration number 1-02-33498-E dated 23.10.2007

3rd quarter of 2008:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.1077 rubles

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0128 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

17.07.2008	0.0186
18.07.2008	0.0239
21.07.2008	0.0205
22.07.2008	0.0204
23.07.2008	0.0219
24.07.2008	0.0274
25.07.2008	0.0359
28.07.2008	0.0541
29.07.2008	0.0764
30.07.2008	0.0781
31.07.2008	0.0431
01.08.2008	0.0648
04.08.2008	0.0781
05.08.2008	0.0845
06.08.2008	0.0863
07.08.2008	0.0825
08.08.2008	0.0666
11.08.2008	0.0637
12.08.2008	0.0581
13.08.2008	0.0428
14.08.2008	0.0375
15.08.2008	0.0426
18.08.2008	0.0504
19.08.2008	0.0522
20.08.2008	0.048
21.08.2008	0.0455
22.08.2008	0.0411
25.08.2008	0.0387
26.08.2008	0.0343
27.08.2008	0.0361
28.08.2008	0.0365
29.08.2008	0.0369
01.09.2008	0.0372
02.09.2008	0.0386
03.09.2008	0.0382
04.09.2008	0.0358
05.09.2008	0.0326
08.09.2008	0.0326
09.09.2008	0.0301
10.09.2008	0.0245
11.09.2008	0.0234
12.09.2008	0.0234
15.09.2008	0.0221
16.09.2008	0.0173
17.09.2008	0.016
18.09.2008	—
19.09.2008	0.0184
22.09.2008	0.0276
23.09.2008	0.0328
24.09.2008	0.0324
25.09.2008	0.0317
26.09.2008	0.03
29.09.2008	0.0276
30.09.2008	0.0285

4th quarter of 2008:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0348 rubles

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0052 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

01.10.2008	0.0304
02.10.2008	0.0295
03.10.2008	0.0279
06.10.2008	0.0233
07.10.2008	0.0233
08.10.2008	0.0193
09.10.2008	0.0195
10.10.2008	—
13.10.2008	0.013
14.10.2008	0.0113
15.10.2008	0.0098
16.10.2008	0.0073
17.10.2008	0.0066
20.10.2008	0.0073
21.10.2008	0.0072
22.10.2008	0.0069
23.10.2008	0.0067
24.10.2008	0.006
27.10.2008	—
28.10.2008	0.0054
29.10.2008	0.0056
30.10.2008	0.006
31.10.2008	0.0057
01.11.2008	0.007
05.11.2008	0.0083
06.11.2008	0.0069
07.11.2008	0.0067
10.11.2008	0.0076
11.11.2008	0.0067
12.11.2008	0.0063
13.11.2008	0.0064
14.11.2008	0.007
17.11.2008	0.0069
18.11.2008	0.0069
19.11.2008	0.0072
20.11.2008	0.0063
21.11.2008	0.0063
24.11.2008	0.0068
25.11.2008	0.0069
26.11.2008	0.0068
27.11.2008	0.0081
28.11.2008	0.0075
01.12.2008	0.0068
02.12.2008	0.0065
03.12.2008	0.0064
04.12.2008	0.0064
05.12.2008	0.0062
08.12.2008	0.0065
09.12.2008	0.0063
10.12.2008	0.0059
11.12.2008	0.0059
12.12.2008	0.0057
15.12.2008	0.0061
16.12.2008	0.0059
17.12.2008	0.006
18.12.2008	0.006
19.12.2008	0.0058
22.12.2008	0.006
23.12.2008	0.0059
24.12.2008	0.0068
25.12.2008	0.0073
26.12.2008	0.0069
29.12.2008	0.0064
30.12.2008	0.0061
31.12.2008	0.0063

1st quarter of 2009:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0107 rubles

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0047 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

11.01.2009	0.0064
12.01.2009	0.0063
13.01.2009	0.0062
14.01.2009	0.0062
15.01.2009	0.006
16.01.2009	0.006
19.01.2009	0.0057
20.01.2009	0.0055
21.01.2009	0.0053
22.01.2009	0.0051
23.01.2009	0.0049
26.01.2009	0.0051
27.01.2009	0.0053
28.01.2009	0.0057
29.01.2009	0.0058
30.01.2009	0.0059
02.02.2009	0.0056
03.02.2009	0.0057
04.02.2009	0.0056
05.02.2009	0.0056
06.02.2009	0.0057
09.02.2009	0.0061
10.02.2009	0.0062
11.02.2009	0.0063
12.02.2009	0.0064
13.02.2009	0.0064
16.02.2009	0.0064
17.02.2009	0.0062
18.02.2009	0.0059
19.02.2009	0.0065
20.02.2009	0.0065
24.02.2009	0.0069
25.02.2009	0.0074
26.02.2009	0.007
27.02.2009	0.0068
02.03.2009	0.007
03.03.2009	0.007
04.03.2009	0.0073
05.03.2009	0.0072
06.03.2009	0.0073
10.03.2009	0.0075
11.03.2009	0.0074
12.03.2009	0.0074
13.03.2009	0.0078
16.03.2009	0.008
17.03.2009	0.0095
18.03.2009	0.0094
19.03.2009	0.0092
20.03.2009	0.0092
23.03.2009	0.0097
24.03.2009	0.0093
25.03.2009	0.0092
26.03.2009	0.0093
27.03.2009	0.0099
30.03.2009	0.0091
31.03.2009	0.009

2nd quarter of 2009:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0273 rubles

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0088 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

01.04.2009	0.0092
02.04.2009	0.0095
03.04.2009	0.0092
06.04.2009	0.0094
07.04.2009	0.0091
08.04.2009	0.0093
09.04.2009	0.0098
10.04.2009	0.0105
13.04.2009	0.0107
14.04.2009	0.0114
15.04.2009	0.0112
16.04.2009	0.0119
17.04.2009	0.0126
20.04.2009	0.0117
21.04.2009	0.0112
22.04.2009	0.0115
23.04.2009	0.0119
24.04.2009	0.0118
27.04.2009	0.0112
28.04.2009	0.011
29.04.2009	0.0114
30.04.2009	0.0116
04.05.2009	0.0115
05.05.2009	0.0114
06.05.2009	0.0114
07.05.2009	0.0115
08.05.2009	0.0115
12.05.2009	0.0115
13.05.2009	0.0114
14.05.2009	0.011
15.05.2009	0.0114
18.05.2009	0.0122
19.05.2009	0.0126
20.05.2009	0.0143
21.05.2009	0.0154
22.05.2009	0.0153
25.05.2009	0.0158
26.05.2009	0.0151
27.05.2009	0.0161
28.05.2009	0.0165
29.05.2009	0.0173
01.06.2009	0.0192
02.06.2009	0.0092
03.06.2009	0.0095
04.06.2009	0.0092
05.06.2009	0.0094
08.06.2009	0.0091
09.06.2009	0.0093
10.06.2009	0.0098
11.06.2009	0.0105
15.06.2009	0.0107
16.06.2009	0.0114
17.06.2009	0.0112
18.06.2009	0.0119
19.06.2009	0.0126
22.06.2009	0.0117
23.06.2009	0.0112
24.06.2009	0.0115
25.06.2009	0.0119
26.06.2009	0.0118
29.06.2009	0.0112
30.06.2009	0.011

3rd quarter of 2009:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0288 rubles

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0188 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

01.07.2009	0.023
02.07.2009	0.0224
03.07.2009	0.0218
06.07.2009	0.0215
07.07.2009	0.0217
08.07.2009	0.0206
09.07.2009	0.0205
10.07.2009	0.0196
13.07.2009	0.0193
14.07.2009	0.0209
15.07.2009	0.0212
16.07.2009	0.021
17.07.2009	0.0209
20.07.2009	0.0217
21.07.2009	0.0232
22.07.2009	0.0227
23.07.2009	0.023
24.07.2009	0.0228
27.07.2009	0.0233
28.07.2009	0.0233
29.07.2009	0.0224
30.07.2009	0.0228
31.07.2009	0.0233
03.08.2009	0.0237
04.08.2009	0.024
05.08.2009	0.0247
06.08.2009	0.0241
07.08.2009	0.0232
10.08.2009	0.0233
11.08.2009	0.0227
12.08.2009	0.0222
13.08.2009	0.0233
14.08.2009	0.0227
17.08.2009	0.0216
18.08.2009	0.022
19.08.2009	0.0217
20.08.2009	0.0219
21.08.2009	0.0221
24.08.2009	0.0226
25.08.2009	0.0225
26.08.2009	0.0222
27.08.2009	0.022
28.08.2009	0.0234
31.08.2009	0.0231
01.09.2009	0.0236
02.09.2009	0.0234
03.09.2009	0.0238
04.09.2009	0.0231
07.09.2009	0.0231
08.09.2009	0.0237
09.09.2009	0.024
10.09.2009	0.0251
11.09.2009	0.025
14.09.2009	0.0246
15.09.2009	0.0249
16.09.2009	0.0244
17.09.2009	0.0242
18.09.2009	0.0258
21.09.2009	0.0272
22.09.2009	0.0275
23.09.2009	0.0275
24.09.2009	0.0268
25.09.2009	0.0275
28.09.2009	0.0267
29.09.2009	0.0275
30.09.2009	0.0284

4th quarter of 2009:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0384 rubles

The lowest price per one security as part of the transactions, commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0272 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

01.10.2009	0.0298
02.10.2009	0.0297
05.10.2009	0.0306
06.10.2009	0.0305
07.10.2009	0.0307
08.10.2009	0.0301
09.10.2009	0.0302
12.10.2009	0.0307
13.10.2009	0.0318
14.10.2009	0.0306
15.10.2009	0.0294
16.10.2009	0.0335
19.10.2009	0.0321
20.10.2009	0.0332
21.10.2009	0.0329
22.10.2009	0.0321
23.10.2009	0.0321
26.10.2009	0.032
27.10.2009	0.0309
28.10.2009	0.029
29.10.2009	0.0285
30.10.2009	0.0289
02.11.2009	0.0294
03.11.2009	—
04.11.2009	—
05.11.2009	—
06.11.2009	—
09.11.2009	—
10.11.2009	—
11.11.2009	—
12.11.2009	—
13.11.2009	—
16.11.2009	—
17.11.2009	—
18.11.2009	—
19.11.2009	—
20.11.2009	—
23.11.2009	—
24.11.2009	—
25.11.2009	—
26.11.2009	—
27.11.2009	—
30.11.2009	—

Ordinary registered non-certificated shares of the Issuer, state registration number 1-02-33498-E dated 23.10.2007 and 05.11.2009 were converted into ordinary registered non-certificated shares, state registration number 1-03-33498-E dated 29.10.2009, which were admitted for trade by the securities market operator.

Type, category, form and other identification characteristics of securities: ordinary registered non-certificated shares, state registration number 1-03-33498-E dated 29.10.2009

4th quarter of 2009:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0499 rubles

The lowest price per one security as part of the transactions, commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0345 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

01.12.2009	0.0361
02.12.2009	0.0359
03.12.2009	0.0404
04.12.2009	0.0439
07.12.2009	0.0435
08.12.2009	0.0447
09.12.2009	0.0445
10.12.2009	0.0445
11.12.2009	0.0441
14.12.2009	0.045
15.12.2009	0.0451
16.12.2009	0.0452
17.12.2009	0.0453
18.12.2009	0.0485
21.12.2009	0.0485
22.12.2009	0.0488
23.12.2009	0.0469
24.12.2009	0.0467
25.12.2009	0.0461
28.12.2009	0.046
29.12.2009	0.046
30.12.2009	0.0466
31.12.2009	0.048

1st quarter of 2010:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.057 rubles

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0388 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

11.01.2010	0.0493
12.01.2010	0.0508
13.01.2010	0.0497
14.01.2010	0.0498
15.01.2010	0.0492
18.01.2010	0.0481
19.01.2010	0.0475
20.01.2010	0.0469
21.01.2010	0.045
22.01.2010	0.0423
25.01.2010	0.0438
26.01.2010	0.044
27.01.2010	0.0462
28.01.2010	0.0483
29.01.2010	0.0476
01.02.2010	0.0476
02.02.2010	0.0481
03.02.2010	0.0485
04.02.2010	0.0475
05.02.2010	0.0451
08.02.2010	0.0436
09.02.2010	0.0415
10.02.2010	0.0413
11.02.2010	0.0419
12.02.2010	0.0411
15.02.2010	0.0403
16.02.2010	0.0407
17.02.2010	0.0418
18.02.2010	0.0405
19.02.2010	0.0403

24.02.2010	0.0412
25.02.2010	0.0405
26.02.2010	0.0412
27.02.2010	0.041
01.03.2010	0.0411
02.03.2010	0.0415
03.03.2010	0.0418
04.03.2010	0.0419
05.03.2010	0.0438
09.03.2010	0.0457
10.03.2010	0.0484
11.03.2010	0.0495
12.03.2010	0.0494
15.03.2010	0.0512
16.03.2010	0.0523
17.03.2010	0.0538
18.03.2010	0.0532
19.03.2010	0.0531
22.03.2010	0.0522
23.03.2010	0.0523
24.03.2010	0.0523
25.03.2010	0.0523
26.03.2010	0.0529
29.03.2010	0.0529
30.03.2010	0.0524
31.03.2010	0.0537

2nd quarter of 2010:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0677 rubles

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0444 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

01.04.2010	0.0575
02.04.2010	0.0593
05.04.2010	0.0622
06.04.2010	0.0612
07.04.2010	0.0581
08.04.2010	0.0582
09.04.2010	0.0619
12.04.2010	0.0654
13.04.2010	0.066
14.04.2010	0.0638
15.04.2010	0.061
16.04.2010	0.0613
19.04.2010	0.0593
20.04.2010	0.0607
21.04.2010	0.0601
22.04.2010	0.0597
23.04.2010	0.0596
26.04.2010	0.0597
27.04.2010	0.0533
28.04.2010	0.0514
29.04.2010	0.0531
30.04.2010	0.0518
04.05.2010	0.0501
05.05.2010	0.0487
06.05.2010	0.0481
07.05.2010	0.0469
11.05.2010	0.0475

12.05.2010	0.0491
13.05.2010	0.0512
14.05.2010	0.0509
17.05.2010	0.051
18.05.2010	0.0515
19.05.2010	0.0504
20.05.2010	0.049
21.05.2010	0.048
24.05.2010	0.0505
25.05.2010	0.0516
26.05.2010	0.0517
27.05.2010	0.0493
28.05.2010	0.0489
31.05.2010	0.0486
01.06.2010	0.0473
02.06.2010	0.0472
03.06.2010	0.048
04.06.2010	0.0467
07.06.2010	0.046
08.06.2010	0.0464
09.06.2010	0.0458
10.06.2010	0.0453
11.06.2010	0.0455
15.06.2010	0.0462
16.06.2010	0.0469
17.06.2010	0.0468
18.06.2010	0.0472
21.06.2010	0.048
22.06.2010	0.0482
23.06.2010	0.048
24.06.2010	0.0495
25.06.2010	0.0476
28.06.2010	0.0471
29.06.2010	0.0461
30.06.2010	0.0455

3rd quarter of 2010:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0518 rubles

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0393 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

01.07.2010	0.0445
02.07.2010	0.0429
05.07.2010	0.0428
06.07.2010	0.0439
07.07.2010	0.0433
08.07.2010	0.0438
09.07.2010	0.0432
12.07.2010	0.0439
13.07.2010	0.0438
14.07.2010	0.0436
15.07.2010	0.0429
16.07.2010	0.0419
19.07.2010	0.0414
20.07.2010	0.0414
21.07.2010	0.0414
22.07.2010	0.0415
23.07.2010	0.0419
26.07.2010	0.0417

27.07.2010	0.0414
28.07.2010	0.0409
29.07.2010	0.0418
30.07.2010	0.0428
02.08.2010	0.043
03.08.2010	0.0429
04.08.2010	0.0427
05.08.2010	0.0429
06.08.2010	0.0424
09.08.2010	0.0417
10.08.2010	0.0411
11.08.2010	0.0409
12.08.2010	0.0414
13.08.2010	0.0412
16.08.2010	0.041
17.08.2010	0.0409
18.08.2010	0.0408
19.08.2010	0.0413
20.08.2010	0.0408
23.08.2010	0.0408
24.08.2010	0.04
25.08.2010	0.0398
26.08.2010	0.0406
27.08.2010	0.0408
30.08.2010	0.0412
31.08.2010	0.0408
01.09.2010	0.0411
02.09.2010	0.0414
03.09.2010	0.0416
06.09.2010	0.0434
07.09.2010	0.0444
08.09.2010	0.0447
09.09.2010	0.0464
10.09.2010	0.0492
13.09.2010	0.0494
14.09.2010	0.0483
15.09.2010	0.047
16.09.2010	0.0468
17.09.2010	0.0471
20.09.2010	0.0471
21.09.2010	0.0485
22.09.2010	0.0483
23.09.2010	0.0476
24.09.2010	0.0477
27.09.2010	0.0483
28.09.2010	0.0474
29.09.2010	0.0476
30.09.2010	0.0499

4th quarter of 2010:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0525 rubles

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0448 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

01.10.2010	0.0505
04.10.2010	0.0509
05.10.2010	0.0508
06.10.2010	0.0505
07.10.2010	0.0497
08.10.2010	0.0486

11.10.2010	0.0492
12.10.2010	0.0491
13.10.2010	0.0491
14.10.2010	0.0483
15.10.2010	0.0483
18.10.2010	0.0487
19.10.2010	0.0485
20.10.2010	0.0484
21.10.2010	0.0486
22.10.2010	0.0485
25.10.2010	0.0486
26.10.2010	0.0482
27.10.2010	0.0478
28.10.2010	0.0472
29.10.2010	0.0464
01.11.2010	0.0466
02.11.2010	0.046
03.11.2010	0.0464
08.11.2010	0.0468
09.11.2010	0.0471
10.11.2010	0.0468
11.11.2010	0.0465
12.11.2010	0.0455
13.11.2010	0.0456
15.11.2010	0.0459
16.11.2010	0.0456
17.11.2010	0.0456
18.11.2010	0.0455
19.11.2010	0.0453
22.11.2010	0.0458
23.11.2010	0.045
24.11.2010	0.0463
25.11.2010	0.0477
26.11.2010	0.0477
29.11.2010	0.0472
30.11.2010	0.0474
01.12.2010	0.0481
02.12.2010	0.0477
03.12.2010	0.0476
06.12.2010	0.0479
07.12.2010	0.0481
08.12.2010	0.0476
09.12.2010	0.0481
10.12.2010	0.048
13.12.2010	0.0489
14.12.2010	0.0486
15.12.2010	0.0478
16.12.2010	0.0478
17.12.2010	0.0481
20.12.2010	0.0484
21.12.2010	0.0485
22.12.2010	0.0482
23.12.2010	0.048
24.12.2010	0.0482
27.12.2010	0.049
28.12.2010	0.0492
29.12.2010	0.0485
30.12.2010	0.048

1st quarter of 2011:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.0499 rubles.

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.037727 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

11.01.2011	0.0482
12.01.2011	0.0489
13.01.2011	0.0487
14.01.2011	0.0493
17.01.2011	0.0492
18.01.2011	0.0489
19.01.2011	0.0481
20.01.2011	0.0472
21.01.2011	0.047
24.01.2011	0.047
25.01.2011	0.0474
26.01.2011	0.0481
27.01.2011	0.0483
28.01.2011	0.0477
31.01.2011	0.0472
01.02.2011	0.0474
02.02.2011	0.0471
03.02.2011	0.0467
04.02.2011	0.0463
07.02.2011	0.0458
08.02.2011	0.0457
09.02.2011	0.0454
10.02.2011	0.0446
11.02.2011	0.0438
14.02.2011	0.044
15.02.2011	0.0439
16.02.2011	0.0449
17.02.2011	0.045
18.02.2011	0.0436
21.02.2011	0.0432
22.02.2011	0.0418
24.02.2011	0.0417
25.02.2011	0.0422
28.02.2011	0.0426
01.03.2011	0.042771
02.03.2011	0.042064
03.03.2011	0.042728
04.03.2011	0.04246
05.03.2011	0.042284
09.03.2011	0.04276
10.03.2011	0.042316
11.03.2011	0.04172
14.03.2011	0.041197
15.03.2011	0.039235
16.03.2011	0.039135
17.03.2011	0.038135
18.03.2011	0.038326
21.03.2011	0.039553
22.03.2011	0.040347
23.03.2011	0.041311
24.03.2011	0.041912
25.03.2011	0.041989
28.03.2011	0.042241
29.03.2011	0.041366
30.03.2011	0.041504
31.03.2011	0.041808

2nd quarter of 2011:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.042285 rubles

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.031757 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

01.04.2011	0.04185
04.04.2011	0.041982
05.04.2011	0.041412
06.04.2011	0.041443
07.04.2011	0.04124
08.04.2011	0.041212
11.04.2011	0.041129
12.04.2011	0.039996
13.04.2011	0.039657
14.04.2011	0.039118
15.04.2011	0.039039
18.04.2011	0.037153
19.04.2011	0.036627
20.04.2011	0.037141
21.04.2011	0.03738
22.04.2011	0.03715
25.04.2011	0.037759
26.04.2011	0.03701
27.04.2011	0.036735
28.04.2011	0.036234
29.04.2011	0.035249
03.05.2011	0.03486
04.05.2011	0.034815
05.05.2011	0.034767
06.05.2011	0.035511
10.05.2011	0.035878
11.05.2011	0.035402
12.05.2011	0.034751
13.05.2011	0.034815
16.05.2011	0.034565
17.05.2011	0.034455
18.05.2011	0.034475
19.05.2011	0.03461
20.05.2011	0.033925
23.05.2011	0.032813
24.05.2011	0.032751
25.05.2011	0.032556
26.05.2011	0.03228
27.05.2011	0.032394
30.05.2011	0.033119
31.05.2011	0.034091
01.06.2011	0.033626
02.06.2011	0.032915
03.06.2011	0.034346
06.06.2011	0.033912
07.06.2011	0.034133
08.06.2011	0.034366
09.06.2011	0.035229
10.06.2011	0.036165
14.06.2011	0.037012
15.06.2011	0.038172
16.06.2011	0.038529
17.06.2011	0.038639
20.06.2011	0.037562
21.06.2011	0.037663
22.06.2011	0.037731
23.06.2011	0.036651
24.06.2011	0.03658
27.06.2011	0.036526
28.06.2011	0.037049
29.06.2011	0.037792
30.06.2011	0.037448

3rd quarter of 2011:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.041271 rubles

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.02701 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

01.07.2011	0.037312
04.07.2011	0.037527
05.07.2011	0.037791
06.07.2011	0.038397
07.07.2011	0.039116
08.07.2011	0.039281
11.07.2011	0.038763
12.07.2011	0.038002
13.07.2011	0.038283
14.07.2011	0.038551
15.07.2011	0.038549
18.07.2011	0.038017
19.07.2011	0.03809
20.07.2011	0.038163
21.07.2011	0.037854
22.07.2011	0.038037
25.07.2011	0.038032
26.07.2011	0.038233
27.07.2011	0.038171
28.07.2011	0.038091
29.07.2011	0.039366
01.08.2011	0.040608
02.08.2011	0.040154
03.08.2011	0.040451
04.08.2011	0.04045
05.08.2011	0.037962
08.08.2011	0.03533
09.08.2011	0.031138
10.08.2011	0.031456
11.08.2011	0.029143
12.08.2011	0.029908
15.08.2011	0.031515
16.08.2011	0.031303
17.08.2011	0.033073
18.08.2011	0.033404
19.08.2011	0.031404
22.08.2011	0.03232
23.08.2011	0.032153
24.08.2011	0.032002
25.08.2011	0.031545
26.08.2011	0.03104
29.08.2011	0.032103
30.08.2011	0.033844
31.08.2011	0.035063
01.09.2011	0.034653
02.09.2011	0.034707
05.09.2011	0.033934
06.09.2011	0.033711
07.09.2011	0.03488
08.09.2011	0.035457
09.09.2011	0.034711
12.09.2011	0.03284
13.09.2011	0.033439
14.09.2011	0.033392
15.09.2011	0.035311
16.09.2011	0.037503
19.09.2011	0.039287
20.09.2011	0.039006
21.09.2011	0.03846
22.09.2011	0.035206
23.09.2011	0.032634
26.09.2011	0.032392
27.09.2011	0.033123
28.09.2011	0.032769
29.09.2011	0.033733
30.09.2011	0.033145

4th quarter of 2011:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.038676 rubles

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.029001 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

03.10.2011	0.033827
04.10.2011	0.033853
05.10.2011	0.033179
06.10.2011	0.03343
07.10.2011	0.033171
10.10.2011	0.033211
11.10.2011	0.033274
12.10.2011	0.034322
13.10.2011	0.034084
14.10.2011	0.034933
17.10.2011	0.03481
18.10.2011	0.034833
19.10.2011	0.036451
20.10.2011	0.03684
21.10.2011	0.036723
24.10.2011	0.036954
25.10.2011	0.036672
26.10.2011	0.036753
27.10.2011	0.037446
28.10.2011	0.037117
31.10.2011	0.037348
01.11.2011	0.036371
02.11.2011	0.036325
03.11.2011	0.036007
07.11.2011	0.036149
08.11.2011	0.035821
09.11.2011	0.035277
10.11.2011	0.035047
11.11.2011	0.035536
14.11.2011	0.035629
15.11.2011	0.035183
16.11.2011	0.035189
17.11.2011	0.034796
18.11.2011	0.034533
21.11.2011	0.033116
22.11.2011	0.033091
23.11.2011	0.032875
24.11.2011	0.032064
25.11.2011	0.031524
28.11.2011	0.033914
29.11.2011	0.034072
30.11.2011	0.03394
01.12.2011	0.035009
02.12.2011	0.034935
05.12.2011	0.034946
06.12.2011	0.034166
07.12.2011	0.033349
08.12.2011	0.033529
09.12.2011	0.031631
12.12.2011	0.030912
13.12.2011	0.029744
14.12.2011	0.03122
15.12.2011	0.031557
16.12.2011	0.032306
19.12.2011	0.031599
20.12.2011	0.032259
21.12.2011	0.032239
22.12.2011	0.031517
23.12.2011	0.031691
26.12.2011	0.03262

27.12.2011	0.032617
28.12.2011	0.033486
29.12.2011	0.034227
30.12.2011	0.036607

1st quarter of 2012:

The highest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.03748 rubles

The lowest price per one security as part of the transactions commissioned with securities during the reporting quarter through the securities market operator in the securities market: 0.029652 rubles

Market price of one security disclosed by the securities market operator on the securities market and defined in compliance with the procedure for the definition of the market price of securities, estimated price of securities, as well as the limit amount of fluctuation for the market price of securities for the purposes of chapter 23 of the Tax Code of the Russian Federation, approved by the Decree of the Federal Financial Markets Service of Russia dated 09.11.2010 No10-65/pz-n (registered with the Ministry of Justice of the Russian Federation on 29.11.2010, registration No. 19062) in rubles:

03.01.2012	0.03504
04.01.2012	0.034793
05.01.2012	0.034648
06.01.2012	0.034434
09.01.2012	0.033786
10.01.2012	0.034477
11.01.2012	0.033687
12.01.2012	0.033093
13.01.2012	0.032156
16.01.2012	0.031779
17.01.2012	0.032307
18.01.2012	0.032577
19.01.2012	0.032788
20.01.2012	0.032644
23.01.2012	0.032415
24.01.2012	0.032568
25.01.2012	0.032512
26.01.2012	0.032883
27.01.2012	0.032347
30.01.2012	0.032091
31.01.2012	0.032685
01.02.2012	0.033933
02.02.2012	0.034146
03.02.2012	0.034079
06.02.2012	0.034827
07.02.2012	0.035493
08.02.2012	0.035898
09.02.2012	0.036795
10.02.2012	0.036125
13.02.2012	0.036328
14.02.2012	0.036453
15.02.2012	0.036302

16.02.2012	0.036311
17.02.2012	0.036535
20.02.2012	0.036935
21.02.2012	0.035794
22.02.2012	0.034862
24.02.2012	0.034929
27.02.2012	0.035576
28.02.2012	0.035582
29.02.2012	0.035432
01.03.2012	0.035968
02.03.2012	0.035313
05.03.2012	0.035389
06.03.2012	0.034409
07.03.2012	0.033958
11.03.2012	0.034439
12.03.2012	0.034056
13.03.2012	0.033869
14.03.2012	0.033601
15.03.2012	0.034184
16.03.2012	0.03373
19.03.2012	0.032817
20.03.2012	0.031888
21.03.2012	0.031507
22.03.2012	0.030966
23.03.2012	0.031227
26.03.2012	0.031482
27.03.2012	0.031727
28.03.2012	0.031228
29.03.2012	0.03072
30.03.2012	0.0309

Full corporate name of the securities market operator used to commission the transactions which form the basis of the price history information about the securities:

Closed Joint-Stock Company Moscow Central Stock Exchange (MICEX)

Location of the securities market operator used to commission the transactions which form the basis of the price history information about the securities:

125009, Moscow, Bolshoy Kislovsky Per., 13, Building 1

9.6. Information about the entities rendering services for the organization of trade and/or the placement of equity securities

Placement of equity securities is implemented by the Issuer without the involvement of persons rendering services for the trade and/or placement of securities.

9.7. Information about potential buyers of equity securities

Not applicable with the given form of placement.

9.8. Information about the securities market operators, including stock exchanges, which have been selected for the placement and/or trade of the floated equity securities

Securities will not be placed through subscription or through trade the securities market operator of which is the stock exchange or other securities market operator.

Securities of the issuance to which the placed securities are considered an additional issuance shall be traded through the stock exchange.

The Issuer intends to address the stock exchange for permission to place the securities for trade. Expected circulation period of the Issuer’s securities: indefinite.

Information about the stock exchange specified in this section:

Full corporate name: Closed Joint-Stock Company Moscow Central Stock Exchange (MICEX)

Short corporate name: CJSC MICEX

Location: 125009, Moscow, Bolshoy Kislovsky Per., 13

Stock exchange license: No. 077-10489-000001

Date of issue of the license: 23.08.2007

Validity period of the license: for an indefinite term.

Authority issuing the license: The Federal Financial Markets Service

Other information about the stock exchange or other securities market operators where the Issuer will place and/or trade the placed securities, indicated by the Issuer at own discretion: none

9.9. Information about the possible change in the share participation of shareholders in the Issuer’s authorized capital as a result of trade of equity securities

Amount by which the share participation of the shareholder in the Issuer’s authorized capital may change as a result of placement of securities:

Implementation of the Issuer’s strategy for formation of the target ownership structure on the profit generating assets of INTER RAO UES Groups includes the consolidation of a 100% ownership share over the profit generating assets of OJSC Bashkirenergo. Implementation of this project assumes the reorganization of OJSC Bashkirenergo in the form of a separation into network company OJSC Bashkir Electric Grid Company and the generating company OJSC “Bashenergoaktiv”, with its simultaneous incorporation with JSC “INTER RAO UES”.

In order to convert ordinary and preferred shares of OJSC “Bashenergoaktiv”, the Issuer will issue 651,471,456,533 additional shares.

The amount by which the share participation of the shareholder in the Issuer’s authorized capital may change as a result of placement of securities (without taking into account shares of OJSC “Bashenergoaktiv” belonging to JSC “INTER RAO UES”, which will mature upon incorporation):

The amount by which the share participation of the shareholder may change in relation to the amount of the Issuer’s authorized capital on the date of approval of the prospectus: 6.28%.

Amount by which the share participation of the shareholder may change in relation to the Issuer’s placed securities as of the date of approval of the prospectus: 6.28%.

The specified amount is calculated by the Issuer on the basis of the following assumptions:

•                                                   all the placed securities will be placed, and in case of placement of securities that are convertible into shares or options of the Issuer, then also regarding the fact that all the specified securities will be converted into the Issuer’s shares;

•                                                   Shareholders will not participate in the acquisition of placed securities.

Herewith, shares of OJSC “Bashenergoaktiv”, owned by JSC “INTER RAO UES”, will mature during the incorporation with JSC “INTER RAO UES” (paragraph 4 of article 17 of the Federal Law on Joint Stock Companies). On the date of approval of the present Prospectus, JSC “INTER RAO UES” owns 261,508,244 ordinary shares of the Bashkir Open Joint-Stock Company for Power and Electrification — Bashkirenergo and 13,750,061 preference shares of Bashkir Open Joint-Stock Company for Power and Electrification - Bashkirenergo, which will be converted into 788,411,909 ordinary shares of OJSC “Bashenergoaktiv” and 13,750,219 preference shares of OJSC “Bashenergoaktiv” correspondingly, in compliance with the swap ratio during the division of the Bashkir Open Joint-Stock Company for Power and Electrification - Bashkirenergo into OJSC Bashkirenergo and Open Joint-Stock Company Bashkir Electric Grid Company (minutes of the Extraordinary General Shareholders Meeting of OJSC Bashkirenergo dated 27.07.2012 № 31).

If the said shares will mature during the incorporation and will not be converted into shares of the additional issuances of the Issuer, the amount by which the share participation of the shareholder may change with respect to the Issuer’s authorized capital and the amount of placed shares will amount to 1.72% and 1.72% respectively.

9.10. Information about expenses related to the issuance of securities

Expenses	In monetary terms, rubles	The amount of securities issued at nominal value, %

The Issuer’s total expenses related to the issuance of securities	According to preliminary calculations, the total amount of the Issuer’s expenses related to the issuance of securities could amount to 12,570,000 rubles (The exact amount of expenses related to the issuance at the time of approval of the Prospectus cannot be accurately evaluated and may differ from the figures shown in this table both to a higher or lesser degree).	0.69

Amount of the state fee paid during the issuance of securities, charged in compliance with legislation of the Russian Federation on Taxes and Levies	Expenses for payment of the state fee to the commission for actions by the Federal Financial Markets Service which are related to state registration of the issuance of ordinary registered non-certificated shares, composed of the following:	0.0004

Expenses	In monetary terms, rubles	The amount of securities issued at nominal value, %

•      state registration of the issuance of ordinary registered non-certificated shares, placed through the conversion of ordinary registered non-certificated shares of OJSC “Bashenergoaktiv” into ordinary registered non-certificated shares of JSC “INTER RAO UES” and implemented during the merger — 20,000  rubles;

•      state registration of the issuance of ordinary registered non-certificated shares, placed through the conversion of type-A preference registered non-certificated shares of OJSC “Bashenergoaktiv” into ordinary registered non-certificated shares of JSC “INTER RAO UES” and implemented during the merger — 20,000 rubles;

•      State registration of reports on the results of the additional issuance of securities — 20,000  rubles for each report (2 units).

The total amount of the state fee paid by the Issuer related to the state registration of additional issuances of securities and reports on the results of their issuance amounts to 80,000 rubles.

Amount of the Issuer’s expenses related to payment for the services of consultants taking part (who took part) in the preparation and implementation of the issuance of securities, as well as persons rendering services to the Issuer related to the placement and/or	May amount up to 10 million rubles (without VAT). At the time of approval of the Prospectus the exact amount cannot be accurately evaluated, since not all the agreements with the counterparties have been concluded, and the amount of remuneration may depend on the results of an additional issue.	0.055

Expenses	In monetary terms, rubles	The amount of securities issued at nominal value, %

organization of placement of securities

Amount of the Issuer’s expenses related to submission of the Issuer’s securities for trade by the securities market operator, as well as those involving inclusion of the Issuer’s securities into the quotation list of the stock exchange (listing of securities)	330,000 rubles	0.00184

Amount of the Issuer’s expenses related to the disclosure of information during the issuance of securities, including expenses related to the production of brochures or other publications related to the issuance of securities	10,000 rubles (excluding VAT). At the time of approval of the Prospectus the exact amount cannot be accurately evaluated, since not all of the agreements with the counterparties have been concluded, and the amount of remuneration may depend on the results of an additional issuance.	0.0005

Amount of the Issuer’s expenses related to the marketing of placed securities, implementation of market research (marketing) for securities, organization and implementation of meetings with investors, and presentation of the placed securities (road show)	0 rubles	0

Other expenses of the Issuer related to the issue of securities	Expenses related to payment for services rendered by an auditor, which may amount to 2,150,000 rubles (excluding VAT). At the time of approval of the Prospectus the exact amount cannot be accurately evaluated, since not all of the agreements with the	0.012

Expenses	In monetary terms, rubles	The amount of securities issued at nominal value, %

counterparties have been concluded.

The Issuer’s expenses related to the issuance of securities are not covered by third parties.

9.11. Information about the means and procedure for repayment of funds received as payment for the traded equity securities in case of recognition of the issuance (additional issuance) of securities as void or invalid, as well as in other cases provided for by legislation of the Russian Federation.

Information is not indicated for this method of placement of securities.

X. ADDITIONAL INFORMATION ABOUT THE ISSUER AND THE EQUITY SECURITIES TRADED BY THE LATTER

10.1. Additional information about the Issuer

10.1.1. Information about the amount and structure of the Issuer’s authorized (share) capital (share fund)

Amount of the Issuer’s authorized capital on the date of approval of the Prospectus:

272,996,961,720 rubles

Division of the Issuer’s authorized capital into ordinary and preference shares

Ordinary shares:

Total nominal value: 272,996,961,720 rubles

Share in the authorized capital: 100%

Preference shares:

As of the date of approval of the present Prospectus, the Issuer had not placed preference shares.

A portion of the Issuer’s shares is traded outside of the Russian Federation through the circulation of depositary securities (securities of a foreign Issuer certifying the rights in relation to the said shares of the Issuer).

Category (type) of shares traded outside of the Russian Federation: ordinary registered shares

The portion of shares out of the total number of shares in the corresponding category (type) traded outside of the Russian Federation (%): 0.0003

The foreign-issuer depositary securities which certify the rights in relation to the Issuer’s shares in the given category (type)

Name: The Bank of New York Mellon

Location: 101 Barclay Street, 22W, New York, NY 10286 USA

Brief description of the depositary security program (type of program) of a foreign issuer, certifying the rights in relation to shares of this category (type): Issuer-sponsored issuance program for global depositary receipts which failed the listing procedure under Provision S and Rule 144A, certifying the rights in relation to the Issuer’s ordinary registered shares, and created in relation to the reorganization of OJSC RAO UES of Russia.

Information about receipt of a permit from the Federal Securities Market Agency for the placement and/or organization of circulation of the Issuer’s shares in the given category (type) outside of the Russian Federation (if applicable): Notification of the Federal Financial Markets Service (FFMS of Russia) on the issue of a permit for placement and circulation of the Issuer’s ordinary registered non-certificated shares outside of the Russian Federation, dated 27.06.2008, No. 08-БX-03/13591, and dated 07.11.2011, No. 11-EК-03/28201.

Name of the foreign trade organizer (market operator) used to circulate the Issuer’s shares (depositary securities certifying the rights in relation to the Issuer’s shares) (if such circulation exists): London Stock Exchange plc

Other information about circulation of the Issuer’s shares outside of the Russian Federation: none

10.1.2. Information about the change in the amount of the Issuer’s authorized (share) capital (share fund)

Information about the change in the amount of the Issuer’s authorized capital over the previous 5 completed fiscal years preceding the date of approval of the prospectus:

Amount of the Issuer’s authorized (share) capital (share fund) before the corresponding change in rubles:	4,125,836,000	227,411,384,500	63,897,300,360	81,287,328,350

Share of ordinary shares within the Issuer’s authorized capital before the corresponding change, %:	100	100	100	100

Total nominal value of ordinary shares in rubles	4,125,836,000	227,411,384,500	63,897,300,360	81,287,328,350

Share of preference shares within the Issuer’s authorized capital before the corresponding change, %:	0	0	0	0

Name of the Issuer’s management body which adopted a decision on the change in the amount of the Issuer’s authorized (share) capital (share fund):	The body exercising the function of the General Shareholders Meeting of OJSC Sochi TEPS — the Board of OJSC RAO UES of Russia	General Shareholders Meeting of JSC “INTER RAO UES”	General Shareholders Meeting of JSC “INTER RAO UES”	General Shareholders Meeting of JSC “INTER RAO UES”

Date of compilation and the minutes number for the meeting of the Issuer’s management body during which a decision was passed to change the amount of the Issuer’s authorized (share) capital (share fund):

	Minutes dated 18.12.2007, No. 1791pr/2	Minutes dated 25.06.2009 No. 3	Minutes dated 25.06.2009 No. 3	Minutes dated 25.06.2010 No. 5

Date of change in the amount of the Issuer’s authorized (share) capital (share fund):	07.08.2008	19.11.2009	23.09.2010	09.06.2011

Amount of the Issuer’s authorized (share) capital (share fund) after the change in rubles:	227,411,384,500	63,897,300,360	81,287,328,350	272,996,961,720

Share of ordinary shares in the Issuer’s authorized capital before the corresponding change, %:	100	100	100	100

Total nominal value of ordinary shares in rubles:	227,411,384,500	63,897,300,360	81,287,328,350	272,996,961,720

Share of preference shares in the Issuer’s authorized capital before the corresponding change , %:	0	0	0	0

10.1.3. Information about the formation and use of the reserve fund, as well as the Issuer’s other funds

Name of the fund: Reserve fund

The amount of the fund established by the founding documents:

In compliance with Article 8 of the Issuer’s Articles of Association — Company Funds:

8.1. The Company creates a reserve fund in the amount of 15 (fifteen) percent of the Company’s authorized capital.

8.2. The amount of mandatory annual deductions to the Company’s Reserve amounts to 5 (five) percent of the Company’s net profit until the Reserve Fund reaches the established amount.

8.3. The Company Reserve Fund is designed to cover losses of the Company, as well as repayment of Company bonds and the redemption of Company shares in case of a lack of other means.

The Company Reserve Fund cannot be used for other purposes.

8.4. The Company shall have the right to form other funds, in compliance with the requirements of legislation of the Russian Federation, which will ensure its business and financial activity as a business entity.

Amount of the fund in monetary terms at the end of each completed fiscal year and as a percentage of the authorized (share) capital:

Indicators	As of 31.12.2007	As of 31.12.2008	As of 31.12.2009	As of 31.12.2010	As of 31.12.2011

Amount of the fund in rubles	150,340	104,705,420	161,118,420	161,118,420	296,339,420

Amount of the fund as a percentage of the authorized capital	0.00364	0.05	0.25	0.2	0.11

Amount of deductions made to the fund during the year in rubles	123,340	104,555,080	56,413,000	0	135,221,000

Amount of fund resources used during the year in rubles and the purpose of use regarding these funds	0	0	0	0	0

During the 2007-2011 period, the Issuer did not create other funds through its net profit.

10.1.4. Information about the procedure for calling and holding meetings (discussions) of the Issuer’s supreme management body

Name of the Issuer’s supreme management body: General Shareholders Meeting

Procedure for notification of shareholders (participants) about the meeting (discussion) of the Issuer’s supreme management body being held:

In compliance with paragraphs 11.5 and 11.6 of Article 11 of the Issuer’s Articles of Association:

11.5. The message about the General Shareholders Meeting being held shall be published by the Company in the Izvestiya newspaper, and on the website of the Company on the Internet no later than 30 (thirty) days before the date of the meeting, unless a longer term is established under the Federal Law on Joint-Stock Companies.

11.6. Ballots for voting on the agenda topics shall be sent via registered letter to the address specified in the list of persons who have the right to participate in the General Shareholders Meeting, or are delivered under signature of receipt to each of the persons specified in the list of those who have the right to participate in the General Shareholders Meeting, made not later than 20 (twenty) days before the date of the General Shareholders Meeting.

Persons (bodies) who have the right to convene (demand the holding) of an extraordinary meeting (discussion) of the Issuer’s supreme management body, as well as the procedure for sending (presenting) such requirements:

In compliance with paragraphs 14.2, 14.4 and 14.5 of Article 14 of the Issuer’s Articles of Association:

14.2. The Extraordinary General Shareholders Meeting of the Company shall be held upon the decision of the Board of Directors of the Company on the basis of its own initiative, requirements of the Company Audit Committee, Company Auditor, as well as a shareholder (shareholders) who owns at least 10 (ten)

percent of the voting shares of the Company as of the date of presentation of the requirement.

…

14.4. Requirement for the holding of an Extraordinary General Shareholders Meeting of the Company shall include questions that are to be included in the agenda of the meeting.

Person(s), requiring an Extraordinary General Shareholders Meeting of the Company be held shall have the right to present a draft decision of the Extraordinary General Shareholders Meeting of the Company, and a proposal on the form of holding the General Shareholders Meeting. If the requirements for holding an Extraordinary General Shareholders Meeting shall contain a proposal for the nomination of candidates, such proposal shall be covered by the corresponding provisions of Article 13 of the present Articles of Association.

The Company Board of Directors shall not have the right to amend the wording of topics on the agenda, wording of the decisions on such topics or amend the proposed form of holding the Extraordinary General Shareholders Meeting convened upon the requirement of the Company Audit, Company Auditor or the shareholders (shareholder), owning at least 10 (ten) percent of the voting shares of the Company as of the date of presentation of the requirement.

14.5. If the requirement for the convening of an Extraordinary General Shareholders Meeting of the Company originates from a shareholder(s), it shall contain the name (designation) of the shareholder(s), requiring convention of the meeting, indicating the amount and category (type) of the shares of the Company held by such person(s).

The requirement for convention of an Extraordinary General Shareholders Meeting of the Company shall be signed by the person(s) requiring the convention of an Extraordinary General Shareholders Meeting of the Company.

The procedure for identification of the date for convention of the meeting (discussion) of the Issuer’s supreme management body:

In compliance with paragraph 11.1 of Article 11 and paragraph 14.3 of Article 14 of the Issuer’s Articles of Association:

11.1. The Annual General Shareholders Meeting of the Company is held not earlier than two months and not later than six months after the end of the fiscal year.

The Annual General Shareholders Meeting shall, within an obligatory procedure, resolve matters for the election of the Board of Directors, Audit Committee, approval of the Company Auditor, approval of the annual report of the Company and annual financial statements submitted by the Company Board of Directors, including the Company’s income statements (profit and loss accounts), as well as reports on the distribution of profits (including the payment (declaration) of dividends, except for profit distributed as dividends upon the results of the first quarter, six months and nine months of the fiscal year) and losses of the Company on the results of the fiscal year.

…

14.3. Convening of an Extraordinary General Shareholders Meeting implemented upon the requirement of the Company Audit Committee, Company Auditor or the shareholders (shareholder) holding at least 10 (ten) percent of the voting shares of the Company, and which shall be implemented by the Board of Directors of the Company.

The said General Shareholders Meeting must be held during a period of 40 (forty) days from the moment of presentation of the requirement that an Extraordinary General Shareholders Meeting of the Company be held, except for other cases provided for by the Federal Law on Joint-Stock Companies.

Persons who have the right to submit proposals to the meeting (discussion) agenda of the Issuer’ supreme management body, as well as the procedure for including such proposals:

In compliance with paragraphs 13.1—13.3 of Article 13 of the Issuer’s Articles of Association:

13.1. Shareholder (s) of the Company who on aggregate hold at least 2 (two) percent of the voting shares of the Company shall have the right, within a period of no later than 60 (sixty) days after the end of the fiscal year, to include topics into the agenda of the Annual General Shareholders Meeting, propose candidates to the Board of Directors and the Company Audit Committee, the number of which shall not exceed the quantitative composition of the corresponding body of the Company.

13.2. Proposals for the inclusion of topics into the agenda of the General Shareholders Meeting and proposals for the promotion of candidates shall be made in writing with the indication of the name (designation) of the shareholder(s) making the said proposals and the amount and category (type) of their shares, and shall be signed by the shareholder (s).

13.3. Proposals for the inclusion of topics into the agenda of the General Shareholders Meeting shall contain the wording of each proposed topic, and the candidate nomination — name and information on the identification document (series and (or) number of the document, date and place of its issue, and the authority issuing the document) of each proposed candidate and the name of the body to which such candidate is nominated for election.

Persons who have the right to become acquainted with the information (materials) presented for the preparation and convention of the meeting (discussion) of the Issuer’s supreme management body, as well as the procedure for familiarization with such information (materials):

In compliance with paragraph 11.7 of Article 11 of the Issuer’s Articles of Association:

11.7. Information (materials) on topics of the General Shareholders Meeting agenda shall be available during a period of 20 (twenty) days, and in case of holding a General Shareholders Meeting for which the agenda contains the topic of reorganization of the Company, within a period of 30 (thirty) days before the date of the General Shareholders Meeting, to persons who have the right to participate in the General Shareholders Meeting, for familiarization within the premises of the executive body of the Company and other places, the addresses of which are specified in the message about holding the General Shareholders Meeting, and shall also be published on the Company’s website on the Internet no later than 30 (thirty) days before the date of its convention. The specified information (materials) must be accessible to persons who will take part in the General Shareholders Meeting during the holding of the latter.

The procedure for familiarization of persons with the right to participate in the General Shareholders Meeting with the information (materials) related to topics on the agenda of the General Shareholders Meeting and the list of such information (materials) shall be defined under the decision of the Company Board of Directors.

The procedure for announcement (informing the Issuer’s shareholders (participants)) of the decisions adopted by the Issuer’s supreme management body, as well as the results of voting:

According to paragraphs 11.12—11.14 of Article 11 of the Issuer’s Articles of Association:

11.12 Minutes on the voting results shall be drafted and signed by members of the electoral committee or the persons executing the functions thereof no later than 3 (three) business days after the close of the General Shareholders Meeting.

11.13. Minutes of the General Shareholders Meeting shall be drafted in two copies no later than 3 (three) business days after the close of the General Shareholders Meeting. Both copies shall be signed by the person holding the chair over the General Shareholders Meeting and the secretary of the General Shareholders Meeting.

11.14. Voting results and the decisions adopted by the General Shareholders Meeting of the Company may be announced at the General Shareholders Meeting of the Company.

If the voting results adopted by the General Shareholders Meeting of the Company were not announced at the General Shareholders Meeting, decisions adopted by the General Shareholders Meeting of the Company, as well as the voting results, shall be informed to persons included in the list of persons with the right to participate in the General Shareholders Meeting of the Company no later than 10 (ten) days after the compilation of the minutes on the voting results in the form of a report on the results under the procedure provided for information about the convention of a General Shareholders Meeting of the Company.

10.1.5. Information about the commercial organizations in which the Issuer holds at least 5 percent of the authorized (share) capital (share fund) or at least 5 percent of ordinary shares

List of commercial organizations in which the Issuer, on the date of approval of the Prospectus, holds at least 5 percent of the authorized (share) capital (share fund) or at least 5 percent of ordinary shares:

1)            Full corporate name: Hrazdan Power Company, Public Joint-Stock Company

Short corporate name: “HrazTES” PJSC

Location: 378550, Armenia, Razdan, Gortsaranayin 1

INN: not applicable

OGRN: not applicable

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of ordinary shares of the joint-stock company held by the Issuer, %: 100

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

2)            Full corporate name: Joint-Stock Company Ekibastuzskaya Station GRES-2

Short corporate name: JSC “SEGRES-2”

Location: 141216, Kazakhstan, Pavlodarskaya Region, Solnechny Settlement

INN: not applicable

OGRN: not applicable

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 50

Share of ordinary shares of the joint-stock company held by the Issuer, %: 50

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

3)            Full corporate name: Joint-Stock Company Sangtudinskaya GES-1

Short corporate name: JSC Sangtudinskaya GES-1

Location: 734012, Tajikistan, Dushanbe, Aini 24a

INN: not applicable

OGRN: not applicable

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 14.87

Share of ordinary shares of the joint-stock company held by the Issuer, %: 14.87

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

4)            Full corporate name: Closed Joint-Stock Company Kambaratinskaya GES-1

Short corporate name: CJSC Kambaratinskaya GES-1

Location: Kyrgyzstan, Bishkek, Zhibek Zholy 32b

INN: not applicable

OGRN: not applicable

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 50

Share of the joint stock company’s ordinary shares held by the Issuer, %: 50

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0.

5)            Full corporate name: INTER RAO Finance B.V.

Short corporate name: INTER RAO Finance B.V.

Location: 1077XX, Netherlands, Amsterdam, Stravinskilaan 3105

INN: not applicable

OGRN: not applicable

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

6)            Full corporate name: RAO Nordic Oy.

Short corporate name: RAO Nordic Oy

Location: 00180, Finland, Helsinki, Tammasaarenkatu 1

INN: not applicable

OGRN: not applicable

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

7)            Full corporate name: Closed Joint-Stock Company Moldavskaya GRES

Short corporate name: CJSC MGRES

Location: MD3352, Republic of Moldova, Dnestrovsk, Limannaya 1

INN: not applicable

OGRN: not applicable

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 80.9

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 80.9

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

8)            Full corporate name: Open Joint-Stock Company First Generation Company of the Wholesale Electricity Market

Short corporate name: OJSC OGK-1

Location: 119435, Russian Federation, Moscow, Bolshaya Pirogovskaya 27, Building 1

INN: 7203158282

OGRN: 1057200597960

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 31.02

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 31.02

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

9)            Full corporate name: Open Joint-Stock Company Third Generation Company of the Wholesale Electricity Market

Short corporate name: OJSC WGC-3

Location: 670034, Russian Federation, Republic of Buryatiya, Ulan-Ude, 50 Let Octyabrya Lane 28

INN: 0326023099

OGRN: 1040302983093

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 38.93

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 38.93

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

10)          Full corporate name: Open Joint-Stock Company Territorial Generation Company No. 11

Short corporate name: OJSC TGK-11

Location: 630007, Russian Federation, Novosibirsk, Sovetskaya 5

INN: 5406323202

OGRN: 1055406226237

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 67.53

Share of the joint stock company’s ordinary shares held by the Issuer, %: 67.53

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary sharesheld by the commercial organization, %: 0

11)          Full corporate name: Open Joint-Stock Company INTER RAO — Electric Power Plants.

Short corporate name: OJSC INTER RAO — Electric Power Plants

Location: 119435, Russian Federation, Moscow, Bolshaya Pirogovskaya 27, Building 1

INN: 7704784450

OGRN: 1117746460358

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 100

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

12)          Full corporate name: Open Joint-Stock Company Test Stand of Ivanovo GRES.

Short corporate name: OJSC Stand

Location: 155150, Russian Federation, Ivanovo Region, Komsomolsk, Komsomolskaya 1

INN: 3714083495

OGRN: 1043700611778

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 82.84

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 82.84

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

13)          Full corporate name: Limited Liability Company RN-Energo Ltd

Short corporate name: RN Energo Ltd

Location: 119071, Russian Federation, Russian Federation, Moscow, Sofiyskaya Nab. 26/1

INN: 7706525041

OGRN: 1047796118182

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares of the held by the commercial organization, %: 0

14)          Full corporate name: Open Joint-Stock Company St. Petersburg Sale Company

Short corporate name: OJSC St. Petersburg Sale Company

Location: 195009, Russian Federation, St. Petersburg, Mikhailovo 11

INN: 7841322249

OGRN: 1057812496818

The Issuer’s in the authorized (share) capital (share fund) of the commercial organization, %: 78.61

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 92.09

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

15)          Full corporate name: Joint-Stock Company Mosenergosbyt

Short corporate name: JSC Mosenergosbyt

Location: 117312, Russian Federation, Moscow, Vavilova 9

INN: 7736520080

OGRN: 1057746557329

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 50.92

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 50.92

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

16)          Full corporate name: Joint-Stock Company Altayenergosbyt

Short corporate name: JSC Altayenergosbyt.

Location: 656049, Russian Federation, Altay Region, Barnaul, Krasnoarmeisky Ave., 75, Building B

INN: 2224103849

OGRN: 1062224065166

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 100

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

17)          Full corporate name: Joint-Stock Company Saratovenergo

Short corporate name: JSC Saratovenergo

Location: 410028, Russian Federation, Saratov, Chernyshevskogo 124

INN: 6450014808

OGRN: 1026402199636

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 56.97

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 56.97

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

18)          Full corporate name: Joint-Stock Company Tambov Energy Retailing Company

Short corporate name: JSC Tambov Energy Retailing Company

Location: 392000, Russian Federation, Tambov, K. Marxa, 176 A

INN: 6829010210

OGRN: 1056882285129

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 59.38

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 67.87

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

19)          Full corporate name: Joint-Stock Company Eastern Energy Company

Short corporate name: JSC VEK

Location: 675000, Russian Federation, Blagoveshensk, 50 Let Oktyabrya 13/1

INN: 7728615980

OGRN: 5077746441560

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 100

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

20)          Full corporate name: Joint Stock Company INTER RAO Capital

Short corporate name: JSC INTER RAO Capital

Location: 119435, Russian Federation, Moscow, Bolshaya Pirogovskaya 27

INN: 7701296415

OGRN: 1027700091286

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 100

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 8.37

Share of the Issuer’s ordinary shares held by the commercial organization, %: 8.37

21)          Full corporate name: Limited Liability Company INTER RAO Export

Short corporate name: LLC INTER RAO Export

Location: 119435, Russian Federation, Moscow, Bolshaya Pirogovskaya 27, Building 1

INN: 7704793285

OGRN: 1117746835480

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock’s company ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

22)          Full corporate name: Limited Liability Company INTER RAO Engineering

Short corporate name: LLC INTER RAO Engineering

Location: 142100, Russian Federation, Moscow region, Podolsk, Komsomolskaya 1

INN: 5036101347

OGRN: 1095074008545

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

23)          Full corporate name: Power Efficiency Center “INTER RAO UES” Limited Liability Company

Short corporate name: Power Efficiency Center “INTER RAO UES” LLC

Location: 119435, Russian Federation, Moscow, Bolshaya Pirogovskaya 27, Building 1

INN: 7704765961

OGRN: 1107746808256

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 50

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

24)          Full corporate name: RT-Energy Trading Limited Liability Company

Short corporate name: LLC RT-Energy Trading LLC

Location: 119415, Russian Federation, Moscow, Udaltsova Street, 1A

INN: 7729667652

OGRN: 1107746905650

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 50

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

25)          Full corporate name: INTER RAO — Orel Energy Distribution Limited Liability Company

Short corporate name: INTER RAO — Orel Energy Distribution LLC

Location: 302030, Russian Federation, Orel, Pushkina 54, Office 6

INN: 5754020600

OGRN: 1115742001682

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares of held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

26)          Full corporate name: Joint Limited Liability Company Energoconnect

Short corporate name: JLLC Energoconnect

Location: 220030, Belarus, Minsk, Karla Marxa 14, Office 205

INN: not applicable

OGRN: not applicable

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 50

Share of the joint-stock company’s ordinary shares of held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

27)          Full corporate name: TGR ENERJI ELEKTRIK TOPTAN TICARET ANONIM SIRKETI

Short corporate name: TGR Enerji

Location: 06550, Turkey, Ankara (chankaya), Chukurambar, Kyzylyrmak makhalessi, Ufuk Universitesy jaddesi, 18, Office 51

INN: not applicable

OGRN: not applicable

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 70

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

28)          Full corporate name: INTER RAO Holding B.V.

Short corporate name: INTER RAO Holding B.V.

Location: 1077XX, Netherlands, Amsterdam, Stravinskilaan, 655.

INN: not applicable

OGRN: not applicable

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

29)          Full corporate name: Freecom Trading Limited

Short corporate name: Freecom Trading Limited

Location: 2406, Cyprus, Nicosia, Poseidonos, 1

INN: not applicable

OGRN: not applicable

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

30)          Full corporate name: Closed Joint-Stock Company Industrial Energy Company

Short corporate name: CJSC Industrial Energy Company

Location: 123610, Russian Federation, Moscow, Krasnopresnenskaya Naberezhnaya 12

INN: 7703642533

OGRN: 1077759251570

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 50

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 50

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

31)          Full corporate name: INTER RAO Middle East B.V.

Short corporate name: INTER RAO Middle East B.V.

Location: 1077XX, Netherlands, Amsterdam, Stravinskilaan 655

INN: not applicable

OGRN: not applicable

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund) of the Issuer, %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

32)          Full corporate name: RAO Intertech B.V.

Short corporate name: RAO Intertech B.V.

Location: 1077XX, Netherlands, Amsterdam, Stravinskilaan 655

INN: not applicable

OGRN: not applicable

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

33)          Full corporate name: INTER RAO-WorlyParsons Limited Liability Company

Short corporate name: INTER RAO-WorlyParsons LLC

Location: 119435, Russian Federation, Moscow, Bolshaya Pirogovskaya 27, Building 1

INN: 7704763354

OGRN: 1107746706220

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 51

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund) of the Issuer, %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

34)          Full corporate name: Limited Liability Company “INTER RAO Procurement Center”

Short corporate name: LLC “INTER RAO Procurement Center”

Location: 119435, Russian Federation, Moscow, Bolshaya Pirogovskaya 27, Building 1

INN: 7705203228

OGRN: 1077759373768

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

35)          Full corporate name: Open Joint-Stock Company ELEKTROLUCH

Short corporate name: OJSC ELEKTROLUCH

Location: 119435, Russian Federation, Moscow, Bolshaya Pirogovskaya 27

INN: 7704015750

OGRN: 1027739183812

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 98.03

Share of the joint stock company’s ordinary shares held by the Issuer, %: 98.03

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

36)          Full corporate name: Limited Liability Partnership INTER RAO Central Asia

Short corporate name: LLP IRAO CA

Location: 010000, Kazakhstan, Astana, Saryarkinsky Region, Babytshilik 25, Office 403

INN: not applicable

OGRN: not applicable

The Issuer in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund, %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

37)          Full corporate name: INTERENERGOEFFECT Limited Liability Company

Short corporate name: INTERENERGOEFFECT LLC

Location: 119435, Russian Federation, Moscow, Bolshaya Pirogovskaya 27, Building 1

INN: 7704755875

OGRN: 1107746451427

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 50

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

38)          Full corporate name: INTER RAO — Management of Electric Power Plants Limited Liability Company

Short corporate name: INTER RAO — Management of Electric Power Plants LLC

Location: 119435, Russian Federation, Moscow, Bolshaya Pirogovskaya 27, Building 1

INN: 7704775342

OGRN: 1117746083432

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: not applicable

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund) of the Issuer, %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

39)          Full corporate name: Open Joint-Stock Company Volga Territorial Generation Company

Short corporate name: OJSC Volga TGK, OJSC TGK-7

Location: 443100, Russian Federation, Samara, Mayakovskogo 15

INN: 6315376946

OGRN: 1056315070350

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 18.04

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 18.04

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

40)          Full corporate name: Bashkir Open Joint-Stock Company for Power and Electrification — Bashkirenergo

Short corporate name: OJSC Bashkirenergo

Location: 450096, Russian Federation, Ufa, Komsomolskaya 126

INN: 0275000990

OGRN: 1020202769146

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 25.19

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 25.08

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

41)          Full corporate name: Open Joint-Stock Company for Power and Electrification - Mosenergo

Short corporate name: OJSC Mosenergo

Location: 119526, Russian Federation, Moscow, Vernadskogo Ave. 101, Building 3

INN: 7705035012

OGRN: 1027700302420

The Issuer’s in the authorized (share) capital (share fund) of the commercial organization, %: 50.92

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 50.92

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

42)          Full corporate name: Open Joint-Stock Company Territorial Generation Company No. 6

Short corporate name: OJSC TGK-6

Location: 603950, Russian Federation, Nizhny Novgorod, Alekseyevskaya 10/1b

INN: 5257072937

OGRN: 1055230028006

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 20

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 20

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

43)          Full corporate name: Open Joint-Stock Company Second Generation Company of the Wholesale Electricity Market

Short corporate name: OJSC OGK-2

Location: 356128, Russian Federation, Stavropol area, Izobilensky Region, Solnechnodoolsk Settlement

INN: 2607018122

OGRN: 1052600002180

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 5.7009

Share of the Joint-Stock Company’s ordinary shares held by the Issuer, %: 5.7009

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

44)          Full corporate name: Irkutsk Open Joint-Stock Company for Power and Electrification

Short corporate name: OJSC Irkutskenergo

Location: 664025, Russian Federation, Irkutsk Region, Irkutsk, Sukhe-Batora 3

INN: 3800000220

OGRN: 1023801003313

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 40.01

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 40.01

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

45)          Full corporate name: Joint-Stock Company United Energy Retailing Company

Short corporate name: JSC United Energy Retailing Company

Location: 123557, Russian Federation, Moscow, Presnensky Val 17, Building 1

INN: 7719726482

OGRN: 1097746376793

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 100

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 100

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

46)          Full corporate name: Open Joint-Stock Company Tomsk Energy Retailing Company

Short corporate name: OJSC Tomskenergosbyt

Location: 634034, Russian Federation, Tomsk, Kotovskogo 19

INN: 7719263354

OGRN: 1037719000384

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 24.99

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 21.04

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

47)          Full corporate name: Open Joint-Stock Company “INTER RAO LED Systems”

Short corporate name: “INTER RAO LED Systems”, OJSC

Location: 194156, Russia, Saint-Petersburg, Engelsa Prospect 27

INN: 7802736711

OGRN: 1117847001470

The Issuer’s share in the authorized (share) capital (share fund) of the commercial organization, %: 35.17

Share of the joint-stock company’s ordinary shares held by the Issuer, %: 0

Share of the commercial organization in the Issuer’s authorized (share) capital (share fund), %: 0

Share of the Issuer’s ordinary shares held by the commercial organization, %: 0

10.1.6. Information about significant transactions commissioned by the Issuer

Information about each significant transaction (group of interrelated transactions), the amount of obligations under which amounts to 10 or more percent of the net book value of the Issuer’s assets according to its financial reports for the last completed reporting period preceding the commission of the transaction, commissioned by the Issuer over the past 5 completed fiscal years, and preceding the date of approval of the Prospectus:

Information about significant transactions commissioned by the Issuer in 2007: The Issuer did not commission any significant transactions.

Information about significant transactions commissioned by the Issuer in 2008:

1)

Date of the transaction: 24.09.2008

Subject and other significant terms of the transaction: Implementation of an investment project for the expansion of Kaliningrad TES-2 (construction of the second line of the Kaliningrad TES-2) in the amount of the launch site for the second power generating unit, PGU-450 MW Kaliningrad TES-2 (second line of construction), composed of the equipment in compliance with the attachments to the Agreement with all the related buildings, constructions, structures, auxiliary equipment, inventory, instruments, galleries, overpasses, internal and external engineering networks and communications (hereinafter applicable to the transaction under consideration — the Facility). As part of implementation of the Investment project the Investor undertakes to issue financing, and the Client-Developer undertakes to organize, at the Investor’s expense, the construction of the Facility and the transfer of the commissioned Facility to the Investor. Parties to the transaction: The Issuer — the Client-Developer; and the Investor — OJSC Mezhregionenergostroy.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of legislation.

Price of the transaction in monetary terms: The maximum amount of capital investments, taking into account remuneration of the Client-Developer — 22,301,885,000  rubles.

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 37.45%

Term for the fulfillment of obligations under the transaction, and information about the fulfillment of the specified obligations: Construction terms of the Facility — until 31.12.2010; validity period of the agreement — until 31.12.2012.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is considered a large transaction for the Issuer. Commissioning of the transaction was approved by the decision of the Board of Directors of JSC “INTER RAO UES” on 03.09.2008 (minutes of the Board of Directors meeting of JSC “INTER RAO UES” dated 03.09.2008 No. 5).

Other information about the commissioned transaction indicated by the Issuer: none

Information about significant transactions commissioned by the Issuer in 2009:

1)

Date of the transaction: 23.12.2009.

Subject and other significant terms of the transaction: Electric Power Purchase Agreement. The seller undertakes to supply electrical power from Russia to Finland, and the buyer undertakes to accept and pay for it. Parties and beneficiaries to the transaction: JSC “INTER RAO UES” — the Seller; RAO Nordic OY — the Buyer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 36,166,752,000  rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 37.4%

Term for the fulfillment of obligations under the transaction: The period of power supply until 31.12.2013.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is considered large for the Issuer and is at the same time a transaction in which there is an interest. The transaction was approved within the procedure provided for the approval of transactions in the commission of which there is an interest.

Other information about the commissioned transaction indicated by the Issuer: The transaction is considered a transaction in which there is an interest for the Issuer. Commissioning of the transaction was approved by the decision of the General Shareholders Meeting of JSC “INTER RAO UES” on 07.12.2009 (minutes of the General Shareholders Meeting of JSC “INTER RAO UES” dated 07.12.2009 No. 4).

Information about significant transactions commissioned by the Issuer in 2010:

1)

Date of the transaction: 13.01.2010.

Subject and other significant terms of the transaction: Gas Supply Agreement. The supplier shall supply the gas in the amount that fully covers the requirements of the North-West TEC branch of JSC “INTER RAO UES”. Parties and beneficiaries to the transaction: OJSC NOVATEK — the Supplier; and JSC “INTER RAO UES” — the Buyer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 33,987,000,000 rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 34.83%

Term for the fulfillment of obligations under the transaction, and information about the fulfillment of the specified obligations: The gas supply period until 31.12.2015.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is considered large for the Issuer and is at the same time a transaction in which there is an interest. The transaction was approved within the procedure provided for the approval of transactions in the commissioning of which there is an interest.

Other information about the commissioned transaction indicated by the Issuer: The transaction is considered a transaction in which there is an interest for the Issuer. Commissioning of the transaction was approved by the decision of the General Shareholders Meeting of JSC “INTER RAO UES” on 07.12.2009 (minutes of the General Shareholders Meeting of JSC “INTER RAO UES” dated 21.12.2009 No. 4).

2)

Date of the transaction: 05.02.2010

Subject and other significant terms of the transaction: Electrical Power Supply Agreement. Electrical power supply was implemented under the DAF terms Russian-Finnish state border through the 400 kv overhead power transmission line, connecting the Vyborg (Russia) sub-station with Yullikkyalya and Kumi (Finland) sub-stations. Parties and beneficiaries to the transaction: JSC “INTER RAO UES” — the Seller; and Fortum Power and Heat Oy — the Buyer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 360,000,000 euros.

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 15.35%

Term for the fulfillment of obligations under the transaction: Power supply period: until 31.12.2010.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is not considered large for the Issuer.

Other information about the commissioned transaction indicated by the Issuer: Commissioning of the transaction was approved by the decision of the Board of Directors of JSC “INTER RAO UES” on 01.02.2010 (minutes of the Board of Directors meeting of JSC “INTER RAO UES” dated 01.02.2010 No. 23).

3)

Date of the transaction: 25.06.2010

Subject and other significant terms of the transaction: Surety Agreement. The Surety undertakes before the Creditor to be jointly and severally responsible for fulfillment of payment obligations by Silverteria Holdings Ltd. under the option agreement (put option) signed between Silverteria Holdings Ltd. and the Creditor. JSC “INTER RAO UES” undertook the obligation to implement the obligations of Silverteria Holdings Ltd. in relation to the Vnesheconombank in case of undue execution or non-fulfillment. Parties and beneficiaries to the transaction: Surety — JSC “INTER RAO UES”; Creditor — State Corporation Bank for Development and Foreign Economic Activities (Vnesheconombank); Beneficiary - Silverteria Holdings Ltd.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 21,278,000,000 rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 20.12%

Term for the fulfillment of obligations under the transaction: Until full fulfillment of obligations by Silverteria Holdings Ltd. under the Option Agreement.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is not considered large for the Issuer.

Other information about the commissioned transaction indicated by the Issuer: The transaction was considered to be a transaction in the commission of which the Issuer had an interest. Commissioning of the transaction was approved by the decision of the General Shareholders Meeting of JSC “INTER RAO UES” on 25.06.2010 (minutes of the General Shareholders Meeting of JSC “INTER RAO UES” dated 25.06.2010 No. 5).

4)

Date of the transaction: 18.06.2010

Subject and other significant terms of the transaction: Share Purchase Agreement. The Issuer undertakes to transfer into the ownership of the Buyer, through placement under a closed subscription, and the Buyer undertakes to pay for the ordinary registered non-certificated shares of the Issuer. Parties and beneficiaries to the transaction: State Corporation Bank for Development and Foreign Economic Activities (Vnesheconombank) — the Buyer; and JSC “INTER RAO UES” — the Issuer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 21,278,000,000 rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 20.12%

Term for the fulfillment of obligations under the transaction: The agreement shall enter into force from the moment of its signature by the parties and shall remain valid until the parties have fully executed their obligations under the agreement.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is not considered large for the Issuer.

Other information about the commissioned transaction indicated by the Issuer: none.

5)

Date of the transaction: 20.12.2010

Subject and other significant terms of the transaction: Share purchase agreement of OJSC OGK-1, placed under an open subscription. In compliance with paragraph 8.3 of the Decision for an additional issue of securities and paragraph 2.7 of the Prospectus, ordinary registered non-certificated shares of OJSC OGK-1 placed under an open subscription (state registration number of an additional issuance of securities 1-02-65107-D-002D, registered by the Federal Financial Markets Service of Russia on 15.07.2010) for the purpose of conclusion of an agreement on the acquisition of securities of the Issuer, JSC “INTER RAO UES”, an offer was sent on 15.12.2010 to CJSC FB Troika Dialogue (Broker) for the purchase of 18,998,214,286 additional shares of OJSC OGK-1, placed under an open subscription, and response regarding the acceptance of which (acceptance) was received by JSC “INTER RAO UES” on 20.12.2010. Parties and beneficiaries to the transaction: JSC “INTER RAO UES” — the Buyer; and OJSC OGK-1 — the Issuer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 21,278,000,000 rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 16.19%

Term for the fulfillment of obligations under the transaction: In compliance with paragraphs 8.3 and 8.6 of the decision on the additional issuance of securities and paragraphs 2.6 and 2.7 of the Prospectus, ordinary registered non-certificated shares of OJSC OGK-1, placed under an open subscription (state registration number of an additional issuance 1-02-65107-D-002D, registered by the Federal Financial Markets Service of Russia on 15.07.2010) the purchased shares shall be fully paid for during a period of 8 business days from the date of publication of the invitation for proposals (offers) for the acquisition of securities in the newsletter, as well as on the Issuer’s website on the Internet: http://www.ogk1.com (including the publication date).

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is not considered large for the Issuer.

Other information about the commissioned transaction indicated by the Issuer: The transaction was considered to be a transaction in the commission of which the Issuer had an interest. Commissioning of the transaction was approved by the decision of the General Shareholders Meeting JSC “INTER RAO UES” (minutes of the General Meeting of JSC “INTER RAO UES” dated 21.12.2009 No. 4).

6)

Date of the transaction: 24.12.2010

Subject and other significant terms of the transaction: Supplementary agreement to the electrical power purchase agreement. The Seller undertakes to supply electrical power from Russia to Finland, and the Buyer undertakes to accept and pay for it. Parties and beneficiaries to the transaction: JSC “INTER RAO UES” — the Seller; Scaent AB — the Buyer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 700,000,000 euros

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 21.39%

Term for the fulfillment of obligations under the transaction: Power supply period: until 31.12.2013.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is not considered large for the Issuer.

Other information about the commissioned transaction indicated by the Issuer: none

7)

Date of the transaction: 24.12.2010

Subject and other significant terms of the transaction: Supplementary agreement to the electrical power purchase agreement. The Seller undertakes to supply electrical power from Russia to Finland, and the Buyer undertakes to accept and pay for it. Parties and beneficiaries to the transaction: JSC “INTER RAO UES” — the Seller; and Joint Stock Company Fortum Power and Heat Oy — the Buyer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 375,000,000 euros

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 11.46%

Term for the fulfillment of obligations under the transaction: Power supply period: until 31.12.2010.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is not considered large for the Issuer.

Other information about the commissioned transaction indicated by the Issuer: none

Information about significant transactions commissioned by the Issuer in 2011:

1)

Date of the transaction: inter-related transactions on 11.05.2011 (first tranche), 19.07.2011 (second tranche), and 16.09.2011(third tranche).

Subject and other significant terms of the transaction: A loan agreement, in compliance with which the Lender (JSC “INTER RAO UES”) transfers funds to the Borrower (CJSC INTER RAO Capital) in the amount of up to 90,000,000,000 Russian Federation rubles, and the Borrower undertakes to return the same amount of funds within the term specified by the Agreement. Funds under the Agreement are granted to the Borrower in tranches on the basis of the Borrower’s written applications. Tranches are granted for a period until 01.01.2013. Loan amount: up to 90,000,000,000 rubles. Interest rate: interest free. Term of the agreement: until 01.01.2013. Purpose of lending: financing the charted activities of the Borrower. The loan is granted in tranches on 11.05.2011, 19.07.2011 and 16.09.2011: 81,750,000,000 rubles (two tranches of 45,000,000,000 rubles and 36,750,000,000 rubles); 349,000,000 rubles; and 178,114,000 rubles. Parties to the transaction: the Lender — JSC “INTER RAO UES”; and the Borrower — CJSC INTER RAO Capital.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: The first tranche is 81,750,000,000 rubles, the second tranche is 349,000,000 rubles, and the third tranche is 178,114,000 rubles.

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: The first tranche is 19.54% of the net book value of the Issuer’s assets at the end of the 2nd quarter of 2011, the second tranche is 0.0834% of the net book value of the Issuer’s assets at the end of the 3rd quarter of 2011, and the third tranche is 0.0354% of the net book value of the Issuer’s assets at the end of the 3rd quarter of 2011.

Term for the fulfillment of obligations under the transaction: until 01.01.2013

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is not considered large for the Issuer.

Other information about the commissioned transaction indicated by the Issuer: The transaction was considered to be a transaction in the commission of which the Issuer had an interest. Commissioning of inter-related transactions is approved by decision of the General Shareholders Meeting of JSC “INTER RAO UES”: The first tranche was approved on 21.02.2011 (minutes of the General Shareholders Meeting of JSC “INTER RAO UES” dated 24.02.2011 No6); and on 25.04.2011 (minutes of the General Shareholders Meeting of JSC “INTER RAO UES” dated 27.04.2011 No7) the second and third tranches.

2)

Date of the transaction: 06.05.2011

Subject and other significant terms of the transaction: The Issuer undertakes to transfer into the ownership of the Buyer, through placement by closed subscription, and the Buyer undertakes to accept and pay for the ordinary registered non-certificated shares of the Issuer, placed by closed subscription, in the amount of 841,121,496,000 units, for a total amount of 45,000,000 thousand rubles.

Parties to the transaction: JSC “INTER RAO UES” — the Issuer; and CJSC INTER RAO Capital — the Buyer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 45,000,000,000 rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 10.76%

Term for the fulfillment of obligations under the transaction: Until the parties fulfill their obligations under the Agreement.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is not considered large for the Issuer.

Other information about the commissioned transaction indicated by the Issuer: The transaction was considered to be a transaction in the commission of which the Issuer had an interest. The transaction was approved by the General Shareholders Meeting of JSC “INTER RAO UES” on 25.04.2011 (minutes of the General Shareholders Meeting of JSC “INTER RAO UES” dated 27.04.2011 No. 7).

3)

Date of the transaction: 02.03.2011

Subject and other significant terms of the transaction: An electrical power purchase agreement, in compliance with which the Seller undertakes to supply electrical power from Russia to Finland, and the Buyer undertakes to accept and pay for it. Parties to the transaction: JSC “INTER RAO UES” — the Seller; and RAO Nordic Oy — the Buyer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 99,304,750,000 rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 75.55%

Term for the fulfillment of obligations under the transaction: Power supply period: until 31.12.2013. The obligations of the parties are being duly fulfilled.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is considered large for the Issuer and is at the same time a transaction in which there is an interest. The transaction was approved within the procedure provided for the approval of transactions in the commission of which there is an interest.

Other information about the commissioned transaction indicated by the Issuer: The transaction is considered to be a transaction in the commission of which there is an interest. Commissioning of the transaction was approved by the decision of the General Shareholders Meeting of JSC “INTER RAO UES” on 21.02.2011 (minutes of the General Shareholders Meeting of JSC “INTER RAO UES” dated 24.02.2011 No. 6).

4)

Date of the transaction: 04.03.2011

Subject and other significant terms of the transaction: An indemnity contract, in compliance with which the Underwriter shall be conclusively and irrevocably responsible for the fulfillment by Joint-Stock Company Ekibastuzskaya Station GRES-2 of obligations for the repayment of 50% of the total amount of monetary obligations under the Loan Agreement dated 23.06.2010, concluded with the Eurasian Bank of Development and the State Corporation Bank for Development and Foreign Economic Activities (Vnesheconombank) in case of non-fulfillment of obligations for repayment on behalf of Joint-Stock Company Ekibastuzskaya Station GRES-2. Parties to the transaction: JSC “INTER RAO UES” — the Underwriter; Eurasian Bank of Development — the Facility Agent, Joint-Stock Company Ekibastuzskaya Station GRES-2 — the Beneficiary.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 28,295,720,000 rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 21.53%

Term for the fulfillment of obligations under the transaction: Period of guarantee: until Joint-Stock Company Ekibastuzskaya Station GRES-2 fulfills its obligations under the Loan Agreement in full. The obligations of the parties are being duly fulfilled.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is not considered large for the Issuer.

Other information about the commissioned transaction indicated by the Issuer: The transaction was considered to be a transaction in the commission of which the Issuer had an interest. Commissioning of the transaction was approved by the decision of the General Shareholders Meeting of JSC “INTER RAO UES” on 25.06.2010 (minutes of the General Shareholders Meeting dated 25.06.2010 No. 5).

5)

Date of the transaction: 16.03.2011

Subject and other significant terms of the transaction: JSC “INTER RAO UES” grants OJSC GMK Norilsk Nickel the guarantee for fulfillment of the following obligations: the obligations of CJSC INTER RAO Capital and INTER RAO Trust B.V. under the deed of covenant concluded in compliance with English law by CJSC INTER RAO Capital, INTER RAO Trust B.V. and OJSC GMK Norilsk Nickel; obligations of CJSC INTER RAO Capital under the Share Swap Contract between JSC “INTER RAO UES” and OJSC WGC-3, signed between CJSC INTER RAO Capital and OJSC GMK Norilsk Nickel, and related to the ex parte rejection of OJSC GMK Norilsk Nickel from execution of the swap contract, inter alia, the return by OJSC GMK Norilsk Nickel of the shares of OJSC WGC-3, payment of a fine and reimbursement of damages; and the obligations of CJSC INTER RAO Capital under the Share Swap Agreement of JSC “INTER RAO UES” and OJSC WGC-3, signed between CJSC INTER RAO Capital and OJSC Intergeneration, related to the ex parte rejection of OJSC Intergeneration from execution of the swap contract, inter alia, the return by OJSC Intergeneration of the shares of OJSC WGC-3, payment of a fine and reimbursement of damages. Parties to the transaction: Open Joint Stock Company “INTER RAO UES” and Open Joint-Stock Company Ore Mining and Smelting Company Norilsk Nickel.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 54,579,970,000 rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 40.35%

Term for the fulfillment of obligations under the transaction: Until full execution of the guaranteed obligations.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is considered large for the Issuer and is at the same time a transaction in which there is an interest. The transaction was approved within the procedure provided for the approval of transactions in the commission of which there is an interest.

Other information about the commissioned transaction indicated by the Issuer: The transaction was considered to be a transaction in the commission of which the Issuer had an interest. Commissioning of the transaction was approved by the decision of the General Shareholders Meeting of JSC “INTER RAO UES” dated 21.02.2011 (minutes of the General Shareholders Meeting of JSC “INTER RAO UES” dated 24.02.2011 No. 6).

6)

Date of the transaction: 21.03.2011

Subject and other significant terms of the transaction: The Issuer undertakes to transfer into the ownership of the Buyer, by closed subscription, and the Buyer undertakes to accept and pay for the following securities (hereinafter applicable to this transaction as Shares): Ordinary registered non-certificated shares of JSC “INTER RAO UES”, state registration number of the issuance: 1-03-33498-E-002D; date of state registration of the issuance: 16.11.2010; nominal value of one security: 0.02809767 rubles; amount of securities for purchase: 1,081,599,639,352 units; price per one share: 0.0535 rubles. As payment for the Shares, the Buyer undertakes to present the Issuer with the ordinary registered non-certificated shares of Open Joint-Stock Company Third Generation Company of the Wholesale Electricity Market (OJSC WGC-3), state registration number of the issuance: 1-01-50079-A, date of state registration of the issuance: 18.01.2005, nominal value of one security: 1 ruble, amount of securities: 30,944,160,805 units, price per 1 security: 1.87 rubles. Parties to the transaction: JSC “INTER RAO UES” — the Issuer; and CJSC INTER RAO Capital — the Buyer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 57,865,581,000 rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 42.78%

Term for the fulfillment of obligations under the transaction: Within a period of 5 business days from the moment of signature of the present Agreement, but not later than 3 business before the end of the term for the placement of Shares (defined in compliance with the decision on the issuance of securities), the Buyer undertakes to transfer the Securities into the ownership of the Issuer.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is considered large for the Issuer and is at the same time a transaction in which there is an interest. The transaction was approved within the procedure provided for the approval of transactions in the commission of which there is an interest.

Other information about the commissioned transaction indicated by the Issuer: The transaction was considered to be a transaction in the commission of which the Issuer had an interest. Commissioning of the transaction was approved by the decision of the General Shareholders Meeting of JSC “INTER RAO UES” on 21.02.2011 (minutes of the General Shareholders Meeting of JSC “INTER RAO UES” dated 24.02.2011 No. 6).

7)

Date of the transaction: 23.03.2011.

Subject and other significant terms of the transaction: The Issuer undertakes to transfer into the ownership of the Buyer, by closed subscription, and the Buyer undertakes to accept and pay for the following securities (hereinafter applicable to this transaction as Shares): Ordinary registered non-certificated shares of JSC “INTER RAO UES”, state registration number of the issuance: 1-03-33498-E-002D, date of state registration of the issuance: 16.11.2010, nominal value of one security: 0.02809767 rubles, amount of securities for purchase: 1,436,971,187,752 units, price per 1 Share: 0.0535 rubles. As payment for the Shares, the Buyer undertakes to transfer into the ownership of the Issuer, and the Issuer undertakes to accept, the following securities:

•                       Ordinary Shares of Open Joint-Stock Company First Generation Company of the Wholesale Electricity Market, in the amount of 169 204 970 units, with a total value of 189 509 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Second Generation Company of the Wholesale Electricity Market in the amount of 88 083 309 units, with a total value of 134 767 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Third Generation Company of the Wholesale Electricity Market in the amount of 386 396 259 units, with a total value of 722 561 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Fourth Generation Company of the Wholesale Electricity Market in the amount of 180 700 340 units, with the total value of 419 224 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Enel OGK-5 in the amount of 9 350 330 680 units, with a total value of 24 591 369 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Sixth Generation Company of the Wholesale Electricity Market in the amount of 102 655 002 units, with a total value of 173 486 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Territorial Generation

Company No. 1 in the amount of 6 724 643 250 units, with a total value of 137 182 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 2 in the amount of 17 535 600 231 units, with a total value of 161 327 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Mosenergo in the amount of 59 094 541 units, with a total value of 211 558 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No 6 in the amount of 18 830 372 717 units, with a total value of 318 233 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Volga Territorial Generation Company in the amount of 58 817 261 units, with a total value of 145 278 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 9 in the amount of 11 843 166 387 units, with a total value of 56 847 thousand rubles;

•                       Ordinary Shares of Open Joint-Stock Company Fortum in the amount of 26 783 228 units, with a total value of 1 192 657 000 rubles

•                       Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 11 in the amount of 662 455 357 units, with a total value of 13 315 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company TGK-11 Holding in the amount of 178 736 865 units, with a total value of 21 448 000 rubles;

•                       Ordinary shares of Kuzbas Open Joint-Stock Company for Power and Electrification in the amount of 122 961 939 units, with a total value of 41 807 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Yenisei Territorial Generation Company (TGK-13) in the amount of 303 098 055 units, with a total value of 33 340 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 14 in the amount of 3 721 525 818 units, with a total value of 16 746 000 rubles;

•                       Ordinary Shares of Irkutsk Open Joint-Stock Company for Power and Electrification in the amount of 1 906 723 080 units, with a total value of 48 297 295 000 rubles.

Parties and beneficiaries to the transaction: JSC “INTER RAO UES” — the Issuer; and the Russian Federation represented by the Federal Agency for the Administration of State Property — the Buyer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 76,877,958,000 rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 56.83%

Term for the fulfillment of obligations under the transaction: Within a period of 5 business days from the moment of signature of the present Agreement, but not later than 3 business before the end of the term for the placement of Shares (defined in compliance with the decision on the issuance of the securities), the Buyer undertakes to transfer the Securities into the Issuer’s ownership.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: In compliance with paragraph 1 of Article 78 of the Federal Law on Joint-Stock Companies, transactions related to the placement by subscription (sale) of ordinary shares of the company are not considered large transactions.

Other information about the commissioned transaction indicated by the Issuer: In compliance with the requirements of sub-paragraph 15.1.29 of the Articles of Association of JSC “INTER RAO UES”, the transaction was approved by the Board of Directors of JSC “INTER RAO UES” on 27.12.2010 (minutes dated 28.12.2010 No. 36).

8)

Date of the transaction: 28.03.2011

Subject and other significant terms of the transaction: The Issuer undertakes to transfer into the ownership of the Buyer, by closed subscription, and the Buyer undertakes to accept and pay for the following securities (hereinafter applicable to this transaction as Shares): Ordinary registered non-certificated shares of JSC “INTER RAO UES”, state registration number of the issuance: 1-03-33498-E-002D, date of the state registration of the issuance: 16.11.2010, nominal value of one security: 0.02809767 rubles, amount of purchased securities: 1 463 503 810 095 units, price per 1 Share: 0.0535 rubles. As payment for the Shares the Buyer undertakes to present the Issuer the following securities:

•                       Ordinary Shares of Open Joint-Stock Company Federal Hydrogeneration Company (OJSC RusHydro) in the amount of 2 354 205 units, with a total value of 4 049 230 rubles;

•                       Ordinary Shares of Open Joint-Stock Company First Generation Company of the Wholesale Electricity Market (OJSC OKG-1) in the amount of 17 935 663 312 units, with a total value of 20 087 943 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Second Generation Company

of the Wholesale Electricity Market (OJSC OKG-2) in the amount of 287 830 units, with a total value of 440 380 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Third Generation Company of the Wholesale Electricity Market (OJSC WGC-3) in the amount of 236 454 units, with a total value of 442,170 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Fourth Generation Company of the Wholesale Electricity Market (OJSC OGK-4) in the amount of 590 475 units, with a total value of 1 370 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Sixth Generation Company of the Wholesale Electricity Market (OJSC OGK-6) in the amount of 3 098 355 979 units, with a total value of 5 236 222 000 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 1 (OJSC TGK-1) in the amount of 21 974 141 units, with a total value of 448 270 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 2 (OJSC TGK-2) in the amount of 7 461 780 units, with a total value of 68 650 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Mosenergo (OJSC Mosenergo) in the amount of 1 338 732 755 units, with a total value of 4 792 663 260 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Quadra — Generation Company (OJSC Quadra) in the amount of 9 118 526 units, with a total value of 125,84 thousand rubles;

•                       Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 6 (OJSC TGK-6) in the amount of 439 226 070 505 units, with a total value of 7 422 920 600 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Volga Territorial Generation Company (OJSC Volga TGK, OJSC TGK-7) in the amount of 9 000 071 800 units, with a total value of 22 230 177 350 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 9 (OJSC TGK-9) in the amount of 38 699 958 units, with a total value of 185 760 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Fortum (OJSC Fortum) in the amount of 5 093 units, with a total value of 226 800 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 11 (OJSC TGK-11) in the amount of 140 774 315 727 units, with a total value of 2 829 563 750 rubles;

•                       Ordinary shares of the Kuzbas Open Joint-Stock Company for Power and Electrification (OJSC Kuzbasenergo) in the amount of 401 803 units, with a total value of 136 610 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Yenisei Territorial Generation Company (TGK-13) in the amount of 990 435 units, with a total value of 108 950 rubles;

•                       Ordinary Shares of Open Joint-Stock Company Territorial Generation

Company No. 14 (OJSC TGK-14) in the amount of 5 582 808 units, with a total value of 25 122 630 rubles;

•                       Ordinary shares of the Bashkir Open Joint-Stock Company for Power and Electrification Bashkirenergo (OJSC Bashkirenergo) in the amount of 232 448 366 units, with a total value of 15 690 264 710 rubles;

•                       Ordinary Shares of Open Joint-Stock Company TGK-11 Holding in the amount of 300 000 units, with a total value of 36 000 rubles; and

•                       Preference shares of an Open Joint Stock Company TGK-11 Holding in the amount of 300 000 units, with the total value of 36 thousand rubles.

Parties to the transaction: JSC “INTER RAO UES” — the Issuer; OJSC Federal Grid Company of the Unified Energy System — the Buyer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 78,297,454,000 rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 58.35%

Term for the fulfillment of obligations under the transaction: The Buyer undertakes, not later than 31.03.2011, to transfer the securities into the ownership of the Issuer. Within a period of 5 business days from the moment of payment for the Shares, but not later than 3 business before the end of the term for the placement of Shares, the Issuer undertakes to transfer the Shares to the Buyer. The obligations of the parties have been duly fulfilled.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: The transaction is considered large for the Issuer and is at the same time a transaction in which there is an interest. The transaction was approved within the procedure provided for the approval of transactions in the commissioning of which there is an interest.

Other information about the commissioned transaction indicated by the Issuer: Commissioning of the transaction is approved by the decision of the General Shareholders Meeting of JSC “INTER RAO UES” on 21.02.2011 (minutes of the General Shareholders Meeting of JSC “INTER RAO UES” dated 24.02.2011 No. 6).

9)

Date of the transaction: 28.03.2011

Subject and other significant terms of the transaction: The Issuer undertakes to transfer into the ownership of the Buyer, by closed subscription, and the Buyer undertakes to accept and pay for the following securities (hereinafter applicable to this transaction as Shares): Ordinary registered non-certificated shares of JSC “INTER RAO UES”, state registration number of the issuance: 1-03-33498-E-002D, date of the state registration of the issuance: 16.11.2010, nominal value of one security: 0.02809767 rubles, amount of purchased securities: 1,463,503,810,095 units, price per 1 Share 0.0535 rubles. As payment for the Shares the Buyer shall present the Issuer with the following securities:

•                  Ordinary Shares of Open Joint-Stock Company First Generation Company of the Wholesale Electricity Market in the amount of 437 920 059 units, with a total value of 490 470 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Second Generation Company of the Wholesale Electricity Market in the amount of 227 968 762 units, with a total value of 348 792 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Third Generation Company of the Wholesale Electricity Market in the amount of 187 277 267 units, with a total value of 350 208 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Fourth Generation Company of the Wholesale Electricity Market in the amount of 467 671 272 units, with a total value of 1 084 997 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Sixth Generation Company of the Wholesale Electricity Market in the amount of 265 681 823 units, with a total value of 449 002 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 1 in the amount of 17 404 076 062 units, with a total value of 355 043 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company for Power and Electrification Mosenergo in the amount of 152 942 817 units, with a total value of 547 535 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 6 in the amount of 6 976 481 659 units, with a total value of 117 902 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Volga Territorial Generation Company in the amount of 152 224 865, with a total value of 375 995 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 9 in the amount of 30 651 346 240 units, with a total value of 147 126 000 rubles;

•                  Ordinary Shares of the Kuzbas Open Joint-Stock Company for Power and Electrification in the amount of 318 238 287 units, with a total value of 108 201 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Yenisei Territorial Generation Company (TGK-13) in the amount of 784 449 286 units, with a total value of 86 289 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 14 in the amount of 4 421 724 853 units, with a total value of 19 897 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company RAO East Power Systems in the amount of 362 139 370 units, with a total value of 152 098 000 rubles;

•                  Preference shares of Open Joint-Stock Company RAO East Power Systems in the amount of 101 626 183 units, with a total value of 42 682 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company TGK-11 Holding in the amount of 362 139 370 units, with a total value of 43 456 000 rubles;

•                  Preference Shares of Open Joint-Stock Company TGK-11 Holding in the amount of 101 626 183 units, with a total value of 12 195 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Federal Grid Company of the Unified Energy System in the amount of 4 600 158 184 units, with a total value of 1 610 055 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Mosenergosbyt in the amount of 14 383 231 200 units, with a total value of 5 897 534 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company St. Petersburg Sale Company in the amount of 513 988 592 units, with a total value of 2 246 130 000 rubles;

•                  Preference Shares of Open Joint-Stock Company St. Petersburg Sale Company in the amount of 38 063 689 units, with a total value of 166 338 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Tambov Energy Retailing Company in the amount of 1 035 635 344 units, with a total value of 176 058 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company for Power and Electrification Saratovenergo in the amount of 3 622 502 296 units, with a total value of 398 475 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Altayenergosbyt in the amount of 3 000 000 000 units, with a total value of 330 000 000 rubles; and

•                  Ordinary Shares of Open Joint-Stock Company United Energy Retail Company in the amount of 10 000 units, with a total value of 44 800 000 rubles.

Parties and beneficiaries to the transaction: Open Joint Stock Company “INTER RAO UES” — the Issuer; and Limited Liability Company Power Index - HydroOGK — the Buyer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 15,601,287,000 rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 11.53%

Term for the fulfillment of obligations under the transaction: Within a period of 5 business days from the moment of signature of the present Agreement, but not later than 3 business before the end of the term for the placement of Shares (defined in compliance with the Decision on the issue of securities), the Buyer undertakes to transfer the Securities into the Issuer’s ownership.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: In compliance with paragraph 1 of Article 78 of the Federal Law on Joint Stock Companies, transactions related to the placement of ordinary shares of the company by subscription (sale) are not considered large transactions.

Other information about the commissioned transaction indicated by the Issuer: The transaction is not considered to be a transaction in the commissioning of which the Issuer had an interest. In compliance with sub-paragraph 15.1.29 of the Articles of Association of JSC “INTER RAO UES”, the transaction was approved by the decision of the Board of Directors of JSC “INTER RAO UES” on 27.12.2010 (minutes dated 28.12.2010 No. 36).

10)

Date of the transaction: 28.03.2011

Subject and other significant terms of the transaction: The Issuer undertakes to transfer into the ownership of the Buyer, by closed subscription, and the Buyer undertakes to accept and pay for the following securities (hereinafter applicable to this transaction as Shares): Ordinary registered non-certificated shares of JSC “INTER RAO UES”, state registration number of the issuance: 1-03-33498-E-002D, date of the state registration of the issuance: 16.11.2010, nominal value of one security: 0.02809767 rubles, amount of purchased securities: 413 623 929 958 units, price per 1 Share 0.0535 rubles. As payment for the Shares the Buyer shall present the Issuer with the following securities:

•                  Ordinary Shares of Open Joint-Stock Company Federal Hydrogeneration Company in the amount of 4 690 685 687 units, with a total value of 8 067 979 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company First Generation Company of the Wholesale Electricity Market in the amount of 1 306 781 372 units, with a total value of 1 463 595 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Second Generation Company of the Wholesale Electricity Market in the amount of 680 273 318 units, with a total value of 1 040 818 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Third Generation Company of the Wholesale Electricity Market in the amount of 558 847 304 units, with a total value of 1 045 044 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Fourth Generation Company of the Wholesale Electricity Market in the amount of 1 395 560 889 units, with a total value of 2 237 701 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Sixth Generation Company of the Wholesale Electricity Market in the amount of 729 811 496 units, with a total value of 1 339 851 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 1 in the amount of 51 934 872 467 units, with a total value of 1 059 471 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company for Power and Electrification Mosenergo in the amount of 456 391 115 units, with a total value of 1 633 880 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 6 in the amount of 20 818 266 016 units, with a total value of 351 828 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Volga Territorial Generation Company in the amount of 454 248 699 units, with a total value of 1 121 994 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Territorial Generation Company No. 9 in the amount of 91 465 571 184 units, with a total value of 439 034 000 rubles;

•                  Ordinary Shares of the Kuzbas Open Joint-Stock Company for Power and Electrification in the amount of 949 643 335 units, with the total value of transferred shares at 322 878 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Yenisei Territorial Generation Company (TGK-13) in the amount of 2 340 846 677 units, with the total value of transferred shares at 257 493 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company Yenisei Territorial Generation Company (TGK-13) in the amount of 2 340 846 677 units, with the total value of transferred shares at 257 493 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company RAO East Power Systems in the amount of 1 080 646 965 units, with the total value of transferred shares at 453 871 000 rubles;

•                  Preference Shares of Open Joint-Stock Company RAO East Power Systems in the amount of 303 259 010 units, with a total value of 127 368 000 rubles;

•                  Ordinary Shares of Open Joint-Stock Company TGK -11 Holding in the amount of 1 080 646 965 units, with a total value of 127 368 000 rubles; and

•                  Preference shares of Open Joint-Stock Company TGK-11 Holding in the amount of 303 259 010 units, with a total value of 36 391 000 rubles.

Parties and beneficiaries to the transaction: Open Joint Stock Company “INTER RAO UES” — the Issuer; Limited Liability Company Power Index — the Federal Grid Company of the Unified Energy System — the Buyer.

Information about the observance of requirements for state registration and/or notarization of the transaction in cases, as provided for by legislation of the Russian Federation: State registration and notarization of the transaction is not required in compliance with the requirements of the legislation.

Price of the transaction in monetary terms: 413,623,929,000 rubles

Price of the transaction in percentage terms of the net book value of the Issuer’s assets as of the end date of the last completed reporting period preceding the date of commissioning the transaction: 16.36%

Term for the fulfillment of obligations under the transaction: The Buyer shall transfer the securities into the Issuer’s ownership no later than 31.03.2011.

There were no delays in the fulfillment of obligations on behalf of the counterparty or the Issuer.

Information about allocation of the commissioned transaction to the large transactions category, as well as the approval of commissioning the transactions by the Issuer’s management body: In compliance with paragraph 1 of Article 78 of the Federal Law on Joint Stock Companies, transactions related to the placement of ordinary shares of the company by subscription (sale) are not considered large transactions.

Other information about the commissioned transaction indicated by the Issuer: The transaction is not considered to be a transaction in the commission of which the Issuer had an interest. In compliance with sub-paragraph 15.1.29 of the Articles of Association of JSC “INTER RAO UES”, the transaction was approved by the decision of the Board of Directors of JSC “INTER RAO UES” on 27.12.2010 (minutes dated 28.12.2010 No. 36).

10.1.7. Information about the Issuer’s credit rating

Information about the attribution of a credit rating (s) to the Issuer and/or securities of the Issuer for each of the credit ratings known to the Issuer over the past 5 completed fiscal years:

Facility attributed the credit rating (Issuer, securities of the Issuer): The Issuer

Value of the credit rating on the date of approval of the prospectus:

International scale BB+, stable forecast;

National scale AA (Rus).

History of change in the value of the credit rating over the past 5 completed fiscal years, preceding the date of approval of the prospectus:

Date the rating was attributed	Value of the credit rating
15.03.2012	Long-term Issuer default rating (LTIDR) in foreign and national currency at BB+. National long-term rating AA (Rus).

Full corporate name (for a non-commercial organization — appellation) of the organization attributing the credit rating: Fitch Ratings CIS Ltd.

Short corporate name of the organization attributing the credit rating: Fitch Ratings

Location of the organization attributing the credit rating:

30 North Colonnade, Canary Wharf E14 5GN UK (central office);

Moscow, Ul. Gasheka, 6, Dukat Place III (office in Moscow).

Description of the method for attribution of the credit rating or a website address which has publicly accessible information about the method of attributing the credit rating: http://www.fitchratings.ru.

Other information about the credit rating specified by the Issuer at its own discretion: none

The Issuer’s securities were not attributed a credit rating.

10.2. Information about each category (type) of the Issuer’s share

Category of the share:	Ordinary

Nominal value of each share:	0.02809767 rubles

Number of shares in circulation in units:	9 716 000 000 000

Amount of additional shares currently being placed in units:	0

Amount of declared shares in units:	7 958 113 845 013

Amount of shares at the Issuer’s disposal (booked) in units:	0

Amount of additional shares, which may be placed as a result of conversion of the placed securities, converted into shares, or as a result of fulfillment of obligations under the Issuer’s options in units:	0

State registration number and date of state registration	1-03-33498-E dated 29.10.2009

Authority attributing the Issuer’s state registration number and implementing the state registration thereof	Federal Financial Markets Service of Russia

Rights granted by the shares to the owners thereof:

In compliance with paragraph 5.5 of Article 5 of the Issuer’s Articles of Association, Shareholders of the Company, in cases provided for by legislation of the Russian Federation, shall have preference right of purchase for additional shares placed by subscription, and equity securities, converted into shares, in the amount of their shares in the same category (type).

In compliance with Article 6 of the Issuer’s Articles of Association:

6.1. Each ordinary share of the Company has the same nominal value and offers the shareholder — its owner — the same number of rights.

6.2. Shareholders — owners of ordinary shares of the Company — shall have the following rights:

6.2.1. To participate in the General Shareholders Meeting of the Company with the right to vote on all matters of its competence in person or through a representative;

6.2.2. To make proposals to the agenda of the General Shareholders Meeting of the Company within the procedure provided for by legislation of the Russian Federation and the present Articles of Association;

6.2.3. To receive dividends, as declared by the Company;

6.2.4. To receive information about the Company’s activities and become familiar with Company documents in compliance with Article 91 of the Federal Law on Joint-Stock Companies, other normative regulatory acts and the present Articles of Association;

6.2.5. To demand redemption by the Company of all or part of the owned shares in cases provided for by legislation of the Russian Federation;

6.2.6. Preference right of purchase in cases of placement by the Company of additional shares and equity securities by subscription, converted into shares, and in the amount commensurate to the amount of shares owned in the same category (type) in cases provided for by legislation of the Russian Federation;

6.2.7. To receive part of the property of the Company in case of its liquidation under the procedure established by legislation of the Russian Federation and the present Articles of Association; and

6.2.8. To exercise other rights provided for by legislation of the Russian Federation, the Articles of Association and decisions of the General Shareholders Meeting adopted in compliance with its competence.

In compliance with paragraph 13.1 of Article 13 of the Issuer’s Articles of Association: Shareholder (s) of the Company, who on aggregate hold at least 2 (two) percent of the voting shares of the Company, within a period not later than 60 (sixty) days after the end of the fiscal year, shall have the right to add topics to the agenda of the annual General Shareholders Meeting and nominate candidates to the Board of Directors and Company Audit Committee, the number of which cannot exceed the quantitative composition of the corresponding body of the Company.

In compliance with paragraph 14.2 of Article 14 of the Issuer’s Articles of Association: An Extraordinary General Shareholders Meeting of the Company shall be held by decision of the Company Board of Directors on the basis of its own initiative, the requirements of the Company Audit Committee, the Company Auditor, as well as the shareholder (s) who on aggregate hold at least 10 (ten) percent of the voting shares of the Company as of the date of presentation of the requirement.

In compliance with sub-paragraph 14.9.2, paragraph 14.9 of Article 14 of the Issuer’s Articles of Association: Shareholder (s) of the Company who on aggregate hold at least 2 (two) percent of the voting shares of the Company shall have the right to nominate candidates to the Company Board of Directors, the number of which cannot exceed the quantitative composition of the Company Board of Directors.

In compliance with paragraph 23.8 of Article 23 of the Issuer’s Articles of Association: Audit of the Company’s financial and business activities may be implemented at any time upon the initiative of the Company Audit Committee, the decision of the General Shareholders Meeting, the Company Board of Directors or upon the requirement of shareholder (s) of the Company holding on aggregate at least 10 (ten) percent of the voting shares of the Company.

In compliance with paragraph 25.5 of Article 25 of the Issuer’s Articles of Association: The Company shall provide the shareholders with access to the documents, as provided for by paragraph 25.1 of the present article, taking into account restrictions established by legislation of the Russian Federation. Accounting documents may be accessed by a shareholder (s) who on aggregate holds at least 25 (twenty-five) percent of the voting shares of the Company.

Rights of the shareholder for the receipt of dividends, and in cases where the Articles of Association of the Issuer provides for preference shares of two or more types to each of which a dividend has been assigned, then also about the priority of payment of dividends for certain types of preference shares:

In compliance with paragraph 6.2.3 of the Issuer’s Articles of Association, the shareholders — owners of ordinary shares of the Company — shall have the right to receive dividends, as declared by the Company. The Issuer did not issue any preference shares.

Rights of the shareholder-owner of ordinary shares to participate in the General Shareholders Meeting with the right to vote on all matters of its competence, and in case of placement of preference shares, the rights of the shareholder-owner of preference shares to participate in the General Shareholders Meeting with the right to vote on all matters of its competence, in cases and in accordance with the procedure and terms established in compliance with the legislation on joint-stock companies:

In compliance with sub-paragraph 6.2.1 of the Issuer’s Articles of Association, the owners of ordinary shares of the Company shall have the right to participate in the General Shareholders Meeting of the Company with the right to vote on all matters of its competence in person or through a representative. The Issuer did not place any preference shares.

Rights of the shareholder-owner of preference shares of a certain type regarding their conversion into ordinary shares or preference shares of other types, and the procedure for such conversion (amount, category (type) of shares into which the conversion is made, as well as other terms of conversion) in cases where the Articles of Association of the Issuer provides for the possibility of such conversion: The Issuer did not place any preference shares.

Right of the shareholder to receipt of part of the Issuer’s property in case of its liquidation, and when the Articles of Association of the Issuer provide for preference shares of two or more types to each of which a liquidation value has been defined, the priority of payment for liquidation value for each type of preference share:

In compliance with sub-paragraph 6.2.7 of the Issuer’s Articles of Association, shareholders-owners of ordinary shares of the Company shall have the following rights to receive part of the Company’s property in case of its liquidation under the procedure established by legislation of the Russian Federation and the present Articles of Association.

The Issuer did not place any preference shares.

Other information about the shares specified by the Issuer at own discretion: none

10.3. Information about previous issuances of the Issuer’s securities, excluding shares of the Issuer

10.3.1. Information about issuances for which all securities have matured:

No such issues.

10.3.2. Information about issuances for which securities have not yet matured

Information about the total amount and volume by nominal value (with the availability of the nominal value for this type of security) of all the Issuer’s securities in each of the individual types, excluding shares, which have undergone state registration of issuance (s) (an identification number has been assigned if, in compliance with the Federal Law on the Securities Market, the issuance (s) of securities was not subject to state registration) and which have not matured (may be placed, are currently being placed, have been placed and/or are in circulation):

1)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-01 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the	4B02-01-33498-E dated 20.04.2011

issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in units:	5 000 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

5 000 000 000

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-01 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

2)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-02 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its	4B02-02-33498-E dated 20.04.2011

attribution if the issuance of securities was not subject to state registration):

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in units:	5 000 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

5 000 000 000

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-02 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

3)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-03 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-03-33498-E dated 20.04.2011

Registration authority implementing the	CJSC MICEX STOCK EXCHANGE

state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

Amount of securities in the issuance in units:	5 000 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

5 000 000 000

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-03 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

4)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-04 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-04-33498-E dated 20.04.2011

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of	CJSC MICEX STOCK EXCHANGE

securities if the issuance of securities was not subject to state registration):

Amount of securities in the issuance in units:	5 000 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

5 000 000 000

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-04 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

5)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-05 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-05-33498-E dated 20.04.2011

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in	5 000 000

units:

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

5 000 000 000

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-05 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

6)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-06 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-06-33498-E dated 20.04.2011

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in units:	5 000 000

Volume of the issuance of securities at the nominal value or indication of the	5 000 000 000

fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-06 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

7)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-07 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-07-33498-E dated 20.04.2011

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in units:	5 000 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no	5 000 000 000

nominal value, in rubles:

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-07 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

8)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-08 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-08-33498-E dated 20.04.2011

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in units:	5 000 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

5 000 000 000

Condition of securities in the issuance (placement has not yet been initiated;	Placement has not yet been initiated.

placed; placement is complete; currently in circulation):

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-08 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

9)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-09 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-09-33498-E dated 20.04.2011

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in units:	5 000 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

5 000 000 000

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report	N/A

on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-09 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

10)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-10 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-10-33498-E dated 20.04.2011

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in units:	5 000 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

5 000 000 000

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance	N/A

of the securities):

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-10 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

11)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-11 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-11-33498-E dated 20.04.2011

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in units:	7 500 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

7 500 000 000

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid	6 coupon periods

(coupons, percent) on the securities of the issuance (for bonds)):

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-11 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

12)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-12 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-12-33498-E dated 20.04.2011

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in units:	7 500 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

7 500 000 000

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the	The 1092nd day from the start date of offering Stock

securities in the issuance:	obligations in the BO-12 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

13)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-13 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-13-33498-E dated 20.04.2011

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in units:	7 500 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

7 500 000 000

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-13 series

Website address containing the text of the decision for the issuance of	http://www.interrao.ru/investors/disclosure/stockdocs/

securities and the prospectus (if such is available)):

14)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-14 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-14-33498-E dated 20.04.2011

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in units:	7 500 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

7 500 000 000

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-14 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

15)

Type, series (type), form and other identification elements of the securities:

Interest-bearing inconvertible stock obligations certified to the bearer with mandatory centralized storage of series BO-15 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-15-33498-E OT 20.04.2011

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in units:	10 000 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

10 000 000 000

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-15 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

16)

Type, series (type), form and other	Interest-bearing inconvertible stock obligations

identification elements of the securities:

certified to the bearer with mandatory centralized storage of series BO-16 placed by public subscription, with the possibility of early redemption upon the owners’ requirements and at the Issuer’s discretion

State registration number of the issuance of securities and the date of its state registration (identification number of the issue and the date of its attribution if the issuance of securities was not subject to state registration):

4B02-16-33498-E dated 20.04.2011

Registration authority implementing the state registration of the issuance of securities (organization attributing the identification number to the issuance of securities if the issuance of securities was not subject to state registration):

CJSC MICEX STOCK EXCHANGE

Amount of securities in the issuance in units:	10 000 000

Volume of the issuance of securities at the nominal value or indication of the fact that in compliance with the legislation of the Russian Federation, the given type of securities has no nominal value, in rubles:

10 000 000 000

Condition of securities in the issuance (placement has not yet been initiated; placed; placement is complete; currently in circulation):	Placement has not yet been initiated.

Date of state registration of the report on the results of the issuance of securities (date of submission of a notification on the results of issuance of the securities):	N/A

Amount of interest-bearing (coupon) periods, for which profits are paid (coupons, percent) on the securities of the issuance (for bonds)):	6 coupon periods

Term (date) of maturity for the securities in the issuance:	The 1092nd day from the start date of offering Stock obligations in the BO-16 series

Website address containing the text of the decision for the issuance of securities and the prospectus (if such is available)):	http://www.interrao.ru/investors/disclosure/stockdocs/

Information about each additional issuance of securities, if the securities underwent state registration for an additional issue of securities (identification number of an additional issuance of securities was attributed):

State registration of an additional issuance of securities (attribution of an identification number to the additional issue of securities) in relation to securities of each of the specified issues was not implemented.

Information about the bonds backed by collateral:

Collateral for stock obligations of each of the specified issues was not provided for.

Information about issuance securities which are convertible securities:

The securities of each of the issuances of stock obligations are not convertible.

Information about issuance securities which are options of the Issuer:

None of the issuance securities are options.

Information about issuance securities which are Russian depositary receipts:

Securities of each of the issues are not Russian depositary receipts.

Information about the non-fulfillment or undue fulfillment of the Issuer’s obligations, including those which were the Issuer’s fault (debtor’s delay) or the owner of the securities’ fault (creditor’s delay), on issuance securities for which the maturity period has arrived:

The term of fulfillment for the Issuer’s obligations on issuance securities has not arrived.

10.4. Information about the entity (entities) who provided security for the Issuer’s bonds, as well as the terms for securing execution of the obligations on the Issuer’s bonds with security

The Issuer did not place any secured bonds, including bonds covered by mortgage, the obligations of which have not yet matured.

10.5. Information about the organizations implementing recording keeping of the rights for the Issuer’s equity securities

Information about the entity implementing record keeping of an owner registry for the Issuer’s registered securities (Issuer, registrar):

Record keeping for the owner registry of the Issuer’s registered securities is implemented by the registrar.

Full corporate name:	Open Joint-Stock Company Registrar ROST

Short corporate name:	OJSC Registrar ROST

Location:	Moscow, Stromynka 18, Building 13

INN:	7726030449

OGRN:	1027739216757

License number of the registrar for the implementation of the activities for the keeping of the register of owners of securities:	10-000-1-00264

Date of issue of the license:	03.12.2002

Validity period of the license:	for an indefinite term

Authority issuing the license:	Federal Securities Commission of Russia

Date from which the registrar is implementing keeping of the owner registry for the Issuer’s registered securities:	19.10.2010

Other information about the keeping of the Issuer’s registry of securities, specified by the Issuer at its own discretion:	none

Only non-certificated securities of the Issuer are currently in circulation.

10.6. Information about legislative acts regulating the matters of import and export of capital, which may influence the payment of dividends, interest and other payments to non-residents

A list of the legislative acts of the Russian Federation, which regulate the matters of import and export of capital and may influence the payment of dividends to non-residents:

1.          The Civil Code of the Russian Federation (part one) dated 30.11.1994, No. 51-Ф3;

2.          The Tax Code of the Russian Federation, part one, dated 31.07.1998, No. 146-Ф3 (Articles 11 and 45), with amendments and additions;

3.          The Tax Code of the Russian Federation, part two, dated 05.08.2000, No. 117-Ф3 (Articles 207, 208, 215, 224, 284, 310, and 312), with amendments and additions;

4.          The Customs Code of the Custom Union;

5.          The Federal Law on Joint-Stock Companies dated 26.12.1995, No. 208-Ф3 (Articles 42 and 43), with amendments and additions;

6.         The Federal Law on the Securities Market dated 22.04.1996, No. 39-Ф3, with amendments and additions;

7.          The Federal Law on the Protection of the Rights and Legitimate Interests of Investors in the Securities Market dated 05.03.1999, No. 46-Ф3, with amendments and additions;

8.          The Federal Law dated 09.07.1999, No. 160-Ф3 on Foreign Investments in the Russian Federation, with amendments and additions;

9.          The Federal Law dated 25.02.1999, No. 39-Ф3 on Investment Activity in the

Russian Federation, implemented in the form of capital investments, with amendments and additions;

10.        The Federal Law dated 07.08.2001 No. 115-Ф3 on Counteracting Legalization of Proceeds from Crime and Terrorist Financing, with amendments and additions;

11.        The Federal Law on the Legal Status of Foreign Citizens in the Russian Federation dated 25.07.2002 No115-Ф3, with amendments and additions;

12.        The Federal Law on Insolvency and Bankruptcy dated 26.10.2002, No. 127-Ф3, with amendments and additions;

13.        The Federal Law on Currency Regulation and Currency Control dated 10.12.2003, No. 173-Ф3, with amendments and additions;

14.        The Federal Law dated 10.07.2002, No. 86-Ф3 on the Central Bank of the Russian Federation (Bank of Russia), with amendments and additions;

15.        The Decree of the Federal Securities Commission of Russia dated 02.10.1997, No. 27 on approval of the Provisions for keeping a registry of owners of securities; and

16.        International treaties of the Russian Federation regarding avoidance of double taxation.

10.7. Description of the profit tax procedures on the Issuer’s equity securities that are traded and to be traded

In the provision of information on this topic the Issuer was guided by the current legislation of the Russian Federation on taxes and levies. The description below of the tax legislation bears a general nature and cannot be used as a legal conclusion. If required, recipients of income on the Issuer’s shares should seek additional legal aid.

Procedure of taxation for income on the Issuer’s securities that are traded and to be traded, including the corresponding tax rates for various categories of owners of securities (individuals, legal entities, residents, non-residents), and procedure and terms of its payment:

I. Value added tax

In compliance with sub-paragraph 12, paragraph 2 of Article 149 of the TC RF, the sale of securities is not subject to VAT.

II. Corporate profit tax

1. Taxation of dividends paid by the Issuer to Russian Organizations

The Issuer is recognized as the tax agent during the payment of dividends, and defines the amount of tax taking into account the provisions of paragraph 2 of

Article 275 of the TC RF. Herewith, the amount of tax that is subject to deduction from the income of the taxpayer — the recipient of the dividends — shall be charged by the tax agent on the basis of the total amount of tax, under the procedure specified in paragraph 2 of Article 275 of the TC RF, and the share of each taxpayer in the total amount of dividends.

In compliance with the norms of paragraph 2 of Article 275 of the TC RF, before 01.01.2008 the total amount of tax was defined as the tax rate, established by sub-paragraph 1, paragraph 3 of Article 284 of the TC RF (9%), and the difference between the amount of the dividend subject to distribution among the shareholders (participants) during the current tax period, minus the amount of dividends subject to payment by the tax agent to foreign organizations and (or) individual non-residents of the Russian Federation, and the amount of dividends received by the tax agent during the current reporting (tax) period and the previous reporting (tax_ period, if the said amounts of dividend were not previously used in the calculation for the identification of the taxable income in the form of dividends.

From 01.01.200, due to the adoption of the Federal Law dated 16.05.2007, No. 76-Ф3, the said norms were amended, relating to the procedure for calculating tax amounts subject to deduction by the tax agent from income in the form of dividends.

The amount of income tax in the form of dividends, subject to deduction from the income of the taxpayer-recipient of dividends, shall be calculated by the tax agent in compliance with the formula. In compliance with the new procedure, during the calculation of income tax in the form of dividends, the total amount of dividends, subject to distribution by the tax agent, shall not be deducted with the dividends paid to foreign organizations, and individual non-residents.

2. Taxation of dividends, paid by the Issuer to foreign organizations

With the payment of dividends to foreign organizations, the Issuer, being a tax agent, defines the tax basis of the taxpayer-recipients of dividends on each such payment as the amount of paid dividends, to which the tax rate shall apply as established by sub-paragraph 2 of paragraph 3 of Article 284 of the TC RF (15%).

By virtue of paragraph 3 of Article 310 of the TC RF, in case the tax agent shall pay income to foreign organizations, which in compliance with the international treaties (agreements) are taxable in the Russian Federation at a reduced rate, the accrual and deduction of the amount of tax from the income shall be implemented by the tax agent at the corresponding reduced rates given that the foreign organization shall present the tax agent with the confirmation provided for by paragraph 1 of Article 312 of the TC RF. With the provision by the foreign organization with the right to income of the confirmation specified in paragraph 1 of Article 312 of the TC RF to the tax agent who is paying the income, before the date of payment of the income, and in relation to which the international treaty of the Russian Federation provides preferential tax treatment in the Russian Federation, such tax shall be exempt from deduction at the source of payment or deduction of the tax from source of payment at a reduced rate.

From 01.01.2011 it has been legislatively defined that with the deduction of tax from foreign organizations obtaining income from sources in the Russian Federation, payment of the tax to the budget of the tax agent must be made not later than the following day after the payment of income (paragraphs 2 and 4 of Article 287, paragraph 1 of Article 310 of the TC RF), i.e., the tax payment period has been reduced.

3. Interest taxation paid by the Issuer under the debt securities (bonds, promissory notes)

Interest taxation accrued during the availability of the Issuer’s bonds (promissory notes) on the balance sheet of a taxpayer that is a Russian or foreign organization implementing activities in the Russian Federation through a permanent representative office shall be implemented under the procedure and terms established by Chapter 25 of the TC RF, at the tax rate of 20%.

Interest tax paid to a foreign organization which does not conduct activities in the Russian Federation through a permanent representative office shall be calculated and deducted by the Issuer with each payment of the said income at the rate provided for by sub-paragraph 1, paragraph 2 of Article 284 of the TC RF (20%).

According to paragraph 3 of Article 310 of the TC RF, if the tax agent pays income to foreign organizations which in compliance with international treaties (agreements) are taxed in the Russian Federation at a reduced rate, calculation and the deduction of the tax from the income is made by the tax agent at the corresponding reduced rates subject to the provision of confirmation to the tax agent by the foreign organization, as provided for by paragraph 1 of Article 312 of the TC RF.

The foreign organization shall, before the date of payment of income, present the tax agent (source of income) with confirmation of the fact that it has a permanent location in the state with which the Russian Federation has an agreement on matters of taxation. Documents that confirm the permanent location of the foreign organization are to be duly legalized or shall contain an apostille.

4. Taxation of legal entities’ income on transactions with securities

In compliance with paragraph 2 of Article 280 of the TC RF, income of the taxpayer from transactions on the sale or other retirement of securities (including redemption) are defined on the basis of the sale price or other retirement of the security, as well as the amount of accrued interest (coupon) income paid by the buyer to the taxpayer, and the amount of interest (coupon) income, paid by the Issuer (bill drawer) to the taxpayer. Herewith, the income of the taxpayer from the sale or other retirement of securities is not included in the amounts of interest (coupon) income, previously accounted for during taxation.

Incomes of the taxpayer from the transactions on the sale or other retirement of securities (including redemption), nominated in foreign currency, are defined at the rate of the Central Bank of the Russian Federation effective on the date of transfer of the right of ownership or on the date of redemption.

Expenses during the sale (or other retirement) of securities, including investment shares of the mutual fund, are defined on the basis of the price of purchase of the security (including the expenses for its purchase), cost of its sale, amount of discounts from the net asset value, and amount of the accrued interest (coupon) income paid by the taxpayer to the seller of the security. In this manner the expenses do not include the amount of paid interest (coupon) income, which has been previously taken into account during taxation.

The tax basis on transactions with securities is defined by the taxpayer individually, except for the tax basis on transactions with securities defined by professional participants of the securities market. In this manner the taxpayers (except for professional participants of the securities market conducting dealing activities) define the tax basis on transactions with securities traded on the organized securities market separately from the tax basis on transactions with securities not traded on the organized securities market.

Taxpayers running a loss(es) from transactions with securities during the previous tax periods shall have the right to reduce the tax base obtained under operations with securities during the reporting (tax) period (defer the said expenses) under the procedure and terms established by Article 283 of the TC RF.

Incomes obtained from transactions with securities traded on the organized securities market cannot be reduced by expenses or losses from operations with securities that are not traded on the organized securities market.

Incomes obtained from transactions with securities that are not traded on the organized securities market cannot be reduced by expenses or losses from operations with securities that are traded on the organized securities market.

The income of Russian or foreign organizations conducting operations in the Russian Federation through a permanent representative office and obtained from transactions with securities is taxed at 20%. Income from transactions with securities obtained by a foreign organization which does not conduct operations in the Russian Federation through a permanent representative office are taxed at a corporate income tax rate of 20%.

III. Personal income tax

1. Taxation of bond (promissory) note yield

Income on bonds (promissory notes) consists of interest and/or discounts. By virtue of paragraph 3 of Article 43 of the TC RF, any prematurely declared (established) income, including in the form of a discount, obtained under a bond security of any type, irrespective of the method of its registration, is considered to be interest.

Interest obtained from a Russian Organization-Issuer is attributed, on the basis of sub-paragraph 1, paragraph 1 of Article of the 208 TC RF, to the income from sources in the Russian Federation. In compliance with paragraph 25 of Article 217 of the TC RF, interest paid on bonds (promissory notes) offered by a joint-stock company are not freed from taxation on personal income.

In compliance with Article 226 of the TC RF, a Russian organization from which or as a result of cooperation with which the taxpayer has obtained an income shall be recognized as the tax agent, which is vested with the duty to calculate, deduct from the taxpayer, and pay the amount of tax.

Interest paid to individual tax residents of the Russian Federation is taxed at 13%, and interest to individuals who are not tax residents of the Russian Federation at 30%. Please note that tax residents are individuals who are located in the Russian Federation for a period of at least 183 days during a period of 12 consecutive months (paragraph 2, Article 207 of the TC RF).

2. Taxation of dividends

According to paragraph 2, Article 214 of the TC RF, if the source of income in the form of dividends is a Russian organization, then it shall be considered a tax agent and shall define the amount of tax on each taxpayer applicable to each payment of the said income at the rate of 9% within the procedure provided for by Article 275 of the TC RF.

In compliance with the norms of paragraph 2, Article 275 of the TC RF valid until 01.01.2008, the total amount of tax is defined as the tax rate, established by sub-paragraph 1 of paragraph 3, Article 284 of the TC RF, and the difference between the amount of dividends subject to distribution among the shareholder(s) during the current tax period, minus the amount of dividends subject to payment by the tax agent to foreign organizations and (or) individuals that are not tax residents of the Russian Federation, and the amount of dividends obtained by the tax agents during the current reporting (tax) period and the previous reporting (tax) period, if the said dividend amounts were not previously used in the calculation made to define the taxable income in the form of dividends.

From 01.01.2008, due to adoption of the Federal Law dated 16.05.2007, No. 76-Ф3, the amount of income tax in the form of dividends subject to deduction from the income of the taxpayer-recipient of dividends is calculated by the tax agent in compliance with the established formula.

With the payment of dividends to individuals who are not tax residents of the Russian Federation, the tax basis of the taxpayer-recipient of dividends on each said payment is defined as the amount of paid dividends which, from 01.01.2008, is taxed at a rate of 15% (paragraph 3, Article 224 of the TC RF).

In compliance with paragraph 2, Article 232 of the TC RF, in order to obtain tax privileges, as provided for by an international treaty, the taxpayer shall present the tax authorities of the Russian Federation with confirmation of the fact that it is a resident of a state with which the Russian Federation has signed a treaty that is valid during the corresponding tax period (or part thereof) in order to avoid double taxation. Confirmation may be submitted both before the payment and during one year after the end of the tax period for which the taxpayer is claiming the tax privileges.

3. Taxation of income on transactions with securities

With the identification of the income tax obtained from the sale of securities, including shares, the taxpayer shall have the right to reduce obtained income by the expenses actually made and documented for the purchase, sale and storage of securities, including expenses reimbursed to the professional participant of the securities market, the management company implementing trust management over the property that comprises the mutual fund.

Herewith, the right of application by taxpayers of property-related tax deductions during the sale of securities, including shares, is not valid from 01.01.2007.

The tax basis on sale and purchase transactions of securities and transactions with financial instruments of term transactions is defined at the end of the tax period. Calculation and payment of the amount of tax is implemented by the tax agent at the end of the tax period or with the payment of funds to the taxpayer before the end of the consecutive tax period.

In case of impossibility to deduct from the taxpayer the calculated amount of the taxed income source, the tax agent (broker, trust manager or other person conducting transactions under the trust agreement, commission agreement, or other agreement in favor of the taxpayer) within one month from the moment of occurrence of this situation, shall notify the tax authority at the location of its registration in writing about the impossibility to make the said deduction and the amount of debt accrued by the taxpayer. In this case, the payment of tax shall be made in compliance with Article 228 of the TC RF.

Tax rates applicable during the taxation of income obtained from the ownership of securities and transactions with securities in 2012:

	Legal entities
		Foreign	Foreign
		organizations	organizations which
		conducting	do not conduct
		activities through a	activities through a	Individuals
Type of income	Russian organizations	permanent representative office	permanent representative office	Residents	Non- residents
Interest on bonds (promissory notes)	20%	20%	20%	13%	30%
Dividends	0%	15%	15%	9%	15%
	9%
Income on transactions with securities	20%	20%	20%	13%	30%

With the provision of information on this matter, the Issuer was guided by the current tax legislation of the Russian Federation.

The present description of the tax legislation bears a general nature and cannot be used as a legal conclusion.

The Issuer shall charge and pay dividends to legal entities who hold the Issuer’s shares. The procedure and terms for income taxation of shareholders differs, since it directly depends on the category of security owner.

Procedure and terms of taxation

1. Procedures and terms for taxation of individuals who are tax residents of the Russian Federation

Incomes from transactions conducted by individuals with securities are as follows:

•                 Dividends obtained from a Russian Organization; and

•                 Income from the sale of securities of an organization in the Russian Federation.

For the purpose of tax legislation, tax residents are individuals who are located in the Russian Federation for a period of at least 183 calendar days during a period of 12 consecutive months. The term of an individual’s residence in the Russian Federation is not interrupted by periods in which he/she is absent from the Russian Federation for short-term (less than six months) medical treatment or study.

Irrespective of the actual time spent in the Russian Federation, tax residents of the Russian Federation include Russian military members who are serving abroad, as well as officers of the state authorities and local governments,sent to operate outside of the Russian Federation.

In compliance with paragraph 4, Article 224 of the TC RF, the income of individual tax residents is taxed at a rate of 9% with respect to incomes from share participation in the operations of organizations obtained in the form of dividends. Tax on the income of individual residents with the following sale of placed securities shall be charged at the rate of 13%.

According to paragraph 1, Article 226 of the TC RF, the duty to deduct the tax from the taxpayer’s income and transfer it to the budget shall be borne by the Issuer as a Russian organization, which is the source of the taxpayer’s income in the form of dividends (tax agent).

The accrued amount of tax is deducted directly from the the taxpayer’s income during the actual payment (paragraph 4, Article 226 of the TC RF).

Tax agents shall transfer the amount of calculated and deducted tax no later than the day of actual reception in the bank of cash for the payment of income, and for the transfer of income from the accounts of tax agents in the bank to the account of the taxpayer, or upon his order to the accounts of third parties held in banks (paragraph 6, Article 226 of the TC RF).

In this case, paragraph 2, Article 275 of the TC RF indicates that if the source of the taxpayer’s income is a Russian organization, the said organization shall be considered a tax agent and shall define the amount by taking into account the provisions of this paragraph.

The amount of tax that is to be deducted from the income of the taxpayer-recipient of dividends shall be calculated by the tax agent under the following formula:

H = K x CH x (д - Д),

Where:

H is the amount of tax to be deducted;

K is the relation of the amount of dividends to be distributed in favor of the taxpayer-recipient of dividends to the total amount of dividends subject to distribution by the tax agent;

CH is the corresponding tax rate established by sub-paragraphs 1 and 2 of paragraph 3, Article 284 or paragraph 4, Article 224 of the TC RF;

д is the total amount of dividends subject to distribution by the tax agent in favor of all the recipients; and

Д is the total amount of dividends received by the tax agent during the current reporting (tax) period and the previous reporting (tax) period (excluding dividends, specified in sub-paragraph 1 of paragraph 3, Article 284 of the TC RF) by the time of distribution of dividends in favor of the taxpayer-recipients of dividends, given that these dividend amounts have not been previously taken into account during the identification of the tax base, and defined with respect to income received by the tax agent in the form of dividends.

If the value of H constitutes a negative figure, the tax obligation shall not arise and reimbursement from the budget shall not take place.

Calculation and payment of tax shall be implemented by the tax agent at the end of the tax period (calendar year) or in case of payment of funds to the taxpayer before the end of the consecutive tax period (Article 214.1 of the TC RF).

According to paragraph 1, Article 214.1 of the TC RF, during the identification of the tax basis on transactions with securities and on transactions with financial instruments of term transactions, income obtained as part of the following transactions shall be taken into account:

1)                Transactions with securities traded on the organized securities market;

2)                Transactions with securities not traded on the organized securities market;

3)                Transactions with financial instruments of term transactions traded on the organized securities market; and

4)                Transactions with financial instruments of term transactions, not traded on the organized securities market.

In this case, in order to attribute the securities and financial instruments of term transactions to those traded or not-traded on the organized securities market, implemented on the date of sale of the security, the financial instrument of the term transactions, including the receipt of the amount of the variable margin and premium on contracts, unless otherwise provided for by Article 214.1 of the TC RF.

The financial result on transactions with securities and on transactions with financial instruments of term transactions is defined as income from the transactions net the corresponding expenses.

In this case, for the purpose of Article 214 of the TC RF, expenses on transactions with securities and expenses on transactions with financial instruments of term transactions are documented and actually implemented by the taxpayer, and expenses related to the acquisition, sale, storage and redemption of securities and the commission on transactions with financial instruments of term transactions with the execution and termination of obligations on such transactions.

The said expenses include the following:

1)                amounts paid to the Issuer of securities (mutual fund management company) as payment for the offered (issued) securities, as well as amounts paid in compliance with the share purchase agreement, including coupon amounts;

2)                amounts of the paid variable margin and (or) premium under the contracts, as well as other periodic or one-off payments provided for by the conditions of financial instruments of term transactions;

3)                payment for services rendered by professional participants of the securities market, as well as exchange intermediaries and clearing centers;

4)               markup, paid to the mutual fund management company with the acquisition of an investment unit of the mutual fund, defined in compliance with the legislation of the Russian Federation on mutual funds;

5)                discounts paid to the mutual fund management company with the maturity of an investment unit for mutual funds defined in compliance with legislation of the Russian Federation on mutual funds;

6)                expenses reimbursed to a professional participant in the securities market or management company conducting trust management over the property comprising the mutual fund;

7)                trade charge (commission);

8)                payment for the services of persons maintaining the registry;

9)                tax paid by the taxpayer with receipt by the latter of securities under the inheritance procedure;

10)              tax paid by the taxpayer with receipt by the latter of shares and investment units within the gift procedure, in compliance with paragraph 18.1, Article 217 of the TC RF;

11)              interest paid by the taxpayer on loans and borrowings obtained for the commission of transactions with securities (including interest on loans and borrowings for the commission of marginal transactions) within the limits of the amounts calculated on the basis of the current refinancing rates of the Central Bank of the Russian Federation on the date of payment of interest increased by 1.1 for loans and borrowings in rubles, and based on 9% for loans and borrowings in foreign currency;

12)              other expenses directly related to transactions with securities, financial instruments of term transactions, as well as expenses related to the provision of services by professional participants of the securities market and management companies conducting trust management over the property comprising the mutual fund as part of their professional activity.

In this manner the expenses which cannot be directly attributed to reduction of income on transactions with securities or transactions with financial instruments of term transactions, both traded or not traded on the organized market, or the reduction of the corresponding type of income are distributed in proportion to the share of each type of income and included in expenses during the definition of the financial result by the tax agent at the end of the tax period, as well as in case of termination of validity until the end of the tax period of the last agreement of the taxpayer, signed with the person acting as the tax agent in compliance with Article 214.1 of the TC RF. If, during the tax period, where the said expenses were made, there are no expenses of the corresponding type, then the expenses shall be charged to the tax period in which the income has been recognized.

The financial result is defined per each transaction and on each aggregate amount of transactions, correspondingly indicated in sub-paragraphs 1—4 of paragraph 1, Article 214.1 of the TC RF. The financial result is defined at the end of the tax period, unless otherwise provided for by Article 214.1 of the TC RF. In this case, the financial result on transactions with financial instruments of term transactions, traded on the organized securities market and the base asset of which are the securities and stock exchange indexes, or other financial instruments of term transactions the base asset of which are securities or stock exchange indexes, and on operations with other financial instruments of term transactions traded on the organized market, are defined separately.

Negative financial results obtained during the tax period on individual transactions with securities or financial instruments of term transactions are reduced by the financial result obtained during the tax period on the aggregate amount of the corresponding operations. In this case, in terms of transactions with securities traded on the organized securities market, the amount of negative financial result reducing the financial result on transactions with securities traded on the organized securities market is defined by taking into account the maximum amount of fluctuation in market prices for securities.

With the supply of securities traded on the organized securities market, which are the base asset for the financial instrument of term transactions, the financial result from transactions with the base asset of the taxpayer conducting such supply shall be defined on the basis of the supply of securities conducted in compliance with the terms of the Agreement.

Negative financial results obtained during the tax period on individual operations with securities not traded on the organized securities market, which at the time of their acquisition were attributed to securities traded on the organized securities market, may be reduced by the financial result obtained during the tax period on transactions with securities traded on the organized securities market.

Negative financial results on each total amount of the transactions specified in sub-paragraphs 1—4 of paragraph 1, Article 214 of the TC RF shall be recognized as a loss. Accounting for losses on transactions with securities and transactions with financial instruments of term transactions shall be implemented within the procedure established by Article 214.1 of the TC RF and Article 220.1 of the TC RF.

2. Procedure and terms for taxation of individuals who are not tax residents of the Russian Federation

In compliance with paragraph 3, Article 224 of the TC RF, income of individuals who are not tax residents obtained from sources in the Russian Federation (including income in the form of dividends and interest, as well as income from future sale of placed securities) are taxed at the rate of 30%. The procedure and terms of payment for the tax are similar to the procedure provided for the category of taxpayers that are tax residents.

Features of the taxation procedure on income in the form of dividends for individuals that are not tax residents of the Russian Federation include cases in which the Russian organization-tax agent pays dividends to an individual who is not a tax resident of the Russian Federation, and if so the tax basis of the taxpayer-recipient of dividends on each such payment is defined as the amount of paid dividends (paragraph 3, Article 275 of the TC RF).

Income in the form of dividends for individuals who are not tax residents of the Russian Federation may be freed from taxation in the Russian Federation on the basis of a corresponding agreement on avoiding double taxation signed by the Russian Federation and the state whose resident is the recipient of this income. However, in some cases application of the norms of the said agreements may be extremely difficult.

In order to free from the payment of tax and offsetting, or to receive tax deductions or other tax privileges, the taxpayer must present the tax authority with official confirmation of the fact that he is a resident of a state with which the Russian Federation has signed a valid — during the corresponding tax period (or part thereof) — agreement on the avoidance of double taxation, as well as the document on the received income and payment of tax thereon outside of the Russian Federation, confirmed by the tax authority of the corresponding foreign state. Confirmation may be submitted both before the payment of the tax or advance payments on taxes, and during a period of one year after the end of the tax period for which the taxpayer is claiming to be free from the payment of tax and offsetting, or to receive tax deductions and privileges (paragraphs 1 and 2 article 232 TC RF).

3. Procedure and terms of taxation for legal entities that are tax residents of the Russian Federation

In compliance with Chapter 25 of the TC RF, income tax of legal entity-tax residents of the Russian Federation on placed securities in the form of dividends is charged at a rate of 9%.

Tax on income in the form of dividends is charged from the source of payment of these incomes and transferred to the budget by the Issuer, acting as a tax agent, and implementing payment during a period of 10 days from the day of payment of income.

Features of taxation for this category of taxpayers is established by Article 275 of the TC RF. Paragraph 2, Article 275 of the TC RF provides a formula (H = K x CH x (д - Д)) under which the tax agent (organization paying the dividends) defines the amount of tax for the deduction from the income of a specific taxpayer-recipient of dividends.

From 01.01.2010 Federal Law dated 25.11.2009, No. 281-Ф3 amended clause 9 of paragraph 2, Article 275 of the TC RF, related to value “д”, i.e., the total amount of dividends distributed by the tax agent.

Previously, with the calculation of this value only the dividends which were distributed in favor of the payers of tax and TIPI were taken into account, and dividends from which such taxes that were not paid were not taken into account.

Currently the “д” value is the total amount of dividends that are to be distributed by the tax agent in favor of all recipients, irrespective of whether they pay income tax or TIPI or not.

Herewith, in compliance with paragraph 1, Article 284 of the TC RF, incomes of legal entity-tax residents of the Russian Federation from the transactions on consecutive sale of placed securities are taxed by the income tax at the rate of 20%.

Tax that is payable at the end of the tax period, shall be paid no later than March 28th of the year following the ending tax period. Quarterly advance payments are made no later than 28 days after the end of the corresponding reporting period. Monthly advance payments are made within a term no later than the 28th day of each month of this reporting period. Upon results of the reporting (tax) period, the amounts of monthly advance payments paid during the reporting (tax) period shall be offset during the payment of advance payments upon the results of the reporting period. Quarterly advance payments shall be offset as payment for the tax upon the results of the tax period (paragraph 1, Article 287 of the TC RF).

Herewith, the features of identification of the tax basis on transactions with securities are regulated by the provisions of Article 280 of the TC RF.

According to this norm, taxpayer income from transactions on the sale or other retirement of securities (including redemption) are defined on the basis of the sale price or other retirement of the security, as well as the amount of accrued interest (coupon) income paid by the buyer to the taxpayer, and amount of interest (coupon) income paid by the Issuer (bill drawer) to the taxpayer. In this case, the taxpayer income from the sale or other retirement of securities is not included in the amounts of interest (coupon) income previously accounted for during taxation.

Incomes of the taxpayer from transactions on the sale or other retirement of securities (including redemption) nominated in foreign currency are defined at the rate of the Central Bank of the Russian Federation effective on the date of transfer of the right of ownership or on the date of redemption.

Expenses during the sale (or other retirement) of securities, including investment shares of the mutual fund, are defined on the basis of the purchase price of the security (including expenses for its purchase), cost of its sale, amount of discounts from the net asset value, and amount of accrued interest (coupon) income paid by the taxpayer to the seller of the security. In this case the expenses do not include the amount of paid interest (coupon) income, which has been previously taken into account during taxation.

During the identification of expenses for the sale (other retirement) of securities the acquisition price of securities nominated in foreign currency (including the expenses for its acquisition) shall be defined at the rate of the Central Bank of the Russian Federation effective at the time of acceptance of the said security for accounting. Current reappraisal of securities nominated in foreign currency is not implemented.

For the purposes of Chapter 25 of the TC RF, securities are also recognized as sold (purchased) in case of termination of obligations of the taxpayer to transfer (accept) corresponding securities with the offset of counter claims of the same kind, including in case of termination of such obligations during the implementation of clearing in compliance with legislation of the Russian Federation.

The taxpayer-shareholder selling the shares obtained with the increase of the company’s authorized capital defines income as the difference between the price of sale and the initial paid value of the share, adjusted bu taking into account the changes in the amount of shares as a result of increase in the authorized capital.

The tax basis on transactions with securities is defined by the taxpayer individually, except for the tax basis on transactions with securities defined by professional participants of the securities market. In this case the taxpayers (except for professional participants of the securities market conducting dealing activities) define the tax basis on transactions with securities traded on the organized securities market separately from the tax basis on transactions with securities not traded on the organized securities market.

In case of sale or other retirement of securities the taxpayer shall individually, in compliance with the accounting policy adopted for the purpose of taxation, select one of the following methods for writing off the value of the retired securities to expenses:

1)                                               First In, First Out (FIFO); and

2)                                               price per unit.

Taxpayers running a loss(es) from transactions with securities during the previous tax period or during previous tax periods shall have the right to reduce the tax basis obtained on transactions with securities during the reporting (tax) period (defer the said losses) within the procedure and terms established by Article 283 of the TC RF.

Herewith, losses from transactions with securities not traded on the organized securities market and obtained during the last tax period (previous tax periods) may be attributed for reduction of the tax base from transactions with such securities defined during the reporting (tax) period.

In this case, losses from transactions with securities traded on the organized securities market obtained during the last tax period (previous tax periods) may be attributed for reduction of the tax base from transactions for the sale of this category of securities.

Deference of losses which have been sustained during the corresponding reporting period from the transactions with securities traded on the organized securities market and securities not traded on the organized securities market to future periods during the tax period shall be implemented individually for the specified categories of securities correspondingly within the limits of profit obtained from transactions with such securities.

Incomes obtained from transactions with securities traded on the organized securities market cannot be reduced by the amount of expenses or losses from transactions with securities that are not traded on the organized securities market.

Incomes obtained from transactions with securities not traded on the organized securities market cannot be reduced by the amount of expenses or losses from transactions with securities that are traded on the organized securities market.

4.      Procedure and terms of taxation for legal entities that are not tax residents of the Russian Federation

As a general rule, the tax rate for foreign legal entity non-residents obtaining income from sources located within the territory of the Russian Federation is 20% (sub-paragraph 1, paragraph 2, Article 284 of the TC RF).

In compliance with paragraph 3, Article 284 of the TC RF, income tax of foreign legal entities who are not residents of the Russian Federation on placed securities in the form of dividends is charged at the rate of 15%, unless otherwise established by the corresponding agreement on the avoidance of double taxation.

The feature of this income taxation procedure for foreign legal entity non-residents of the Russian Federation in the form of dividends obtained from the Issuer is the fact that the tax base of the taxpayer-recipient of dividends for each payment is defined as the amount of paid dividends (paragraph 3, Article 275 of the TC RF).

With the provision by the foreign organization with the right to receive income to the tax agent paying the income, i.e. the Issuer, of a confirmation on the existence of a permanent location in a foreign state which has signed an international treaty with the Russian Federation on the avoidance of double taxation before the date of payment of income, in relation to which such agreement provides a preferential mode of taxation in the Russian Federation, such organization will be freed from the deduction of tax at the source of payment or deduction of tax from the source of payment at a reduced rate (paragraph 1, Article 312 of the TC RF).

10.8. Information about declared (accrued) and paid dividends on the Issuer’s shares, as well as yield on the Issuer’s bonds

10.8.1. Information about declared and paid dividends on the Issuer’s shares

Information for the past 5 completed fiscal years for each category (type) of the the Issuer’s shares:

Decisions for the payment of dividends in 2007, 2008, 2009 and 2011 have not been passed by the Issuer.

Index	2010
Category of shares; for preference shares — type	Ordinary shares
The Issuer’s management body adopting the decision to	The decision on the declaration of

declare the dividends, date of such decision, date of compilation and the number of the meeting (discussion) minutes of the Issuer’s management body wherein such decision was adopted	dividends was adopted by the General Shareholders Meeting of JSC “INTER RAO UES” on 24.06.2011, minutes dated 28.06.2011, No. 8
Amount of declared dividends per one share in rubles	0.00001544
Amount of declared dividends on aggregate for all shares in this category (type) in rubles	150 015 000
Date of compilation of the list of persons with the right to receive dividends	17.05.2011
Reporting period (year, quarter) for which (as a result of which) the declared dividends are paid (were paid)	2010
Established term (date) for the payment of declared dividends

The obligation for the payment of dividends on equity securities must be executed by the Issuer during a period of 60 days from the day the decision on their payment was adopted. End date — 23.08.2011.

Form of payment for the declared dividends (funds, other property)	Funds
Source of payment for the declared dividends (net profit of the reporting year, retained profit of previous years, special fund)	Net profit of the reporting year
Share of declared dividends within the net profit of the reporting year, %	5.55
Total amount of paid dividends on shares in the given category (type) in rubles	149 628 860
Share of paid dividends in the total amount of declared dividends on shares of this category (type), %	99.74%
If the declared dividends have not been paid or have been paid by the Issuer partially state the reasons for the non-payment of declared dividends

Declared dividends on the Issuer’s shares were paid in full. As of 23.08.2011, dividends have been paid in full to all persons registered in the Issuer’s shareholder registry, except for persons who have not notified the Issuer’s shareholder registrar in a timely manner about their change of details, as well as persons in relation to which the Issuer’s shareholder registry contains incorrect details for the payment of dividends.
Other information about the declared and/or paid dividends specified by the Issuer at its own discretion	none

Decision on the payment of dividends as a result of 2011 on the date of approval of the prospectus has not yet been adopted by the Issuer’s General Shareholders Meeting.

10.8.2. Information about accrued and paid yield on the Issuer’s bonds

During the specified period the yield on the Issuer’s bonds has not been paid.

10.9. Other information

Other information about the Issuer and its securities provided for by the Federal Law on the Securities Market or other Federal Laws: none

Other information about the Issuer and its securities not specified in the previous clauses of the prospectus: none